                                                                 EXHIBIT 10.19


                                      INDEX


SWBT/Digital Teleport, Inc. (Missouri)                                 Tab 1
         800                                                           Tab 2
         911 - Missouri                                                Tab 3
         AIN                                                           Tab 4
         BCR                                                           Tab 5
         CH                                                            Tab 6
         CNAM                                                          Tab 7
         DCO                                                           Tab 8
         DA                                                            Tab 9
         FGA                                                           Tab 10
         HOST                                                          Tab 11
         ITR                                                           Tab 12
         LIDB-AS                                                       Tab 13
         LIDB-V                                                        Tab 14
         OSS                                                           Tab 15
         OS                                                            Tab 16
         NIM/Physical Collocation Agreement                            Tab 17
         SS7                                                           Tab 18
         RECORDING                                                     Tab 19
         RESALE                                                        Tab 20
         UNE                                                           Tab 21
         WIRELESS                                                      Tab 22
         WP                                                            Tab 23
         TP                                                            Tab 24
         PORT                                                          Tab 25
         Poles, Ducts, Conduits & ROW                                  Tab 26

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI



             INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF
                       THE TELECOMMUNICATIONS ACT OF 1996




                                 BY AND BETWEEN


                       SOUTHWESTERN BELL TELEPHONE COMPANY


                                       AND


                             DIGITAL TELEPORT, INC.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                     PAGE 1 OF 3

                                TABLE OF CONTENTS

1.0      DEFINITIONS..................................................................................................... 1

2.0      INTERPRETATION AND CONSTRUCTION................................................................................. 5

3.0      IMPLEMENTATION SCHEDULE AND INTERCONNECTION ACTIVATION DATES.................................................... 5

4.0      INTERCONNECTION PURSUANT TO SECTION 251(c)(2)................................................................... 6
         4.1      Scope.................................................................................................. 6
         4.2      Interconnection Coverage............................................................................... 6
         4.3      Methods for Interconnection............................................................................ 7
         4.4      Physical Architecture.................................................................................. 8
         4.5      Technical Specifications............................................................................... 9
         4.6      Interconnection in Additional Metropolitan Exchange Areas.............................................. 9

5.0      TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC  PURSUANT TO SECTION 251(c)(2)................... 10
         5.1      Scope of Traffic....................................................................................... 10
         5.2      Responsibilities of the Parties........................................................................ 10
         5.3      Reciprocal Compensation for Termination of Local Traffic............................................... 11
         5.4      Reciprocal Compensation for Transit Traffic............................................................ 12
         5.5      Reciprocal Compensation for Termination of IntraLATA Interexchange Traffic............................. 13
         5.6      Compensation for Origination and Termination of Switched Access Service Traffic
                  to or From an IXC (Meet-Point Billing (MPB) Arrangements).............................................. 13
         5.7      Billing Arrangements for Compensation for Termination of IntraLATA, Local, Transit, and Optional
                  Calling Area Traffic................................................................................... 15
         5.8      Compensation for "Porting" Optional Calling Area Numbers............................................... 16

6.0      TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT
         TO 251(c)(2).................................................................................................... 16
         6.1      Scope of Traffic....................................................................................... 16
         6.2      Trunk Group Architecture Traffic Routing............................................................... 16

7.0      TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC............................................................. 17
         7.1      Information Services Traffic........................................................................... 17
         7.2      Line Status Verification (LSV)/Busy Line Interrupt (BLI) Traffic....................................... 17
         7.3      Wireless Traffic....................................................................................... 17

8.0      SIGNALING....................................................................................................... 18

9.0      NUMBERING....................................................................................................... 18

10.0     RESALE--SECTIONS  251(b)(1); 251(c)(4); 252(d)(3); and 271(c)(2)(B)(xiv)........................................ 19

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                     PAGE 2 OF 3


11.0     UNBUNDLED NETWORK ELEMENTS - SECTIONS 251(c)(3), 271(c)(2)(B) (ii),(iv),(v),(vi),(x)........................... 20

12.0     NOTICE OF CHANGES -- SECTION 251(c)(5)......................................................................... 20

13.0     COLLOCATION -- SECTION 251(c)(6)............................................................................... 20

14.0     NUMBER PORTABILITY -- SECTIONS 251(b)(2) and 271(c)(2)(B)(xi).................................................. 21

15.0     DIALING PARITY -- SECTION 251(b)(3); 271(c)(2)(B)(xii); and 271(e)(2).......................................... 21

16.0     ACCESS TO RIGHTS-OF-WAY -- SECTION 251(b)(4) and 271(c)(2)(B)(iii)............................................. 21

17.0     DATABASE ACCESS -- SECTION  271(c)(2)(B)(x).................................................................... 21

18.0     INTERCEPT REFERRAL ANNOUNCEMENTS............................................................................... 22

19.0     COORDINATED REPAIR CALLS....................................................................................... 22

20.0     OTHER SERVICES 271(c)(B)(2)(vii) and 271(c)(2)(B)(viii).........................................................22
         20.1     White Pages........................................................................................... 22
         20.2     Calling Name Information.............................................................................. 23
         20.3     Billing/Collecting/Remitting  ........................................................................ 23
         20.4     911/E911 Service  .................................................................................... 23
         20.5     Directory Assistance (DA)............................................................................. 23
         20.6     Operator Services..................................................................................... 23
         20.7     Clearinghouse Services ............................................................................... 23
         20.8     Hosting..............................................................................................  23
         20.9     Signaling System 7 Interconnection.................................................................... 23

21.0     GENERAL RESPONSIBILITIES OF THE PARTIES........................................................................ 23

22.0     EFFECTIVE DATE, TERM, AND TERMINATION.......................................................................... 25

23.0     DISCLAIMER OF REPRESENTATIONS AND WARRANTIES................................................................... 26

24.0     CHANGES IN END USER LOCAL EXCHANGE SERVICE PROVIDER SELECTION.................................................. 26

25.0     SEVERABILITY................................................................................................... 27

26.0     INTELLECTUAL PROPERTY.......................................................................................... 27

27.0     INDEMNIFICATION................................................................................................ 27

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                     PAGE 3 OF 3


28.0     LIMITATION OF LIABILITY........................................................................................ 28

29.0     LIQUIDATED DAMAGES FOR SPECIFIED ACTIVITIES.................................................................... 29
         29.1     Certain Definitions................................................................................... 29
         29.2     Specified Performance Breach.......................................................................... 30
         29.3     Liquidated Damages.................................................................................... 30
         29.4     Limitations........................................................................................... 31
         29.5     Sole Remedy........................................................................................... 31
         29.6     Records............................................................................................... 31

30.0     REGULATORY APPROVAL............................................................................................ 31

31.0     MISCELLANEOUS.................................................................................................. 32
         31.1     Authorization......................................................................................... 32
         31.2     Compliance and Certification.......................................................................... 32
         31.3     Law Enforcement....................................................................................... 32
         31.4     Independent Contractor................................................................................ 33
         31.5     Force Majeure......................................................................................... 33
         31.6     Confidentiality....................................................................................... 34
         31.7     Governing Law......................................................................................... 35
         31.8     Taxes................................................................................................. 36
         31.9     Non-Assignment........................................................................................ 37
         31.10    Non-Waiver............................................................................................ 37
         31.11    Audits................................................................................................ 37
         31.12    Disputed Amounts...................................................................................... 38
         31.13    Disputed Resolutions.................................................................................. 38
         31.14    Notices............................................................................................... 39
         31.15    Publicity and Use of Trademarks or Service Marks...................................................... 39
         31.16    Section 252(i) Obligations............................................................................ 40
         31.17    Joint Work Product.................................................................................... 40
         31.18    Intervening Law....................................................................................... 40
         31.19    No Third Party Beneficiaries; Disclaimer of Agency.................................................... 41
         31.20    No License............................................................................................ 41
         31.21    Survival.............................................................................................. 41
         31.23    Scope of Agreement.................................................................................... 41
         31.24    Entire Agreement...................................................................................... 41

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                    PAGE 1 OF 42

         INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                       TELECOMMUNICATIONS ACT OF 1996

     This Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 ("Agreement"), is by and between Southwestern Bell Telephone Company, a Missouri Corporation ("SWBT"), and Digital Teleport, Inc. ("DTI").

     WHEREAS, the Parties want to interconnect their networks at mutually agreed upon points of interconnection to provide, directly or indirectly, Telephone Exchange Services and Exchange Access to residential and business end users predominantly over their respective telephone exchange service facilities in Missouri; and

     WHEREAS, the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will interconnect their networks and provide other services as required by the Telecommunications Act of 1996 ("the Act") and additional services as set forth herein; and

     WHEREAS, for purposes of this Agreement, the Parties intend to operate where SWBT is the incumbent local exchange carrier and DTI, a competitive local exchange carrier, is certified by the Missouri Public Service Commission, as required.

     NOW, THEREFORE, DTI and SWBT hereby agree as follows:

1.0  DEFINITIONS


     1.1 "Act" means the Communications Act of 1934 [47 U.S.C. 153(R)], as amended by the Telecommunications Act of 1996.

     1.2 "Affiliate" is as defined in the Act.

     1.3 "Automatic Number Identification" or "ANI" is a switching system feature that forwards the telephone number of the calling party and is used for screening, routing and billing purposes.

     1.4 "Busy Line Interrupt" or "BLI" is performed when one Party's operator bureau interrupts a telephone number in progress after Line Status Verification has occurred. The operator bureau will interrupt the busy line and inform the called party that there is a call waiting.

     1.5 "Calling Party Number" or "CPN" is a feature of signaling system 7
(SS7) protocol whereby the ten (10) digit number of the calling party is forwarded from the end office.

     1.6 "Central Office Switch" means a single switching system within the public switched telecommunications network, including the following:

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                    PAGE 2 OF 42


            (i)  "End Office Switches" which
                 are Class 5 switches where end user
                 Exchange Services are directly connected and offered; and

            (ii) "Tandem Office Switches" or
                 "Tandems" which are Class 4 switches used to connect and switch trunk circuits between Central Office Switches.

Central Office Switches may be employed as combination End Office/Tandem Office switches (combination Class 5/Class 4).

     1.7 "CLASS Features" mean certain CCS-based features available to end users including, but not limited to: Automatic Call Back; Call Trace; Caller Identification and related blocking features; Distinctive Ringing/Call Waiting; Selective Call Forward; and Selective Call Rejection.

     1.8 "Collocation" means an arrangement whereby one Party's (the "Collocating Party") facilities are terminated in its equipment necessary for Interconnection or for access to Network Elements on an unbundled basis which has been installed and maintained at the premises of a second Party (the "Housing Party"). Collocation may be "physical" or "virtual." In "Physical Collocation," the Collocating Party installs and maintains its own equipment in the Housing Party's premises. In "Virtual Collocation," the Housing Party installs and maintains the collocated equipment in the Housing Party's premises. Collocation includes, but is not limited to, collocation of 38 GHz basic transmission equipment, provided it complies with the guidelines in SWBT's current Physical Collocation 02/14/97 Technical Publication provided to DTI.

     1.9 "Commission" or PSC means the Missouri Public Service Commission.

     1.10 "Common Channel Signaling" or "CCS" is a special network, fully separate from the transmission path of the public switched network, that digitally transmits call set-up and network control data. Unless otherwise agreed by the Parties, the CCS used by the Parties shall be SS7.

     1.11 "Cross Connect" means the unbundled network element cross connect rate element which is used to designate connection between: i) the SWBT distribution frame and an unbundled network element component, or ii) two unbundled network element components, or iii) the SWBT distribution frame and the tie cable termination point for DTI collocation.

     1.12 "Dialing Parity" is as defined in the Act. As used in this Agreement, Dialing Parity refers to both Local Dialing Parity and Toll Dialing Parity.

     1.13 "Digital Signal Level" means one of several transmission rates in the time-division multiplex hierarchy.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                    PAGE 3 OF 42

     1.14 "Digital Signal Level 0" or "DS0" means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

     1.15 "Digital Signal Level 1" or "DS1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

     1.16 "Digital Signal Level 3" or "DS3" means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is defined as the third level of multiplexing.

     1.17 "End User" means a third-party residence or business, that subscribes to Telecommunications Services provided by either of the Parties, or by another telecommunications service provider.

     1.18 "Exchange Access" is as defined in the Act.

     1.19 "Exchange Message Record" or "EMR" means the standard used for exchange of Telecommunications message information among Telecommunications Carriers for billable, non-billable, sample, settlement and study data. EMR format is contained in Bellcore Practice BR-010-200-010 CRIS Exchange Message Record.

     1.20 "Fiber-Meet" means an Interconnection architecture method whereby the Parties physically interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed upon location.

     1.21 "Interconnection" is as Described in the Act and refers to the connection of separate pieces of equipment, facilities, or platforms between or within networks for the purpose of transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic.

     1.22 "Interconnection Activation Date" is the date that the construction of the joint facility Interconnection arrangement has been completed, trunk groups have been established, and joint trunk testing is completed.

     1.23 "Interexchange Carrier" or "IXC" means a carrier that provides, directly or indirectly, interLATA or intraLATA Telephone Toll Services. For purposes of Section 6.0 of this Agreement, the term "IXC" includes any entity which purchases FGB or FGD Switched Exchange Access Service in order to originate or terminate traffic to/from DTI's end users.

     1.24 "IntraLATA Toll Traffic" means those intraLATA station calls that are not defined as Local Traffic in this Agreement.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                    PAGE 4 OF 42

     1.25 "Line Status Verification" or "LSV" or "Busy Line Verify" or "BLV" is performed when one Party's end user requests assistance from the operator bureau to determine if the called line of the other Party is in use.

     1.26 "Local Traffic," for purposes of intercompany compensation, is if (i) the call originates and terminates in the same SWBT exchange area; or (ii) originates and terminates within different SWBT Exchanges that share a common mandatory local calling area, e.g., mandatory Extended Area Service (EAS), mandatory Extended Local Calling Service (ELCS), or other like types of mandatory expanded local calling scopes.

     1.27 "Losses" means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys'
fees).

     1.28 "MECAB" refers to the Multiple Exchange Carrier Access Billing (MECAB) document prepared by the Billing Committee of the Ordering and Billing Forum (OBF), which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions
(ATIS). The MECAB document, published by Bellcore as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of access services provided to an IXC by two or more LECs, or by one LEC in two or more states within a single LATA. The latest release is issue No. 5, dated June 1994.

     1.29 "MECOD" refers to the Multiple Exchange Carriers Ordering and Design (MECOD) Guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee of the Ordering and Billing Forum (OBF), which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry" Solutions
(ATIS). The MECOD document, published by Bellcore as Special Report SR STS-002643, establishes methods for processing orders for access service which is to be provided to an IXC by two or more telecommunications providers. The latest release is issue No. 3, dated February 1996.

     1.30 "Meet-Point Billing" or "MPB" refers to a billing arrangement whereby two or more Telecommunications Carriers jointly provide for switched access service to an IXC, with each LEC receiving an appropriate share of its switched access revenues as defined by its effective access tariffs.

     1.31 "Metropolitan Exchange Area" means a geographical area defined in SWBT current tariffs effective as a metropolitan exchange local calling area. For example, Dallas, Ft. Worth, Houston, Little Rock, Oklahoma City, St. Louis, Austin and would be examples of Metropolitan Exchange Areas.

     1.32 "Network Element Bona Fide Request" means the process described [in Appendix BFR that is attached hereto and incorporated herein] that prescribes the terms and conditions relating to a Party's request that the other Party provide a Network Element.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                    PAGE 5 OF 42

     1.33 "Switched Exchange Access Service" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of Telephone Toll Service. Switched Exchange Access Services include, but are not necessarily limited to: Feature Group A, Feature Group B, Feature Group D, 800/888 access, and 900 access and their successors or similar Switched Exchange Access services.

     1.34 "Telephone Exchange Services"

     1.35 "Synchronous Optical Network" or "SONET" means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base rate is 51.84 Mbps (OC-l/STS-l) and higher rates are direct multiples of the base rate, up to 13.22 Gpbs.

     1.36 "Telephone Exchange Service" is as defined in the Act.

     1.37 "Wire Center" means an occupied structure or portion thereof in which a Party has the exclusive right of occupancy and which serves as a Routing Point for Switched Exchange Access Service.

2.0 INTERPRETATION AND CONSTRUCTION

     In the event of any amendment of the Act or any legislative, regulatory, judicial order, rule or regulations, or other legal action that revises or reverses the Act, the FCC's Orders in FCC Docket Nos. 96-98 and 95-185 or any applicable order or arbitration award purporting to apply the provisions of the federal Act, the Parties reserve all of their rights and remedies, including those to amend, alter, or revise this Agreement.

3.0  IMPLEMENTATION SCHEDULE AND INTERCONNECTION ACTIVATION DATES

     Subject to the terms and conditions of this Agreement, Interconnection of the Parties' facilities and equipment pursuant to Sections 4.0, 5.0 and 6.0 for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic shall be established on or before the corresponding "Interconnection Activation Date" shown for each such Metropolitan Exchange Area on Appendix DCO attached hereto and incorporated by reference. Appendix DCO may be revised and supplemented from time to time upon the mutual agreement of the Parties to reflect the Interconnection of additional Metropolitan Exchange Areas pursuant to Section 4.6 by modifying or updating Appendix DCO.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                    PAGE 6 OF 42


4.0 INTERCONNECTION PURSUANT TO SECTION 251(c)(2)

     4.1 SCOPE

     This Section 4.0 describes the physical architecture for Interconnection of the Parties' facilities and equipment for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic pursuant to
Section 251(c)(2) of the Act. Such Interconnections shall be equal in quality to that provided by the Parties to themselves or to any subsidiary, affiliate or Third Party. Appendix ITR attached hereto and incorporated by reference prescribes the specific trunk groups (and traffic routing parameters) which will be configured over the physical connections described in this Section 4.0 to provide the facilities for the transmission and routing of Telephone Exchange Service traffic (as described in Section 5.0), Exchange Access traffic (as described in Section 6.0), LSV/BLI traffic (as described in sub-section 7.2).

     4.2 INTERCONNECTION COVERAGE

     The Parties shall provide for interoperation of their networks and shall interconnect their facilities as stated below:

           4.2.1. DTI shall interconnect with SWBT's facilities as follows:

                 a. In each SWBT exchange area in which DTI
                    chooses to offer local exchange service, DTI, at a minimum, will interconnect its network facilities to: (a) each SWBT access tandem(s), and (b) to either each SWBT local tandem(s) or each SWBT end office(s) ("EO") subtending that local tandem(s). SWBT EOs and tandems through which DTI will terminate its traffic will be called SWBT Interconnection Wire Centers and are identified in Appendix DCO. As DTI initiates Exchange Service operations in additional SWBT exchange areas, SWBT and DTI shall agree upon additional SWBT Interconnection Wire Centers in each new exchange area. DTI agrees that if SWBT establishes additional tandems in an exchange area within which DTI offers local exchange service, DTI will interconnect to the additional tandems.

                 b. Interconnection to a SWBT local tandem(s) will
                    provide DTI local access to the SWBT end offices and NXXs which subtend that tandem(s), and to other Local Exchange Carriers ("LECs") (subject to sub-section 5.4) which are connected to that tandem(s). Interconnection to SWBT EO(s) will provide DTI access only to the NXXs served by that individual EO(s) to which DTI interconnects.

                 c. Interconnection to a SWBT access tandem will
                    provide DTI interexchange access to SWBT, IXCs, LECs and CRMS providers (subject to sub-section 7.3) which are connected to that tandem. Where an access tandem also

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                    PAGE 7 OF 42

                    provides local tandem functions, interconnection to a SWBT access tandem serving that exchange will also provide DTI access to SWBT's EOs with the same functionality described in (b) above.

                 d. Where DTI requires ancillary services (e.g.,
                    Directory Assistance, Operator Assistance, E911/911) additional interconnection to SWBT's Interconnection Wire Center(s) or special trunking will be required for interconnection to such ancillary services.

     4.2.2. SWBT shall interconnect with DTI's facilities under terms and conditions no less favorable than those identified in sub-section 4.2.1, above.

     4.3 METHODS FOR INTERCONNECTION

     Where the Parties interconnect, for the purpose of exchanging traffic between networks, the Parties may use the following interconnection methods of each Tandem and End Office identified in Appendix DCO making use of facilities they own or lease from a third party.

            4.3.1 Physical Collocation Interconnection ("PCI") - Where DTI provides fiber cable and connects to its equipment located in the SWBT Wire Center. DTI owns and maintains DTI's equipment.

            4.3.2 Virtual Collocation Interconnection ("VCI") - Where DTI provides fiber cable to SWBT for connection to DTI-designated basic transmission equipment dedicated solely for DTI's use, located in the SWBT Interconnection Wire Center. SWBT owns and maintains the basic transmission equipment at the SWBT Interconnection Wire Center. This option shall be consistent with the terms of SWBT's virtual collocation tariff.

            4.3.3 SONET-Based Interconnection ("SBI") - Where DTI provides fiber cable to SWBT for connection to SWBT-designated basic transmission equipment located at the SWBT Interconnection Wire Center and dedicated solely for DTI's use. SWBT owns and maintains the basic transmission equipment. This option shall be consistent with SWBT's SBI tariff.

           4.3.4 Leased Facility Interconnection ("LFI") - Where network facilities exist, either Party may lease facilities from the other
Party at rates no greater than SWBT Access Tariff rates.

           4.3.5 Mid-span Fiber Interconnection ("MSFI") - Where the Parties agree to interconnect through SONET technology, using a Fujitsu originating line terminating multiplexer fiber optic terminal ("FOT") details of this architecture are addressed in Appendix MSFI attached hereto and incorporated by reference. This interconnection arrangement is limited to interconnecting trunks.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                    PAGE 8 OF 42

           4.3.6 The Parties may agree to utilize another Interconnection Method as may be determined to be technically feasible in the future.

     4.4 PHYSICAL ARCHITECTURE. Using one or more of the Interconnection Methods described in Section 4.3 above, the Parties will agree on a physical architecture plan. This plan will be documented within Appendix DCO. The Parties agree to deploy one physical architecture plan per Metropolitan Serving Area. The two architecture arrangements, End Point Meet and Mid-Point Meet, are discussed below. Additional physical architectures, as yet undefined, may evolve during the term of this Agreement. These future as yet undefined architectures can be deployed if mutually agreed upon.

           4.4.1 End Point Meet. Using the "End Point Meet" architecture, the Parties will establish transport facilities from their own Central Office(s) to the other party's Central Office(s) utilizing any method of interconnection described in Section 4.3 above. Unless otherwise mutually agreed upon, each Party will use its own transport facilities to provide its trunking as set forth in Appendix ITR. Each Party will be responsible for the appropriate sizing, operation, and maintenance of its own transport facilities. If initially deployed as an End Point Architecture, the deployment architecture may be migrated or groomed, upon mutual agreement, to a Mid-Point Meet architecture.

           4.4.2 Mid-Point Meet. Using the Mid-Point Meet architecture, the Parties will agree upon a Network Interconnection Point (NIP). The NIP functions as a demarcation point for each Party. Each Party is responsible to transport all trunking to its side of the NIP utilizing any method of interconnection described in Section 4.3 above. Each Party is responsible for the appropriate sizing, operation, and maintenance of the transport facility and trunking to the NIP.

           4.4.2.1 A second NIP can be established to eliminate a "single point of failure" when mutually agreed upon. The establishment of the second NIP should not require additional or increased trunking or facilities of either Party. Trunking from the initial NIP will be groomed or augmented to the second NIP upon mutual agreement.

           4.4.2.2 When required, based on guidelines established pursuant to Appendix ITR, either Party may trunk directly to the other Party's EO. If the Party is virtually or physically collocated to the EO, then that collocation will be designated a NIP. This collocation will be used for the transport of direct EO trunking, in addition to other uses. The collocated Party is responsible for the appropriate sizing, operation, and maintenance of the transport facility. In the instance where the Party is not collocated, the EO trunk group will be handed off at the original NIP and both Parties will be responsible for the transport facility on their side of that NIP.

           4.4.2.3 Unless otherwise mutually agreed upon, when Mid-Point Meet architecture has been deployed, it will remain as the architecture of choice during the term of this Agreement.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                    PAGE 9 OF 42

 4.5 TECHNICAL SPECIFICATIONS

     4.5.1 DTI and SWBT shall work cooperatively to install and maintain a reliable network. DTI and SWBT shall exchange appropriate information (e.g., maintenance contact numbers, network information, information required to comply with law enforcement and other security agencies of the Government and such other information as the Parties shall mutually agree) to achieve this desired reliability.

     4.5.2 DTI and SWBT shall work cooperatively to apply sound network management principles by invoking network management controls to alleviate or to prevent congestion.

     4.5.3 Technical Publications that describes the practices, procedures, specifications and interfaces generally utilized by SWBT, are listed in Appendix TP attached hereto and incorporated by reference. Appendix TP will herein assist the Parties in meeting their respective Interconnection responsibilities. Copies of the publications listed in Appendix TP have been or shall be provided to DTI by SWBT.

 4.6 INTERCONNECTION IN ADDITIONAL METROPOLITAN EXCHANGE AREAS

     4.6.1 If DTI decides to offer Telephone Exchange Services in any other Metropolitan Exchange and Areas in which SWBT also offers Telephone
Exchange Services, DTI shall provide written notice to SWBT of the need to establish Interconnection in such Metropolitan Exchange Areas pursuant to this Agreement.

     4.6.2 The notice provided in Section 4.6.1 shall include: (i) the initial Routing Point DTI has designated in the Metropolitan Exchange Area; (ii) DTI's requested Interconnection Activation Date; and (iii) a non-binding forecast of DTI's trunking requirements.

     4.6.3 Unless otherwise agreed by the Parties, the Parties shall designate the Wire Center that DTI has identified as its initial Routing Point in the Metropolitan Exchange Area as DTI Interconnection Wire Center ("IWC") in that Metropolitan Exchange Area and shall designate the SWBT Tandem Office Wire Center within the Metropolitan Exchange Area nearest to the IWC (as measured in airline miles utilizing the V&H coordinates method) as the SWBT Interconnection Wire Center (SIWC) in that Metropolitan Exchange Area.

     4.6.4 Unless otherwise agreed by the Parties, the Interconnection Activation Date in each new Metropolitan Exchange Area shall be the one-hundred and fiftieth (150th) day following the date on which DTI delivered notice to SWBT of the need to establish Interconnection pursuant to Section 4.6.1 above. Within ten (10) business days of SWBT's receipt of DTI's notice, SWBT and DTI shall confirm their respective Wire Centers to be Interconnected and the Interconnection Activation Date for the new Metropolitan Exchange Area by attaching a supplementary schedule to Appendix DCO.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 10 OF 42

5.0 TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO SECTION 251(c)(2)

     5.1 SCOPE OF TRAFFIC

     This Section 5.0 prescribes parameters for Traffic Exchange trunk groups the Parties shall establish over the Interconnections specified in Section 4.0. The Parties shall employ the Traffic Exchange trunk groups specified in this
Section 5.0 and in Appendix ITR. The Parties shall employ for the transmission and routing of all Local and IntraLATA Toll Traffic between the Parties' respective Telephone Exchange Service end users.

         5.1.1 For purposes of compensation under this Agreement, the telecommunications traffic traded between DTI and SWBT will be classified as either Local Traffic, Transit Traffic, Optional Calling Area Traffic, IntraLATA Interexchange Traffic, InterLATA Interexchange Traffic, or FGA Traffic. The compensation arrangement for the joint provision of Feature Group A (FGA) Services is covered in Appendix FGA, attached hereto and incorporated herein by reference. The Parties agree that, notwithstanding the classification of traffic under this Agreement, either Party is free to define its own "local" calling area(s) for purposes of its provision of Telecommunications Services to its end users.

         5.1.2 Calls originated by one Party's end user and terminated to the other Party's end user will be classified as "Local Traffic" under this Agreement if the call: (i) originates and terminates in the same SWBT exchange area; or (ii) originates and terminates within different SWBT Exchanges that share a common mandatory local calling area, e.g., mandatory Extended Area Service (EAS), mandatory Extended Local Calling Service (ELCS), or other like types of mandatory expanded local calling scopes.

     5.2 RESPONSIBILITIES OF THE PARTIES

         5.2.1 Each Party to this Agreement will be responsible for the accuracy and quality of its data as submitted to the respective Parties involved.

         5.2.2 Each Party will include in the information transmitted to the other for each call being terminated on the other's network (where available), the originating Calling Party Number (CPN).

         5.2.3 If the percentage of calls passed with CPN is greater than ninety percent (90%), all calls exchanged without CPN information will be billed as either Local Traffic or IntraLATA Toll Traffic in direct proportion to the minutes of use (MOU) of calls exchanged with CPN information. If the percentage of calls passed with CPN is less than ninety percent (90%), all calls passed without CPN will be billed as switched access.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 11 OF 42

         5.2.4 The type of originating calling number transmitted depends on the protocol of the trunk signaling used for interconnection. Traditional toll protocol will be used with Multi-Frequency (MF) signaling, and ANI will be sent from the originating Party's end office switch to the terminating Party's tandem or end office switch.

         5.2.5 Where one Party is passing CPN but the other party is not properly receiving information, the Parties will cooperate to rate the traffic correctly.

     5.3 RECIPROCAL COMPENSATION FOR TERMINATION OF LOCAL TRAFFIC

         5.3.1 The Compensation set forth below will apply to all Local Traffic as defined in sub-section 5.1.2 of this Agreement.

         5.3.2 Applicability of Rates

               i) The rates, terms, conditions in this Section 5.3 apply only to the termination of Local Traffic, except as explicitly noted.

               ii) The Parties agree to compensate each other for the
                   termination of Local Traffic on a minute of use (MOU) basis.

         5.3.3 Rate Elements

               5.3.3.1 A Tandem Served rate element is applicable to Tandem Routed Local Traffic on a terminating local MOU basis and includes compensation for the following sub-elements:

                       i) Tandem Switching - compensation for the use of tandem switching functions.

                       ii) Tandem Transport - compensation for the transmission facilities between the local tandem and the end offices subtending that tandem.

                       iii) End Office Switching - compensation for the local EO
                            office switching and line termination functions necessary to complete the transmission.

               5.3.3.2 An End Office Served rate element applies to direct-routed Local Traffic on a terminating local MOU basis and includes compensation for End Office Switching. This includes direct-routed Local Traffic that terminates to offices that have combined tandem and End Office functions.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 12 OF 42

               5.3.4 Local Traffic Interconnection Rates

               Serving Method            Prices Per MOU
               Tandem Served             $.00975
               End Office Served         $.00720

     5.4 RECIPROCAL COMPENSATION FOR TRANSIT TRAFFIC

         5.4.1 Transit Traffic allows one Party to send traffic to a third party network through the other Party's tandem. A Transit Traffic rate element applies to all MOUs between a Party and third party networks that transit the other Party's tandem switch. The originating Party is responsible for the appropriate rates unless otherwise specified. The Transit Traffic rate element is only applicable when calls do not originate with (or terminate to) the transit Party's end user. The two categories of Transit Traffic are: i) Local, and ii) Optional Area. The following details when each element applies:

               i) The Local Transit Traffic rate element applies when both the originating and terminating end users are within SWBT local and mandatory exchanges.

               ii) The Optional Area Transit Traffic rate element applies when one end user is in a SWBT optional exchange which is listed in Appendix Map and the other end user is within the SWBT local or mandatory exchanges. The Parties agree also to apply the Optional Area Transit rate to traffic terminating to third party incumbent LECs that share a common mandatory local calling area with all SWBT exchanges included in a specific metropolitan exchange area. ILEC mandatory exchanges are listed in Appendix Map.

               5.4.1.1 The Parties acknowledge that traffic originated in third party incumbent LEC mandatory exchange areas as listed in Appendix Map, which is attached hereto and incorporated by reference, may traverse the SWBT tandem and terminate in other third party LEC exchange areas. Although direct connections could be used for this traffic, SWBT agrees to transit this traffic for the rate of $0.006 per MOU if the other LEC exchanges share a common mandatory local calling area with all SWBT exchanges included in a specific exchange area.

               Type of Transit Traffic          Prices Per MOU

               Local Transit                    $0.003
               Optional Area Transit            $0.004

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 13 OF 42

     5.4.2 All other traffic which transits a tandem shall be treated as Meet-Point Billing Traffic as described in Section 5.6 below or as intraLATA interexchange traffic as described in Section 5.5.3 below, unless otherwise agreed.

     5.4.3 Each Party represents that it shall not send Local Traffic to the other Party that is destined for the network of a third party unless and until such Party has the authority to exchange traffic with the third party.

 5.5 RECIPROCAL COMPENSATION FOR TERMINATION OF INTRALATA INTEREXCHANGE
     TRAFFIC

     5.5.1 Optional Calling Area Compensation (OCA) - For the SWBT optional calling areas listed in Appendix Map, the compensation for termination of intercompany traffic will be at a rate of $0.016 per MOU. This terminating compensation rate applies to all traffic to and from the exchange(s) listed in Appendix Map, and the associated metropolitan area and is independent of any retail service arrangement established by either DTI or SWBT.

     5.5.2 The parties also agree to apply the OCA compensation rate of $0.016 per MOU for traffic terminating to DTI end users in other incumbent LEC exchange that share a common mandatory local calling area with all SWBT exchanges that are included in the metropolitan exchange area. Appendix Map lists the shared mandatory local calling areas.

     5.5.3 For intrastate intraLATA interexchange service traffic, compensation for termination of intercompany traffic will be at terminating access rates for Message Telephone Service (MTS) and originating access rates for 800 Service, including the Carrier Common Line (CCL) charge, as set forth in each party's Intrastate Access Service Tariff or as otherwise mutually agreed. For interstate intraLATA intercompany service traffic, compensation for termination of intercompany traffic will be at terminating access rates for MTS and originating access rates for 800 Service including the CCL charge, as set forth in each party's interstate Access Service Tariff or as otherwise mutually agreed.

 5.6 COMPENSATION FOR ORIGINATION AND TERMINATION OF SWITCHED ACCESS
     SERVICE TRAFFIC TO OR FROM AN IXC (MEET-POINT BILLING (MPB) ARRANGEMENTS)

     5.6.1 For interstate, interLATA traffic, terminating compensation will be at access rates as set forth in each Party's own applicable access tariffs.

     5.6.2 The Parties will establish MPB arrangements in order to provide Switched Access Services to IXCs via SWBT's access tandem switch in accordance with the MPB guidelines adopted by and contained in the Ordering and Billing Forum's MECOD and MECAB documents. DTI's Meet Points with SWBT shall be those identified in Appendix DCO and any supplements thereto.

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                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 14 OF 42

     5.6.3 Billing to IXCs for the Switched Exchange Access Services jointly provided by the Parties via Meet-Point Billing arrangement shall be according to the multiple bill/multiple tariff method. As described in the MECAB document, each Party will render a bill in accordance with its own tariff for that portion of the service it provides. For the purpose of this Agreement, DTI is the Initial Billing Company (IBC) and SWBT is the Subsequent Billing Company (SBC). The assignment of revenues, by rate element, and the Meet-Point Billing percentages applicable to this Agreement are set forth in Appendix DCO. The actual rate values for each element shall be the rates contained in that Party's own applicable access rates.

     5.6.4 The Parties, as applicable, will maintain provisions in their respective federal and state access tariffs, or provisions within the National Exchange Carrier Association (NECA) Tariff No. 4, or any successor tariff, sufficient to reflect this MPB arrangement, including MPB percentages.

     5.6.5 As detailed in the MECAB document, the Parties will, in accordance with accepted time intervals, exchange all information necessary to accurately, reliably and promptly bill third Parties for Switched Access Services traffic jointly handled by the Parties via the Meet Point Arrangement. Each Party reserves the right to charge the other Party for the recording/processing functions it performs pursuant to the terms and conditions of Appendix Recording attached hereto and incorporated by reference. Information shall be exchanged in Exchange Message Record (EMR) format, on magnetic tape or via a mutually acceptable electronic file transfer protocol.

     5.6.6 Initially, billing to IXCs for the Switched Access Services jointly provided by the parties via the MPB arrangement will be according to the multiple bill/multiple tariff method, as described in the MECAB document. Each Party will render a bill to the IXC in accordance with its own rate structure for that portion of the service it provides. Each Party will bill its own network access service rates to the IXC. The residual interconnection charge
(RIC), if any, will be billed by the Party providing the End Office function.

     5.6.7 Meet-Point Billing shall also apply to all jointly provided MOU traffic bearing the 900, 800, and 888 NPAs or any other non-geographic NPAs which may likewise be designated for such traffic in the future where the responsible party is an IXC. When SWBT performs 800 database queries, SWBT will charge the provider of the Signaling Service Point for the database query in accordance with standard industry practices.

     5.6.8 Each Party shall coordinate and exchange the billing account reference ("BAR") and billing account cross reference ("BACR") numbers for the Meet Point Billing service. Each Party shall notify the other if the level of billing or other BAR/BACR elements change, resulting in a new BAR/BACR number.

     5.6.9 Each Party will provide the other with the Exchange Access detailed usage data within thirty (30) days of the end of the billing period. SWBT will perform assembly and editing, messages processing and provision of Access Usage Records in accordance with

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 15 OF 42

Appendix Recording, attached hereto and incorporated by reference.
Each Party will provide to the other the Exchange Access summary usage data within ten (10) working days after the date that a bill is rendered to the IXC by the initial Party. To the extent DTI provides SWBT with Access Usage Records, SWBT will compensate DTI on the same terms as DTI compensates SWBT per Appendix Recording. SWBT acknowledges that currently there is no charge for Summary Usage Data Records but that such a charge may be appropriate. At DTI's request, SWBT will negotiate a mutual and reciprocal charge for provision of Summary Usage Data Records.

     5.6.10 Errors may be discovered by DTI, the IXC or SWBT. Both SWBT and DTI agree to provide the other Party with notification of any discovered errors within two (2) business days of the discovery.

     5.6.11 In the event of a loss of data, both Parties shall cooperate to reconstruct the lost data within sixty (60) days of notification and if such reconstruction is not possible, shall accept a reasonable estimate of the lost data, based upon no more than three (3) to twelve (12) months of prior usage data, if available.

 5.7 BILLING ARRANGEMENTS FOR COMPENSATION FOR TERMINATION OF INTRALATA, LOCAL, TRANSIT, AND OPTIONAL CALLING AREA TRAFFIC

     5.7.1 Other than for traffic described in sub-section 5.6 above, each Party shall deliver monthly settlement statements for terminating the other Party's traffic based on the following:

     5.7.1.1 Each Party shall, unless otherwise agreed, adhere to the detailed technical descriptions and requirements for the recording, record exchange, and billing of traffic using the guidelines as set forth in the Technical Exhibit Settlement Procedures (TESP), previously provided by SWBT to DTI. Reference to this technical publication is included in Appendix TP.

     (a) Where DTI has direct/high usage trunks to a SWBT end office with overflow trunking through a SWBT tandem, billing for the Tandem Traffic will be calculated as follows:

         Total Originating MOUs Recorded By DTI Less Direct End Office Terminating MOUs Recorded By SWBT Equals Total MOUs To Be Compensated As Tandem Traffic

     (b) Where DTI has direct/high usage trunks to a third party with overflow trunking through a SWBT tandem, DTI must differentiate the originating MOU records for the Parties to ascertain how many MOUs should be compensated as Transit Traffic. If DTI is unable to so differentiate the originating MOU

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 16 OF 42

                         records, the Parties shall mutually agree upon a surrogate method for calculating Transit Traffic charges owed to SWBT.

                 5.7.1.2 On a monthly basis, each Party will record its originating MOU including identification of the originating and terminating NXX for all intercompany calls.

         5.7.1.3 Each Party will transmit the summarized originating MOU from Section 5.7.1.1 above to the transiting and/or terminating Party for subsequent monthly intercompany settlement billing.

         5.7.1.4 Bills rendered by either Party will be paid within thirty (30) days of receipt subject to subsequent audit verification.

         5.7.1.5 MOUs for the rates contained herein will be measured in seconds by call type, and accumulated each billing period into one
(1) minute increments for billing purposes in accordance with industry rounding standards.

                 5.7.1.6 Each Party will multiply the tandem routed and end office routed terminating MOUs by the appropriate rate contained in this Section to determine the total monthly billing to each Party.

     5.8 COMPENSATION FOR "PORTING" OPTIONAL CALLING AREA NUMBERS

     In those instances where an Optional Calling Area telephone number is ported, DTI will compensate SWBT $12.40 monthly, per ported number.

6.0  TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO 251(c)(2)

     6.1 SCOPE OF TRAFFIC

     Section 6.0 prescribes parameters for certain trunk groups ("Access Toll Connecting Trunks") to be established over the Interconnections specified in
Section 4.0 above, for the transmission and routing of Exchange Access traffic between DTI Telephone Exchange Service end users and IXCs via a SWBT access tandem.

     6.2 TRUNK GROUP ARCHITECTURE AND TRAFFIC ROUTING

     6.2.1 The Parties shall jointly establish Access Toll Connecting Trunks as described in Appendix ITR, by which will jointly provide tandem-transported Switched Exchange Access Services to IXCs to enable DTI's end users to originate and terminate traffic to/from such IXCs.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 17 OF 42


        6.2.2 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Switched Exchange Access to allow DTI end users to originate and terminate traffic to/from any IXCs which is connected to a SWBT Access Tandem. In addition, the trunks shall be used to allow DTI's end users to connect to, or be connected to, the 800 Services of any Telecommunications Carrier connected to the SWBT Access Tandem.

7.0 TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC

    7.1 INFORMATION SERVICES TRAFFIC

        7.1.1 At such time as the Parties agree to route intraLATA Information Services Traffic to one another, they shall agree to exchange rating and billing information to effectively allow the Parties to bill their end users and to charge reciprocal rates.

    7.2 LINE STATUS VERIFICATION (LSV)/BUSY LINE INTERRUPT (BLI) TRAFFIC

        7.2.1 Each Party's operator bureau shall accept LSV and BLI inquiries from the operator bureau of the other Party in order to allow transparent provision of LSV/BLI Traffic between the Parties' networks. Only one LSV attempt will be made per end user operator bureau call, and the applicable charge shall apply whether or not the line is busy at the time of verification or if the called party agrees to release the line. Only one BLI attempt will be made per end user operator telephone call, and the applicable charge shall apply whether or not the line is in use at the to time of interrupt or the called party releases the line.

        7.2.2 Each Party shall route LSV/BLI Traffic inquiries between the Parties' respective operator bureaus over trunks described in Appendix ITR.

    7.3 WIRELESS TRAFFIC

        7.3.1 Appendix Wireless, attached hereto and incorporated by reference sets forth the terms and conditions under which the Parties will distribute revenue from their joint provision of Wireless Interconnection Service for mobile to landline traffic terminating through the Parties' respective wireline switching networks within a LATA. If one Party enters into an interconnection agreement with a CMRS provider, Appendix Wireless shall no longer be applicable between the Parties with respect to such CMRS providers, and the other Party shall be obligated to enter into an agreement with such CMRS provider for the termination of wireless to landline traffic.

        7.3.2 DTI shall pay the Local Transit Traffic rate to SWBT for calls that originate on DTI's network and are sent to SWBT for termination to a CMRS Provider as long as such Traffic can be identified as wireless traffic. SWBT shall pay the Local Transit Traffic rate to DTI for such calls that originate on SWBT's network are sent through DTI for termination on a CMRS Provider's network. Each Party shall be responsible for interconnection

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 18 OF 42

agreements with CMRS providers for terminating compensation regarding traffic originating on the Party's network and terminating on the CMRS provider's network.

     7.3.3 When traffic is originated by either Party to a CMRS Provider, and the traffic cannot be specifically identified as wireless traffic for purposes of compensation between SWBT and DTI, the traffic will be rated either as Local, Optional or Access and the appropriate compensation rate shall be paid by the originating Party to the transiting Party. The originating
Party agrees to indemnify the transiting Party for any claims of compensation that may be made by the CMRS provider against the transiting Party regarding compensation for such traffic.

8.0 SIGNALING

     8.1 The SWBT signaling publications that describe the practices, procedures and specifications generally utilized by SWBT for signaling purposes and are listed in Appendix TP which is attached hereto and incorporated herein. A copy of these publications have been provided to DTI.

     8.2 The Parties will cooperate on the exchange of Transactional Capabilities Application Part (TCAP) messages to facilitate interoperability of CCS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its end users. All CCS signaling parameters will be provided including, without limitation, calling party number (CPN), originating line information (OLI), calling party category and charge number.

9.0 NUMBERING

     9.1 Nothing in this Agreement shall be construed to limit or otherwise adversely impact in any manner either Party's right to employ or to request and be assigned any North American Numbering Plan (NANP) number resources including, but not limited to, central office (NXX) codes pursuant to the Central Office Code Assignment Guidelines(1), or to establish, by tariff or otherwise, Exchanges and Rating Points corresponding to such NXX codes. Each Party is responsible for administering the NXX codes it is assigned.

     9.2 At a minimum, in those Metropolitan Exchange Areas where DTI intends to provide local exchange service, DTI shall obtain a separate NXX code for each SWBT exchange or group of exchanges that share a common mandatory calling scope as defined in SWBT tariffs. This will enable DTI and SWBT to identify the jurisdictional nature of traffic for intercompany compensation until such time as both Parties have implemented billing and routing capabilities to determine traffic jurisdiction on a basis other than NXX codes.

---------------------
(1) Last published by the Industry Numbering Committee ("INC") as INC 95-0407-008, Revision 4/7/95, formerly ICCF 93-0729-010.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 19 OF 42

     9.3 Each Party agrees to make available to the other, up-to-date listings of its own assigned NPA-NXX codes, along with associated Rating Points and Exchanges.

     9.4 To the extent SWBT serves as Central Office Code Administrator for a given region, SWBT commits to treat DTI requests for assignment of central office code(s) in a neutral and nondiscriminatory manner, consistent with regulatory requirements, and (NXX) Central Office Code Assignment Guidelines.

     9.5 Each Party is responsible to program and update its own switches and network systems to recognize and route traffic to the other Party's assigned NXX codes at all times. Neither Party shall impose fees or charges on the other Party for such required programming and updating activities.

     9.6 Each Party is responsible to input required data into the Routing Data Base Systems (RDBS) and into the Bellcore Rating Administrative Data Systems (BRADS) or other appropriate system(s) necessary to update the Local Exchange Routing Guide (LERG), unless negotiated otherwise.

     9.7 Neither Party is responsible for notifying the other Parties' end users of any changes in dialing arrangements, including those due to NPA exhaust, unless otherwise ordered by the Commission, the FCC, or a court.

     9.8 NXX MIGRATION. Where either Party has activated an entire NXX for a single end user, or activated more than half of an NXX for a single end user with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such end user chooses to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will require development of a transition process to minimize impact on the Network and on the end user(s)' service and will be subject to appropriate industry lead times (currently forty-five (45) days) for movements of NXXs from one switch to another. The Party to whom the NXX is migrated will pay NXX migration charges of $10,000 per NXX to the Party formerly assigned the NXX.

10.0 RESALE--SECTIONS 251(b)(1); 251(c)(4); 252(d)(3); and 271(c)(2)(B)(xiv);

     10.1 AVAILABILITY OF SWBT RETAIL TELECOMMUNICATIONS SERVICES FOR RESALE

     SWBT shall offer to DTI for resale at wholesale rates its Telecommunications Services, as described in Section 25l(c)(4) of the Act, pursuant to the terms and conditions of Appendix Resale attached hereto and incorporated herein by this reference.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 20 OF 42


     10.2 AVAILABILITY OF DTI RETAIL TELECOMMUNICATION SERVICES FOR RESALE

          DTI shall make available its Telecommunications Services for resale at wholesale rates to SWBT in accordance with Section 251
          (b)(1) of the Act.

11.0 UNBUNDLED NETWORK ELEMENTS -- SECTIONS 251(c)(3), 271(c)(2)(B)
     (ii),(iv),(v),(vi),(x)

     11.1 SWBT shall provide DTI access to unbundled network elements for the provision of a telecommunication service as described in Section 251(c)(3) and 271(c)(2)(B) of the Act, pursuant to the terms and conditions of Appendix UNE attached hereto and incorporated herein by this reference.

          11.2 DTI shall make available to SWBT access to its Unbundled Network elements in accordance with Section 251(c)(3) of the Act.

12.0 NOTICE OF CHANGES--SECTION 251(c)(5)

     Nothing in this Agreement shall limit either Party's ability to upgrade its network through the incorporation of new equipment, new software or otherwise. If a Party makes a change in its network which it believes will materially affect the interoperability of its network with the other Party, the Party making the change shall provide at least ninety (90) days advance written notice of such change to the other Party. Notwithstanding the foregoing, if either Party establishes additional tandems in an exchange area in which the other Party offers local exchange service, that Party will provide the other Party with not less than one-hundred eighty (180) days' advance notification of same, and with greater notification when practicable. Both Parties agree to coordinate interconnection matters consistent with the requirements of the Americans with Disabilities Act (42 U.S.C. 12101) and with Sections 255 and 256 of the Act. In addition, the Parties will comply with the Network Disclosure rules adopted by the FCC in CC Docket No. 96-98, Second Report and Order, as may be amended from time to time. The Party upgrading its network shall be solely responsible for the cost and effort of accommodating such changes in its own network.

13.0 COLLOCATION--SECTION 251(c)(6)

     13.1 SWBT shall provide to DTI Physical Collocation space necessary for Interconnection (pursuant to Section 4.0 of this Agreement) or access to Network Elements on an unbundled basis except that SWBT may provide for Virtual Collocation if SWBT demonstrates that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 251(c)(6) of the Act. SWBT shall provide such Collocation for the purpose of Interconnection or access to Network Elements on an unbundled basis, except as otherwise mutually agreed to in writing by the Parties or as required by the FCC or the appropriate Commission, subject to applicable federal and state tariffs.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 21 OF 42


     13.2 Except as otherwise ordered by the Commission or the FCC, or as mutually agreed to by DTI and SWBT, Physical Collocation shall be available at a Central Office Switch location classified as an end office location, a serving wire center, a tandem office location, or a remote node that serves as a rating point for special access or switched access transport.

14.0 NUMBER PORTABILITY--SECTIONS 251(b)(2) and 271(c)(2)(B)(xi)

     14.1 The Parties shall provide to each other Interim Number Portability
(INP) on a reciprocal basis. Pursuant to the provisions in the Act, and in accordance with the terms and conditions outlined in Appendix PORT, which is attached hereto and incorporated herein, SWBT will provide DTI Interim Number Portability through Remote Call Forwarding and Direct Inward Dialing technology until Permanent Number Portability is implemented.

     14.2 Once Permanent Number Portability is implemented, either Party may withdraw, at any time and at its sole discretion, its INP offerings, subject to thirty (30) day's advance notice to the other Party to allow the seamless and transparent conversion of INP end user numbers to Permanent Number Portability.

15.0 DIALING PARITY--SECTION 251(b)(3); 271(c)(2)(B)(xii); and 271(e)(2)

     15.1 The Parties shall provide Local Dialing Parity to each other as required under Section 251(b)(3) of the Act.

     15.2 SWBT shall provide IntraLATA Dialing Parity in accordance with
Section 271(e)(2) of the Act.

16.0 ACCESS TO RIGHTS-OF-WAY--SECTION 251(b)(4) and 271(c)(2)(B)(iii)

     Each Party shall provide the other Party access to its poles, ducts, rights-of-way and conduits it owns or controls in accordance with Section 224 of the Act on terms, conditions and prices comparable to those offered to any other entity pursuant to each Party's applicable tariffs and/or standard agreements.

17.0 DATABASE ACCESS--SECTION 271(c)(2)(B)(x)

     In accordance with Section 27(c)(2)(B)(x) of the Act, SWBT shall provide DTI with nondiscriminatory access to databases and associated signaling necessary for call routing and completion. When requesting access to databases not otherwise provided for in this Agreement, or appropriate interfaces, regardless of whether they constitute unbundled Network Elements, DTI will use the Network Element Bona Fide Request process. This process is defined in Appendix UNE, which is attached hereto and incorporated herein by reference.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 22 OF 42

18.0 INTERCEPT REFERRAL ANNOUNCEMENTS

     18.1 The Party formerly providing service to an end user shall provide a Basic Referral announcement, reciprocally and free of charge on the abandoned telephone number. The announcement states that the called number has been disconnected or changed and provides the end user's new telephone number to the extent that it is listed.

           (a) Basic Intercept Referral Announcements are to be provided on residential numbers for a minimum of thirty (30) days where facilities exist and the threat of telephone number exhaustion is not imminent.

           (b) Basic Intercept Referral Announcements for a single line business end user and the primary listed telephone number for DID and "Centrex-type" end users, shall be available for a minimum of thirty (30) days or the life of the White Pages directory, whichever is greater. If the threat of telephone number exhaustion becomes imminent for a particular Central Office, the service provider may reissue a disconnected number prior to the expiration of the directory, but no earlier than thirty (30) days after the disconnection of the business telephone number.

19.0 COORDINATED REPAIR CALLS

     19.1 To avoid and minimize the potential for end user confusion, each Party shall inform their respective end users of their respective repair bureau telephone number(s) to access such bureaus. In the event that either Party receives a misdirected repair call, the Parties agree to employ the following procedures for handling such calls:

           (a) To the extent the correct provider can be determined, misdirected repair calls will be referred to the proper provider of local exchange service in a courteous manner, at no charge, and the end user will be provided the correct contact telephone number.

           (b) In responding to repair calls, neither Party shall make disparaging remarks about each other, nor shall they use these repair calls as the basis for internal referrals or to solicit customers or to market services, nor shall they initiate extraneous communications beyond the direct referral to the correct repair telephone number.

20.0 OTHER SERVICES 271(c)(B)(2)(vii) and 271(c)(2)(B)(viii)

     20.1 WHITE PAGES. In accordance with Section 271(c)(2)(B)(viii) of the Act, SWBT will make nondiscriminatory access to White Pages service available under the terms and conditions of Appendix WP, attached hereto and incorporated by reference.

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                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 23 OF 42

     20.2 CALLING NAME INFORMATION. The Parties shall provide, on mutually agreeable and reciprocal terms, each other with access to Calling Name information of their respective end users whenever one Party initiates a query from a Signaling System Point for such information associated with a call terminating to an end user who subscribes to a calling name service. SWBT will provide Calling Name Information in accordance with and under the terms and conditions of Appendix CNAM, attached hereto and incorporated by reference.

     20.3 BILLING/COLLECTING/REMITTING. The Parties will jointly agree to terms and conditions for Billing, Collecting and Remitting for alternated billed local message as described in Appendix BCR, attached hereto and incorporated by reference.

     20.4 911 AND E911 SERVICES. Pursuant to Section 271(c)(2)(B)(vii) of the Act, SWBT will make nondiscriminatory access to 911 and E911 services available under the terms and conditions of Appendix 911, attached hereto and incorporated by reference.

     20.5 DIRECTORY ASSISTANCE (DA). Pursuant to Section 271(c)(2)(B)(vii)(II) of the Act, SWBT will provide nondiscriminatory access to DA services under the terms and conditions identified in Appendix DA, attached hereto and incorporated by reference.


     20.6 OPERATOR SERVICES. Pursuant to Section 271(c)(2)(B)(vii)(III) of the Act, SWBT shall provide nondiscriminatory access to Operator Services under the terms and conditions identified in Appendix OS, attached hereto and incorporated by reference.

     20.7 CLEARINGHOUSE SERVICES. To the extent requested by DTI, SWBT shall provide for the tracking of message revenues from certain messages to facilitate the transfer of revenues between the billing company the earning company through the Clearinghouse Services provided by SWBT pursuant to the terms and conditions in Appendix CH, attached hereto and incorporated by reference.

     20.8 HOSTING. At DTI's request, SWBT shall perform hosting responsibilities for the provision of billable message data and/or access usage data received from an DTI for distribution to the appropriate billing and/or processing location or for delivery to an DTI of such data via SWBT's internal network or the nationwide CMDS network pursuant to Appendix HOST, attached hereto and incorporated by reference.

     20.9 SIGNALING SYSTEM 7 INTERCONNECTION. At DTI's request, SWBT shall perform SS7 interconnection services for DTI pursuant to Appendix SS7, attached hereto and incorporated by reference.

21.0 GENERAL RESPONSIBILITIES OF THE PARTIES

     21.1 SWBT and DTI shall each use their best efforts to meet the Interconnection Activation Dates.

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                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 24 OF 42

     21.2 Each Party is individually responsible to provide facilities within its network that are necessary for routing, transporting, measuring, and billing traffic from the other Party's network and for delivering such traffic to the other Party's network in the standard format compatible with SWBT's network as referenced in Bellcore's BOC Notes on LEC Networks Practice No. SR-TSV-002275, and to terminate the traffic it receives in that standard format to the proper address on its network. The Parties are each solely responsible for participation in and compliance with national network plans, including the National Network Security Plan and the Emergency Preparedness Plan.

     21.3 Neither Party shall use any service related to or use any of the services or elements provided in this Agreement in any manner that interferes with other persons in the use of their service, prevents other persons from using their service, or otherwise impairs the quality of service to other carriers or to either Party's end users, and either Party may discontinue or refuse service, but only for so long as the other Party is violating this provision. Upon such violation, either Party shall provide the other Party notice of the violation at the earliest practicable time.

     21.4 Each Party is solely responsible for the services it provides to its end users and to other Telecommunications Carriers.

     21.5 The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

     21.6 At all times during the term of this Agreement, each Party shall keep and maintain in force at each Party's expense all insurance required by law (e.g. workers' compensation insurance) as well as general liability insurance for personal injury or death to any one person, property damage resulting from any one incident, automobile liability with coverage for bodily injury for property damage. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance (which may be provided through a program of self insurance).

     21.7 In addition to its indemnity obligations under Section 26.0, each Party shall provide, in its tariffs and contracts with its end users that relate to any Telecommunications Service provided or contemplated under this Agreement, that in no case shall such Party or any of its agents, contractors or others retained by such parties be liable to any end user or third party for (i) any Loss relating to or arising out of this Agreement, whether in contract or tort, that exceeds the amount such Party would have charged the applicable end user for the service(s) or function(s) that gave rise to such Loss, and (ii) any Consequential Damages.

     21.8 Unless otherwise stated, each Party will render a monthly bill to the other for service(s) provided hereunder. Remittance in full will be due within thirty (30) days of that billing date. Interest shall apply on overdue amounts (other than disputed amounts which are subject to Section 30.12) at the rate specified in Section 30.12, unless otherwise specified in an

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 25 OF 42

applicable tariff. Each Party reserves the right to net delinquent amounts against amounts otherwise due the other.

     21.9 SWBT is participating with the industry to develop standardized methods through the OBF and shall implement ordering and billing formats/processes consistent with industry guidelines as capabilities are deployed. Where such guidelines are not available or SWBT decides not to fully utilize industry guidelines, SWBT will provide DTI with information on its ordering and billing format/process and requirements at the earliest practicable time.

22.0 EFFECTIVE DATE, TERM, AND TERMINATION

     22.1 This Agreement shall be effective ten (10) days after approval by the Missouri PSC when it has determined that the Agreement complies with Sections 251 and 252 of the Act ("Effective Date").

     22.2 The initial term of this Agreement shall be one (1) year (the "Term") which shall commence on the Date of Execution. Absent the receipt by one Party of written notice from the other Party at least sixty (60) days prior to the expiration of the Term to the effect that such Party does not intend to extend the Term of this Agreement, this Agreement shall automatically renew and remain in full force and effect on and after the expiration of the Term until terminated by either Party pursuant to Section 22.3, below.

     22.3 Either Party may terminate this Agreement in the event that the other Party fails to perform a material obligation that disrupts the operation of either Party's network and/or end user service and fails to cure such material nonperformance within forty-five (45) days after written notice thereof.

     22.4 If pursuant to Section 22.2, above, this Agreement continues in full force and effect after the expiration of the Term, either Party may terminate this Agreement ninety (90) days after delivering written notice to the other Party of its intention to terminate this Agreement, subject to Section 22.5, below. Neither Party shall have any liability to the other Party for termination of this Agreement pursuant to this Section 22.4 other than its obligations under Section 22.5, below.

     22.5 Upon termination or expiration of this Agreement in accordance with this Section 22.0, above:

          (a) each Party shall comply immediately with its obligations set forth in Section 30.6, below; and

          (b) each Party shall promptly pay all amounts (including any late payment charges) owed under this Agreement; and

          (c) each Party's indemnification obligations shall survive.

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                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 26 OF 42

     22.6 If upon expiration or termination, the Parties are negotiating a successor agreement; during such period, each Party shall continue to perform its obligations and provide the services described herein that are to be included in the successor agreement until such time as the latter agreement becomes effective; provided however, that if the Parties are unable to reach agreement within six (6) months after termination or expiration of this Agreement, either Party has the right to submit this matter to the Commission for resolution. Until a survivor agreement is reached or the Commission resolves the matter, whichever is sooner, the terms, conditions, rates, and charges stated herein will continue to apply, subject to a true-up based on the Commission action, if any.

     22.7 Except as set forth in Section 28.5, below, no remedy set forth in this Agreement is intended to be exclusive and each and every remedy shall be cumulative and in addition to any other rights or remedies now or hereafter existing under applicable law or otherwise.

23.0 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

     EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES UNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. ADDITIONALLY, NEITHER SWBT NOR DTI ASSUMES RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF DATA OR INFORMATION SUPPLIED BY THE OTHER WHEN THIS DATA OR INFORMATION IS ACCESSED AND USED BY A THIRD PARTY.

24.0 CHANGES IN END USER LOCAL EXCHANGE SERVICE PROVIDER SELECTION

     Each Party will abide by applicable state or federal laws and regulations in obtaining end user authorization prior to changing end user's local service provider to itself and in assuming responsibility for any applicable charges as specified in Section 258 (b) of the Telecommunications Act of 1996. The Parties shall make authorization available to each other upon request and at no charge. Only an end user can initiate a challenge to a change in its local exchange service provider. If an end user notifies SWBT or DTI that the end user requests local exchange service, the Party receiving such request shall be free to immediately provide service to such end user. When an end user changes or withdraws authorization, each Party shall release customer-specific facilities in accordance with the end user's direction or the end user's authorized agent. Further, when an end user abandons the premise, SWBT is free to reclaim the unbundled network element facilities for use by another customer and is free to issue service orders required to reclaim such facilities.

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                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
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25.0 SEVERABILITY

     25.1 The Parties negotiated the services, arrangements, Interconnection, terms and conditions of this Agreement by the Parties as a total arrangement and are intended to be nonseverable, subject only to Section 30.16 of this Agreement.

     25.2 In the event the Commission, the FCC, or a court rejects any portion or determines that any provision of this Agreement is contrary to law, or is invalid or unenforceable for any reason, the Parties shall continue to be bound by the terms of this Agreement, insofar as possible, except for the portion rejected or determined to be unlawful, invalid, or unenforceable. In such event, the Parties shall negotiate in good faith to replace the rejected, unlawful, invalid, or unenforceable provision and shall not discontinue service to the other party during such period if to do so would disrupt existing service being provided to an end user. Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of federal or state law, or any regulations or orders adopted pursuant to such law.

26.0 INTELLECTUAL PROPERTY

     LSP is responsible for obtaining any license or right to use agreement associated with a Unbundled Network Element purchased from SWBT. SWBT will provide a list of all known and necessary licenses or right to use agreements applicable to the subject Network Element(s) within seven days of a request for such a list by LSP. SWBT agrees to use its best efforts to facilitate the obtaining of any necessary license or right to use agreement. SWBT makes no warranties, express or implied, concerning LSP's (or any third party's) rights with respect to intellectual property (including with limitation, patent, copyright, and trade secret rights) or contract rights associated with LSP's rights to interconnect with SWBT's network and to Unbundled Network Elements.

27.0. INDEMNIFICATION

     27.1 Except as otherwise provided herein or in specific appendices, each Party shall be responsible only for service(s) and facility(ies) which are provided by that Party, its authorized agents, subcontractors, or others retained by such parties, and neither Party shall bear any responsibility for the service(s) and facility(ies) provided by the other Party, its agents, subcontractors, or others retained by such parties.

     27.2 Except as otherwise provided herein or in specific appendices, and to the extent not prohibited by law and not otherwise controlled by tariff, each Party (the "Indemnifying Party") shall defend and indemnify the other Party (the "Indemnified Party") and hold such Indemnified Party harmless against any Loss to a third party arising out of the negligence or willful misconduct by such Indemnifying Party, its agents, its end user, contractors, or others retained by such parties, in connection with the indemnifying provision of services or functions under this Agreement.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 28 OF 42

     27.3 In the case of any Loss alleged or made by an end user of either Party, the Party whose end user alleged or made such Loss (Indemnifying Party) shall defend and indemnify the other Party (Indemnified Party) against any and all such claims or Loss by its end users regardless of whether the underlying service was provided or unbundled element was provisioned by the Indemnified Party, unless the Loss was caused by the gross negligence or intentional misconduct of the other (Indemnified) Party.

     27.4 LSP agrees to indemnify, defend and hold harmless SWBT from any Loss arising out of SWBT's provision of 911 services or out of LSP's end users' use of the 911 service, whether suffered, made, instituted, or asserted by LSP or its end users, including for any personal injury or death of any person or persons, except for Loss which is the direct result of SWBT's own negligence or willful misconduct.

     27.5 Each Party shall be indemnified, defended and held harmless by the other Party against any Loss arising from a Party's use of services or elements provided under this Agreement involving: tort claims, including claims for libel, slander, invasion of privacy, or infringement of copyright arising from a Party's own communications or the communications of its end users.

     27.6 SWBT shall be indemnified, defended, and held harmless by the LSP for claims for patent, trademark, infringement or other infringement or intellectual property rights, arising from the LSP's use of services or unbundled elements provided under this Agreement.

     27.7 The Indemnifying Party agrees to defend any suit brought against the Indemnified Party for any Loss identified in this Section or specific appendices. The Indemnified Party agree to notify the Indemnifying Party promptly in writing of any written claims, lawsuits or demands for which the Indemnifying Party may be responsible under this Agreement. The Indemnified Party shall cooperate in every reasonable way to facilitate defense or settlement. The Indemnifying Party shall have the right to control and conduct the defense and settlement of any action or claim subject to the consultation of the Indemnified Party. The Indemnifying Party shall not be responsible for any settlement unless the Indemnifying Party approved such settlement in advance and agrees to be bound by the settlement agreement.

28.0 LIMITATION OF LIABILITY

     28.1 Except for indemnity obligations under this Agreement, or except as otherwise provided in specific appendices, each Party's liability to the other Party for any Loss relating to or arising out of any negligent act or omission in its performance under this Agreement, whether in contract or tort, shall not exceed in total the amount SWBT or LSP has to or would have charged the other Party for the affected service(s) or function(s) which were not performed or were otherwise improperly performed.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 29 OF 42

     28.2 Except for Losses alleged or made by an end user of either Party, or except as otherwise provided in specific appendices, in the case of any Loss alleged or made by a third party arising under the negligence or willful misconduct of both Parties, each Party shall bear, and its obligation under this section shall be limited to, that portion (as mutually agreed to by the Parties) of the resulting expense caused by its own negligence or willful misconduct or that of its agents, servants, contractors, or others acting in aid or concert with it.

     28.3 In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental, or punitive damages, including but not limited to, loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted, or done hereunder (collectively, "Consequential Damages"), even if the other Party has been advised of the possibility of such damages; provided that the foregoing shall not limit a Party's obligation under this Agreement to indemnify, defend, and hold the other Party harmless against any amounts payable to a third party, including any losses, costs, fines, penalties, criminal or civil judgments or settlements, expenses (including attorney's fees) and Consequential Damages of such third party.

29.0 LIQUIDATED DAMAGES FOR SPECIFIED ACTIVITIES

     29.1 CERTAIN DEFINITIONS. When used in this Section 29.0, the following terms shall have the meanings indicated:

          29.1.1 "SPECIFIED PERFORMANCE BREACH" means the failure by SWBT to meet the Performance Criteria for any Specified Activity for a period of three (3) consecutive calendar months.

          29.1.2 "Specified Activity" means any of the following activities:

                 (i) the installation by SWBT of unbundled elements associated with DTI end user Lines;

                 (ii)  SWBT's provision of Interim Number Portability; or

                 (iii) the repair of out of service problems for DTI ("Out of
                       Service Repairs").

          29.1.3 "Performance Criteria" means, with respect to each calendar month during the term of this Agreement, the performance by SWBT during such month of each Specified Activity shown below within the time interval shown in at least eighty percent (80%) of the covered instances:

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 30 OF 42

SPECIFIED ACTIVITY               PERFORMANCE INTERVAL DATE

(i) DTI End User Lines

1-l0 Lines per Service Order     five (5) business days from SWBT's Receipt of
                                 valid Service Order

11-20 Lines per Service Order    ten (10) business days from SWBT's Receipt of
                                 valid Service Order

21+ Lines per Service Order      To Be Negotiated

(ii) Interim Number Portability

1-10 Numbers per Service Order   five (5) business days from SWBT's
                                 Receipt of valid Service Order

11-20 Numbers per Service Order  ten (10) business days from SWBT's Receipt of valid Service Order

21+ Numbers per Service Order    To be Negotiated

(iii) Out-of-Service Repairs     Less than twenty-four (24) hours from SWBT's
                                 Receipt of Notification of Out-of-Service
                                 Condition


     29.2 SPECIFIED PERFORMANCE BREACH. In recognition of the: (1) loss of end user opportunities, revenues and goodwill which DTI might sustain in the event of a Specified Performance Breach; (2) the uncertainty, in the event of such a Specified Performance Breach, of DTI having available to it customer opportunities similar to those opportunities currently available to DTI; and
(3) the difficulty of accurately ascertaining the amount of damages DTI would sustain in the event of such a Specified Performance Breach, SWBT agrees to pay DTI, subject to Section 29.4 below, damages as set forth in Section 29.3 below in the event of the occurrence of a Specified Performance Breach.

     29.3 LIQUIDATED DAMAGES. The damages payable by SWBT to DTI as a result of a Specified Performance Breach shall be $75,000 for each Specified Performance Breach (collectively, the "Liquidated Damages"). DTI and SWBT agree and acknowledge that: (a) the Liquidated Damages are not a penalty and have been determined based upon the facts and circumstances of DTI and SWBT at the time of the negotiation and entering into of this Agreement, with due regard given to the performance expectations of each Party; (b) the Liquidated Damages constitute a reasonable approximation of the damages DTI would sustain if its damages were readily ascertainable; and (c) DTI shall not be required to provide any proof of the Liquidated Damages.

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                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
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     29.4 LIMITATIONS.  In no event shall SWBT be liable to pay the Liquidated
Damages if SWBT's failure to meet or exceed any of the Performance Criteria is caused, directly or indirectly, by a Delaying Event. A "Delaying Event" means:
(a) a failure by DTI to perform any of its obligations set forth in this Agreement (including, without limitation, the Implementation Schedule and the Joint Implementation Process); (b) any delay, act or failure to act by an end user, agent or subcontractor of DTI; (c) any Force Majeure Event; or (d) for INP, where memory limitations in the switch in the SWBT serving office cannot accommodate the request. If a Delaying Event: (i) prevents SWBT from performing a Specified Activity, then such Specified Activity shall be excluded from the calculation of SWBT's compliance with the Performance Criteria; or
(ii) only suspends SWBT's ability to timely perform the Specified Activity, the applicable time frame in which SWBT's compliance with the Performance Criteria is measured shall be extended on an hour-for-hour or day-for-day basis, as applicable, equal to the duration of the Delaying Event.

     29.5 SOLE REMEDY. The Liquidated Damages shall be the sole and exclusive remedy of DTI for SWBT's breach of the Performance Criteria or a Specified Performance Breach as described in this Section 29.0 and shall be in lieu of any other damages or credit DTI might otherwise seek for such breach of the Performance Criteria or a Specified Performance Breach through any claim or suit brought under any contract or tariff.

     29.6 RECORDS. SWBT shall maintain complete and accurate records, on a monthly basis, of its performance under this Agreement of each Specified Activity and its compliance with the Performance Criteria. SWBT shall provide to DTI such records in a self-reporting format on a monthly basis. Notwithstanding Section 31.6.1, below, the Parties agree that such records shall be deemed "Proprietary Information" under Section 31.6, below.

30.0 REGULATORY APPROVAL

     30.1 The Parties understand and agree that this Agreement will be filed with the Commission and may thereafter be filed with the FCC. The Parties believe in good faith and agree that the services to be provided under this Agreement satisfy the specifically mentioned sections of the Act and are in the public interest. Each Party covenants and agrees to fully support approval of this Agreement by the Commission or the FCC under Section 252 of the Act without modification.

     30.2 The Parties agree that the performance of the terms of this Agreement will satisfy SWBT's obligation to provide Interconnection under Section 251 of the Act, and the requirements of the Competitive Checklist, under Section 271 of the Act. DTI represents that it is, or intends to become, a provider of Telephone Exchange Service to residential and business subscribers offered exclusively over its own Telephone Exchange Service facilities or predominantly over its own Telephone Exchange Service facilities in combination with the use of unbundled Network Elements purchased from another entity and the resale of the Telecommunications Services of other carriers.

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                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
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31.0 MISCELLANEOUS

     31.1 AUTHORIZATION.

          (a) SWBT is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder.

          (b) DTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     31.2 COMPLIANCE AND CERTIFICATION.

          31.2.1 Each Party shall comply with all federal, state, and local laws, rules, and regulations applicable to its performance under this Agreement.

          31.2.2 Each Party warrants that it has obtained all necessary state certification required in those states in which it has ordered services from the other Party pursuant to this Agreement. Upon request by any state governmental entity, each Party shall provide proof of certification.

          31.2.3 Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with the Communications Law Enforcement Act ("CALEA"). Each Party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

     31.3  LAW ENFORCEMENT.

           31.3.1 SWBT and DTI shall handle law enforcement requests as follows:

                   (a) Intercept Devices: Local and federal law enforcement
                       agencies periodically request information or assistance from local telephone service providers. When either Party receives a request associated with an end user of the other Party, it shall refer such request to the Party that serves such end user, unless the request directs the receiving Party to attach a pen register, trap-and-trace or form of intercept on the Party's facilities, in which case that Party shall comply with any valid request.

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                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 33 OF 42

                   (b) Subpoenas: If a Party receives a subpoena for information concerning an end user the Party knows to be an end user of the other Party, it shall refer the subpoena to the requesting party with an indication that the other Party is the responsible company, unless the subpoena requests records for a period of time during which the Party was the end user's service provider, in which case the Party will respond to any valid request.

                   (c) Emergencies: If a Party receives a request from a law
                       enforcement agency for temporary number change, temporary disconnect, or one-way denial of outbound calls for an end user of the other Party by the receiving Party's switch, that Party will comply with an valid emergency request. However, neither Party shall be held liable for any claims or damages arising from compliance with such requests on behalf of the other Party's end user and the Party serving such end user agrees to indemnify and hold the other Party harmless against any and all such claims.

     31.4 INDEPENDENT CONTRACTOR. Each Party and each Party's contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to its employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

     31.5 FORCE MAJEURE. Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, cable cuts, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers In such event, the Party affected shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-for-day basis to the extent such Party's obligations related to the performance so interfered with). The affected Party shall use its best efforts to avoid or remove the cause of nonperformance and both Parties shall proceed to perform with dispatch once the causes are removed or cease.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 34 OF 42

31.6 CONFIDENTIALITY.

     31.6.1 All information, including but not limited to specifications, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data; (i) furnished by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") dealing with customer-specific, facility-specific, or usage-specific information, other than customer information communicated for the purpose of publication or directory database inclusion, 911, call processing, billing or settlement or as otherwise mutually agreed upon; or (ii) in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as "Confidential" or "Proprietary;" or (iii) communicated orally and declared to the Receiving Party at the time of delivery, or by written notice given to the Receiving Party within ten (10) days after declaration to be "Confidential" or "Proprietary" (collectively referred to as "Proprietary Information"), shall remain the property of the Disclosing Party.

     31.6.2 Upon request by the Disclosing Party, the Receiving Party shall return all tangible copies of Proprietary Information, whether written, graphic, or otherwise. In the event of the expiration or termination of this Agreement for any reason whatsoever, each Party shall return to the other Party or destroy all Proprietary Information and other documents, work papers and other material (including all copies thereof) obtained from the other Party in connection with this Agreement.

     31.6.3 Each Party shall keep all the other Party's Proprietary Information confidential in the same manner in which it keeps its own Proprietary Information confidential, and shall use the other Party's Proprietary Information only for performing the covenants contained in the Agreement and shall disclose such Proprietary Information only to those employees, contractors, agents or Affiliates who have a need to know. Neither Party shall use the other Party's Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing.

     31.6.4 Unless otherwise agreed, the obligations of confidentiality and nonuse set forth in the Agreement do not apply to such Proprietary Information that:

     (a) was at the time of receipt, already known to the Receiving
         Party, free of any obligation to keep confidential and evidenced by written records prepared prior to delivery by the Disclosing Party;

     (b) is, or becomes publicly known through no wrongful act of the receiving Party;

     (c) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the Disclosing Party with respect to such information;

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 35 OF 42

     (d) is independently developed by an employee, agent, or contractor of the Receiving Party which individual is not involved in any manner with the provision of services pursuant to the Agreement and does not have any direct or indirect access to the Proprietary Information;

     (e) is disclosed to a third person by the Disclosing Party without similar restrictions on such third person's rights;

     (f) is approved for release by written authorization of the Disclosing
         Party;

     (g) is required to be made public by the Receiving Party pursuant to applicable law or regulation provided that the Receiving party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. The Disclosing Party may then either seek appropriate protective relief from all or part of such requirement or, if it fails to successfully do so, it shall be deemed to have waived the Receiving Party's compliance with Section 31.6 with respect to all or part of such requirement. The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to obtain. Notwithstanding the foregoing, SWBT shall be entitled to disclose confidential information on a confidential basis to regulatory agencies upon request for information as to SWBT's activities under the Act.

     31.6.5 Notwithstanding any other provision of this Agreement, the Proprietary Information provisions of this Agreement shall apply to all information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the date of this Agreement.

     31.6.6 Pursuant to Section 222(b) of the Act, both parties agree to limit their use of Proprietary Information received from the other to the permitted purposed identified in the Act.

 31.7 GOVERNING LAW. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the FCC, the exclusive jurisdiction and remedy for all such claims shall be as provided for by the FCC and the Act. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the Commission, the exclusive jurisdiction for all such claims shall be with such Commission, and the exclusive remedy for such claims shall be as provided for by such Commission. In all other respects, this Agreement shall be governed by the domestic laws of the State of Missouri without reference to conflict of law provisions.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 36 OF 42


 31.8 TAXES.

      31.8.1 Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees, or surcharges (hereinafter "Tax") imposed on or with respect to the services provided by or to such Party, except for any Tax on either party's corporate existence, status, or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale tax exemption, the purchasing party shall furnish the providing party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party until such time as the purchasing Party presents a valid certification. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party until such time as the purchasing Party presents a valid certificate.

      31.8.2 With respect to any purchase of services, facilities or other arrangements, if any Tax is required or permitted by applicable law to be collected from the purchasing party by the providing party, then: (i) the providing party shall bill the purchasing party for such Tax; (ii) the purchasing party shall remit such Tax to the providing party; and (iii) the providing party shall remit such collected Tax to the applicable taxing authority.

      31.8.3 With respect to any purchase hereunder of services, facilities or arrangements that are resold to a third party, if any Tax is imposed by applicable law on the end user in connection with any such purchase, then: (i) the purchasing party shall be required to impose and/or collect such Tax from the end user; and (ii) the purchasing party shall remit such Tax to the applicable taxing authority. The purchasing party agrees to indemnify and hold harmless the providing party on an after-tax basis for any costs incurred by the providing party as a result of actions taken by the applicable taxing authority to collect the Tax from the providing party due to the failure of the purchasing party to pay or collect and remit such tax to such authority.

      31.8.4 If the providing party fails to collect any Tax as required herein, then, as between the providing party and the purchasing party: (i) the purchasing party shall remain liable for such uncollected Tax; and (ii) the providing party shall be liable for any penalty and interest assessed with respect to such uncollected Tax by such authority. However, if the purchasing party fails to pay any taxes properly billed, then, as between the providing party and the purchasing party, the purchasing party will be solely responsible for payment of the taxes, penalty and interest.

      31.8.5 If the purchasing party fails to impose and/or collect any Tax from end users as required herein, then, as between the providing party and the purchasing party, the purchasing party shall remain liable for such uncollected Tax and any interest and penalty assessed thereon with respect to the uncollected Tax by the applicable taxing authority. With

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 37 OF 42

respect to any Tax that the purchasing party has agreed to pay or impose on and/or collect from end users, the purchasing party agrees to indemnify and hold harmless the providing party on an after-tax basis for any costs incurred by the providing party as a result of actions taken by the applicable taxing authority to collect the Tax from the providing Party due to the failure of the purchasing party to pay or collect and remit such Tax to such authority.

     31.9 NON-ASSIGNMENT. This Agreement shall be binding upon every subsidiary and Affiliate of either Party that is engaged in providing Telephone Exchange and Exchange Access services in any territory within which SWBT is an Incumbent Local Exchange Carrier as of the date of this Agreement (the "SWBT Territory") and shall continue to be binding upon all such entities regardless of any subsequent change in their ownership. Each Party covenants that, if it sells or otherwise transfers to a third party its Telephone Exchange and Exchange Access network facilities within the SWBT Territory, or any portion thereof, to a third party, it will require as a condition of such transfer that the transferee agree to be bound by this Agreement with respect to services provided over the transferred facilities. Except as provided in this paragraph, neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party; provided that each Party may assign this Agreement to a corporate Affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prompt written notice to the other Party of such assignment or transfer. Any attempted assignment or transfer that is not permitted is void ab initio. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns.

     31.10 NON-WAIVER. Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege.

     31.11 AUDITS. Each Party to this Agreement will be responsible for the accuracy and quality of its data as submitted to the respective Parties involved.

           31.11.1 Upon reasonable written notice and at its own expense, each Party or its authorized representative (providing such authorized representative does not have a conflict of interest related to other matters before one of the Parties) shall have the right to conduct an audit of the other Party to give assurances of compliance with the provisions of this Agreement; provided, that neither Party may request more than two (2) such audits within any twelve (12) month period. This includes on-site audits at the other Party's or the Party's vendor locations. Each Party, whether or not in connection with an audit, shall maintain reasonable records for a minimum of twenty-four (24) months and provide the other Party with reasonable access to such information as is necessary to determine amounts receivable or payable under this Agreement. Each Party's right to access information for audit purposes is limited to data not in excess of twenty-four (24) months in age.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 38 OF 42

 31.12 DISPUTED AMOUNTS.

       31.12.1 No claims, under this Agreement or its Appendices, shall be brought for disputed amounts more than twenty-four (24) months from the date of occurrence which gives rise to the dispute. Under this Section 30.12, if any portion of an amount due to a Party (the "Billing Party") under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the "Non-Paying Party") shall within sixty (60) days of its receipt of the invoice containing such disputed amount give notice to the Billing Party of the amounts it disputes ("Disputed Amounts") and include in such notice the specific details and reasons for disputing each item. The Non-Paying Party shall pay when due: (i) all undisputed amounts to the Billing Party; and (ii) all Disputed Amounts to Billing Party.

       31.12.2 If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within sixty (60) days after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative who has authority to settle the dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute.

       31.12.3 If the Parties are unable to resolve issues related to the Disputed Amounts within forty-five (45) days after the Parties' appointment of designated representatives pursuant to Section 31.12.2, above, then either Party may file a complaint with the Commission to resolve such issues or proceed with any other remedy pursuant to law or equity. The Commission may direct release of any or all funds (including any accrued interest) in the escrow account, plus applicable late fees, to be paid to either Party.

       31.12.4 The Parties agree that all negotiations pursuant to this Section
31.12 shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

       31.12.5 Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of: (i) one and one-half percent (1-1/2%) per month; or (ii) the highest rate of interest that may be charged under applicable law.

 31.13 DISPUTE RESOLUTION.

       31.13.1 No claims shall be brought for disputes arising under this Agreement or its Appendices more than twenty-four (24) months from the date of occurrence which gives rise to the dispute.

       31.13.2 For disputes other than disputed amounts under this Agreement or its Appendices, each Party shall appoint a designated representative as set forth in Section 31.12.2, above, and if unable to resolve the dispute, proceed as set forth in Section 31.12.3, above.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 39 OF 42

     31.14 NOTICES. Any notice to a Party required or permitted under this Agreement shall be in writing and shall be deemed to have been received on the date of service if served personally; on the date receipt is acknowledged in writing by the recipient if delivered by regular mail; or on the date stated on the receipt if delivered by certified or registered mail or by a courier service that obtains a written receipt. Notice may also be provided by facsimile, which shall be effective on the next Business Day following the date of transmission as reflected in the facsimile confirmation sheet. "Business Day" shall mean Monday through Friday, SWBT/DTI holidays excepted. Any notice shall be delivered using one of the alternatives mentioned in this section and shall be directed to the applicable address indicated below or such address as the Party to be notified has designated by giving notice in compliance with this section, except that notices to a Party's twenty-four (24) hour contact number shall be by telephone and/or facsimile and shall be deemed to have been received on the date transmitted.


NOTICE CONTACT                DTI CONTACT               SWBT CONTACT
NAME/TITLE                    Richard Weinstein         Jeffrey Fields
STREET ADDRESS                11111 Dorsett Rd.         One Bell Plaza, 525.07
CITY, STATE, ZIP CODE         St. Louis, MO 63043       Dallas, TX 75202
TELEPHONE NUMBER              314-253-6600              214-464-5676
FAX NUMBER                    314-253-6699              214-464-1486

24-HOUR NETWORK MGMT CONTACT  DTI CONTACT               SWBT CONTACT
NAME/TITLE                    Alan Ducheck              NSMC Control
TELEPHONE NUMBER              314-253-6600              1-800-792-2662
FAX NUMBER                    314-253-6699              1-972-301-6702

 31.15 PUBLICITY AND USE OF TRADEMARKS OR SERVICE MARKS.

       31.15.1 The Parties agree not to use in any advertising or sales promotion, press releases, or other publicity matters any endorsements, direct or indirect quotes, or pictures implying endorsement by the other Party or any of its employees without such Party's prior written approval. The Parties will submit to each other for written approval, prior to publication, all publicity matters that mention or display one another's name and/or marks or contain language from which a connection to said name and/or marks may be inferred or implied; the Party to whom a request is directed shall respond promptly. Nothing herein, however, shall be construed as preventing either Party from publicly stating the fact that it has executed this Agreement with the other Party.

     31.15.2 Nothing in this Agreement shall grant, suggest, or imply any authority for one Party to use the name, trademarks, service marks, or trade names of the other for commercial purposes without prior written approval.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 40 OF 42

     31.16 SECTION 252(I) OBLIGATIONS. If either Party enters into an agreement (the "Other Agreement") approved by the Commission or FCC pursuant to
Section 252 of the Act (regardless of whether the approved agreement was negotiated or arbitrated) which provides for the provision of arrangements covered in this Agreement to another requesting Telecommunications Carrier, including an Affiliate, such Party shall make available to the other Party such arrangements upon the same rates, terms and conditions as those provided in the Other Agreement. At its sole option, the other Party may avail itself of either: (i) the Other Agreement in its entirety; or (ii) the prices, terms and conditions of the Other Agreement that directly relate to any of the following duties as a whole:

     (a) Interconnection - Section 251(c)(2); 252(d)(1); and 271(c)(2)(B(i) of the Act; or

     (b) Exchange Access - Section 251(c)(2) and 271(c)(2)(B)(ii) of the Act;
         or

     (c) Unbundling - Section 251(c)(3) and 271(c)(2)(B)(ii) of the Act; or

     (d) Resale - Section 251(c)(4) and 271(c)(2)(B)(xiv) of the Act; or

     (e) Collocation - Section 251(c)(6) and 271(c)(2)(B)(i) of the Act; or

     (f) Number Portability - Section 251(b)(2) and 271(c)(2)(B)(xi) of the Act; or

     (g) Database Access - Section 271(c)(2)(B)(x) of the Act; or

     (h) Access to Rights of Way - Section 251(b)(4) and 271(c)(2)(B)(iii) of the Act; or

     (i) Operator Services - Section 271(c)(2)(B)(vii)(III); or

     (j) Directory Assistance - Section 271(c)(2)(B)(vii)(II).

     31.17 JOINT WORK PRODUCT. This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

     31.18 INTERVENING LAW. This Agreement is entered into as a result of both private negotiation between the Parties and the incorporation of some of the results of arbitration by the Missouri PSC. If the actions of Missouri or federal legislative bodies, courts, or regulatory agencies of competent jurisdiction invalidate, modify, or stay the enforcement of laws or regulations that were the basis for a provision of the contract which is reflective of the Arbitration Award approved by the Commission, the affected provision shall be invalidated, modified, or stayed, consistent with the action of the legislative body, court, or regulatory agency. In such event, the Parties shall expend diligent efforts to arrive at an agreement respecting the modifications to the Agreement. If negotiations fail, disputes between the Parties

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 41 OF 42

concerning the interpretation of the actions required or provisions affected by such governmental actions shall be resolved pursuant to the dispute resolution process provided for in this Agreement. The invalidation, stay, or modification of the pricing provisions of the FCC's First Report and Order in CC Docket No. 96-98 (August 8, 1996) and the FCC's Order on Reconsideration (September 27, 1996) shall not be considered an invalidation, stay, or modification requiring changes to provisions of the Agreement required by the Commission Arbitration Award, in that the FCC's pricing provisions are not the basis for the costing and pricing provisions of the Commission's Arbitration Award.

     31.19 NO THIRD PARTY BENEFICIARIES; DISCLAIMER OF AGENCY. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

     31.20 NO LICENSE. No license under patents, copyrights or any other intellectual property right (other than the limited license to use consistent with the terms, conditions and restrictions of this Agreement) is granted by either Party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

     31.21 SURVIVAL. The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

     31.23 SCOPE OF AGREEMENT. This Agreement is intended to describe and enable specific Interconnection and compensation arrangements between the Parties. This Agreement does not obligate either Party to provide arrangements not specifically provided herein.

     31.24 ENTIRE AGREEMENT. The terms contained in this Agreement and any Schedules, Exhibits, Appendices, tariffs and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other communications. This Agreement may only be modified by a writing signed by an officer of each Party.

                                                    GENERAL TERMS AND CONDITIONS
                                                                  DTI - MISSOURI
                                                                   PAGE 42 OF 42

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this 1st day of July, 1997.

DIGITAL TELEPORT, INC.               SOUTHWESTERN BELL TELEPHONE COMPANY

Signature: /s/ Richard D. Weinstein  Signature: /s/ Dennis B. Eidson
          --------------------------           ---------------------------------


Name:  RICHARD D. WEINSTEIN          Name: DENNIS B. EIDSON
     -------------------------------      --------------------------------------
       (Print or Type)                         (Print or Type)

Title: PRESIDENT                    Title: Gen. Mgr.-Local Interconnection
      ------------------------------       -------------------------------------
       (Print or Type)                         (Print or Type)

                                                                    APPENDIX 800
                                                                     Page 2 of 6

                                  APPENDIX 800

                    ACCESS TO THE TOLL FREE CALLING DATABASE

This Appendix sets forth the terms and conditions under which SWBT provides Access to the Toll Free Calling Database.

I.    DESCRIPTION

      A. SWBT's 800 database, an ANSI SS7 call-related database system, receives updates processed from the national Service Management System (SMS). Customer records in the SMS are created or modified by entities known as Responsible Organizations (RespOrg) who obtain access to the SMS via the 800 Service Management System, Tariff F.C.C. No. 1. 800 Service Providers must either become their own RespOrg or use the services of an established RespOrg. The services of a RespOrg includes creating and updating 800 records in the SMS to download in the 800 database(s). SWBT does not, either through a tariff or contract, provide RespOrg service.

      B. After the 800 customer record is created in the SMS, the SMS downloads the records to the appropriate databases, depending on the area of service chosen by the 800 subscriber. An 800 customer record is created in the SMS for each 800 number to be activated. The SMS initiates all routing changes to update information on a nationwide basis.

      C. Access to the Toll Free Calling Database allows an LSP to access SWBT's 800 database for the purpose of switch query and database response. Access to the Toll Free Calling Database supports the processing of toll free calls (e.g., 800 and 888) where identification of the appropriate carrier (800 Service Provider) to transport the call is dependent upon the full ten digits of the toll free number (e.g., 1+800+NXX+XXXX). Access to the Toll Free Calling Database includes all 800-type dialing plans (i.e., 800 and 888 [and 877, 866, 855, 844, 833, 822, when available]).

      D. Access to the Toll Free Calling Database provides the carrier identification function required to determine the appropriate routing of an 800 number based on the geographic origination of the call, from a specific or any combination of NPA/NXX, NPA or LATA.

      E.   There are three optional features available with 800 service:
           Designated 10-Digit Translation, Call Validation and Call Handling and Destination.

           1. The Designated 10-Digit Translation feature converts the 800 number into a designated 10-digit number. If the 800 Service Provider provides the designated 10-digit number associated with the 800 number and requests

                                                                    APPENDIX 800
                                                                     Page 3 of 6

                delivery of the designated 10-digit number in place of the 800 number, SWBT will deliver the designated 10-digit number.

           2. The Call Validation feature limits calls to an 800 number to calls originating only from an 800 Subscriber's customized service area. Calls originating outside the area will be screened and an out of band recording will be returned to the calling party.

           3. The Call Handling and Destination feature allows routing of 800 calls based on one or any combination of the following: time of day, day of week, percent allocation and specific 10 digit ANI.

II. TERMS AND CONDITIONS

    A. Access to the Toll Free Calling Database provided under these terms and conditions is only available for use in the provision of telephone exchange and exchange access telecommunications services as specified in the Telecommunications Act of 1996 and any effective rules and regulations of the Federal Communications Commission and the state Public Service Commission.

    B. Access to the Toll Free Calling Database is offered separate and apart from other unbundled network elements necessary for operation of the network routing function addressed in these terms and conditions, e.g., end office 800 SSP functionality and CCS/SS7 signaling. This appendix is separate from the prices, terms, conditions and billing for such related elements, and in no way shall this appendix be construed to circumvent the prices, terms, conditions or billing as specified for such related elements.

    C. LSP shall address its queries to SWBT's database to the alias point code of the STP pair identified by SWBT. LSP's queries shall use subsystem number 0 in the calling party address field and a translations type of 254 with a routing indicator set to route on global title. LSP acknowledges that such subsystem number and translation type values are necessary for SWBT to properly process queries to its 800 database.

    D. Each Party warrants to the other that it shall send queries and SS7 messages conforming to the ANSI approved standards for SS7 protocol and pursuant to the Specifications and Standards documents attached and incorporated herein in Exhibit I. Both Parties acknowledge that transmission in said protocol is necessary for each Party to provision Access to the Toll Free Calling Database (or the equivalent thereof). Each Party reserves the right to modify its network pursuant to other specifications and standards, which may include Bellcore Specifications defining specific service applications, message types and formats, that may become necessary to meet the prevailing demands within the U.S. telecommunications industry. All such changes shall be announced in accordance

                                                                    APPENDIX 800
                                                                     Page 4 of 6

         with the then prevailing industry standard procedures. Each party shall work cooperatively to coordinate any necessary changes.

    E. LSP acknowledges and agrees that CCS/SS7 network overload due to extraordinary volumes of queries and/or other SS7 network messages can and will have a detrimental effect on the performance of SWBT's CCS/SS7 network and its 800 database. LSP further agrees that SWBT, at its sole discretion, may employ certain automatic and/or manual overload controls within SWBT's CCS/SS7 network to guard against these detrimental effects. SWBT shall report to the LSP any instances where overload controls are invoked due to the LSP's CCS/SS7 network. LSP shall take immediate, corrective actions as are necessary to cure the conditions causing the overload situation.

    F. During periods of 800 database system congestion, SWBT shall utilize an automatic code gapping procedure to control congestion that may affect the service of all customers of SWBT's 800 database. The automatic code gapping procedure used by SWBT shall tell LSP's switch the gap (how long LSP's switch should wait before sending another query) and the duration (how long the switch should continue to perform gapping). For example, during an overload condition, the automatic code gapping procedure shall tell SWBT's 800 database when to begin to drop one out of three queries received. This code gapping procedure shall be applied uniformly to all users of SWBT's 800 database. SWBT reserves the right to manually invoke the automatic code gapping procedure to control congestion.

    G. Prior to SWBT initiating service under this Appendix, LSP shall provide an initial forecast of busy hour query volumes. LSP shall update its busy hour forecast for each upcoming calendar year (January - December) by October 1 of the preceding year. LSP shall provide such updates each year for the first three (3) years of this Appendix. If, prior to the establishment of a mutually agreeable service effective date, in writing, SWB, at its discretion, determines that it lacks adequate processing capability to provide Access to the Toll Free Calling Database to LSP, SWBT shall notify LSP of SWBT's intent not to provide the services under this Appendix and this Appendix will be void and have no further effect.

    H. LSP shall from time to time at SWBT's request, provide additional forecasted information as deemed necessary by SWBT for network planning in connection with this offering.

    I. SWBT shall test the Access to the Toll Free Calling Database in conjunction with CCS/SS7 Interconnection Service (e.g., SS7 Appendix) as outlined in Bellcore Technical References
         TR-NWT-000533, TR-NWT-000954, TR-TSV-000905, and TP 76638.

                                                                    APPENDIX 800
                                                                     Page 5 of 6

      J. LSP shall only use Access to the Toll Free Calling Database to determine the routing requirements for originating 800 calls. Neither the LSP nor carrier customers of the LSP if the LSP is acting on behalf of other carriers, shall use the database information to copy, store, maintain or create any table or database of any kind or for any purpose. If the LSP acts on behalf of other carriers to access SWBT's Toll Free Calling Database, LSP shall prohibit such carriers from copying, storing, maintaining, or creating any table or database of any kind from any response provided by SWBT after a query to SWBT's Toll Free Calling Database. LSP shall only use this network element in connection with the provision of telephone exchange and exchange access services.

      K. LSP shall ensure that it has sufficient link capacity and related facilities to handle its signaling and toll free traffic without adversely affecting other network subscribers.

      L. SWBT shall provide Access to the Toll Free Calling Database as set forth in this Appendix only as such elements are used for LSP's activities on behalf of its Missouri local service customers where SWBT is the incumbent local exchange carrier. LSP agrees that any other use of SWBT's Toll Free Calling Database for the provision of 800 database service by LSP will be pursuant to the terms, conditions, rates, and charges of SWBT's effective tariffs, as revised, for 800 database services.

      M. This Appendix shall become effective on ____ and shall continue for one (1) year from the effective date of implementation of Access to the Toll Free Calling Database. Thereafter, this Appendix shall remain in effect unless terminated by either party upon written notice given sixty (60) days in advance of the termination date.

      N. Ordering and billing inquiries for the elements described herein shall be directed to the Local Service Provider Service Center (LSPSC). Ordering shall be done through the LSPSC using the standard LSP order form and SWBT CCS7-2 Form, if applicable.

III. RATE REGULATIONS

      A.   LSP shall pay a Local Service Order Request Charge for each
           LSP request for service order activity to establish Access to the Toll Free Calling Database.

      B. LSP shall pay the rates for Access to the Toll Free Calling Database, as described in Section III D. These rates and charges will apply for one (1) year from the service effective date for each exchange. After one (1) year, SWBT may change the rates upon sixty
           (60) days' notice. SWBT may first give such notice sixty days before the end of the first year.

                                                                    APPENDIX 800
                                                                     Page 6 of 6


      C. LSP shall pay a nonrecurring charge when an LSP establishes or changes a signaling point code. The rates and charges for Signaling Point Code(s) are described in the SS7 Appendix. This charge also applies to point code information provided by LSPs allowing other telecommunications providers to use the LSP's SS7 signaling network.

      D. Prices for the four rate elements associated with Access to the Toll Free Calling Database are as follows:

         1.   Toll Free Database Query Rate Element          $0.001020
         2.   Designated 10-Digit Translation Rate Element      NC
         3.   Call Validation Rate Element                      NC
         4.   Call Handling and Destination Rate Element     $0.000140

      E. LSP shall pay the Toll Free Database query rate for each query received and processed by SWB's database. When applicable, the charge for the additional features (Designated 10-Digit Translation, Call Validation and Call Handling and Destination) are per query and in addition to the Toll Free Database query charge, and will also be paid by LSP.

IV. MONTHLY BILLING

      SWBT shall render monthly billing statements to the LSP, and remittance in full will be due within thirty (30) days of receipt.

                                                                    APPENDIX 800
                                                                       EXHIBIT I
                                                                     Page 1 of 1

                                  APPENDIX 800
                                   EXHIBIT I

                          SPECIFICATIONS AND STANDARDS


        Description of Subject Area
        and Issuing Organization                        Document Number
        ----------------------------------------------  ---------------
        Bellcore, SS7 Specifications
                                                        TR-NWT-000246
                                                        TR-NWT-000271
                                                        TR-NWT-000533
        Bellcore, CCS Network Interface Specifications
                                                        TR-TSV-000905
                                                        TP 76638
                                                        TR-NWT-000954

                                                               APPENDIX 911-MOKA
                                                                     Page 2 of 3
                             Appendix 911- MISSOURI

                 Terms and Conditions for Providing Connection
                   to E911 Universal Emergency Number Service

This appendix between SWBT and LSP sets forth the terms and conditions upon which SWBT will provide LSP's connection to E911 Universal Emergency Number Service.

DEFINITIONS

The definition of IEC in the Missouri General Exchange Tariff referenced below is modified as follows (modifications are shown in bold and italicized):

      Independent Exchange Company (IEC): A local exchange telephone company, including local service providers (LSPS) who are certified by the state commission, other than Southwestern Bell Telephone Company.

TERMS AND CONDITIONS

The following are in addition to those terms and conditions in the Missouri General Exchange Tariffs referenced below:

      SWBT shall provide LSP with a file containing the Master Street Address Guide (MSAG) for the exchanges or communities specified in Exhibit I, in accordance with the methods and procedures described in the document "Operating Methods for Downloading and Maintaining End User Records in SWBT's DBMS". SWBT shall provide LSP additional files with the entire MSAG, including subsequent additions or updates to the MSAG in accordance with the intervals specified in Exhibit I. In addition, SWBT shall provide LSP with a statistical report in a timely fashion and in accordance with the methods and procedures described in the above mentioned document, for each file downloaded by LSP to SWBT's DBMS, so that LSP may ensure the accuracy of the end user records. LSP will attest it has been provided a copy of the document referenced above.

      At a reasonable time prior to the establishment of E911 Service, LSP shall download and maintain thereafter all information required to establish records necessary for furnishing connection to E911 Service and shall promptly notify SWBT in writing of any changes to be made to such records. LSP shall adopt and comply with operating methods applicable to downloading and maintaining LSP's end user records in SWBT's DBMS, as set forth in the document referenced in the paragraph above.

                                                             APPENDIX 911 - MOKA
                                                                     Page 3 of 3

      LSP acknowledges that its end users in a single local calling scope may be served by different PSAPs, and LSP shall be responsible for providing facilities to route calls from its end users to the proper E911 Control Office(s).

      LSP shall connect its switches to the E911 Control Office by one-way outgoing CAMA trunks dedicated for originating 911 emergency service calls.

      The parties agree that the E911 service is provided for the use of the E911 Customer, and recognizes the authority of the E911 Customer to establish service specifications and grant final approval (or denial) of service configurations offered by SWBT and the LSP. The terms and conditions of this appendix represent a plan for providing E911 service, for which LSP must obtain documentation of approval from the appropriate E911 Customer(s) which have jurisdiction in the area(s) in which LSP's customers are located. LSP shall provide such documentation to SWBT prior to the use of LSP's E911 connection for actual emergency calls.

      Both parties agree to designate a representative who shall have the authority to execute additional exhibits to this Appendix when necessary to accommodate expansion of the geographic area of LSP into the jurisdiction of additional PSAPs or to increase the number of CAMA trunks. The designated representative for SWBT is Jeff Fields and for LSP is Richard Weinstein.

      The terms and conditions of this appendix are subject to renegotiation in the event that the E911 Customer orders changes to the E911 service that necessitate revision of this appendix.

RATES, TERMS AND CONDITIONS

E911 Universal Emergency Number Service will be provided utilizing the rates, terms and conditions set forth in the following Missouri tariff, in addition to those terms and conditions described previously in this Appendix:

      SWBT's General Exchange Tariff (Mo. P.S.C. No. 35) Section 28 - Universal Emergency Number Service (9-1-1)

                                                             APPENDIX 911 - MOKA
                                                                       EXHIBIT I
                                                                     PAGE 1 OF 1

                          EXHIBIT I to APPENDIX 9-1-1


                                        LSP SERVING AREA DESCRIPTION AND E9-1-1 INTERCONNECTION DETAILS



LSP NAME & CONTACTS            LSP "OCN"              LSP Switch Name & Addr.   Switch Type                 LSP NPA/NXX(s) included
------------------------------------------------------------------------------------------------------------------------------------

                                                                                CLLI Code                   # 9-1-1 Trunks Requested
E9-1-1 Manager                 LSP Telco ID
                                                                                "Connect Signal" Digits(4)      "Default" PSAP

------------------------------------------------------------------------------------------------------------------------------------
                                                                                1-1

Database Administrator                                Estimated # of EAAs       ETST Code

------------------------------------------------------------------------------------------------------------------------------------
                               LSP Service Area
                               Definition:
Switch Site Contact
------------------------------------------------------------------------------------------------------------------------------------
                               SWBT E9-1-1 SYSTEM CONFIGURATION ASSOCIATED WITH DESIGNATED E9-1-1 CONTROL OFFICE


E9-1-1 CONTROL OFFICE:
-------------------------------------      PSAPs INCLUDED IN      COMMUNITY for MSAG    E9-1-1 CUSTOMER and AGENCY TYPE (see legend
           CLLI Code:                      9-1-1 SERVICE PLAN     PULL(3)               below)
-------------------------------------     -----------------------------------------------------------------------------------------
E9-1-1 Features Required:
-------------------------------------
# of 9-1-1 Trunks from LSP:
-------------------------------------
MSAG Update Interval:        Monthly
-------------------------------------
FOOTNOTES:                (1)
                          (2)
                          (3)  MSAG will only include addresses within SWBT exchanges, unless specifically stated otherwise.
                          (4)  Refer to network interface specifications in Exhibit III.
------------------------------------------------------------------------------------------------------------------------------------
"TYPE of AGENCY" LEGEND:
         HRC = Home Rule City
         ECD = Emergency Communications District
         COG = Council of Governments or Regional Planning Commission
         GLC = General Law City
        Cnty = County with special provisions (only applies to Dallas County)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Date Prepared
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                                    APPENDIX AIN
                                                                     PAGE 2 OF 2

                                  Appendix AIN

                           AIN CALL RELATED DATABASE

AIN is a Network Architecture that uses distributed intelligence in centralized databases to control call processing and manage network information, rather than performing those functions at every switch.

SWBT will provide LSP access to the SWBT's Service Creation Environment (SCE) to design, create, test and deploy AIN-based features, equivalent to the access it provides to itself, providing that security arrangements can be made. LSP requests to use the SWBT SCE will be subject to request and review procedures to be agreed upon by the Parties.

When LSP utilizes SWBT's Local Switching network element and requests SWBT to provision such network element with a technically feasible AIN trigger, SWBT will provide access to the appropriate AIN Call Related Database for the purpose of invoking either an SWBT AIN feature or a LSP developed AIN feature as per previous section.

When LSP utilizes its own local switch, SWBT will provide access to the appropriate AIN Call Related Database for the purpose of invoking either an SWBT AIN feature or a LSP developed AIN feature as per previous section.

SWBT will provide access to AIN Call Related databases in a nondiscriminatory and competitively neutral manner. Any mediation, static or dynamic, will only provide network reliability, protection, security and network management functions consistent with the access service provided. Any network management controls found necessary to protect the AIN SCP from an overload condition will be applied based on nondiscriminatory guidelines and procedures either (1) resident in the SWBT STP that serves the appropriate AIN SCP or (2) via manual controls that are initiated from SWBT Network Elements. Such management controls will be applied to the specific problem source, where ever that source is, including SWBT, and not to all services unless a problem source cannot be identified.

As requested by LSP, SWBT will provide specifications and information reasonably necessary for LSP to utilize SWBT SCE as provided above.

SWBT SCP will partition and take reasonable steps to protect LSP service logic and data from unauthorized access, execution or other types of compromise, where technically feasible.

                                                                    APPENDIX BCR
                                                                     Page 2 of 5

                                  APPENDIX BCR

                       BILLING, COLLECTING AND REMITTING

This Appendix sets forth the terms and conditions that apply to those telecommunications services for which charges are billed and collected by one Local Exchange Carrier (LEC) or LSP but earned by another LEC; and to establish procedures for the billing, collecting and remitting of such charges and for compensation for the services performed in connection with the billing, collecting and remitting of such charges.

I. DEFINITIONS

      A.   BellCore Client Company Calling Card and Third Number
           Settlement (BCC CATS) System - Nationwide system used to produce information reports that are used in the settlement of LEC revenues recorded by one BCC (or LEC) and billed to an end user of another BCC (or LEC) as described in accordance with the BellCore Practice BR 981-200-110.

      B. Charges - the amount approved or allowed by the appropriate regulatory authority to be billed to an end user for any of the services described in Section II., rendered by a LEC to an end user.

      C. Compensation - the amount to be paid by one Party to the other Party for billing, collecting and remitting of charges as set forth in Section IV.

      D.   IntraLATA - within a Local Access Transport Area (LATA) -
           IntraLATA messages are those messages, either intrastate or interstate, which originate and terminate within a LATA. The term "IntraLATA messages," as used herein, shall only include those that qualify for the BellCore Client Company BCC CATS process.

      E. InterLATA - between Local Access and Transport Areas (LATAs) as defined in the FCC's CC Docket No. 78-72. InterLATA messages are those messages which originate in one LATA and terminate in a different LATA. The term "InterLATA messages" as used herein, shall only include those that qualify for the BellCore Client Company BCC CATS process.

      F. Local Exchange Carrier (LEC) - as used in this Appendix shall mean those Local Exchange Carriers or Local Service Providers using BCC CATS as a message tracking system.

      G. Local Message - Local messages are those messages which originate and terminate within the area defined as the local service area of the station from which the message originates.

                                                                    APPENDIX BCR
                                                                     Page 3 of 5

      H. Revenues - the sum of all or part of the charges as defined above.

II. SCOPE OF APPENDIX

      This Appendix shall apply to procedures for the billing, collecting and remitting of revenues (and compensation to either Party for billing, collecting and remitting of such revenues) derived from the following services:

      A. LEC-carried (traffic transported by facilities belonging to a LEC) local messages of the following types:

            1. Local Message Service Charges Billed to a Calling Card or to a Third Number.

            2.   Directory Assistance Calls Charged to a Calling
                 Card or to a Third Number.

            3.   Public Land Mobile Radiotelephone Transient-Unit
                 Local Message Service (Mobile Channel Usage Link Charge).

            4.   Maritime Mobile Radiotelephone Service and
                 Aviation Radiotelephone Service (Marine, Aircraft, High Speed Train Radio Link Charges).

      B. LEC-carried Interstate IntraLATA and Interstate InterLATA telecommunications services that qualify for and flow through the BCC CATS process as addressed in the BellCore Practice BR 981-200-110, of the following types:

            1.   Interstate IntraLATA Toll Service carried by an
                 LEC and charged to a Calling Card or a Third Number.

            2.   Interstate InterLATA Toll Service carried by an
                 LEC and charged to a Calling Card or a Third Number.

            3. Radio Link Charges where service is provided by one LEC and billed by another LEC.

III. RESPONSIBILITIES OF THE PARTIES

      A. LSP agrees to bill, collect and remit to SWBT the charges for the services described in Section II. which charges are earned by any LEC (including SWBT), but which are to be billed to end users of the LSP.

                                                                    APPENDIX BCR
                                                                     Page 4 of 5

      B. In those cases in which the charges for the services listed in Section II. are due any LEC other than SWBT, SWBT will arrange to transfer these and charges to the appropriate company in accordance with accepted industry standards.

      C. Charges for the services listed in Section II. to be billed, collected and by LSP for SWBT's benefit, shall be remitted by LSP to SWBT within 30 days of the date of SWBT's bill to LSP for such services.

      D. SWBT agrees to bill and collect (or to have another LEC bill and collect, where the appropriate), and to remit to LSP, the charges for the services described in Section II., which charges are earned by LSP, but which are to be billed by another LEC (including
           SWBT) to the end users of that LEC.

      E. Charges for the services listed in Section II. to be billed, collected and remitted by SWBT or another LEC for LSP's benefit, shall be remitted by SWBT to LSP within 30 days of the date of LSP's bill to SWBT for such services.

      F. The full amount of the charges transmitted to either Party for billing, collecting and remitting shall be remitted by the other Party, without setoff, abatement or reduction for any purpose, other than to deduct the compensation, as described in Section IV, due the Party for performing the end user billing function. The Party billing the end user shall be responsible for all uncollectible amounts related to the services described remitted in Section II. Notwithstanding this paragraph, SWBT may net amounts due to LSP under this Appendix against amounts owed to SWBT when SWBT renders a bill to LSP hereunder.

      G. Each Party will furnish to the other such information as may be required for monthly billing and remitting purposes.

IV. COMPENSATION

      A Party performing the services described in Section II. A. will compensate the other Party in the amount of $.08 for each charge billed for any service described in Section II.A. and subsequently remitted pursuant to this Appendix by such other Party to the Party performing the services described in Section II. A. A Party performing the services described in Section II. B. will compensate the other Party in the amount of $.05 for each charge billed for any service described in Section II.
      B. and subsequently remitted pursuant to this Appendix by such other Party to the Party performing the services described in Section II. B. Such compensation shall be paid (unless a Party has collected such compensation as described in Section III.F. above) within 30 days of the date of a bill for such compensation by the Party performing (or which has another LEC perform for it), the billing, collecting and remitting functions described in Section III.

                                                                    APPENDIX BCR
                                                                     Page 5 of 5

V.   SWBT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED,
     INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO SERVICES PROVIDED HEREUNDER. ADDITIONALLY, SWBT ASSUMES NO RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF THE DATA SUPPLIED BY LSP WHEN THIS DATA IS ACCESSED AND USED BY A THIRD PARTY.

                                                                     APPENDIX CH
                                                                     Page 2 of 4

                          APPENDIX CLEARINGHOUSE (CH)

WHEREAS, SWBT operates a Clearinghouse (CH), as described below, for its own behalf and that of participating LECs and LSPs, including LSP; and

WHEREAS, LSP wants to participate in the CH on the terms set forth herein;

The Parties agree to the following:

1. CLEARINGHOUSE DESCRIPTION

      SWBT operates a CH for the purpose of facilitating the exchange of certain alternatively billed intrastate intraLATA message toll call records and the reporting of settlement revenues owed by and among participating LECs and LSPs, including SWBT and LSP.

2. QUALIFYING MESSAGE CRITERIA

      The only toll call messages that qualify for submission to SWBT for CH processing are: (a) intrastate intraLATA sent collect (including calling card, collect and third number) messages which are originated in one LEC or LSP exchange, exclusively carried by a LEC or LSP over LEC or LSP facilities and billed to a customer located in a second LEC's or LSP exchange within the same state; or (b) intrastate intraLATA sent collect (but limited to calling card and third number) messages originated in one of SWBT's operating areas (located in parts of Texas, Arkansas, Kansas, Missouri or Oklahoma), exclusively carried by a LEC or LSP over LEC or LSP facilities, and billed to a customer located in a second LEC's or LSP exchange and not in the originating State.

3. RESPONSIBILITIES OF THE PARTIES

A. LSP agrees that it will provide SWBT with billing records for CH processing that are in an industry standard format acceptable to SWBT and at a minimum will display the telephone number of the end user to whom the call is to be billed, and data about the call sufficient for a carrier to comply with all applicable state regulatory requirements. For purposes of this Attachment, these records ("CH Records") will detail intraLATA toll calls which were originated by use of the single digit access code (i.e., 0+ and 0-) in one LEC or LSP exchange but are to be billed to an end user in a second LEC's or LSP exchange. Such records are referred to as category 92 records for CH processing purposes. The term "CH Record" will mean the call detail attributed to a single completed toll message.

      LSP agrees that all CH Records it generates will display indicators denoting whether category 92 Records should be forwarded to SWBT's CH. LSP will retain its originating

                                                                    APPENDIX CH
                                                                     Page 3 of 4

      records for ninety (90) days such that the category 92 Records can be retransmitted to SWBT for CH processing, if needed.

B. SWBT will provide and maintain such systems as it believes are required to furnish the CH service described herein. SWBT, in its capacity as operator of the CH, agrees to retain all CH Records processed through the CH for two (2) years.

C. LSP will timely furnish to SWBT all CH Records required by SWBT to provide the CH service in accordance with the Technical Exhibit Settlement Procedures (TESP) dated DD/MM/YEAR, or as otherwise mutually agreed upon by the Parties. SWBT will provide the CH service in accordance with the TESP, and such modifications as are subsequently agreed upon.

D. Presently, in operating the CH, SWBT relies upon NXX codes to identify messages for transmission to participating billing companies. To the extent any subprocesses are required to settle CH messages due to the use of ported numbers, such subprocessing will be the responsibility of the porting entity.

4.   PROCESSING CHARGE

      LSP agrees to pay SWBT a processing charge in consideration of SWBT's performance of CH services. This charge is $.02 per originated CH Record processed on behalf of LSP.

5.   BILLING CHARGE

      LSP agrees to pay a $.05 per message charge to the LEC or LSP responsible for billing the message, including SWBT, when SWBT bills the message.

6.   SETTLEMENT REPORT

      SWBT will issue monthly reports containing the results of the processing of CH Records to each participating LEC and LSP. These reports list the
      (a) amounts owed by LSP for billing messages originated by others; (b) amounts due to LSP for LSP-originated messages billed by others; (c) applicable billing charges; and (d) processing charges.

7.   RETROACTIVE AND LOST MESSAGES

      The Parties agree that processing of retroactive messages through the CH is acceptable, if such messages utilize the industry standard format for call records, pursuant to Section 3 of this Attachment. The Parties agree that lost messages are the complete responsibility of the originating LEC or LSP. If messages are lost by any Party, and cannot be recreated or retransmitted, the originating LEC or LSP will estimate messages, minutes,

                                                                     APPENDIX CH
                                                                     Page 4 of 4



      and associated revenues based on the best available data. No estimate will be made for messages which are more than two years old at the time the estimate is made. The estimates will be off-line calculations (i.e., not part of the routine CH processing) and will be included as a supplement to the monthly settlement report.

8.   LIMITATION OF LIABILITY

      By agreeing to operate the CH, SWBT assumes no liability for any LEC's or LSP's receipt of appropriate revenues due to it from any other entity. LSP agrees that SWBT will not be liable to it for damages (including, but not limited to, lost profits and exemplary damages) which may be owed to it as a result of any inaccurate or insufficient information resulting from any entity's actions, omissions, mistakes, or negligence and upon which SWBT may have relied in preparing settlement reports or performing any other act under this Attachment.

      LSP agrees to indemnify and hold SWBT harmless against and with respect to any and all third party claims, demands, liabilities or court actions arising from any of its actions, omissions, mistakes or negligence occurring during the course of SWBT's performance of CH processing pursuant to this Attachment.

      SWBT will not be liable for any losses or damages arising out of errors, interruptions, defects, failures, or malfunction of the CH services provided pursuant to this Attachment, including those arising from associated equipment and data processing systems, except such losses or damages caused by the sole negligence of SWBT. Any losses or damage for which SWBT is held liable under this Attachment will in no event exceed the amount of processing charges incurred by LSP for the CH services provided hereunder during the period beginning at the time SWBT receives notice of the error, interruption, defect, failure or malfunction, to the time service is restored.

9.   DISCLAIMER OF WARRANTIES

      SWBT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO SERVICES PROVIDED HEREUNDER. ADDITIONALLY, SWBT ASSUMES NO RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF THE DATA SUPPLIED BY LSP WHEN THIS DATA IS ACCESSED AND USED BY A THIRD PARTY.

                                                                  APPENDIX CNAM
                                                                    Page 2 of 13


                                 APPENDIX CNAM

This appendix contains the terms and conditions under which SWBT and LSP shall provide CNAM Service Query service (or equivalent service):

1. Definitions

     A. A-links mean a diverse pair of facilities connecting local end office switching centers with Signaling Transfer Points.

     B. Calling Name Delivery (CNAM) service enables the terminating end user to identify the calling party by a displayed name before the call is answered. The calling party's name, date and time of the call are retrieved from an SCP database and delivered to the end user's premise between the first and second ring for display on compatible customer premise equipment (CPE).

     C. CNAM Service Query is SWBT's service that allows LSP to query SWBT's Calling Name database for Calling Name information in order to deliver that information to LSP's local subscribers.

     D. Calling Name database means a Party's database containing current Calling Name information of all working lines served or administered by that Party, including the Calling Name information of any telecommunications company participating in that Party's Calling Name database.

     E. Calling Name information means telecommunications companies' records of all their subscribers' names associated with one or more assigned ten-digit telephone numbers.

     F. Service Control Point (SCP) is a CCS network node where the Calling Name database resides.

     G. Service Point (SP) means a CCS network interface element capable of initiating and/or terminating SS7 messages from an end office.

     H. Service Switching Point (SSP) means the software capability within a switching point that provides the SP with SS7 message preparation/interpretation capability plus SS7 transmission/reception access ability.

                                                                   APPENDIX CNAM
                                                                    Page 3 of 13


     I. Signaling Transfer Point (STP) is the point where a Party interconnects with a CCS/SS7 network. In order to connect to SWBT's SS7 network, LSP or a third party initiating LSP's Calling Name Queries must connect with an SWBT STP in order to connect to SWBT's SCP.

     J. Common Channel Signaling (CCS) Network is an out-of-band, packet-switched, signaling network used to transport supervision signals, control signals, and data messages. CNAM Queries and Response messages are transported across the CCS network.

     K. Signaling System 7 (SS7) is the signaling protocol used by the CCS network.

     L. CNAM Service Query Rate applies to each CNAM Query received at the SCP where a Party's Calling Name database resides.

     M. Query Transport Rate applies to each CNAM Query transported through a Party's interconnecting STP and between the STP and the Calling Name database. SWBT and LSP shall list their STP locations in the National Exchange Carrier Association, Inc. Tariff FCC No. 4.

     N. Query means a message in American National Standards Institute's (ANSI) standard SS7 signaling protocol which represents a request to a Calling Name database for Calling Name information.

     O. Response means an SS7 message which when appropriately interpreted represents an answer to a Query.

     P. Name Record Administering Companies means telecommunications companies that administer telephone number assignments to the public and which make their Calling Name information available in a Party's Calling Name database.

2. Description of Service

     A. SWBT shall provide LSP Calling Name information whenever LSP initiates a Query from an SSP for such information associated with a call terminating to a CNAM subscriber.

     B. All Queries to SWBT's Calling Name database shall use a translation type of 005 and a subsystem number in the calling party field mutually agreed upon by

                                                                   APPENDIX CNAM
                                                                    Page 4 of 13


the Parties. LSP acknowledges that such subsystem number and translation type values are necessary for SWBT to properly process Queries to its Calling Name database.

     C. LSP warrants to SWBT that it shall send Queries conforming to the ANSI approved standards for SS7 protocol and pursuant to the specification standards documents identified in Exhibit A. Both Parties acknowledge that transmission in said protocol is necessary for each party to provision CNAM Service Query. (Or the equivalent thereof). Both Parties warrant that they shall send SS7 Messages that comply with ANSI approved standards for SS7 protocol and pursuant to the specification standards documents identified in Exhibit A. Each party reserves the right to modify its network pursuant to other specifications standards, which may include Bellcore specifications defining specific service applications, message types and formats, that may become necessary to meet the prevailing demands within the U.S. telecommunications industry. All such changes shall be announced a minimum of 180 days in advance of implementation through industry standard procedures. Each party will work cooperatively to coordinate any necessary changes.

     D. LSP acknowledges and agrees that CCS/SS7 network overload due to extraordinary volumes of Queries and/or other SS7 network messages can and will have a detrimental effect on the performance of SWBT's CCS/SS7 network. LSP further agrees that SWBT, in its sole discretion, shall employ certain automatic and/or manual overload controls within its CCS/SS7 network to guard against these detrimental effects. SWBT shall report to LSP any instances where overload controls are invoked due to LSP's CCS/SS7 network and LSP agrees in such cases to take immediate corrective actions as are necessary to cure the conditions causing the overload situation.

     E. Prior to initiating service under this Agreement, LSP shall provide to SWBT an initial forecast of busy hour Query volumes. If, prior to the establishment of a mutually agreeable service effective date, in writing, SWBT, at its discretion, determines that it lacks adequate storage or processing capability to provide CNAM Service Query to LSP, SWBT shall notify LSP of its intent not to provide the services under this Appendix and this Appendix will be void and have no further effect.

     F. Upon request, LSP shall update its busy hour forecast for each upcoming calendar year (January - December) by October 1 of the preceding year. LSP shall provide such updates each year for the first three (3) years of this Agreement.

     G. SWBT provides CNAM Service Query as set forth in this Appendix only as such service is used for LSP's activities as a local service provider in SWBT's traditional serving areas in the states of Arkansas, Kansas, Missouri, Oklahoma, and Texas. SWBT provides CNAM Service Query for interexchange carriers, operator

                                                                   APPENDIX CNAM
                                                                    Page 5 of 13


service providers, and other telecommunications companies under separate contract rates. LSP agrees that any use of SWBT's LIDB for the provision of CNAM Service Query by LSP, including, but not limited to, when LSP acts as an LSP outside of SWBT's traditional serving areas in the states of Arkansas, Kansas, Missouri, Oklahoma, and Texas, and/or acts as an operator service provider to other LSPs, local exchange companies, or any other telecommunications company, and/or acts as an interexchange carrier, will be pursuant to the standard terms, conditions, rates and charges of SWBT's non-LSP contracts, as revised, for CNAM Service Query.

3. Price and Payment

     A. LSP shall pay a CNAM Service Query Rate of $0.0115 and a Query Transport Rate of $0.0045 for each Query initiated into SWBT's Calling Name database. Additional nonrecurring charges for point code activation of $15.10 and service order activity of $256.70 shall be applicable for all such activity after the initial service order and initial point code activation. The per CNAM Service Query rate SWBT charges hereunder may be increased upon sixty (60) days written notice to the LSP unless LSP acts as an agent on behalf of other carriers in which case ninety (90) days written notice shall be given. Upon such notice, the Party receiving notice may terminate this Appendix without any termination liability as provided in Section 5(B) of this Appendix. All tariffed rates associated with Services provided hereunder are subject to change pursuant to revisions of such tariffs.

     B. SWBT shall record usage information for LSP's CNAM Queries terminating to SWBT's Calling Name database. SWBT shall use its SCPs as the source of usage data. SWBT shall aggregate usage by the point code of the Query-originating SSP.

     C. Based upon the data identified in Subsection 3.B above, SWBT shall bill the LSP for its CNAM Queries on a monthly basis. The bill will be issued by the fifteenth day of each month, and LSP shall pay the Subsection 3.B bill within thirty (30) days of the bill issue date.

     D. Depending on LSP's choice of method for transporting its Queries and responses, LSP may be required to purchase certain other services, especially services that may be provided pursuant to effective tariffs. In this event the prices, terms, conditions and billing for such services will be specified in the applicable tariff(s), and this Appendix shall not be construed to circumvent the prices, terms, conditions, or billing as specified in the applicable tariff(s).

                                                                   APPENDIX CNAM
                                                                    Page 6 of 13


     E. If there is a dispute associated with a monthly bill, the disputing Party shall notify the other in writing within ninety (90) calendar days of the date of said monthly bill or the dispute shall be waived. Each party agrees that any amount of any monthly bill that the Party disputes will be paid by that Party according to the terms of Subsection 3.C above. Any adjustments relating to a disputed amount shall be reflected on the next monthly bill issued after resolution. Any credit issued upon resolution of any dispute shall bear interest at the rate specified in Subsection 3.C above, payable on and as of the date the credit is issued. Parties shall work cooperatively and use their best efforts to resolve any disputes as quickly as possible.

     F. If LSP acts as a telecommunications company other than a local service provider, or if LSP acts as a local service provider in areas outside of SWBT's traditional service areas in the states of Arkansas, Kansas, Missouri, Oklahoma, and Texas, LSP will designate those point codes from which it originates CNAM Service Queries as an LSP acting as a local service provider within SWBT's traditional service areas in the states of Arkansas, Kansas, Missouri, Oklahoma and Texas from those point codes which originate CNAM Service Queries for all other aspects of its business. If LSP uses the same OPC to originate Queries for its operations as an LSP within SWBT's traditional service areas in the states of Arkansas, Kansas, Missouri, Oklahoma, and Texas as it does for any other aspect of its business, then LSP will provide
SWBT with a percentage of use factor that SWBT can use to apportion LSP's traffic between SWBT's terms and conditions, rates and charges under this Appendix and the standard terms, conditions, rates and charges under SWBT's non-LSP contracts. LSP will provide this factor in a whole number between one
(l) and one hundred (100) to indicate the percentage of CNAM Service Queries LSP originates as an LSP acting as a local service provider within SWBT's traditional service area in the states of Arkansas, Kansas, Missouri, Oklahoma, and Texas. A percentage of use factor of 1 (one) indicates that one percent of LSP's CNAM Service Queries originate as an LSP acting as a local service provider within SWBT's traditional service areas in the states of Arkansas, Kansas, Missouri, Oklahoma, and Texas. A percentage of use factor of 100 indicates that one hundred percent of LSP's traffic is from LSP acting as a local service provider within SWBT's traditional service areas in the states of Arkansas, Kansas, Missouri, Oklahoma, and Texas.

     G. Such percentage of use factors will be provided by LSP on the LIDB Access Service Order Form used to establish the service. All updates to this factor will be provided via a letter. If LSP does not furnish a percentage of usage factor, LSP agrees that SWBT will apply a percentage of use factor of one percent (1%).

     H. LSP agrees to update its percentage of use factors on a quarterly basis. Effective on the first of January, April, July and October of each year, LSP will

                                                                   APPENDIX CNAM
                                                                    Page 7 of 13


forward to SWBT, to be received no later than fifteen (15) business days after the first of each such month, a revised report showing the percentage of use factors for the past three months ending the last day of December, March, June, and September, respectively, for each OPC from which LSP originates CNAM Service Query. Both parties agree that the revised report will serve as the basis for the next three months billing. Both parties agree that no prorating or backbilling will be done based on the report. SWBT will use the revised report to apportion usage rate, monthly rates, and nonrecurring charges until a revised report is received from LSP as set forth and agreed to herein.

     I. Both parties agree that SWBT may, upon written request by Certified U.S. mail (return receipt requested), require LSP to provide call detail records which will be audited to substantiate the projected percentage of use factor provided by LSP. SWBT may request this detailed information annually. If the audit results represent what SWBT considers to be a substantial deviation from LSP's previously reported percentage of use for the period upon which the audit is based, and that deviation is not due to seasonal changes or other identifiable reasons, LSP agrees to allow SWBT to request such call detail records more than once annually. Both parties agree that SWBT may make the call detail records available to an independent auditor or to SWBT audit employees within thirty (30) days of the request at an agreed upon location during normal business hours.

     J. Both parties agree that if LSP fails to comply with SWBT's request for auditable call detail records, SWBT may refuse additional applications for service and/or refuse to complete any pending orders for service for a period of thirty (30) days. If at the conclusion of thirty (30) days, LSP still does not comply with this request, both parties agree that SWBT may apply an assumed percentage of use factor of one percent (1%).

4. Ownership of the Calling Name Information

     A. Telecommunications companies depositing information in a Party's Calling Name database retain full and complete ownership and control over such Calling Names information in that Calling Name database. The querying Party obtains no ownership interest by virtue of this Appendix.

     B. LSP shall not copy, store, maintain or create any table or database of any kind after initiation of, and based upon a response to, a CNAM Query to SWBT's calling name database.

                                                                   APPENDIX CNAM
                                                                    Page 8 of 13


     C. If LSP acts on behalf of other carriers, LSP shall prohibit its Query-originating carrier customers from copying, storing, maintaining, or creating any table or database of any kind from any Response provided by SWBT after a CNAM Query to a Calling Name database.

5. Term and Termination

     A. This Appendix shall become effective pursuant to Section XXVII (Effective Date) of the Agreement and shall continue for two (2) years from the date of implementation of CNAM Service Query (or the equivalent thereof). Thereafter, this Appendix shall remain in effect unless terminated by either party upon written notice given sixty (60) days in advance of the termination date.

     B. Should LSP terminate this Appendix within the first six (6) months of this effective date, LSP agrees to pay SWBT an early termination sum equal to two (2) times the average monthly volume of LSP's CNAM Queries times the rate specified in Section 3(A) of this Appendix. The average monthly volume will be calculated using the previous two (2) months' volume divided by two (2) or, if less than two months, the monthly volume of the first month service was provided.

     C. If at any time during the term of this Appendix a tariff for CNAM Service Query (or the equivalent service thereof) becomes effective, the tariff and all terms and conditions, including all rates, will supersede this Appendix. Under these circumstances, no termination liability as provided in
Section 5(B) of this Appendix will apply.

     D. If a party materially fails to perform its obligation under this appendix, the other party, after notifying the non-performing party of the failure to perform and allowing that party thirty (30) days after receipt of the notice to cure such failure, may cancel this appendix immediately upon written notice.

     E. Notwithstanding anything to the contrary in this Appendix, if legal or regulatory decisions or rules compel SWBT or LSP to terminate the Appendix, SWBT and LSP shall have no liability to the other in connection with such termination.

6. Limitation of Liability

     A. LSP's sole and exclusive remedies against SWBT for injury, loss or damage caused by or arising from anything said, omitted or done in connection with this Appendix regardless of the form of action, whether in contract or in tort (including

                                                                   APPENDIX CNAM
                                                                    Page 9 of 13

negligence or strict liability) shall be the amount of actual direct damages and in no event shall exceed the amount paid for CNAM Service Queries.

     B. The remedies in Section 6(A) of this Appendix shall be exclusive of all other remedies against a Party, its affiliate, or parent corporation, (including their directors, officers, employees or agents).

     C. In no event shall SWBT have any liability for system outages or inaccessibility, or for losses arising from the unauthorized use of the data by CNAM Service Query purchasers.

     D. CALLING NAME INFORMATION PROVIDED TO AN LSP HEREUNDER SHALL BE PROVIDED "AS IS." SWBT MAKES NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE ACCURACY OR COMPLETENESS OF THE CALLING NAME INFORMATION REGARDLESS OF WHOSE CALLING NAME INFORMATION IS PROVIDED. AND, SWBT SHALL NOT BE HELD LIABLE FOR ANY ACTIONS OR OMISSIONS ARISING OUT OF OR IN CONJUNCTION WITH LSP'S USE OF THE CALLING NAME INFORMATION. NOTWITHSTANDING THE FOREGOING, SWBT WARRANTS THAT LSP WILL BE ACCESSING THE SAME CALLING NAME DATABASE FOR CUSTOMER'S CNAM QUERIES AS SWBT ACCESSES FOR ITS OWN QUERIES.

     E. SWBT is furnishing access to its Calling Name database in order to facilitate the LSP's provision of Calling Name Delivery Service (CNDS) to its end users or to the end users of its Query-originating carrier customers, but not to insure against the risk of completion of a call to a CNDS subscriber without the display of the name of the caller. While each Party agrees to make every reasonable attempt to provide accurate and current Calling Name information, the Parties acknowledge that Calling Name information is the product of routine business service order activity. LSP acknowledges that SWBT can furnish Calling Name information only as accurate and current as the information has been provided to SWBT for inclusion in its CNAM database. Therefore, SWBT, in addition to the limitations of liability set forth, is not liable for inaccuracies in the Calling Name information name records provided to LSP or to its Query-originating carrier customers, except such inaccuracies caused by SWBT's willful or wanton misconduct or gross negligence.

     The Parties acknowledge that each Calling Name database limits the Calling Name information length to fifteen (15) characters. As a result, the Calling Name Information provided in a response to a Query may not reflect a subscriber's full name. Name records of residential local telephone subscribers will generally be stored in the form of last name followed by first name (separated by a comma or space) to a

                                                                   APPENDIX CNAM
                                                                   Page 10 of 13

maximum of fifteen (15) characters. Name records of business local telephone subscribers will generally be stored in the form of the first fifteen
(15) characters of the listed business name that in some cases may include abbreviations. The Parties also acknowledge that certain local telephone service subscribers of Name Record Administering Companies may require their name information to be restricted, altered, or rendered unavailable. Therefore, in addition to the limitations of liability set forth in Section 6 of this Appendix, SWBT is not liable for any and all liability, claims, damages or actions including attorney's fees, resulting directly or indirectly from the content of any Name Record contained in a Calling Name database and provided to LSP or its Query-originating carrier customers, except for such content related claims, damages or actions resulting from SWBT's willful or wanton misconduct or gross negligence.

     F. The Parties acknowledge that certain federal and/or state regulations require that local exchange telephone companies make available to their subscribers the ability to block the delivery of their telephone number and/or name information to the terminating telephone when the subscriber originates a telephone call. This blocking can either be on a call-by-call basis or on an every call basis. Similarly, a party utilizing blocking services can unblock on a call-by-call basis or every call basis. LSP acknowledges its responsibility to and warrant that it will abide by information received in SS7 protocol during call set-up that the calling telephone service subscriber wishes to block or unblock the delivery of telephone number and/or name information to a CNDS subscriber. LSP agrees not to attempt to obtain the caller's name information by originating a Query to SWBT's Calling Name database where the subscriber attempted to block such information, nor will LSP block information a subscriber attempted to unblock. Therefore, SWBT, in addition to the limitations of liability set forth in this Section, is not liable for any failure by LSP or its Query-originating carrier customers to abide by the caller's desire to block or unblock delivery of Calling Name information, and LSP agrees to hold SWBT harmless from, and defend and indemnify SWBT for, any and all liability, claims, damages or actions including attorney's fees, resulting directly or indirectly from LSP or its Query-originating carrier customers' failure to block or unblock delivery of the Calling Name information when appropriate indication is provided, except for such privacy related claims, damages or actions caused by SWBT's willful or wanton misconduct or gross negligence.

     G. In no event shall SWBT, its affiliates, subsidiaries or parent corporation (including its directors, officers, employees or agents) have any liability whatsoever to or through LSP for any indirect, special, or consequential damages, including, but not limited to loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done hereunder, even if SWBT has been advised of the possibility of such damages.

                                                                   APPENDIX CNAM
                                                                   Page 11 of 13

7. Communication and Notices

     A. Ordering and billing inquiries for the services described herein from SWBT shall be directed to the Local Service Provider Service Center (LSPSC). Ordering shall be done through the LSPSC using the form attached hereto as Exhibit B.

8. Confidentiality

     A. Identification. SWBT and LSP recognize and acknowledge that, in connection with the services to be provided hereunder, it may disclose to the other party proprietary or confidential customer, technical or business information in written, graphic, oral or other tangible or intangible forms.
In order for such information to be considered "Proprietary Information" under this Appendix, it must be marked "Confidential" or "Proprietary" or bear a marking of similar import. Orally discussed information shall be considered Proprietary Information only if contemporaneously identified as such and reduced to writing and delivered to the other party with a statement or marking of confidentiality within twenty (20) calendar days after oral disclosure.

     B. Nondisclosure. Subject to Sections 8C through 8F, the Party (the "Receiving Party") that receives Proprietary Information from the other Party (the "Disclosing Party") agrees:

     (1) That all Proprietary Information shall be and shall remain the exclusive property of the Disclosing Party.

     (2) To limit access to such Proprietary Information to authorized employees and other individuals who have a need to know the Proprietary Information in order to perform its obligation under this Appendix.

     (3) To keep such Proprietary Information confidential and to use the same level of care to prevent disclosure or unauthorized use of the received Proprietary Information as it exercises in protecting its own Proprietary Information of a similar nature.

     (4) For a period of three (3) years following any disclosure, not to copy or publish or disclose such Proprietary Information to others or authorize anyone else to copy or publish or disclose such Proprietary Information to others without the prior written approval of the Disclosing Party.

                                                                   APPENDIX CNAM
                                                                   Page 12 of 13

     (5) To use such Proprietary Information only for purposes of performing its obligations under this Appendix and for other purposes only upon such terms as may be agreed upon between the Parties in writing.

     C. Required Disclosures. The Receiving Party agrees to give notice to the Disclosing Party of any demand to disclose or provide Proprietary Information of the Disclosing Party to another person, under lawful process, prior to disclosing or furnishing such Proprietary Information. Further, the Receiving Party agrees to reasonably cooperate if the Disclosing Party deems it necessary to seek protective arrangements. The Receiving Party may disclose or provide Proprietary Information of the Disclosing Party to meet the requirements of a court, regulatory body or government agency having jurisdiction over the Party; provided, however, that the Receiving Party shall notify the Disclosing Party so as to give the Disclosing Party a reasonable opportunity to object to such disclosure. The Disclosing Party may not unreasonably withhold approval of protective arrangements provided by any such court, regulatory body or government agency. Nothing herein requires either Party to support the position of any person or entity as to whether any particular Proprietary Information is proprietary under applicable law or this Section 8.

     D. Exceptions. Notwithstanding anything to the contrary contained in this Appendix, the Proprietary Information described herein shall not be deemed confidential or proprietary and the Receiving Party shall have no obligation to prevent disclosure of such Proprietary Information if such Proprietary
Information:

     (1) is already known to the Receiving Party;
     (2) is or becomes publicly known, through publication, inspection of the product, or otherwise, and through no wrongful act of the Receiving Party;
     (3) is received from a third party without similar restriction and without breach of this Section 8;
     (4) is independently developed, produced or generated by the Receiving
Party;
     (5) is furnished to a third party by the Disclosing Party without a similar restriction on the third party's rights; or
     (6) is approved for release by written authorization of the Disclosing Party, but only to the extent of such authorization.

     E. Permitted Uses. SWBT shall be permitted to use Proprietary Information obtained through recording the volume of Customer Queries for the purposes of:
(a) estimation of facilities usage for jurisdictional separations; (b) engineering and network planning of facilities; and (c) measurement for billing purposes.

                                                                   APPENDIX CNAM
                                                                   Page 13 of 13

     F. Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, a Party's ability to disclose Proprietary Information or use disclosed Proprietary Information is subject to all applicable statutes, decisions and regulatory rules concerning the disclosure and use of such Proprietary Information which, by their express terms, mandate a different handling of such information.

9. Mutuality

To the extent that LSP stores its own Calling Name information in a database, LSP agrees that such Calling Name information shall be available to SWBT on terms and conditions comparable to those contained in this Appendix. Such terms and conditions shall include but not be limited to, making such Calling Name information available on a platform technically similar to that employed by SWBT, and at a rate comparable to that charged by SWBT.

10. Attached and incorporated herein are:

         Exhibit A  - Specifications and Standards
         Exhibit B  - LIDB Access Service Order Form [to be attached].

                                                                   APPENDIX CNAM
                                                                       EXHIBIT A
                                                                     Page 1 of 1




                          Specifications and Standards

Descriptions of Subject Area
and Issuing Organization                                         Document Number
------------------------                                         ---------------
A. Bellcore, SS7 Specifications                                  TR-NPL-000246
B. ANSI, SS7 Specifications
  - Message Transfer part                                        T1.111
  - Signaling Connection Control                                 T1.112
   Part
  - Transaction Capabilities                                     T1.114
   Application Part
C. Bellcore, CLASS Calling Name Delivery                         TR-NWT-001188
  Generic Requirements
D. Bellcore, CCS Network Interface                               TR-TSV-000905
  Specifications

                                                                       EXHIBIT B
                                                                  September 1996
                                                                          Page 1

SOUTHWESTERN BELL TELEPHONE COMPANY
CUSTOMER PROVIDED FACTOR REPORTS

                   LIDB ACCESS VALIDATION SERVICES ORDER FORM

CUSTOMER NAME ______________________________________________________________________________

CARRIER CUSTOMER NAME ABBREVIATION _____________________________
(CCNA - THREE ALPHA CHARACTERS)

CUSTOMER ADDRESS
____________________________________________________________________________________________

CUSTOMER BILLING NAME
____________________________________________________________________________________________
(IF DIFFERENT THAN CUSTOMER NAME)

ACCESS CUSTOMER NAME ABBREVIATION ______________________________
(ACNA - THREE ALPHA CHARACTERS)

CUSTOMER BILLING ADDRESS
____________________________________________________________________________________________
(IF DIFFERENT THAN CUSTOMER ADDRESS)

CITY, STATE, ZIP CODE
____________________________________________________________________________________________

CUSTOMER BILLING CONTACT NAME AND TELEPHONE NUMBER ___________________________________
                                                   (  )
____________________________________________________________________________________________

CREDIT INFORMATION:  TYPE OF OWNERSHIP ________
                     (S - SOLE OWNER; C - INCORP.; P - PARTNERSHIP)
IF INCORPORATED:
STATE WHERE INCORP. ___________ DATE INCORP. ______________

CHARTER NUMBER ____________________________________________

PRES. NAME _______________________________________________OFC. TEL. NO. _(___)____________________

V.P. NAME ________________________________________________OFC. TEL. NO. _(___)____________________

SECT. NAME _______________________________________________OFC. TEL. NO. _(___)____________________

TREA. NAME _______________________________________________OFC. TEL. NO. _(___)____________________

IF PARTNERSHIP:
PARTNERS NAME ____________________________________________OFC. TEL. NO. _(___)____________________

PARTNERS NAME_____________________________________________OFC. TEL. NO. _(___)_____________________

PARTNERS NAME_____________________________________________OFC. TEL. NO. _(___)_____________________

                                                                       EXHIBIT B
                                                                  September 1996
                                                                          Page 2

SOUTHWESTERN BELL TELEPHONE COMPANY
CUSTOMER PROVIDED FACTOR REPORTS

PARTNERS NAME__________________________________________OFC. TEL. NO. _(___)_____________________
LETTER OF AGENCY DATED ______________SIGNATURE ___________________________________________

SWBT ORDER NUMBER ___________________

DESIRED DUE DATE ______________________FIRM DUE DATE ______________________________________

FOR NEW SERVICE, THE APPROXIMATE NUMBER OF NPA NXXs ____________________________________

TYPE OF ACTIVITY ______ (N - NEW OR ADD; C - CHANGE; D - DISCONNECT; S - SUPP)

BILLING ACCOUNT NUMBER (BAN) ______________________________________________________________

CUSTOMER ORDER CONTACT NAME, ADDRESS, ZIP CODE, AND TELEPHONE NUMBER:

_____________________________________
_____________________________________
_______________________(____)________

CUSTOMER TECHNICAL CONTACT NAME AND TELEPHONE NUMBER:
___________________________________________________________________________(____)________________

CPOC SVC. REP. CONTACT NAME AND TELEPHONE NUMBER:
___________________________________________________________________________(____)________________


*SWBT CKR:_________________________________________*TWO SIX CODE:____________________________
                  (SWBT ID OF CCS/SS7 INTERCONN. SVC.)

1.         _______________________________
2.         _______________________________
3.         _______________________________
4.         _______________________________

*THIS INFORMATION SHOULD BE OBTAINED BY THE LIDB CUSTOMER FROM THEIR CCS/SS7 INTERCONNECTION SERVICE PROVIDER.

                                                                       EXHIBIT B
                                                                  September 1996
                                                                          Page 3
SOUTHWESTERN BELL TELEPHONE COMPANY
CUSTOMER PROVIDED FACTOR REPORTS


LIDB VALIDATION SERVICE ____ CALLING NAME SERVICE ____

ORIGINATING LINE NUMBER SCREENING _____

ACT.     ORIGINATING POINT             ACT.      ORIGINATING POINT
TYPE     CODES:                        TYPE      CODES:

____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________

REMARKS _______________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

DATE AND TIME RECEIVED IN THE CPOC

                                                                       EXHIBIT B
                                                                  September 1996
                                                                          Page 4

SOUTHWESTERN BELL TELEPHONE COMPANY
CUSTOMER PROVIDED FACTOR REPORTS

LIDB VALIDATION SERVICE ____ CALLING NAME SERVICE ____

ORIGINATING LINE NUMBER SCREENING _____

ACT.     ORIGINATING POINT             ACT.      ORIGINATING POINT
TYPE     CODES:                        TYPE      CODES:

____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________
____       ___________________         ____      _______________________

REMARKS _______________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

DATE AND TIME RECEIVED IN THE CPOC

SOUTHWESTERN BELL TELEPHONE COMPANY                                   EXHIBIT B
CUSTOMER PROVIDED FACTOR REPORTS                                 SEPTEMBER 1996
                                                                        PAGE 5


                  LIDB ACCESS VALIDATION SERVICE ORDER FORM

                                 INSTRUCTIONS

THE LIDB ACCESS VALIDATION SERVICE ORDER FORM CONSISTS OF FOUR PAGES.

PAGE 1  -  ALL THE INFORMATION ON THIS PAGE IS FOR ADMINISTRATIVE USE IN
           ESTABLISHING THE LIDB BILLING ACCOUNT. ALL OF THE INFORMATION IS REQUIRED ON THE INITIAL ORDER. ORDERS SUBMITTED SUBSEQUENT TO THE ESTABLISHED ACCOUNT WILL REQUIRE ONLY THE CUSTOMER'S NAME AND ADDRESS. THE OTHER ENTRIES WILL BE REQUIRED ONLY IF THERE IS A CHANGE TO THE ORIGINAL INFORMATION.

PAGE 2  -  ALL THE INFORMATION ON PAGE TWO IS FOR THE REQUESTED ACTIVITY.  THIS
           INFORMATION WILL ALWAYS BE REQUIRED.

1.       DESIRED DUE DATE/FIRM DUE DATE - APPROXIMATE NUMBER OF NPA NXXs

         ***DESIRED DUE DATE IS USED WHEN A FIRM DUE DATE HAS NOT BEEN COORDINATED WITH THE LIDB CUSTOMER PRIOR TO THE SUBMISSION OF THE ORDER FORM TO THE ICSC.

         THE LIDB CUSTOMER WILL ENTER THEIR DESIRED DATE FOR THEIR LIDB SERVICE TO BE ESTABLISHED AND THE APPROXIMATE NUMBER OF NPA NXXs ASSOCIATED WITH THE NEW SERVICE.

         IF THE ORDER IS FOR SUBSEQUENT ACTIVITY TO AN ESTABLISHED ACCOUNT, THE APPROXIMATE NUMBER OF NPA NXXs WILL NOT BE REQUIRED.

         ***FIRM DUE DATE IS USED WHEN THE CUSTOMER'S ACCOUNT MANAGER HAS COORDINATED WITH THE SNAC TO ESTABLISH THE DUE DATE PRIOR TO THE ORDER FORM BEING SENT TO THE CPOC.

SOUTHWESTERN BELL TELEPHONE COMPANY                                   EXHIBIT B
CUSTOMER PROVIDED FACTOR REPORTS                                 SEPTEMBER 1996
                                                                        PAGE 6


PAGE 2 INSTRUCTIONS CONTINUED -

2.       TYPE OF ACTIVITY

         N - SHOULD BE ENTERED TO ESTABLISH A LIDB SERVICE CAN ALSO BE ENTERED
             TO ADD ADDITIONAL POINT CODES TO AN EXISTING SERVICE

         C - SHOULD BE ENTERED TO ADD POINT CODES TO OR DELETE POINT CODES FROM
             AN EXISTING SERVICE

         D - SHOULD BE ENTERED TO COMPLETELY DISCONNECT AN EXISTING SERVICE

         S - SHOULD BE ENTERED TO MAKE A CHANGE ON A CURRENT ORDER PRIOR TO
             THE COMPLETION DATE (i.e., CHANGE DUE DATE, CORRECT POINT CODE(S), ETC.)

3.       BILLING ACCOUNT NUMBER (BAN)

         THE SWBT BILLING ACCOUNT NUMBER OF THE VALIDATION SERVICE AND/OR THE CALLING NAME SERVICE

         IF THE ORDER IS FOR NEW SERVICE, THIS FIELD WILL BE BLANK

4.       CUSTOMER ORDER CONTACT...

         A CONTACT WITH THE CUSTOMER THAT THE CPOC CAN COORDINATE WITH FOR THE DESIRED DUE DATE OR CORRECTIONS TO AN ORDER.

5.       CUSTOMER TECHNICAL CONTACT...

         A TECHNICAL CONTACT WITH THE CUSTOMER THAT THE SWBT SNAC CAN COORDINATE WITH FOR THE PROVISIONING OF THE SERVICE.

6.       CPOC SERVICE REP....

         THE SWBT CPOC SERVICE REPRESENTATIVE THAT NEGOTIATES THE ORDER WILL ENTER THEIR NAME AND CONTACT INFORMATION.

7.       SWBT CKR AND TWO SIX CODE

         THIS INFORMATION WILL BE OBTAINED BY THE LIDB CUSTOMER FROM THEIR ORDER TO ESTABLISH THEIR CCS/SS7 INTERCONNECTION SERVICE OR FROM THEIR CCS/SS7 INTERCONNECTION SERVICE PROVIDER. THERE WILL ALWAYS BE FOUR LINKS FOR ACCESS TO THE LIDB.

SOUTHWESTERN BELL TELEPHONE COMPANY                                   EXHIBIT B
CUSTOMER PROVIDED FACTOR REPORTS                                 SEPTEMBER 1996
                                                                        PAGE 7


INSTRUCTIONS FOR PAGES 3 & 4 -

LIDB HAS THREE QUERY SERVICES:  VALIDATION, CALLING NAME (CNAM), AND ORIGINATING
                                LINE NUMBER SCREENING (OLNS)

THERE IS NOT A SPECIFIC NUMBER OF POINT CODES REQUIRED FOR ANY LIDB SERVICE. THE LIDB CUSTOMER CAN SUBMIT AS MANY COPIES OF PAGES 3 & 4 AS REQUIRED FOR THEIR POINT CODES PER REQUEST.

THE VALIDATION, CNAM, AND OLNS WILL BE ESTABLISHED ON A SINGLE BILLING ACCOUNT. IF THE LIDB CUSTOMER WOULD LIKE SEPARATE BILLING ACCOUNTS, THEN SEPARATE BANs MUST BE REQUESTED (i.e. "ESTABLISH SEPARATE BILLING ACCOUNTS") IN THE BILLING ACCOUNT NUMBER FIELD ON PAGE 2. IF AN EXISTING LIDB CUSTOMER WANTS TO ESTABLISH THEIR LIDB CNAM ON A SEPARATE BILLING ACCOUNT, THEN THE LIDB CUSTOMER SHOULD ENTER "NEW BAN (OR SEPARATE BAN) FOR THE LIDB CNAM SERVICE" IN THE BILLING ACCOUNT NUMBER FIELD ON PAGE 2. THE SAME WILL APPLY FOR A SEPARATE BAN FOR OLNS. IN ORDER TO SET UP SEPARATE BILLING ACCOUNTS, THE POINT CODES FOR THE LIDB VALIDATION, CNAM, AND OLNS SERVICES CANNOT BE THE SAME. THE CUSTOMER WILL USE BOTH PAGES 3 & 4 TO SUBMIT THEIR POINT CODES SEPARATELY FOR SEPARATE BILLING ACCOUNTS.

1. LIDB VALIDATION SERVICE __________ CALLING NAME SERVICE __________ ORIGINATING LINE NUMBER SCREENING ____________

         ENTER A CHECK MARK OR AN "X" TO INDICATE WHICH OF THE LIDB SERVICES THE ORDER FORM IS REQUESTING TO ESTABLISH OR DELETE. IF ALL LIDB SERVICES ARE REQUESTED ON THE SAME ORDER, THE POINT CODES FOR EACH SERVICE MUST BE LISTED ON SEPARATE PAGES. THIS WILL ENABLE SWBT TO APPLY THE CORRECT NONRECURRING CHARGES.

2.       ACTIVITY TYPES

         IF A LIDB CUSTOMER NEEDS TO CHANGE AN EXISTING OPC ON AN ESTABLISHED ACCOUNT, THE "D" SHOULD BE USED TO INDICATE THE OPC CHANGING FROM AND THE "N" SHOULD BE USED TO INDICATE THE OPC CHANGING TO.

SOUTHWESTERN BELL TELEPHONE COMPANY                                   EXHIBIT B
CUSTOMER PROVIDED FACTOR REPORTS                                 SEPTEMBER 1996
                                                                        PAGE 8

PAGES 3 & 4 INSTRUCTIONS CONTINUED -

LIST OF ORIGINATING POINT CODES AND ACTIVITY TYPE

ACTIVITY TYPES:  N - ESTABLISHING OR ADDING NEW POINT CODE(S)
                 D - DELETE EXISTING POINT CODE(S)


PLEASE NOTE IN THE FOLLOWING EXAMPLES, THE ORDER FORM ACTIVITY IS THE ENTRY FROM PAGE 2, NUMBER 3. THIS IS NOT THE ACTIVITY TYPE.


EXAMPLE 1 - ORDER FORM ACTIVITY IS "N" TO ESTABLISH A NEW ACCOUNT AND SERVICE

     ACT.   ORIGINATING POINT                     ACT.   ORIGINATING POINT
     TYPE   CODES:                                TYPE     CODES:

   N            XXX-XXX-XXX                   N              XXX-XXX-XXX
  ---           -----------                  ---             -----------

EXAMPLE 2 - ORDER FORM ACTIVITY IS "C" TO CHANGE AN EXISTING POINT CODE OR TO
            ADD A NEW POINT CODE AND DELETE AN EXISTING POINT CODE

     ACT.   ORIGINATING POINT                   ACT.   ORIGINATING POINT
     TYPE   CODES:                              TYPE     CODES:

   N            XXX-XXX-XXX                   D              XXX-XXX-XXX
  ---           -----------                  ---             -----------

EXAMPLE 3 - ORDER FORM ACTIVITY IS "D" TO DISCONNECT THE ACCOUNT AND THE SERVICE

     ACT.   ORIGINATING POINT                   ACT.     ORIGINATING POINT
     TYPE   CODES:                              TYPE     CODES:

   D            XXX-XXX-XXX                   D              XXX-XXX-XXX
  ---           -----------                  ---             -----------

THE REMARKS SECTION MAY BE UTILIZED BY SWBT OR THE LIDB CUSTOMER.

THE DATE AND TIME RECEIVED WILL BE ENTERED BY THE SWBT CPOC UPON RECEIPT OF THE FORM.

AFTER THE FORM HAS BEEN COMPLETED, IT SHOULD BE MAILED OR FAXED TO THE SWBT ICSC IN ST. LOUIS, MISSOURI.

                                                                    APPENDIX DCO
                                                                     PAGE 2 OF 3

                                  APPENDIX DCO

INTERCONNECTION SCHEDULE

                                              DTI
Metropolitan                                  Intercon-             SWBT Intercon-                       Interconnection
Serving           Direction                   nection               nection                              Activation
Area              (1)          Trunk Type     Wire Center(2)        Wire Center(3)       POI(4)          Date
-------------     -----------  -----------    -------------         --------------       -------------   ------------------
St. Louis         DTI to SWBT  Local          MRHGMOQADS1           STLSMO0501T          STLSMO05???
                               IntraLATA                            STLSMO2101T          STLSMO21???
                               InterLATA

                  DTI to SWBT  Choke          MRHGMOQADS1           STLSMO2101T          STLSMO21???

                  DTI to SWBT  TOPS           MRHGMOQADS1           STLSMO05B2T          STLSMO??

                  DTI to SWBT  911            MRHGMOQADS1           STLSMO04CG0          STLSMO??

                  SWBT to DTI  Local          MRHGMOQADS1           STLSMO0501T          MRHGMOQADS1
                               Intralata                            STLSMO2101T

                  DTI to SWBT  Local          MRHGMOQADS1           STLSMO01DSC          STLSMO01???
                                                                    CHFDMO52DSA          CHFDMO52???
                                                                    STLSMO27CG0          STLSMO27???
                                                                    STLSMO41CG0          STLSMO41???
                                                                    STLSMO07CG0          STLSMO07???
                                                                    STLMO43CG0           STLMO43???

                  SWBT to DTI  Local          MRHGMOQADS1           STLSMO01DSC          MRHGMOQADS1
                                                                    CHFDMO52DSA
                                                                    STLSMO27CG0
                                                                    STLSMO41CG0
                                                                    STLSMO07CG0
                                                                    STLMO43CG0








------------------
(1) This column will be completed by indicating the direction of the terminating traffic (e.g. DTI to SWBT or SWBT to DTI).
(2) DTI Interconnection Wire Center (DIWC) - The address of DTI's end office or tandem through which SWBT will terminate traffic on DTI's network.
(3) SWBT Interconnection Wire Center (SIWC) - The address of SWBT's end office or tandem through which DTI will terminate traffic on SWBT's network.

                                                                    APPENDIX DCO
                                                                     PAGE 3 OF 3

                                              DTI
Metropolitan                                  Intercon-             SWBT Intercon-                       Interconnection
Serving           Direction                   nection               nection                              Activation
Area              (4)          Trunk Type     Wire Center(5)        Wire Center(6)       POI(4)          Date
-------------     -----------  -----------    -------------         --------------       -------------   ------------------
Springfield, MO   DTI to SWBT  Local          SPFDMO???             SPFDMOTL02T          SPFDMOTL???
                               IntraLATA
                               InterLATA
                               Choke
                               TOPS
                               911

                  SWBT to DTI  Local          SPFDMO???             SPFDMOTL02T          SPFDMO???
                               Intralata

Kansas City       DTI to SWBT  Local          KSCY?????             KSCYKSJO07T          KSCYKSJO???
                               IntraLATA
                               InterLATA

                  DTI to SWBT  Local          KSCY?????             KSCYMO5503T          KSCYMO55???
                               IntraLATA
                               InterLATA
                               Choke
                               TOPS

                  DTI to SWBT  911            KSCY?????             KSCYKSJO07T          KSCY????

                  SWBT to DTI  Local          KSCY?????             KSCYMO5503T          KSCY????
                               Intralata                            KSCYKSJO07T














------------------
(4) This column will be completed by indicating the direction of the terminating traffic (e.g., DTI to SWBT or SWBT to DTI).
(5) DTI Interconnection Wire Center (DIWC) - The address of DTI's end office or tandem through which SWBT will terminate traffic on DTI's network.
(6) SWBT Interconnection Wire Center (SIWC) - The address of SWBT's end office or tandem through which DTI will terminate traffic on SWBT's network.

                                                                     APPENDIX DA
                                                                     Page 2 of 5




                                   APPENDIX DA

                          DIRECTORY ASSISTANCE SERVICE

This Appendix sets forth the terms and conditions under which Southwestern Bell Telephone Company ("SWBT") agrees to provide Directory Assistance Services (DA Services) for LSP ("LSP").

I.       SERVICES

         SWBT will provide the following DA Services:

         A. DIRECTORY ASSISTANCE (DA) - consists of providing subscriber listing information (name, address, and published telephone number or an indication of "non-published status") to LSP's end users who dial 411 or NPA+555+1212 and whenever appropriate, performing Non-Published and Non-List service according to current SWBT methods and practices.

         B. DIRECTORY ASSISTANCE CALL COMPLETION (DACC) - an optional service in which SWBT completes a call to the requested number on behalf of LSP's end user, utilizing an automated voice system or with operator assistance. SWBT agrees to provide DA with DACC upon request.

II.      DEFINITIONS

         The following terms are defined as set forth below:

         A. Non-List Telephone Number - A telephone number that, at the request of the telephone subscriber, is not published in a telephone directory, but is available by calling a SWBT DA operator.

         B. Non-Published Number - A telephone number that, at the request of the telephone subscriber, is neither published in a telephone directory nor provided by a SWBT DA operator.

         C. Published Number - A telephone number that is published in a telephone directory and is available upon request by calling a SWBT DA operator.

         D. Call Branding - the procedure of identifying a providers name audibly and distinctly to the consumer at the beginning of each DA Services call, and prior to completion of a DACC request.

                                                                     APPENDIX DA
                                                                     Page 3 of 5


III.     CALL BRANDING AND RATE REFERENCE REQUIREMENTS

         A. REQUIREMENTS - Where SWBT provides LSPs OS and DA services via the same trunk, both the OS and DA calls will be branded with the same brand. Where SWBT is only providing DA service on behalf of the LSP, specific DA branding can be provided upon request. Such branding will be provided pursuant paragraph B. below.

         B. CALL BRANDING - SWBT will brand DA in LSP's name based upon the criteria outlined below:

                  1. LSP will provide SWBT with written specification of its company name to be used in creating LSP specific branding messages for its DA calls.

                  2. An initial non-recurring charge applies per TOPS switch, per load for the establishment of Call Branding as well as a charge per TOPS switch, per subsequent load to change the brand. In addition, a per call charge applies for every DA call handled by SWBT on behalf of LSP when such services are provided in conjunction with: i) the purchase of SWBT's unbundled local switching; or ii) when multiple brands are required on a single Operator Services trunk. Prices for Call Branding are as outlined in
                           Exhibit II, attached hereto and incorporated herein.

         C. DIRECTORY ASSISTANCE (DA) RATE/REFERENCE INFORMATION - SWBT will provide LSP DA Rate/Reference Information based upon the criteria outlined below:

                  1. LSP will furnish DA Rate and Reference Information in a mutually agreed to format or media thirty (30) days in advance of the date when the DA Services are to be undertaken.

                  2. LSP will inform SWBT, in writing, of any changes to be made to such Rate/Reference Information ten (10) working days prior to the effective Rate/Reference change date. LSP acknowledges that it is responsible to provide SWBT updated Rate/Reference Information in advance of when the Rates/Reference Information are to become effective.

                  3. In all cases when a SWBT Operator receives a rate request from a LSP end user, SWBT will quote the applicable DA rates as provided by LSP.

An initial non-recurring charge will apply per TOPS switch for loading of LSP's Operator Services Rate/Reference Information as well as a charge per TOPS switch for each subsequent change to either the LSP's DA Services Rate or Reference Information.

                                                                     APPENDIX DA
                                                                     Page 4 of 5


IV.      RESPONSIBILITIES OF THE PARTIES

         A. SWBT will be the sole provider of DA Services for LSP's local serving area(s) listed in Exhibit I, which is attached to this Appendix, beginning on the service effective date also shown in Exhibit I.

         B. LSP will be responsible for providing the equipment and facilities necessary for signaling and routing calls with Automatic Number Identification (ANI) to each SWBT operator switch. Should LSP seek to provide interexchange DA Service under this agreement it is responsible for ordering the necessary facilities. Nothing in this agreement in any way changes the manner in which an interexchange Carrier obtains access service for the purpose of originating or terminating interexchange traffic.

         C. Facilities necessary for the provision of DA Services shall be provided by the parties hereto, using standard trunk traffic engineering procedures to insure that the objective grade of service is met. Each party shall bear the costs for its own facilities. LSP shall bear the costs of facilities necessary for signaling and routing calls with Automatic Number Identification (ANI) to each SWBT operator switch. SWBT shall bear the cost of facilities and equipment necessary to provide DA Services.

         D. LSP will furnish in writing to SWBT, thirty (30) days in advance of the date when the DA Services are to be undertaken, all end user listing records and information required by SWBT to provide the DA Services.

         E. LSP will keep end user listing records current using reporting forms and procedures that are mutually acceptable to both parties, and will inform SWBT, in writing, of any changes to be made to such records. LSP will send the DA listing records to SWBT via a local manual service order, T-TRAN, magnetic tape or by any other mutually agreed to format or media.

         F. SWBT will accumulate and provide LSP such data as necessary for LSP to verify traffic volumes and bill its end users.

V.       METHODS AND PRACTICES

         SWBT will provide the DA Services to LSP's end users in accordance with SWBT's DA methods and practices that are in effect at the time the DA call is made, unless otherwise agreed in writing by both parties.

VI.      PRICING

         Pricing for DA Services shall be based on the rates specified in
         Exhibit II, PRICING, which is attached hereto and made part of this Appendix. The prices will apply from the

                                                                     APPENDIX DA
                                                                     Page 5 of 5


         service effective date through the term of this agreement as specified in paragraph X., A. below. Beyond the specified term of this Appendix, SWBT may change the prices for the provision of DA Services upon one hundred-twenty (120) days' notice to LSP.

VII.     MONTHLY BILLING

         SWBT will render monthly billing statements to LSP, and remittance in full will be due within thirty (30) days of receipt.

VIII.    LIABILITY

         A. In addition to the liability provisions contained in the Agreement, LSP agrees to defend, indemnify, and hold harmless SWBT from any and all losses, damages, or other liability including attorneys fees that LSP may incur as a result of claims, demands, wrongful death actions, or other suits brought by any party that arise out of LSP's end users use of DA Services. LSP shall defend against all end user claims just as if LSP had provided such service to its end user with the LSP's own operators and shall assert its tariff limitation of liability for benefit of both SWBT and LSP.

         B. LSP also agrees to release, defend, indemnify, and hold harmless SWBT from any claim, demand or suit that asserts any infringement or invasion of privacy or confidentiality of any person or persons caused or claimed to be caused, directly, or indirectly, by SWBT employees and equipment associated with provision of the DA Services. This provision includes but is not limited to suits arising from disclosure of the telephone number, address, or name associated with the telephone called or the telephone used to call the DA Services.

IX.      TERMS OF APPENDIX

         A. Unless sooner terminated, this Appendix will continue in force for a period of one (1) year from the effective date of this agreement and thereafter until terminated by one hundred-twenty (120) days notice in writing from either Party to the other.

         B. If LSP terminates this agreement prior to the agreed-upon term of this Appendix, LSP shall pay SWBT, within thirty (30) days of the issuance of a final bill by SWBT, all amounts due for actual services provided under this Appendix, plus estimated monthly charges for the remainder of the term. Estimated charges will be based on an average of the actual monthly amounts billed by SWBT pursuant to this Appendix prior to its termination.

         C. The rates applicable for determining the amount(s) under the terms outlined in this Section are those specified in Exhibit II.

                                                         APPENDIX DA - EXHIBIT I
                                                                     Page 1 of 1

                                   APPENDIX DA
                   DIRECTORY ASSISTANCE SERVICES EXCHANGE LIST

                           EFFECTIVE:_______________
                                       (mm/dd/yr)

The following table depicts the services and exchanges covered by this Appendix:

      SWBT SERVING                LSP'S
        OFFICE(S)               OFFICE(S)             TOLL (555)             LOCAL (411)               DACC
-------------------------- --------------------- ---------------------- ---------------------- ----------------------

-------------------------- --------------------- ---------------------- ---------------------- ----------------------

-------------------------- --------------------- ---------------------- ---------------------- ----------------------

-------------------------- --------------------- ---------------------- ---------------------- ----------------------

-------------------------- --------------------- ---------------------- ---------------------- ----------------------

-------------------------- --------------------- ---------------------- ---------------------- ----------------------

-------------------------- --------------------- ---------------------- ---------------------- ----------------------

                                                        APPENDIX DA - EXHIBIT II
                                                                     Page 1 of 1

                                   APPENDIX DA
                                    MISSOURI
                                   EXHIBIT II
                           PRICING - FACILITIES BASED

                           EFFECTIVE:________________
                                        (mm/dd/yr)

The following rates will apply for each service element:

           A. DIRECTORY ASSISTANCE (DA)

           This usage rate applies to each DA call.

                                                                   Rate per call              $0.401

           B. DIRECTORY ASSISTANCE CALL COMPLETION DACC)

           This usage rate applies to each DA call that has been completed to the requested number.

                                                         Rate per completed call               $0.24

           C. CALL BRANDING

           An initial non-recurring charge applies per TOPS switch, per brand for the establishment of Call Branding.

                                                           Rate per initial load            $2,325.00
                                                  Rate per load for Brand change            $2,325.00
                                                                     Per Call(1)              $0.02

           D. DA SERVICES RATE/REFERENCE INFORMATION

           An initial non-recurring charge applies per TOPS switch for the initial load of Carrier's DA Services Rate/Reference Information. An additional non-recurring charge applies for each subsequent change to Rate/Reference Information.

                                                           Rate per initial load            $3,650.00
                                                 Rate per subsequent rate change            $2,650.00
                                            Rate per subsequent reference change            $2,650.00

----------------
(1) A per call charge will apply when DA services are provided in conjunction with i) unbundled local switching or ii) when multiple brands are required on a single trunk.

                                                                    APPENDIX FGA
                                                                     Page 2 of 6


                                  APPENDIX FGA

This Appendix to Attachment Compensation sets forth the terms and conditions under which the Parties will distribute revenue from the joint provision of Feature Group A (FGA) Switched Access Services.

These services will be provided within a Local Access and Transport Area (LATA) and/or an Extended Area Service (EAS) arrangement. The Primary Company will compensate the Secondary Company only to the extent that it has not already been compensated under its interstate or intrastate access service tariffs or other settlement/contract arrangements. This Appendix is subject to applicable tariffs.

1.0      DEFINITIONS

1.1 Local Access and Transport Area (LATA) means a pre-established geographic area encompassing one or more local exchange areas within which a Party may provide telecommunications services.

1.2 The term Extended Area Service (EAS) as used in this Appendix means the provision of message telephone exchange service between two or more local exchange service areas without a toll charge.

1.3 Subscriber Access Lines will mean a communication facility provided under a general and/or exchange service tariff extended from a customer premise to a central office switch which may be used to make and receive exchange service calls, intrastate toll service or interstate toll service calls.

1.4 Feature Group A Switched Access Service includes all facilities and services rendered in furnishing FGA access service, both in EAS and non-EAS (i.e., LATA wide terminations) areas, in accordance with the schedule or charges, regulations, terms and conditions stated in the interstate or intrastate access service tariffs of the Parties.

1.5      The Primary Company denotes the Party with the Primary office(s).

1.6 The Primary Office is an office which: (1) directly or jointly connects to an interexchange carrier and / or end user: and (2) provides joint FGA switched access service to that interexchange carrier and/or end user with other end offices.

1.7      The Secondary Company denotes the Party with the secondary office(s).

                                                                    APPENDIX FGA
                                                                     Page 3 of 6


1.8 The Secondary Office is any office involved in providing joint FGA switched access to an Interexchange carrier and / or end user through the switching facilities of the Primary office.

1.9 Revenues under this Appendix are those FGA Switched Access amounts due the Primary and Secondary Companies under their applicable tariffs, less uncollectible revenues. Revenues for any other services are not included. Uncollectible revenues are those revenues the Primary Company is unable to collect, using its regular established collection procedures. The Primary Company may offset uncollectibles against current revenue distribution.

1.10 Access Minutes or Minutes of Use (MOUs) are those minutes of use as described in Part 69 of the Federal Communications Commission s Rules, and are limited to those FGA MOUs which originate and /or terminate in the Secondary Office(s) covered by this Appendix.

1.11 Currently Effective Tariff Rate means the approved tariff rate effective on the first day of the month for which compensation is being calculated.

2.0      UNDERTAKING OF THE PARTIES

2.1 The Secondary Company will notify the Primary Company of all tariff rate revisions, affecting this Appendix which the FCC or other appropriate regulatory authority allows to take effect, at least 30 days in advance of their effective date. Revenue distribution will be based on the revised rates 45 days after the effective date of the tariff revisions. However, if the secondary Company fails to notify the Primary Company of a new rate within 30 days of its effective date, the Primary company may delay implementation of the new rate until the next month s revenue distribution cycle, and will not be required to adjust the previous bills retroactive.

2.2 Each party will furnish to the other such information as may reasonably be required for the administration, computation and distribution of revenue, or otherwise to execute the provisions of this appendix.

3.0      ADMINISTRATION OF REVENUE DISTRIBUTION

         The Primary Company will be responsible for the administration, computation and distribution of the FGA access service revenues collected on behalf of the Secondary Company.

                                                                    APPENDIX FGA
                                                                     Page 4 of 6


4.0      MINUTES OF USE (MOUs) DEVELOPMENT

4.1 The Parties will calculate the amount of FGA revenues due each Party, by determining the amount of FGA MOUs attributable to each Party as described below. The Primary Company will then multiply the MOUs by the rates in the Secondary Company's applicable tariff to determine the amounts tentatively due to the Secondary Company.

4.2      TERMINATING MOUs DEVELOPMENT

4.2.1 Actual monthly premium (charged at equal access end office) non-premium (charged at non-equal access end offices) terminating FGA access MOUs for each office in the LATA or a FGA access EAS area will be measured by the Primary Company.

4.2.2 Where the Primary Company cannot measure or identify the terminating FGA MOUs by end office, terminating MOUs will be total unmeasured MOUs allocated to the LATA. In this event, those MOUs will be distributed based upon the ratio of each Party's subscriber access lines, as identified in Exhibit B, which is attached hereto and made a part hereof, to the total subscriber access lines in the FGA access area as determined by the Primary Company.

4.3      ORIGINATING MOUS DEVELOPMENT

4.3.1 The Primary Company will derive and distribute monthly originating FGA access MOUs, billed by the Primary Company, to each Secondary Company's end office in the EAS calling area, as identified in Exhibit A, which is attached hereto and made a part hereof, based upon a ration of each Party s subscriber access lines to the total subscriber access lines in the appropriate EAS area as determined by the Primary Company.

4.3.2 The parties recognize that since originating non-EAS calls to the FGA service area are rated and billed as intraLATA toll, such usage is assumed to be minimal. Therefore, originating FGA access MOUs will not be distributed to end offices outside an EAS calling area.

5.0      CALCULATION OF REVENUE DISTRIBUTION

5.1 The amount of premium or non-premium revenues due each party each month will be equal to the sum of Originating and Terminating premium or non-premium revenue for each end office. These revenues will be calculated by the Primary Company by multiplying each of the Secondary Company s effective interstate and/or intrastate FGA switched access tariff rate elements (except the

                                                                    APPENDIX FGA
                                                                     Page 5 of 6


         Local Transport element described below) by the appropriate MOU calculation under Sections 4.2.1 and 4.2.2.

5.2 Local Transport (or its equivalent under the Secondary Company s tariff and called Transport in this agreement) compensation will be determined for each company by multiplying each of the Secondary Company s Transport rates by the appropriate MOUs (as calculated under Sections
         4.2.1 and 4.2.2.) by the Secondary company s percentage ownership of facilities agreed on by the Parties and set out in Exhibit B, which is attached hereto and made a part hereof.

6.0      REVENUE DISTRIBUTION AMOUNTS, MONTHLY STATEMENTS AND PAYMENTS

6.1 The Primary Company each month will calculate and prepare a monthly compensation statement reflecting the revenue distribution amounts for FGA, both EAS and non-EAS, access service due the Secondary Company.

6.2 The monthly compensation statement will show, for each Secondary Office, separately:

6.2.1 The total number of non-premium or premium terminating MOUs and revenue.

6.2.2 The total number on non-premium or premium originating MOUs and revenues.

6.2.3    The total compensation due the Secondary Company, by rate element.

6.2.4    The number of terminating MOUs recorded by the Primary Company.

6.2.5 The number of originating MOUs estimated by the Primary Company pursuant to Section 4.3 contained herein.

6.2.6 The number of access lines used to prorate originating usage pursuant to Section 4.3 contained herein.

6.2.7 The percent ownership factor, if any, used to prorate Local Transport revenues.

6.2.8    Adjustments for uncollectibles.

6.3 Within 60 Calendar days after the end of each billing period, the Primary Company will remit the compensation amount due the Secondary Company. Where more than one compensation amount is due, they may be combined into a single payment.

                                                                    APPENDIX FGA
                                                                     Page 6 of 6


7.0      MISCELLANEOUS PROVISIONS

7.1 This appendix will remain in effect until terminated by thirty (30) calendar day s notice by either Party to the other.

                                                                    APPENDIX FGA
                                                                       EXHIBIT A
                                                                     Page 1 of 1

                                    EXHIBIT A

                  EAS Locations for Originating and Terminating

                         Feature Group A Access Service

       Primary Office                           Secondary Office
          Company                                   Company

     CLLI CODE   NPA-NXX                    CLLI CODE      NPA-NXX
     ACCESS LINE

                                                                    APPENDIX FGA
                                                                       EXHIBIT B
                                                                     Page 1 of 1

                                    EXHIBIT B

                       Location for LATA Wide Termination

                      of Feature Group A Access Service in

                              Non-EAS Calling Areas



                            SECONDARY OFFICE COMPANY

                                                 % Ownership of
CLLI CODE        NPA-NXX       Access Line       Transport Facilities     LATA

                                                                   APPENDIX HOST
                                                                     Page 2 of 5


                                  APPENDIX HOST

This Appendix sets forth the terms and conditions under which SWBT will perform hosting responsibilities for LSP for ( 1 ) the provision of billable message data and/or access usage data received from such LSP for distribution to the appropriate billing and/or processing location via SWBT's in-region network or via the nationwide Centralized Message Distribution System (CMDS) or (2) billable message data and/or access usage data received from other Local Exchange Carriers (LECs) or LSPs or from CMDS to be distributed to such LSP. This Appendix covers hosting in region (i.e., Missouri, Arkansas, Kansas, Oklahoma and Texas) and hosting out of region. Hosting out of region is only available to an LSP that is a Full Status Revenue Accounting Office (RAO) company.

I.       DEFINITIONS

         A. Access Usage Record (AUR) - a message record which contains the usage measurement reflecting the service feature group, duration and time of day for a message which is subsequently used by a LEC to bill access to an Interexchange Carrier
                  (IXC).

         B. Bellcore Client Company Calling Card and Third Number Settlement (BCC CATS) System - nationwide system used to produce information reports that are used in the settlement of LEC or LSP revenues recorded by one BCC (or LEC or LSP within the territory of that BCC) and billed to a customer of another BCC (or LEC or LSP within the territory of that BCC) as described in accordance with the Bellcore Practice BR 981-200-110.

         C. Billable Message Record - a message record containing details of a completed call which has been carried by a LEC over its facilities or by LSP over its facilities and such record is to be used to bill an end user.

         D. Centralized Message Distribution System (CMDS) - the national network of private line facilities used to exchange Exchange Message Record (EMR) formatted billing data between a company originating a message and the company billing for a message.

         E. Exchange Message Record (EMR) - industry standard message format as described in accordance with the Bellcore Practice BR 010-200-010 which was developed to facilitate the exchange of telecommunications message information.

         F. Full Status Revenue Accounting Office (RAO) - an LSP or LEC that is responsible for formatting EMR records, and for editing and packing of such detail records into files for distribution.

                                                                   APPENDIX HOST
                                                                     Page 3 of 5


         G. In-Region Hosting - includes the transport, using Hosting Company network, of (1) billable message record data for LEC or LSP transported messages and/or access usage record data that originate in a region and are delivered by the LSP to SWBT at a mutually agreed upon location within the territory of SWBT to be sent to another LEC or LSP for billing; and (2) billable message record data and/or access usage data received from CMDS or another LEC or LSP to be delivered to the LSP for billing to its end user located within the five state territory of SWBT.

         H. Out-of-Region Hosting - includes the transport, using the national CMDS network, of (1) billable message record data for LEC or LSP transported messages and/or access usage record data that originate out of region and are delivered by the LSP to SWBT and are to be sent to another LEC or LSP for billing; and (2) billable message record data and/or access usage data received from CMDS or another LEC or LSP to be delivered to the LSP for billing to its end user located outside SWBT's five state territory.

         I. Non-Full Status Revenue Accounting Office (RAO) - An LSP or LEC that has assigned responsibility to SWBT for editing, sorting and placing billing message record detail and/or access usage record detail into packs for distribution.

II.      RESPONSIBILITIES OF THE PARTIES

         A. All data forwarded from LSP must be in the industry standard EMR format in accordance with Bellcore Practice BR 010-200-010. The LSP is responsible to ensure all appropriate settlement plan indicators are included in the message detail, i.e., the Bellcore Client Company Calling Card and Third Number Settlement (BCC CATS) System. The LSP acknowledges that the only message records subject to this Hosting Appendix are those that arise from LEC or LSP transported billable messages and/or access usage records to be used by a LEC or LSP for the purpose of billing access to an IXC.

         B. When LSP delivers billable message data and/or access usage data to SWBT which must be forwarded to another location for billing purposes, SWBT will accept data from the LSP, perform edits to make message detail and access usage records consistent with CMDS specifications, and use its in region data network to forward this data to the appropriate billing company or to access the national CMDS network in order to deliver this data to the appropriate billing and/or processing company.

                  If LSP is not a Full Status RAO Company, SWBT will also sort billable message detail and access usage record detail by Revenue Accounting Office, Operating Company Number or Service Bureau and split data into packs for invoicing prior to using its in region network to forward this data to the appropriate billing company or to access the national CMDS network in order to deliver such data to the appropriate billing company.

                                                                   APPENDIX HOST
                                                                     Page 4 of 5


         C. For billable message data and/or access usage data received by SWBT for delivery to an LSP location, SWBT will use its in region data network to receive this data from other LECs or LSPs or from CMDS in order to deliver such billable message data and/or access usage data to the agreed upon billing LSP location.

III.     BASIS OF COMPENSATION

         LSP agrees to pay SWBT a per record charge for billable message records and/or access usage records that are received from LSP and destined for delivery to another location for billing, at the rates listed below:

              Per Record Charge
                  Full Status RAO Company
                      Hosting Company Network                       $.002
                      National CMDS Network                         $.005
                  Non-Full Status RAO Company
                      Hosting Company Network                       $.007
                      National CMDS Network                         $.010

         As part of this per record charge, SWBT will provide Confir mation and/or Error Reports and any Intercompany Settlement (ICS) Reports, such as the Bellcore Client Company Calling Card and Third Number Settlement System (BCC CATS), as needed.

         LSP agrees to pay SWBT a per record charge for billable message records and/or access usage records which are entered on a magnetic tape or data file for delivery to the LSP, at the rate listed below:

             Per Record Charge                                      $.003

IV.      LIABILITY

         A. Any failure to populate accurate information in accordance with Section II.A. will be the responsibility of the LSP.

         B. SWBT will not be liable for any costs incurred by the LSP when the LSP is transmitting data files via data lines and a transmission failure results in the non-receipt of data by SWBT.

         C. SWBT SHALL NOT BE LIABLE IN ANY EVENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES RESULTING FROM, OR ARISING OUT OF, OR IN CONNECTION WITH, THIS APPENDIX.

         D. SWBT shall not be liable for any losses or damages arising out of errors, interruptions, defects, failures, or malfunction of the services provided hereunder,

                                                                   APPENDIX HOST
                                                                     Page 5 of 5


                  including any and all associated equipment and data processing systems, except such losses or damages caused by the sole negligence of SWBT. Any losses or damage for which SWBT is held liable under this Appendix shall in no event exceed the amount of charges made for the services provided hereunder during the period beginning at the time SWBT receives notice of the error, interruption, defect, failure or malfunction to the time service is restored.

         E. The LSP agrees to release, defend, indemnify, and hold harmless SWBT from any and all losses, damages, or other liability, including attorney fees, that it may incur as a result of claims, demands, or other suits brought by any party that arise out of the use of this service by the LSP, its customers or end users. The LSP shall defend SWBT against all end user claims just as if LSP had provided such service to its end users with its own employees.

         F. The LSP also agrees to release, defend, indemnify and hold harmless SWBT from any claim, demand or suit that asserts any infringement or invasion of privacy or confidentiality of any person(s), caused or claimed to be caused, directly or indirectly, by SWBT employees and equipment associated with provision of this service. This includes, but is not limited to suits arising from disclosure of any customer specific information associated with either the originating or terminating numbers used to provision this service.

VI.      DISCLAIMER OF WARRANTIES

         SWBT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO SERVICES PROVIDED HEREUNDER. ADDITIONALLY, SWBT ASSUMES NO RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF THE DATA SUPPLIED BY LSP WHEN THIS DATA IS ACCESSED AND USED BY A THIRD PARTY.

                                                                    APPENDIX ITR
                                                                     Page 2 of 8


                                  APPENDIX ITR
                             (TRUNKING REQUIREMENTS)

This Appendix provides descriptions of the trunking requirements for the LSP and SWBT interconnection. The attached scenarios depict the recommended trunk groups for local, intraLATA toll, interLATA "meet point", mass calling, E911 and Operator Services interconnection. All references to incoming and outgoing trunk groups are from the perspective of the LSP.

I.       LOCAL TRAFFIC AND INTRALATA TOLL TRAFFIC

         (a)      The LSP Originating (The LSP to SWBT)

                  When SWBT has a combined local and access tandem in an exchange, IntraLATA Toll Traffic may be combined with the Local Traffic on the same trunk group. When SWBT has more than one combined local and access tandem in an exchange, the LSP shall provide a separate trunk group to each SWBT tandem. When there are separate SWBT access and local tandems in an exchange, a separate local trunk group shall be provided to the local tandem and a separate IntraLATA toll trunk group shall be provided to the access tandem. This trunk group(s) shall be one-way or two-way directionalized outgoing only and will utilize Signaling System 7 (SS7) or multifrequency (MF) protocol signaling.

         (b)      The LSP Terminating (SWBT to LSP)

                  When SWBT has a combined local and access tandem, SWBT shall normally combine the Local and IntraLATA Toll Traffic over a single trunk group to the LSP. When SWBT has a separate access and local tandem in an exchange, a trunk group shall be established from each tandem to the LSP. This trunk group(s) shall be one-way or two-way directionalized incoming only and will utilize SS7 or MF protocol signaling.

         (c)      Direct End Office Trunking

                  The Parties shall establish direct end office primary high usage trunk groups for Local Traffic and/or IntraLATA Toll Traffic when end office traffic requires twelve or more trunks. If LSP has established collocation to the end office, the trunks shall be provisioned over the LSP collocation facility. If the LSP has no collocation facilities, SWBT shall provision the trunks from the NIP to the end office. IntraLATA Toll Traffic shall be provided over a separate trunk group to the SWBT access tandem.

                                                                    APPENDIX ITR
                                                                     Page 3 of 8


II.      ACCESS TOLL CONNECTING TRUNKS

         InterLATA traffic shall be transported between the LSP Central Office and the SWBT access tandem over a "meet point" trunk group separate from local and intraLATA toll traffic. The access toll connecting trunk group will be established for the transmission and routing of Exchange Access traffic between the LSP's end users and interexchange carriers via a SWBT access tandem. When SWBT has more than one access tandem within an exchange, the LSP shall utilize a single access toll connecting trunk group to one SWBT tandem within the exchange. This trunk group may be set up as one-way or two-way (two-way is preferred) and will utilize SS7 or MF protocol signaling. The traffic use code and modifier for this trunk group should be MDJ (see Scenario 1, 2, 3, or 4).

III.     800 (888) TRAFFIC

         If the LSP chooses SWBT to handle 800 (888) database queries from its central office switches, all the LSP originating 800 (888) service queries will be routed over the InterLATA Interexchange Carrier (MDJ) trunk group. This traffic will include a combination of both InterLATA Interexchange Carrier 800 (888) service and IntraLATA LEC 800 (888) service that will be identified and segregated by carrier through the database query handled through the SWBT tandem switch.

         A separate trunk group from each Party to the other will be required for IntraLATA 800 service if either Party chooses to handle the 800 database queries from its switch location. The purpose of the separate trunk group is to provide for the segregation of originating 800 IntraLATA call volumes to ensure the proper billing of intercompany settlement compensation.

         The trunk group shall be set up as one-way outgoing only and will utilize SS7 protocol signaling. The traffic use code and modifier for this trunk group should be DD800J (see Scenario 1, 2, 3, or 4).

IV.      E911

         A segregated trunk group will be required to each appropriate E911 tandem within the exchange in which the LSP offers the Exchange Service. This trunk group shall be set up as a one-way outgoing only and shall utilize MF CAMA signaling. The traffic use code and modifier for this trunk group shall be ESJ (see Scenario 1, 2, 3, or 4).

V.       MASS CALLING (PUBLIC RESPONSE CHOKE NETWORK)

         A segregated trunk group shall be required to the designated Public Response Choke Network tandem in each serving area. This trunk group shall be one-way outgoing only and shall utilize MF signaling. It is recommended that this group be sized as follows:

                                                                    APPENDIX ITR
                                                                     Page 4 of 8


         <15001 access lines (AC)                         2 trunks (min)
         15001 to 25000 AC                                3 trunks
         25001 to 50000 AC                                4 trunks
         50001 to 75000 AC                                5 trunks
         >75000 AC                                        6 trunks (max)

         The traffic use code and modifier for this trunk group shall be TOCRJ (see Scenario 1, 2, 3, or 4).

VI.      OPERATOR SERVICES

         (a)      No Operator Contract:

                  Inward Operator Assistance (Toll Center (TC) Code plus 121) - The LSP may choose from two interconnection options for Inward Operator Assistance as follows:

                  Option 1 - Interexchange Carrier (IXC) Carrier

                  The LSP may utilize the Interexchange Carrier Network (see Scenario 6). The LSP operator will route its calls requiring inward operator assistance through its designated IXC POP to SWBT's TOPS tandem. SWBT shall route its calls requiring inward operator assistance to the LSP's Designated Operator Switch (TTC) through the designated IXC POP.

                  Option 2 - The LSP Operator Switch

                  The LSP reports its switch as the designated serving operator switch (TTC) for its NPA-NXXs and requests SWBT to route its calls requiring inward operator assistance to the LSP. This option requires a segregated two-way (with MF signaling) trunk group from SWBT's Access Tandem to the the LSP switch. The traffic use code and modifier for this trunk group should be OAJ (see Scenario 7). The LSP's operator will route its calls requiring inward operator assistance to SWBT's operator over an IXC network.

         (b)      Operator Contract with SWBT:

                  (i)      Directory Assistance (DA):

                           The LSP may contract for DA services only. A segregated trunk group for these services would be required to SWBT's TOPS tandem. This trunk group is set up as one-way outgoing only and utilizes MF and Operator Services signaling. The traffic use code and modifier for this trunk group should be DAJ (see Scenario 5).

                                                                    APPENDIX ITR
                                                                     Page 5 of 8


                  (ii)     Directory Assistance Call Completion (DACC):

                           The LSP contracting for DA services may also contract for DACC. This requires a segregated one-way trunk group to SWBT's TOPS tandem. This trunk group is set up as one-way outgoing only and utilizes MF signaling. The traffic use code and modifier for this trunk group should be DACCJ (see Scenario 5).

                  (iii)    Busy Line Verification:

                           When SWBT's operator is under contract to verify the LSP's end user loop, SWBT will utilize a segregated one-way with MF signaling trunk group from SWBT's Access Tandem to the the LSP switch. The traffic use code and modifier for this trunk group should be VRJ (see Scenario 5).

                  (iv)     Operator Assistance (0+, 0-):

                           This service requires a one-way trunk group from the the LSP switch to SWBT's TOPS tandem. Two types of trunk groups may be utilized. If the trunk group transports DA/DACC, the trunk group will be designated as ETCMFJ (0-, 0+, DA, DACC) (see Scenario
                           5). If DA is not required or is transported on a segregated trunk group, then the group will be designated as ETCM2J (see Scenario 5). MF and Operator Services signaling will be required on the trunk group.

VII.     Trunk Design Blocking Criteria

         Trunk forecasting and servicing for the Local and IntraLATA Toll trunk groups shall be based on the industry standard objective of 2% overall time consistent average busy season busy hour loads (1% from the End Office to the Tandem and 1% from the Tandem to the End Office based on Neil Wilkinson B.01M [Medium Day-to-Day Variation] until traffic data is available). Listed below are the trunk group types and their objectives:

         Trunk Group Type                 Blocking Objective (Neil Wilkinson M)
         ----------------------------------------------------------------------
         Local Tandem                                      1%
         Local Direct                                      2%
         IntraLATA Interexchange                           1%
         911                                               1%
         Operator Services (DA/DACC)                       1%
         Operator Services (0+, 0-)                        0.5%
         InterLATA Tandem                                  0.5%

                                                                    APPENDIX ITR
                                                                     Page 6 of 8


VIII.    FORECASTING/SERVICING RESPONSIBILITIES

         Both Parties agree to provide an initial forecast for establishing the initial interconnection facilities. Subsequent forecasts will be provided on a semi-annual basis concurrent with the publication of the SWBT General Trunk Forecast including yearly forecasted trunk quantities for all trunk groups described in this Appendix for a minimum of three years and the use of Common Language Location Identifier (CLLI-MSG) which is described in Bellcore documents BR795-100-100 and BR795-400-100. Trunk servicing will be performed on a monthly basis at a minimum.

         SWBT shall be responsible for forecasting and servicing the trunk groups terminating to the LSP. The LSP shall be responsible for forecasting and servicing the trunk groups terminating to SWBT end users and/or to be used for tandem transit to other provider's networks, operator services and DA service, and interLATA toll service. Standard trunk traffic engineering methods will be used as described in Bell Communications Research, Inc. (Bellcore) document SR-TAP-000191, Trunk Traffic Engineering Concepts and Applications.

IX.      TRUNK SERVICING

         1. Orders between the Parties to establish, add, change or disconnect trunks shall be processed by use of an Access Service Request ("ASR").

         2. All Parties shall jointly manage the capacity of local Interconnection Trunk Groups. Either Party may send the other Party an ASR to initiate changes to the Local Interconnection Trunk Groups that the ordering Party desires based on the ordering Party's capacity assessment. The receiving Party will issue a Firm Order Confrontation ("FOC") and a Design Layout Record ("DLR") to the ordering Party within five (5) business days after receipt of the ASR.

         3. Orders that comprise a major project (i.e., new switch deployment) shall be submitted in a timely fashion, and their implementation shall be jointly planned and coordinated.

         4. SWBT will process trunk service requests submitted via a properly completed ASR within twenty (20) business days of receipt of such ASR. Facilities must also be in place before trunk orders can be completed.

         5. In the event that a Party requires trunk servicing within shorter time intervals than those provided for in this Article XI due to a bona fide end user demand, such Party may designate its ASR as an "Expedite" and the other Party shall use best efforts to issue its FOC and DLR and install service within the requested interval.

         6. Each Party shall be responsible for engineering their networks on their side of the NIP.

                                                                    APPENDIX ITR
                                                                     Page 7 of 8


X.       SERVICING OBJECTIVE/DATA EXCHANGE

         Each Party agrees to service trunk groups to the foregoing blocking criteria in a timely manner when trunk groups exceed measured blocking thresholds on an average time consistent busy hour for a 20 business day study period. Upon request, each Party will make available to the other, trunk group measurement reports for trunk groups terminating in the requesting Party's network. These reports will contain offered load, measured in CCS (100 call seconds), that has been adjusted to consider the effects of overflow, retrials and day-to-day variation. They will also contain overflow CCS associated with the offered load, day-to-day variation, peakedness factor, the date of the last week in the four week study period and the number of valid days of measurement. These reports shall be made available at a minimum on a semi-annual basis upon request.

XI.      SPECIFICATIONS

         All DS-1 and DS-3 facilities utilized for trunking established or employed by the Parties for purposes of this STC shall meet the specifications set forth in SWBT's TP-76625 dated June, 1990 and TP-76839 dated January, 1996.

XII.     TRUNK FACILITY UNDER UTILIZATION

         At least once a year the Parties shall exchange trunk group measurement reports as detailed above for trunk groups terminating to the other Party's network. Each Party will determine the required trunks for each of the other Party's trunk groups for the previous 12 months. Required trunks will be based on the Blocking Objectives under "Trunk Design Blocking Criteria" above and time consistent average busy hour usage measurements from the highest 4 consecutive week (20 business day) study. Trunk groups with excess capacity will be identified to the other Party as eligible for downsizing. Excess capacity exists when a trunk group, on a modular trunk group design basis, has 48 trunks (2 modular digroups) or 10%, whichever is larger, over the required number of trunks.

         The party with excess trunking capacity will assess the trunk capacity based on forecasted requirements and agrees to disconnect trunks in excess of forecasted requirements for the next 12 months. If after 12 months the trunk group continues to have excess capacity the party agrees to take timely steps to disconnect all excess capacity.

XIII. Where available and upon the request of the other Party, each Party shall cooperate to ensure that its trunk groups are configured utilizing the B8ZS ESF protocol for 64 kbps clear channel transmission to allow for ISDN interoperability between the Parties' respective networks.

                                                                    APPENDIX ITR
                                                                     Page 8 of 8


XIV. INSTALLATION, MAINTENANCE, TESTING AND REPAIR. SWBT's standard intervals for Feature Group D Switched Exchange Access Services will be used for Interconnection trunks as specified in the most current SWBT Accessible Letter, currently SWA96-036, dated April 15, 1996. The LSP shall meet the same intervals for comparable installations, maintenance, joint testing, and repair of its facilities and services associated with or used in conjunction with Interconnection or shall notify SWBT of its inability to do so and will negotiate such intervals in good faith.

                                                        APPENDIX ITR - SCENARIOS
                                                                     PAGE 1 OF 7



                                   SCENARIO 1

              SINGLE RATE AREA - COMBINED SWBT LOCAL/ACCESS TANDEM

                WITHOUT DIRECT END OFFICE, ILEC OR IXC TRUNKING





                                    GRAPHIC








TRAFFIC USE/MODIFIER                    DESCRIPTION

1.  DDJ                                 INTRALATA AND LOCAL (SS7 SIGNALING)
2.  TCJ                                 INTRALATA AND LOCAL (SS7 SIGNALING)
3.  TOCRJ                               MASS CALLING (MF SIGNALING)
4.  DD800J                              INTRALATA 800 (MAXIMIZER 800)(SS7
                                        SIGNALING) #
5.  MDJ                                 INTERLATA ONLY (MF SIGNALING) @
6.  MDJ                                 INTERLATA ONLY (SS7 SIGNALING)
7.  ESJ                                 EMERGENCY SERVICE (MF SIGNALING)

@ REQUIRED AT THE DALLAS 4 ESS SWITCH ONLY FOR 10XXXX # CUT THROUGH AND FEATURE
  GROUP B OVER D.
# REQUIRED IF SWBT DOES NOT PERFORM THE DATABASE QUERY FOR THE LSP.

                                                                 REVISED 6/17/96

                                                                        LSP1.AF3

                                                        APPENDIX ITR - SCENARIOS
                                                                     PAGE 2 OF 7



                                   SCENARIO 2

              SINGLE RATE AREA - COMBINED SWBT LOCAL/ACCESS TANDEM

               WITH SOME DIRECT END OFFICE, ILEC OR IXC TRUNKING






                                    GRAPHIC





TRAFFIC USE/MODIFIER                    DESCRIPTION

1.  IEJ                                 LOCAL ONLY (SS7 SIGNALING)
2.  IEJ                                 LOCAL ONLY (SS7 SIGNALING)
3.  DDJ                                 INTRALATA AND LOCAL (SS7 SIGNALING)
4.  TCJ                                 INTRALATA AND LOCAL (SS7 SIGNALING)
5.  TOCRJ                               MASS CALLING (MF SIGNALING)
6.  DD800J                              INTERLATA 800 (MAXIMIZER 800)(SS7
                                        SIGNALING) #
7.  MDJ                                 INTERLATA ONLY (MF SIGNALING) @
8.  MDJ                                 INTERLATA ONLY (SS7 SIGNALING)
9.  ESJ                                 EMERGENCY SERVICE (MF SIGNALING)

@ REQUIRED AT THE DALLAS 4 ESS SWITCH ONLY FOR 10XXXX # CUT THROUGH AND FEATURE GROUP B OVER D.
# REQUIRED IF SWBT DOES NOT PERFORM THE DATABASE QUERY FOR THE LSP.


                                                                 REVISED 6/17/96

                                                                        LSP2.AF3

                                                        APPENDIX ITR - SCENARIOS
                                                                     PAGE 3 OF 7



                                   SCENARIO 3

               SINGLE RATE AREA - SEPARATE SWBT LOCAL AND ACCESS

            TANDEMS WITHOUT DIRECT END OFFICE, ILEC OR IXC TRUNKING






                                    GRAPHIC





TRAFFIC USE/MODIFIER                     DESCRIPTION

1.  TOJ                                  LOCAL ONLY (SS7 SIGNALING)
2.  TGJ                                  LOCAL ONLY (SS7 SIGNALING)
3.  TOCRJ                                MASS CALLING (MF SIGNALING)
4.  DD800J                               INTERLATA 800 (MAXIMIZER 800)(SS7
                                         SIGNALING) #
5.  DDJ                                  INTRALATA ONLY (SS7 SIGNALING)
6.  TCJ                                  INTRALATA ONLY (SS7 SIGNALING)
7.  MDJ                                  INTERLATA ONLY (SS7 SIGNALING)
8.  ESJ                                  EMERGENCY SERVICE (MF SIGNALING)

#    REQUIRED IF SWBT DOES NOT PERFORM THE DATABASE QUERY FOR THE LSP.


                                                                REVISED 12/30/96

                                                                        LSP3.AF3

                                                        APPENDIX ITR - SCENARIOS
                                                                     PAGE 4 OF 7



                                   SCENARIO 4

               SINGLE RATE AREA - SEPARATE SWBT LOCAL AND ACCESS

           TANDEMS WITH SOME DIRECT END OFFICE, ILEC OR IXC TRUNKING






                                    GRAPHIC





TRAFFIC USE/MODIFIER                     DESCRIPTION

1.   IEJ                                 LOCAL ONLY (SS7 SIGNALING)
2.   IEJ                                 LOCAL ONLY (SS7 SIGNALING)
3.   TOJ                                 LOCAL ONLY (SS7 SIGNALING)
4.   TGJ                                 LOCAL ONLY (SS7 SIGNALING)
5.   TOCRJ                               MASS CALLING (MF SIGNALING)
6.   DD800J                              INTRALATA 800 (MAXIMIZER 800)(SS7
                                         SIGNALING) #
7.   DDJ                                 INTRALATA ONLY (SS7 SIGNALING)
8.   TCJ                                 INTRALATA ONLY (SS7 SIGNALING)
9.   MDJ                                 INTERLATA ONLY (SS7 SIGNALING)
10.  ESJ                                 EMERGENCY SERVICE (MF SIGNALING)

#    REQUIRED IF SWBT DOES NOT PERFORM THE DATABASE QUERY FOR THE LSP.


                                                                REVISED 12/30/96

                                                                        LSP4.AF3

                                                        APPENDIX ITR - SCENARIOS
                                                                     PAGE 5 OF 7



                                   SCENARIO 5

              SINGLE RATE AREA - COMBINED SWBT LOCAL/ACCESS TANDEM

            WHERE SWBT IS THE OPERATOR SERVICES PROVIDER FOR THE LSP






                                    GRAPHIC







TRAFFIC USE/MODIFIER  DESCRIPTION

1.  VRJ               BUSY LINE VERIFICATION (MF SIGNALING) #
2.  DAJ OR DACCJ      DIRECTORY ASSISTANCE OR DIRECTORY ASSISTANCE CALL
                      COMPLETION (MF SIGNALING, OPERATOR SERVICES SIGNALING)
3.  ETCM2J            0-, 0+ COMBINED COIN AND NONCOIN (MF SIGNALING, OPERATOR
                      SERVICES SIGNALING)
4.  ETCMFJ            0-, 0+, DA, DACC COMBINED COIN AND NONCOIN (MF SIGNALING,
                      OPERATOR SERVICES SIGNALING)

# BUSY LINE VERIFICATION IS SOMETIMES TRUNKED OUT FROM THE TOPS TANDEM RATHER THAN THE ACCESS TANDEM.

                                                                  REVISED 1/7/97

                                                                        LSP5.AF3

                                                        APPENDIX ITR - SCENARIOS
                                                                     PAGE 6 OF 7



                                   SCENARIO 6

              SINGLE RATE AREA - COMBINED SWBT LOCAL/ACCESS TANDEM

          WHERE SWBT IS NOT THE OPERATOR SERVICES PROVIDER FOR THE LSP

                         121 INWARD OPERATOR ASSISTANCE









                                    GRAPHIC








NOTE:  THIS SCENARIO WOULD USE EXISTING INTEREXCHANGE CARRIER NETWORK.



                                                                 REVISED 6/17/96

                                                                        LSP6.AF3

                                                        APPENDIX ITR - SCENARIOS
                                                                     PAGE 7 OF 7



                                   SCENARIO 7

              SINGLE RATE AREA - COMBINED SWBT LOCAL/ACCESS TANDEM

                WHERE SWBT IS NOT THE OPERATOR SERVICES PROVIDER

               FOR THE LSP AND THE LSP'S SWITCH IS THE DESIGNATED

                OPERATOR SWITCH (TTC) FOR 121 INWARD ASSISTANCE






                                    GRAPHIC







TRAFFIC USE/MODIFIER  DESCRIPTION

1.  OAJ               ACCESS TO INWARD OPERATOR (121)(MF SIGNALING)

                                                                 REVISED 6/17/96

                                                                        LSP7.AF3

                                                                   APPENDIX LIDB
                                                                    PAGE 2 OF 14


                                  APPENDIX LIDB

             AGREEMENT FOR THE PROVISION OF DATA BASE ADMINISTRATION
                                       AND
                    LINE INFORMATION DATA BASE (LIDB) STORAGE

This Appendix, between SWBT and LSP sets forth the terms and conditions upon which SWBT will provide data base administration to store LSP's line/billing records in SWBT's Line Information Data Base (LIDB).

WHEREAS, SWBT owns and maintains a Line Validation Administration System (LVAS) that provides facilities for adding, deleting, and changing information in LIDB; and

WHEREAS, SWBT maintains LIDB for various purposes, including the validation of alternately billed service (ABS) requests and the provision of other services; and

WHEREAS LSP desires to have SWBT use LVAS to administer LSP's line information cords for the provision of services set forth in the exhibits attached to this Appendix; and

WHEREAS SWBT is willing to provide, where equipment, processing capability and hardware configurations permit, such LVAS services and LIDB storage for LSP; and

WHEREAS, SWBT owns and maintains a Sleuth System that provides facilities for ABS fraud monitoring; and

WHEREAS LSP desires SWBT to use its Sleuth System for ABS fraud monitoring of its telecommunications traffic.

NOW, THEREFORE, in consideration of the mutual promises and undertakings made, the parties agree as follows:

1.       DEFINITIONS

         As used herein and for the purpose of this Appendix, the following terms shall have the meanings set forth below:

         A. Alternate Billing Services (ABS) - A service that allows end users to bill calls to accounts that may not be associated with the originating line. There are three types of ABS calls: calling card, collect and third number billed calls.

         B. Billed Number Screening (BNS) - A process which utilizes a database to determine specific characteristics and/or end user preferences with respect to a billed number.

                                                                   APPENDIX LIDB
                                                                    PAGE 3 OF 14


         C. Calling Card Service (CCS) - A service which enables a calling customer to bill a telephone call to a calling card number with or without the help of an operator.

         D. Data Base - An integrated collection of related data. In the case of the LIDB, the data base is the line number and related line information.

         E. Data Base Administration Center (DBAC) - The LIDB input center where the LVAS facility and administrative personnel are currently located.

         F. Exchange - For the purpose of this Appendix, a specific NPA-NXX combination.

         G. Group Record - Information in LIDB or LVAS that is common to all lines or billing records in an NPA-NXX or NPA-RAO.

         H. LIDB Editor - A database editor located at the SCP where LIDB resides. LIDB ditor provides emergency access to LIDB that bypasses the service management system for LIDB.

         I. Line Validation Administration System (LVAS) - An off-line administrative system, used by SWBT to add, delete and change information in LIDB.

         J. Line Information Data Base (LIDB) - The line information database, which is an ANSI SS7 database system, functions as a centralized repository for data storage and retrieval. LIDB supports validation and recording of ABS requests. LIDB also supports storage, retrieval and recording capabilities for other information that can be associated with an end user's line. Examples of such information are, or are expected to be, originating screening information, ZIP code data and calling name.

         K. Line Record - Information in LIDB or LVAS that is specific to a single telephone number or special billing number.

         L. Personal Identification Number (PIN) - A confidential four digit code number provided to a calling card customer to prevent unauthorized use of his/her calling card number. The PIN is stored in the LIDB for those line numbers that have an associated calling card.

         M. Response - A single response in a set of predefined expected responses to a request for information contained in a query from a computer processor.

                                                                   APPENDIX LIDB
                                                                    PAGE 4 OF 14


         N. Toll Billing Exception (TBE) - A LIDB option that allows end users to restrict third number billing or collect calls to their lines.

         O. Service Management System (SMS) - An off-line system used to access, create, modify, or update information in LIDB. For the purposes of this appendix, the SMS for LIDB is LVAS.

         P. Sleuth - An off-line administration system that SWBT uses to monitor suspected occurrences of ABS-related fraud. Sleuth uses a systematic pattern analysis of query message data to identify potential incidences requiring fraud investigation. Detection parameters are based upon vendor recommendations and SWBT's analysis of collected data and are subject to change from time to time.

         Q. Special Billing Number (SBN) Account Groups - Line records in LIDB that are based on an NPA-RAO numbering format. NPA-RAO numbering formats are similar to NPA-NXX formats except that the fourth digit of an NPA-RAO line record is either a zero
                  (0) or a one (1).

         R. Tape Load Facility - A separate data entry point at the SCP where LIDB resides. The Tape Load Facility provides direct access to LIDB for data administration that bypasses the service management system for SWBT's LIDB.

         S. Translation Type - A code in the Signaling Connection Control Point (SCCP) of the SS7 signaling message. Translation Types are used for routing LIDB queries. Signal Transfer Points
                  (STPs) use Translation Types to identify the routing table used to route a LIDB query. All LIDB queries against the same exchange and Translation Type are routed to the same LIDB.

2.       General Description

         A. SWBT's LIDB is connected directly to a service management system (i.e., LVAS), a database editor (i.e., LIDB Editor), and a tape load facility. Each of these facilities, processes, or systems, provide SWBT with the capability of creating, modifying, changing, or deleting, line/billing records in LIDB. SWBT's LIDB is also connected directly to an adjunct fraud monitoring system (i.e., Sleuth).

         B. SWBT will provide LSP with access to LVAS, LIDB Editor, and tape load facility as set forth in this Appendix and the Exhibit or Exhibits attached hereto. SWBT warrants that the manner in which it provides such access to LSP will be equivalent to the manner in which SWBT provides such access to itself.

                                                                   APPENDIX LIDB
                                                                    PAGE 5 OF 14


         C. SWBT will also provide LSP with fraud alerts from Sleuth as set forth in this Appendix and in Exhibit IV (Sleuth). SWBT warrants that it will provide fraud alerts to LSP using the same fraud monitoring parameters as SWBT uses for itself.

         D. From time-to-tome, SWBT enhances its LIDB to create new services and/or LIDB functionalities. Such enhancements may involve the creation of new line-level or group-level data elements in LIDB. SWBT will coordinate with LSP to provide LSP with the opportunity to update its data concurrent with SWBT's updates of SWBT's own data. Both parties understand and agree that some LIDB enhancements will require LSP to update its line/billing records with new or different information.

         E. Charges for the provisioning of Data Base Administration and LIDB Storage are set forth in Exhibit II (Basis of Compensation).

3.       Service Description

         3.1      LVAS

                  LVAS provides LSP with the capability to access, create, modify or update information in LIDB. LVAS has two electronic interfaces. These interfaces are the Service Order Entry Interface and the Interactive Interface.

                  3.1.1    Service Order Entry Interface

                           (A) The Service Order Entry Interface provides LSP with unbundled access to SWBT's LVAS that is equivalent to SWBT's own service order entry process to LVAS. Service Order Entry Interface allows LSP to electronically transmit properly formatted records from LSP's service order process into LVAS.

                           (B) LSP's access to the Service Order Entry Interface will be through a remote access facility (RAF). The RAF will provide SWBT with a security gateway for LSP access to the Service Order Entry Interface. The RAF will verify the validity of LSP's transmissions and limit LSP's access to SWBT's Service Order Entry Interface to LVAS. LSP does not gain access to any other SMS, interface, database, or operations support system through this Appendix.

                                                                   APPENDIX LIDB
                                                                    PAGE 6 OF 14


                           (C) SWBT will provide LSP with the file transfer protocol specifications LSP will use to administer LSP's data over the Service Order Entry Interface. LSP acknowledges that transmission in such specified protocol is necessary for SWBT to provide LSP with Data Base Administration and Storage.

                           (D) LSP can choose the Service Order Entry Interface as its only interface to LVAS and LIDB or the LSP can choose to use this interface in conjunction with any other interface that SWBT provides under this Appendix except the Manual Interface.

                           (E) SWBT will provide LSP with SWBT-specific documentation for properly formatting the records LSP will transmit over the Service Order Entry Interface.

                           (F) LSP understands that its record access through the Service Order Entry Interface will be limited to its own line/billing records.

                  3.1.2    Interactive Interface

                           (A) The Interactive Interface provides LSP with unbundled access to SWBT's LVAS that is equivalent to SWBT's access at its LIDB DBAC. Interactive Interface provides LSP with the ability to have its own personnel access LSP's records via an application screen that is presented on a computer monitor. Once LSP has accessed one of its line/billing records, LSP can perform all of the data administration tasks SWBT's LIDB DBAC personnel can perform on SWBT line/billing records.

                           (B) SWBT will provide LSP with Interactive Interface through a modem. LSP understands that its record access through the Interactive Interface will be limited to its own line/billing records.

                           (C) LSP will use hardware and software that is compatible with LVAS hardware and software.

                           (D) LSP can choose to request the Interactive Interface as its only interface to LVAS and LIDB or the LSP can choose to use this interface in conjunction with any other interface that SWBT provides under this Appendix except the Manual Interface.

                                                                   APPENDIX LIDB
                                                                    PAGE 7 OF 14


                           (E) SWBT will provide LSP with SWBT-specific documentation in the form of screen prints and prints of help screens.

                  3.1.3    Manual Interface

                           (A) Manual Interface is available only if the LSP has 1,000 line/billing records or less. Manual Interface allows LSP to fax updates to SWBT's LIDB DBAC. SWBT's LIDB DBAC personnel will manually enter these faxed updates into LVAS for LSP.

                           (B) Manual Interface is not available with any other interface SWBT provides under this Appendix.

                           (C) LSP understands that its record access through the Manual Interface will be limited to its own line/billing records.

         3.2      Tape Load Facility Interface

                  (A) Tape Load Facility Interface provides LSP with unbundled access to SWBT's Tape Load Facility in the same manner that SWBT accesses this facility. Tape Load Facility Interface allows LSP to create and submit magnetic tapes for input into LIDB.

                  (B) The Tape Load Facility Interface is not an interface to LVAS. The Tape Load Facility Interface is an entry point to LIDB at the SCP where LIDB resides.

                  (C) The Tape Load Facility Interface is available only when the amount of information is too large for LVAS to accommodate. Both parties agree that these situations normally occur during the initial load of LSP's information into LIDB or when LIDB is updated for a new product. The Tape Load Facility Interface is not available for ongoing updates of information. LSP may request the Tape Load Facility Interface only when its updates exceed 100,000 line/billing records over and above the LSP's normal daily update processing.

                  (D) LSP will create its own tapes in formats specified in GR-446-CORE, Issue 2, June 1994, as revised. Such tapes will only include information associated with LSP's line/billing records.

                  (E) LSP will deliver a separate set of tapes, each having identical information to each SCP node on which LIDB resides. SWBT will

                                                                   APPENDIX LIDB
                                                                    PAGE 8 OF 14


                           provide LSP with the name and address of the SWBT employee designated to receive the tapes at each location.

                  (F)      In  addition to the tapes LSP will create and
                           deliver to the SCP node locations, LSP shall deliver an additional set of tapes to the LVAS System Administrator so that SWBT can load LSP's updates into LVAS. LSP understand that these additional tapes must contain information identical to the tapes delivered to the SCP nodes, but that the format will differ. SWBT shall provide LSP SWBT-specific documentation for record formations of these additional tapes. SWBT shall use these tapes to create LSP records in LVAS that correspond with the records being loaded into LIDB using the Tape Load Facility Interface. SWBT shall provide LSP with the name and address of the SWBT System Administrator to whom the LVAS update tapes should be sent.

                  (G) SWBT and LSP shall negotiate mutually agreed upon dates and times for tape loads of LSP data when such loads are the result of an LSP request.

                  (H) LSP understands and agrees that its record access through the Tape Load Facility Interface is only for LSP's own line/billing records. LSP warrants that it shall not use the Tape Load Facility Interface to modify any group record. LSP further warrants that it shall not use the Tape Load Facility Interface to modify any line/billing record not belonging to LSP.

         3.3      LIDB Editor Interface

                  (A) LIDB Editor Interface provides LSP with unbundled access to SWBT's LIDB Editor equivalent to SWBT's manner of access. LIDB Editor provides LSP with emergency access to LIDB only when LVAS is unable to access LIDB or is otherwise inoperable.

                  (B) LIDB Editor Interface is not an interface to LVAS. LIDB Editor is an SCP tool accessible only by authorized SWBT employees. LSP shall have access to SWBT employees authorized to access LIDB Editor during the same times and under the same conditions that SWBT has access to LIDB Editor.

                  (C) LSP understands that its record access through the LIDB Editor Interface is limited to its own line/billing records.

                                                                   APPENDIX LIDB
                                                                    PAGE 9 OF 14


         3.4      Audits

                  SWBT shall provide LSP with access equivalent to SWBT's own access to LVAS audit functionalities.

                  3.4.1    LIDB Audits

                           (A) This audit is between LVAS and LIDB. This audit verifies that LVAS records match LIDB records. The LIDB Audit is against all line records and group record information in LVAS and LIDB, regardless of data ownership.

                           (B) SWBT shall run the LIDB audit continuously throughout each and every day.

                           (C) SWBT shall create a "variance file" of all LSP records that fail the LIDB audit. LSP can access these files through the Interactive Interface.

                           (D) LSP shall investigate accounts that fail the LIDB audit and correct any discrepancies as set forth in paragraph 3(H). LSP shall correct all discrepancies using the LVAS interface(s) LSP has requested under this Appendix.

                  3.4.2    Billing System Audit

                           (A) This type of audit is between LVAS and SWBT's billing system(s). This audit verifies that LVAS records match SWBT's billing system records.

                           (B)      SWBT shall provide LSP with access
                                    equivalent to SWBT's own access to the
                                    billing system audit functionality. SWBT shall provide LSP with a file containing LSP records in LIDB. LSP shall specify if the billing system audit tape will be delivered by either magnetic tape or electronically over the Service Order Entry Interface.

                           (C) LSP shall audit its LIDB accounts against LSP's billing system and correct any discrepancies as set forth in paragraph 3(H). LSP shall correct all discrepancies using the LVAS interface(s) LSP has requested under this Appendix.

                           (C) SWBT shall provide LSP scheduled and unscheduled billing system audits as set forth below:

                                                                   APPENDIX LIDB
                                                                   PAGE 10 OF 14

                                    (1)     Scheduled Audits

                                            SWBT shall provide LSP with a
                                            billing system audit file twice per
                                            year. Such audit files will
                                            represent LSP's entire data store in
                                            LVAS. The Parties shall mutually
                                            agree upon the dates such audit
                                            files will be provided.

                                    (2)     Unscheduled Audits

                                            LSP can request additional audit
                                            files and SWBT will work
                                            cooperatively to accommodate all
                                            reasonable LSP requests for such
                                            additional audit files. Charges for
                                            additional audit files shall apply
                                            as set forth in Exhibit II (Basis
                                            for Compensation).

                  3.5      Sleuth

                           (A) Sleuth notification provides LSP with Sleuth alert messages. Sleuth alert messages indicate potential incidences of ABS-related fraud for investigation.

                           (B) Sleuth historical reports are available to LSP as set forth in Exhibit IV (Sleuth).

3.       Manner of Provisioning

         (A) SWBT shall provide to LSP, on request, SWBT-specific documentation regarding record formatting and associated hardware requirements for LSP to access each of the interfaces SWBT provides for LIDB data administration.

         (B) LSP shall obtain, at its own expense, all necessary documentation produced by non-SWBT entities such as Bellcore.

         (C) Magnetic tapes submitted by LSP must conform to the hardware specifications of each SCP node where LIDB resides. This includes 9-track and 8mm tapes as well as other site-specific limitations. SWBT shall provide LSP with all magnetic tape hardware requirements upon request. LSP shall create the magnetic tapes its submits for input into LIDB and LVAS over the tape load interface.

         (D) SWBT shall input information provided by LSP into LIDB for the NPA-NXXs and/or NPA-RAOs set forth in Exhibit I, EXCHANGES TO BE ADMINISTERED, attached hereto and made a part hereof. LSP shall provide

                                                                   APPENDIX LIDB
                                                                   PAGE 11 OF 14

                  all information needed by SWBT to support the services being requested. This information may include, but is not limited to, Calling Card Service information, Toll Bill Exception information (such as restrictions on collect and third number billing), class of service information, originating line number screening information, ZIP code information, and calling name information.

         (E) LSP shall furnish, prior to the initial LVAS load, and as requested by SWBT thereafter, the following forecast data:

                  -   the number of working lines per account group
                  -   the number of working line numbers to be established
                  -   the average number of monthly changes to these records
                  -   the number of busy hour queries, by query type
                  -   the number of annual queries by query type

                  If SWBT, at its discretion, determines that it lacks adequate storage, or processing capability, prior to the initial loading of LSP information, SWBT shall notify LSP of its intent to not provide to LSP the Services under this Appendix and this Appendix will be void.

         (F) LSP shall furnish all line records and group records in a format required by SWBT to establish records in LIDB for all working line numbers, not just line numbers associated with calling card PIN or Toll Billing Exceptions (TBE).

         (G) LSP acknowledges that SWBT's LIDB is accessible by many telecommunications companies and that these telecommunications companies expect a high degree of accuracy in the response information provided to their queries. LSP shall administer its data in such a manner that SWBT's accuracy of response information is not adversely impacted.

         (H) LSP shall verify to SWBT the line information data residing in LVAS by reviewing the listing of line information data provided  by  SWBT's  billing  system  audit  file.  LSP shall provide to SWBT all additions, deletions, and corrections resulting from its verification on, or before, the fourteenth business day following its receipt of line information verification reports produced by SWBT for audit processes.

         (I) SWBT shall provide the functionality needed to perform certain query/response functions on a call-by-call basis for the line/billing records of LSP that reside in SWBT's LIDB. Those query/response functions SWBT will perform are set forth in the Exhibits.

         (J) With respect to all matters covered by this Appendix, each Party shall adopt and comply with SWBT standard operating methods and procedures and shall

                                                                   APPENDIX LIDB
                                                                   PAGE 12 OF 14


                  observe the rules and regulations which cover the administration of LVAS service and the Sleuth System, as set forth in SWBT practices. The Parties acknowledge that those practices may be changed by SWBT from time to time.

         (K) Administration of the SCP on which LIDB resides, as well as any system or query processing logic that applies to all data resident on SWBT's LIDB is, and remains, the responsibility of SWBT. LSP acknowledges that SWBT, in its role as system administrator, may need to access any record in LIDB, including any such records of LSP. SWBT shall limit such access to those actions necessary to ensure the successful operation and administration of SWBT's SCP and LIDB.

         (L) LSP acknowledges that SWBT shall, in its sole discretion, allow or negotiate any access to SWBT's LIDB. LSP does not gain any ability, by virtue of this Appendix, to determine which telecommunications companies are allowed to access information in SWBT's LIDB. LSP acknowledges that when SWBT allows a query originator to access SWBT data in SWBT's LIDB, such query originators shall also have access to LSP's data that is also stored in SWBT's LIDB.

         (M) LSP acknowledges that SWBT does not have data screening capability in LIDB. Data Screening is the ability of a LIDB owner to deny complete or partial access to LIDB data or processes.

4.       Billing

         Compensation to SWBT for data storage and administration service and Sleuth services shall be based upon the rates set forth in Exhibit II (Basis of Compensation), attached hereto and made a part hereof. These rates will apply for one (1) year from the service effective date for each exchange. After one (1) year, SWBT may change the rates upon seventy-five (75) days' notice. SWBT may first give such notice seventy-five days before the end of the first year.

         4.1      SWBT Responsibilities

                  (A) SWBT shall determine, for billing purposes, the number of access lines that are administered for each NPA-NXX or NPA-RAO for which SWBT performs the database administration function on behalf of LSP. SWBT shall quantify access lines monthly.

                  (B) SWBT shall provide, upon written request, such data as is reasonably necessary to verify billing charges for data base administration update functions. SWBT shall provide this information in standard SWBT LVAS report formats.

                                                                   APPENDIX LIDB
                                                                   PAGE 13 OF 14

                  (C) SWBT shall provide such data, as is reasonably necessary, to enable the independent Billing Information Systems (IBIS) billing statements to be substantiated for query volumes of LSP line/billing records that reside in SWBT's LIDB. SWBT shall provide this data to LSP in standard Exchange Message Record (EMR) format.

         4.2      LSP Responsibilities

                  (A) LSP shall pay SWBT the amounts billed for the services rendered.

                  (B) LSP shall bill the appropriate charges to end users, on behalf of third parties who query LIDB and receive a response verifying the end user's willingness to accept the charges for the underlying call.

                  (C) LSP shall provide to third parties, that query LIDB and receive a response verifying an end user's willingness to accept charges of services supported by LIDB, all necessary billing information needed by the third party to bill for the services provided.

         4.3      Compensation for Data Access

                  (A) Subject to the limitations in (B) below, SWBT shall compensate LSP for queries against the data LSP stores in SWBT's LIDB. Queries by SWBT and LSP against the data LSP stores in SWBT's LIDB shall be included in the count of queries for which LSP will be compensated. SWBT shall compensate LSP by paying a percentage of the amounts SWBT billed, or would have billed, for each query. LSP acknowledges that the amount SWBT bills for LIDB queries against LSP's data may differ by query type, by query originator, and/or may change over time. The percentage SWBT will use to calculate such credits is set forth in Exhibit II (Basis of Compensation).

                  (B) LSP acknowledges that SWBT's ability to provide such credit is based upon SWBT's ability to identify account ownership in LIDB. LSP acknowledges that LIDB currently identifies account ownership only at the level of the group record (i.e., NPA-NXX or NPA-RAO). LSP further agrees that SWBT will not provide such credit for LSP accounts that reside in group records that also contain SWBT or other data owner accounts. SWBT agrees to work with its LIDB and switch vendors to attempt to develop the capabilities for SWBT to identify, and record for billing, the service provider of individual line/billing records. SWBT shall provide LSP compensation if SWBT implements such capabilities in its network.

                                                                   APPENDIX LIDB
                                                                   PAGE 14 OF 14

5.       Liability

                  (A) SWBT shall not be liable for any losses or damages arising out of errors, interruptions, defects, failures, or malfunction of LVAS, including any and all associated equipment and data processing systems, except such losses or damages caused by the sole negligence of SWBT. Any losses or damages for which SWBT is held liable under this Appendix shall in no event exceed the amount of charges made for LVAS during the period beginning at the time SWBT receives notice of the error, interruption, defect, failure or malfunction to the time service is restored.

                  (B) SWBT shall not be liable for any losses or damages arising out of SWBT's administration of Sleuth.

                  (C) SWBT SHALL NOT BE LIABLE IN ANY EVENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES RESULTING FROM, OR ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT.

                  (D) LSP agrees to release, indemnify, defend, and hold harmless SWBT from any and all claims, demands, or suits brought by a third party against SWBT, directly or indirectly, arising out of SWBT's provision of service under this Appendix. This provision shall not apply to any losses, damages or other liability for which SWBT is found liable as a result of its sole negligence.

6.       Disclaimer of Warranties

         SWBT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO LVAS SERVICE, LIDB OR THE SLEUTH SYSTEM. ADDITIONALLY, SOUTHWESTERN BELL ASSUMES NO RESPONSIBLEILITY WITH REGARD TO THE CORRECTNESS OF THE DATA SUPPLIED BY LSP WHEN THIS DATA IS ACCESSED AND USED BY A THIRD PARTY.

                                                                   APPENDIX LIDB
                                                                       EXHIBIT I
                                                                     PAGE 1 OF 1

                                  APPENDIX LIDB

                                    EXHIBIT I

                          EXCHANGES TO BE ADMINISTERED

SWBT shall provide service management system and other interface service capabilities to LSP as set forth in this Appendix and attached Exhibit or Exhibits for the following LSP exchanges:

        EXCHANGE NAME                      NPA NXX                  NPA-RAO

_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________
_______________________________     ___________________       _________________

(Attach additional copies as needed)

                                                                   APPENDIX LIDB
                                                                      EXHIBIT II
                                                                     PAGE 1 OF 1

                                  APPENDIX LIDB

                                   EXHIBIT II

                              BASIS OF COMPENSATION

1.       COMPENSATION :

All rates and charges contained in this section are applicable in all regulatory jurisdictions.


2.       RATES AND CHARGES


             Manual Interface                             Rate Per Initial Load
                  (a)  Initial Load
                       (1)     per initial load                    $372.00
                       (2)     per 100 line records
                               loaded                              $ 55.00

                  (b)  Ongoing Updates                    Rate Per Month
                       (1)     per month                           $ 51.00
                       (2)     per 100 line records
                               stored in LIDB                      $  3.75

                                                                   APPENDIX LIDB
                                                                     EXHIBIT III
                                                                     PAGE 1 OF 1

                                  APPENDIX LIDB

                                   EXHIBIT III

         CALLING CARD AND BILLED NUMBER SCREENING VALIDATION

         (A) SWBT shall provide the functionality needed to perform the following query/response functions, on a call-by-call basis, for the line/billing records residing in SWBT's LIDB to:

                           1. Validate a 14-digit billing number where the first 10 digits are a telephone number or a special billing number assigned and the last four digits (PIN) are a security code assignment.

                           2.       Determine whether the billed line
                                    automatically rejects, accepts, or requires verification of certain calls billed as collect or third number.

                           3. Determine whether the billed line is a public telephone number using the Class of Service information in the LIDB.

         B. LSP shall bill the appropriate charges to end users, on behalf of third parties who query LIDB and receive a response validating the end user's willingness to accept the charges for the underlying call.

Approved and executed the _________________________ day of _________, 19___.


DIGITAL TELEPORT, INC. (MISSOURI)           SOUTHWESTERN BELL TELEPHONE COMPANY

By________________________________          By_____________________________

Title_____________________________          Title__________________________

Date______________________________          Date___________________________

                                                                   APPENDIX LIDB
                                                                      EXHIBIT IV
                                                                     PAGE 1 OF 2


                                  APPENDIX LIDB

                                   EXHIBIT IV

                                     SLEUTH

         (A) SWBT shall provide LSP with an alert notification, by fax, or another mutually agreed upon format, when SWBT's Sleuth system indicates the probability of a fraud incidence. SWBT will use the same criteria to determine fraud alerts for LSP as SWBT uses for its own accounts.

         (B) Sleuth alert messages have four levels of priority. These levels are low, medium, high and urgent. Sleuth delivers alert messages to a queue in the Sleuth DBAC in priority order. Urgent alerts are prioritized first, followed by high, medium and low alerts (in that order).

         (C) SWBT's Sleuth investigators can access alerts only in the order the alerts appear in the queue. Low alerts almost never see investigator treatment. However, when Sleuth encounters a number of low priority alerts on the same account, Sleuth may upgrade the alert's status to a higher priority status.

         (D) When a Sleuth investigator determines that an urgent, high, or medium priority alert is for an LSP account, the Sleuth investigator will print the alert for the queue and fax the alert to the LSP. Sleuth alerts only identify potential occurrences of fraud. The LSP receiving Sleuth alerts will need to perform its own investigations to determine whether a fraud situation actually exists. The LSP will also need to determine what, it any action should it take as a result of a Sleuth alert.

         (E) SWBT's hours of operation for Sleuth are seven days a week, twenty-four hours per day (7X24). LSP shall provide SWBT with a contact name and fax number for SWBT to fax alerts from SWBT's Sleuth DBAC.

         (F) SWBT shall provide LSP with a Sleuth contact name and number, including fax number, for LSP to contact the Sleuth DBAC.

         (G) For each alert notification SWBT provides to LSP, LSP may request a corresponding 30-day historical report of ABS-related query processing. LSP may request up to three reports per alert. The charge for each historical report is set forth in Exhibit II (Basis of Compensation).

                                                                   APPENDIX LIDB
                                                                      EXHIBIT IV
                                                                     PAGE 2 OF 2



Approved and executed the _________________________ day of _________, 19___.


DIGITAL TELEPORT, INC. (MISSOURI)           SOUTHWESTERN BELL TELEPHONE COMPANY

By________________________________          By_____________________________

Title_____________________________          Title__________________________

Date______________________________          Date___________________________

                                                                   APPENDIX LIDB
                                                                       EXHIBIT V
                                                                     PAGE 1 OF 1

                                  APPENDIX LIDB

                                    EXHIBIT V

                           CNAM SERVICE QUERY SERVICE

Upon receipt of the line/billing information from LSP, in a format acceptable to SWBT, SWBT will provide the functionality needed to perform the following query/response functions, on a call-by-call basis, for the line/billing records residing in SWBT's LIDB to identify the name associated with the line record.

Calling Name records are limited to fifteen characters. LSP is responsible for providing all name truncations and/or abbreviations needed to limit a calling name to 15 characters. LSP is also responsible for ensuring that its calling name data does not contain obscenities in English or other languages. Upon receipt of Calling Name data, in a format acceptable to SWBT, SWBT will provide the query/response functions, on a call-by-call basis, for the line/billing records residing in SWBT's LIDB to identify the name associated with the line record.

CNAM Service Query is SWBT's service that allows customers to query SWBT's LIDB for calling name information. Calling Name information means a telecommunications company's records of all its subscribers' names associated with one or more ten-digit telephone numbers assigned to the end user.

Approved and executed the _________________________ day of _________, 19___.


DIGITAL TELEPORT, INC. (MISSOURI)           SOUTHWESTERN BELL TELEPHONE COMPANY

By________________________________          By_____________________________

Title_____________________________          Title__________________________

Date______________________________          Date___________________________

                                                                   APPENDIX LIDB
                                                                      EXHIBIT VI
                                                                     PAGE 1 OF 1

                                  APPENDIX LIDB

                                   EXHIBIT VI

                    SINGLE NUMBER SERVICE (SNS) QUERY SERVICE

Upon receipt of the line/billing information from LSP, in a format acceptable to SWBT, SWBT shall provide the functionality needed to perform the query/response functions, on a call-by-call basis, for the line/billing records residing in SWBT's LIDB to identify the ZIP code associated with the line record.


Approved and executed the _________________________ day of _________, 19___.


DIGITAL TELEPORT, INC. (MISSOURI)           SOUTHWESTERN BELL TELEPHONE COMPANY

By________________________________          By______________________________

Title_____________________________          Title___________________________

Date______________________________          Date____________________________

                                                                   APPENDIX LIDB
                                                                     EXHIBIT VII
                                                                     PAGE 1 OF 1

                                  APPENDIX LIDB

                                   EXHIBIT VII

                 ORIGINATING LINE NUMBER SCREENING (OLNS) QUERY

Upon receipt of the line/billing information for LSP, in a format acceptable to SWBT, SWBT shall provide the functionality needed to perform the query/response functions, on a call-by-call basis, for the line/billing records residing in SWBT's LIDB to identify the originating line screening requirements of the line record.

LSP shall ensure that its OLNS data complies with the definitions and record formats set forth in GR-1149-CORE and GR-446-CORE.


Approved and executed the _________________________ day of _________, 19___.


DIGITAL TELEPORT, INC. (MISSOURI)           SOUTHWESTERN BELL TELEPHONE COMPANY

By________________________________          By______________________________

Title_____________________________          Title___________________________

Date______________________________          Date____________________________

                                                                 APPENDIX LIDB-V
                                                                    PAGE 2 OF 14
                        APPENDIX LIDB VALIDATION SERVICE

     WHEREAS, the Parties are interested in purchasing each other's LIDB Validation Service (or equivalent service);

     In consideration of the mutual promises contained herein, SWBT and LSP agree as follows.

I. DEFINITIONS

      A. A-links means a diverse pair of facilities connecting local end office switching centers with Signaling Transfer Points.

      B. Alternate Billing Service (ABS) means a service that allows end users to bill calls to accounts that may not be associated with the originating line. There are three types of ABS calls: calling card, collect, and third number billed calls.

      C. Billed Number Screening (BNS) means a validation of toll billing exception (TBE) data and performance of public telephone checks i.e., determining if a billed line is a public (including those classified as semi-public) telephone number.

      D. Calling Card Service (CCS) means a service that enables a calling customer to bill a telephone call to a calling card number with or without the help of an operator.

      E. Common Channel Signaling (CCS) Network means an out-of-band, packet-switched, signaling network used to transport supervision signals, control signals, and data messages. Validation Queries and Response messages are transported across the CCS network.

      F.   Data Base means an integrated collection of related data.
           In the case of the LIDB, the data base is the line number and related line information.

      G. Data Owner means telecommunications companies that administer their own validation data in a party's LIDB or LIDB-like database.

      H. Line Information Data Base (LIDB) means an ANSI SS7 call-related database system. LIDB functions as a centralized repository for data storage and retrieval. SWBT's LIDB supports validation of ABS calls as well as certain other services.

      I. Line Record means information in LIDB that is specific to a single telephone number or special billing number.

                                                                 APPENDIX LIDB-V
                                                                    PAGE 3 OF 14


      J. Nonrecurring charges are one-time charges that apply for a specific work activity (i.e., installation or change to an existing service). Nonrecurring charges are applicable for the establishment of LIDB Validation Service, service rearrangements, and service order activity.

      K. Originating Point Code (OPC) means a code assigned to identify LSP's operator service system location(s).

      L. Personal Identification Number (PIN) means a confidential four-digit code number provided to a calling card customer to prevent unauthorized use of his/her calling card number. The PIN is stored in LIDB for those line numbers that have an associated calling card.

      M.   Query means a message in American National Standards
           Institute's (ANSI) standard SS7 signaling protocol which represents a request to a LIDB or LIDB-like database for Validation information.

      N. Query Rate applies to each Validation Query that is received at SWBT's LIDB for the validation of calling card and toll billing exception data and performance of public telephone checks; i.e., determining if a billed line is a public (including those classified as semi public) telephone number.

      O. Query Transport Rate applies to each Validation Query transported from SWBT's STP to the SCP where LIDB resides and back. SWBT and LSP shall list their STP locations in the National Exchange Carrier Association, Inc. Tariff FCC No. 4.

      P. Response means an SS7 message which, when appropriately interpreted, represents an answer to a Query.

      Q. Service Order Charge is a nonrecurring charge that applies, per service order form, that specifies the LSP's originating point codes (OPCs) of the LSP's designated operator service systems sending the Validation Query or Queries.

      R. Service Control Point (SCP) is a CCS network node where Validation information resides.

      S. Service Point (SP) means a CCS network interface element capable of initiating and/or terminating SS7 messages from an end office.

      T. Service Rearrangements are changes to existing services which do not result in changes to previously established OPCs.

      U. Service Switching Point (SSP) means the software capability within a switching point that provides the SP with SS7 message preparation/interpretation capability plus SS7 transmission/reception access ability.

                                                                 APPENDIX LIDB-V
                                                                    PAGE 4 OF 14

      V. Signaling System 7 (SS7) means the signaling protocol used by the CCS network.

      W. Signaling Transfer Point (STP) is the point where a Party interconnects with a CCS/SS7 network. In order to connect to SWBT's SS7 network, LSP or a third party initiating LSP's Validation Queries must connect with an SWBT STP in order to connect to SWBT's SCP.

      X. Special Billing Number means line records in LIDB that are based on an NPA-RAO numbering format. NPA-RAO numbering formats are similar to NPA-NXX formats except that the fourth digit of an NPA-RAO line record is either a zero (0) or a one (1).

      Y. Toll Billing Exception (TBE) Service means a service that allows end users to restrict third number billing or collect calls to their lines.

      Z. Validation information means Data Owners' records of all their Calling Card Service and Toll Billing Exception Service.

II. DESCRIPTION OF SERVICE

      A. SWBT shall provide LSP access to Validation information whenever LSP initiates a query from an SSP for Validation information available in SWBT's LIDB.

      B. All LSP Queries to SWBT's LIDB shall use a translations type of 253 and a subsystem number in the calling party address field that is mutually agreed upon by the Parties. LSP acknowledges that such subsystem number and translation type values are necessary for SWBT to properly process Validation Queries to its LIDB.

      C. LSP warrants SWBT that LSP shall send Queries conforming to the ANSI approved standards for SS7 protocol and pursuant to the specification standards documents identified in Exhibit A attached hereto and incorporated by reference. Both Parties acknowledge that transmission in said protocol is necessary for each party to provision Validation Service (or the equivalent thereof). Both Parties warrant that they shall send SS7 Messages that comply with ANSI approved standards for SS7 protocol and pursuant to the specification standards documents identified in Exhibit A. Each Party reserves the right to modify its network pursuant to other specifications standards, which may include Bellcore
           Specifications defining specific service applications, message types and formats, that may become necessary to meet the prevailing demands within the U.S. telecommunications industry.
           All such changes shall be announced a minimum of one hundred eighty (180) days in advance of implementation through industry

                                                                 APPENDIX LIDB-V
                                                                    PAGE 5 OF 14



           standard procedures. Each Party will work cooperatively to coordinate any necessary changes.

      D. LSP acknowledges that CCS/SS7 network overload due to extraordinary volumes of Queries and/or other SS7 network messages can and will have a detrimental effect on the performance of SWBT's CCS/SS7 network. LSP further agrees that SWBT, in its sole discretion, shall employ certain automatic and/or manual overload controls within SWBT's CCS/SS7 network to guard against these detrimental effects. SWBT shall report to LSP any instances where overload controls are invoked due to LSP's CCS/SS7 network and LSP agrees in such cases to take immediate corrective actions as are necessary to cure the conditions causing the overload situation.

      E. Prior to SWBT initiating service under this Appendix, LSP shall provide an initial forecast of busy hour Query volumes. If, prior to the establishment of a mutually agreeable service effective date, in writing, SWBT, at its sole discretion, determines that it lacks adequate processing capability to provide Validation Service to LSP, SWBT shall notify LSP of SWBT's intent not to provide the services under this Appendix and this Appendix will be void and have no further effect.

      F. LSP shall update its busy hour forecast for each upcoming calendar year (January - December) by October 1 of the preceding year. LSP shall provide such updates each year for the first three
           (3) years of this Appendix.

      G. SWBT will perform testing of the LIDB Validation Service in conjunction with CCS/SS7 Interconnection Service as outlined in Bellcore Technical References TR-NWT-000954, TR-TSV-000905, and TP 76638.

      H.   SWBT supports the performance standards as defined in
           Section 7 of TR- TSV-000905. The overall end-to-end CCS/SS7 network objective is less than ten minutes unavailability per year from any Signal Point (SP) to any other SP. The performance objective for any single SP, including a Service Control Point
           (SCP), is less than three minutes unavailability per year. The combined link set from the SCP to the Signal Transfer Point (STP) has a performance objective of less than two minutes unavailability per year.

      I. SWBT's LIDB Validation Service system downtime will be less than twelve hours per year. The response time for a Query, from switch transmission to reception, should not exceed one second for ninety-nine (99) percent of all Queries.

      J. SWBT shall administer its LIDB to provide acceptable service levels to all customers of SWBT's LIDB Validation Service. During periods of LIDB system congestion, SWBT will utilize an automatic code gapping procedure to control

                                                                 APPENDIX LIDB-V
                                                                    PAGE 6 OF 14


           such congestion. The automatic code gapping procedure will tell LSP's switch the gap (how long LSP's switch should wait before sending another query) and the duration (how long the switch should continue to perform gapping). For example, during an overload condition, the automatic code gapping procedure will tell SWBT's LIDB when to begin to drop one out of three queries received. This code gapping procedure will be applied uniformly to all users of SWBT's LIDB Validation Service. SWBT maintains the right to invoke manual intervention of the automatic code gapping procedure to preserve the integrity of its network.

      K. LSP agrees that network overload due to extraordinary volumes of Queries and/or other SS7 network messages can and will have a detrimental effect on the performance of SWBT's network and its LIDB Validation Service. LSP further agrees to take immediate, corrective actions as are necessary to cure the conditions causing the overload situation.

      L. All access by LSP to SWBT's LIDB shall occur through SWBT's regional STP as designated by SWBT.

      M. SWBT's LIDB shall contain a record for every SWBT working line number and Special Billing Number served by SWBT. Other telecommunications companies, including LSP, may also store their data in SWBT's LIDB. SWBT shall request such telecommunications companies to also provide this data as well.

      N. SWBT shall update the LIDB information; e.g., add, delete, and modify customer accounts as customers move, become delinquent on their account, or order new service, on a daily basis. SWBT shall request other Data Owners to provide such updates in like time.

      O. SWBT has procedures in place to deactivate billing validation data in the event that such data is being used fraudulently or in the event end users exceed SWBT-defined limits on toll charges. SWBT shall update SWBT- issued calling cards that SWBT suspects of being fraudulently used or exceeding SWBT-defined toll limits seven (7) days a week, 24 hours a day.

      P.   SWBT's LIDB shall receive and respond to all Calling Card
           Service and Billed Number Screening queries, including SWBT's and LSP's queries, as defined in Bellcore publications TR-NWT-000246, FR-NWT-000271, TR-TSV-000905, TR-NWT-000954 and SWBT's publication TP 6638. These procedures shall be applied uniformly to all users of SWBT's LIDB Validation Service.

      Q. SWBT's LIDB Validation Service shall provide the following functions on a per query basis:

                                                                 APPENDIX LIDB-V
                                                                    PAGE 7 OF 14




             - validation of a telecommunications calling card account number stored in LIDB;

             - determination of whether the billed line has decided in advance to reject certain calls billed as collect or to a third number; and

             -    determination of billed line as a public
                  (including those classified as semi public) or nonworking telephone number.

      R. SWBT provides LIDB Validation Service as set forth in this Appendix only as such service is used for LSP's activities as a local service provider in SWBT's traditional serving areas in the states of Arkansas, Kansas, Missouri, Oklahoma, and Texas. SWBT provides a LIDB Validation Service for interexchange carriers, operator service providers, and other telecommunications companies under effective tariffs. LSP agrees that any other use of SWBT's LIDB for the provision of LIDB Validation Service by LSP, including, but not limited to, when LSP acts as an LSP outside of SWBT's traditional serving areas in the states of Arkansas, Kansas, Missouri, Oklahoma, and Texas, and/or acts as an operator service provider to other LSPs, local exchange companies, or any other telecommunications company, and/or acts as an interexchange carrier, will be pursuant to the terms, conditions, rates, and charges of SWBT's effective tariffs, as revised, for LIDB Validation Service.

III. PRICE AND PAYMENT

      A.   LSP shall pay SWBT a Validation Query rate and a Query
           Transport Rate for each Query initiated into SWBT's LIDB. These rates are set forth in Exhibit I (Basis of Compensation), which is attached hereto and incorporated by reference.

      B. LSP shall pay a Nonrecurring Charge for each request for establishment or change of existing LIDB Validation Service. The LIDB Validation Service Establishment Charge applies per originating point code per request and is set forth in Exhibit I (Basis of Compensation).

      C. LSP shall pay a Service Order Charge for each request for service order activity. The Service Order Charge is set forth in
           Exhibit I (Basis of Compensation).

      D. Payment to SWBT for LIDB Validation Service shall be based upon the rates set forth in Exhibit I (Basis of Compensation), attached hereto and made a part thereof. These rates and charges will apply for one (1) year from the service effective date for each exchange. After one (1) year, SWBT may change the rates upon sixty (60) days' notice. SWBT may first give such notice sixty
           (60) days before the end of the first year.

      E.   SWBT shall record usage information for LSP's Validation
           Queries terminating to SWBT's LIDB. SWBT shall use its SCPs as the source of usage data. SWBT shall aggregate usage by the point code of the Query-originating SSP.

      F. Based upon the data identified in SubSection 3.E of this Appendix, SWBT shall bill LSP for its Validation Queries on a monthly basis. The bill will be issued by the fifteenth day of each month, and LSP shall pay the bill within thirty (30) days of the bill issue date. LSP shall pay late payment charges as applicable and as described in SWBT's Tariff FCC No. 73.

      G. SWBT shall provide sufficient information with the bill to enable LSP to determine how the billed amount was calculated.

      H. Depending on LSP's choice of method for transporting its Queries and Responses, LSP may be required to purchase certain other services, especially services that may be provided pursuant to effective tariffs. In this event the prices, terms, conditions, and billing for such services will be specified in the applicable tariff(s) and this Appendix shall not be construed to circumvent the prices, terms, conditions, or billing as specified in the applicable tariff(s).

      I. If there is a dispute associated with a monthly bill, the disputing Party shall notify the other in writing within ninety
           (90) calendar days of the date of said monthly bill or the dispute shall be waived. Each Party agrees that any amount of any monthly bill that that Party disputes will be paid by that Party according to the terms of Subsection III.F. above. Any adjustments relating to a disputed amount shall be reflected on the next monthly bill issued after resolution. Any credit issued upon resolution of any dispute shall bear interest at the rate specified in Subsection III.F. above, payable on and as of the date the credit is issued. Parties shall work cooperatively and use their best efforts to resolve any disputes as quickly as possible.

      J. SWBT shall treat changes in previously established OPCs as a discontinuance of the existing LIDB Validation Service and establishment of a new LIDB Validation Service and all applicable Nonrecurring Charges shall be paid by LSP.

      K. If LSP acts as a telecommunications company other than a local service provider, or if LSP acts as a local service provider in areas outside of SWBT's traditional service areas in the states of Arkansas, Kansas, Missouri, Oklahoma, and Texas, LSP shall designate those point codes from which it originates LIDB Validation Service Queries as an LSP acting as a local service provider within SWBT's traditional service areas in the states of Arkansas, Kansas, Missouri, Oklahoma, and Texas from those point codes which originate LIDB Validation Service Queries for all other aspects of its business. If LSP uses the same OPC to originate Queries for its operations as an LSP within SWBT's traditional service areas in the states of Arkansas, Kansas, Missouri, Oklahoma, and Texas as it does

                                                                 APPENDIX LIDB-V
                                                                    Page 9 of 14


           for any other aspect of its business, then LSP shall provide SWBT with a percentage of use factor that SWBT can use to apportion LSP's traffic between SWBT's terms, conditions, rates and charges under this Appendix and the terms, conditions, rates and charges under SWBT's appropriate and effective tariff. LSP shall provide this factor in a whole number between one (1) and one hundred (100) to indicate the percentage of LIDB Validation Services LSP originates as an LSP acting as a local service provider within SWBT's traditional service area in the states of Arkansas, Kansas, Missouri, Oklahoma, and Texas. A percentage of use factor of 1
           (one) indicates that one percent of LSP's LIDB Validation Service Queries originate as an LSP acting as a local service provider within SWBT's traditional service areas in the states of Arkansas, Kansas, Missouri, Oklahoma, and Texas. A percentage of use factor of one hundred (100) indicates that one hundred percent of LSP's LIDB Validation Service Queries is from LSP acting as a local service provider within SWBT's traditional service area in the states of Arkansas, Kansas, Missouri, Oklahoma, and Texas.

      L. Such percentage of use factors will be provided by LSP on the LIDB Access Service Order Form used to establish the service. All updates to this factor will provided via a letter. If LSP does not furnish a percentage of usage factor, LSP agrees that SWBT will apply a percentage of usage factor of one percent (1%).

      M. LSP shall update its percentage of use factors on a quarterly basis. Effective on the first of January, April, July and October of each year, LSP shall forward to SWBT, to be received no later than fifteen (15) business days after the first of each such month, a revised report showing the percentage of use factors for the past three months ending the last day of December, March, June, and September, respectively, for each OPC from which LSP originates LIDB Validation Service Queries. Both Parties agree that the revised report will serve as the basis for the next three months billing. Both Parties agree that no prorating or backbilling will be done based on the report. SWBT shall use the revised report to apportion usage rates, monthly rates, and nonrecurring charges until a revised report is received from LSP as set forth and agreed to herein.

      N.   SWBT may, upon written request by Certified U.S. mail
           (return receipt requested), require LSP to provide call detail records which will be audited to substantiate the projected percentage of use factor provided by LSP. SWBT may request this detailed information annually. If the audit results represent what SWBT considers to be a substantial deviation from LSP's previously reported percentage of use for the period upon which the audit was based, and that deviation is not due to seasonal changes or other identifiable reasons, LSP agrees to allow SWBT to request such call detail records more than once annually. Both parties agree that SWBT may make the call detail records available to an independent auditor or to SWBT audit employees within thirty (30) days of the request at an agreed upon location during normal business hours.

                                                                 APPENDIX LIDB-V
                                                                   Page 10 of 14



      O. If LSP fails to comply with SWBT's request for auditable call detail records, SWBT may refuse additional applications for service and/or refuse to complete any pending orders for service for a period of thirty (30) days. If at the conclusion of thirty
           (30) days, LSP still does not comply with this request, SWBT may apply an assumed percentage of use factor of one percent (1%).

IV. OWNERSHIP OF VALIDATION INFORMATION

      A. Telecommunications companies depositing information in SWBT's LIDB may retain full and complete ownership and control over such information. LSP obtains no ownership interest by virtue of this Appendix.

      B.   Unless expressly authorized in writing by parties, LIDB
           Validation Service is not to be used for purposes other than those described in this Appendix. LSP may use LIDB Validation Service for those functions only on a call-by-call basis. Data accessed on LIDB may not be stored by LSP elsewhere for future use.

      C. Proprietary information residing in SWBT's LIDB is protected from unauthorized access and LSP may not store such information in any table or database for any reason. All information related to alternate billing service is proprietary. Examples of proprietary information are as follows:


           -    Billed (Line/Regional Accounting Office (RAO)) Number
           -    PIN Number(s)
           -    Billed Number Screening (BNS) indicators
           -    Class of Service (also referred to as Service or Equipment)
           -    Reports on LIDB usage
           -    Information related to billing for LIDB usage
           -    LIDB usage statistics.


      D. LSP shall not copy, store, maintain, or create any table or database of any kind after initiating, and based upon a Response to, a Validation Query to SWBT's LIDB.

      E. If LSP acts on behalf of other carriers, LSP shall prohibit its Query- originating carrier customers from copying, storing, maintaining, or creating any table or database of any kind from any Response provided by SWBT after a Validation Query to SWBT's LIDB.

      F. SWBT will share end user information, pertinent to fraud investigation, with LSP when validation queries for the specific end user reaches SWBT's established fraud threshold level. This fraud threshold level will be applied uniformly to all end user information in SWBT's LIDB.

                                                                 APPENDIX LIDB-V
                                                                   Page 11 of 14


V. TERM AND TERMINATION

      A.   This Appendix shall become effective pursuant to Section
           XXVII (Effective Date) of the Statement and shall continue for one
           (1) year from the effective date of implementation of LIDB Validation Service. Thereafter, this Appendix shall remain in effect unless terminated by either party upon written notice given sixty (60) days in advance of the termination date.

      B. If a Party materially fails to perform its obligations under this Appendix, the other Party, after notifying the non-performing Party of the failure to perform and allowing that Party thirty (30) days after receipt of the notice to cure such failure, may cancel this Appendix immediately upon written notice.

      C. Notwithstanding anything to the contrary in this Appendix, if legal or regulatory decisions or rules compel SWBT or LSP to terminate the Appendix, SWBT and LSP shall have no liability to the other in connection with such termination.

VI. LIMITATION OF LIABILITY

      A.   A Party's sole and exclusive remedies against the other
           Party for injury, loss or damage caused by or arising from anything said, omitted or done in connection with this Appendix regardless of the form of action, whither in contract or in tort (including negligence or strict liability) shall be the amount of actual direct damages and in no event shall exceed the amount paid for LIDB Validation Service.

      B. The remedies in Section VI.A. of this Appendix shall be exclusive of all other remedies against a Party, its affiliates, subsidiaries or parent corporation, (including their directors, officers, employees or agents).

      C. In no event shall a Party have any liability for system outage or inaccessibility, or for losses arising from the unauthorized use of the data by LIDB Validation Service Query purchasers.

      D. SWBT is furnishing access to its LIDB or LIDB-like database in order to facilitate LSP's provision of Alternate Billing Service to its end users, but not to insure against the risk of completion of an ABS-related call. While SWBT agrees to make every reasonable attempt to provide accurate Validation information, the Parties acknowledge that Validation information is the product of routine business service order activity and fraud investigations. LSP acknowledges that SWBT can furnish Validation information only as accurate and current as the information has been provided to SWBT for inclusion in its LIDB. Therefore, SWBT, in addition to the limitations of liability set forth, is not liable for inaccuracies in the Validation information records provided to LSP except such inaccuracies caused by SWBT's willful or wanton misconduct or gross negligence.

                                                                 APPENDIX LIDB-V
                                                                   PAGE 12 OF 14



      E.   IN NO EVENT SHALL SWBT, ITS AFFILIATES, SUBSIDIARIES OR
           PARENT CORPORATION, (INCLUDING ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS) HAVE ANY LIABILITY WHATSOEVER TO OR THROUGH LSP FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS OR REVENUE OR OTHER ECONOMIC LOSS IN CONNECTION WITH OR ARISING FROM ANYTHING SAID, OMITTED OR DONE HEREUNDER, EVEN IF LSP HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

VII. COMMUNICATION AND NOTICES

      A. Ordering and billing inquiries for the services described herein from SWBT shall be directed to the Local Service Provider Service Center (LSPSC). Ordering shall be done through the LSPSC using the form attached hereto as Exhibit III.

VIII. CONFIDENTIALITY

      A. Identification SWBT and LSP recognize and acknowledge that, in connection with the services to be provided hereunder, either may disclose to the other party proprietary or confidential customer, technical or business information in written graphic, oral or other tangible or intangible forms. In order for such information to be considered "Proprietary Information" under this Appendix, such information must be marked "Confidential" or "Proprietary" or bear a marking of similar import. Orally disclosed information shall be considered Proprietary Information only if contemporaneously identified as such and reduced to writing and delivered to the other party with a statement or marking of confidentiality within twenty (20) calendar days after oral disclosure.

      B.   Nondisclosure.  Subject to Sections 8C through 8F, the Party
           (the "Receiving Party") that receives Proprietary Information from the other Party (the "Disclosing Party") agrees:

             (1) That all Proprietary Information shall be and shall remain the exclusive property of the Disclosing Party.

             (2)  To limit access to such Proprietary
                  Information to authorized employees and other individuals who have a need to know the Proprietary Information in order to perform its obligations under this Appendix.

             (3)  To keep such Proprietary Information
                  confidential and to use the same level of care to prevent disclosure or unauthorized use of the received Proprietary Information as it exercises in protecting its own Proprietary Information of a similar nature.

                                                                 APPENDIX LIDB-V
                                                                   PAGE 13 OF 14



             (4) For a period of three (3) years following any disclosure, not to copy or publish or disclose such Proprietary Information to others or authorize anyone else to copy or publish or disclose such Proprietary Information to others without the prior written approval of the Disclosing Party.

             (5) To use such Proprietary Information only for purposes of performing its obligations under this Appendix and for other purposes only upon such terms as may be agreed upon between the Parties in writing.

      C. Required Disclosures. The Receiving Party agrees to give notice to the Disclosing Party of any demand to disclose or provide Proprietary Information of the Disclosing Party to another person, under lawful process, prior to disclosing or furnishing such Proprietary Information. Further, the Receiving Party agrees to reasonably cooperate if the Disclosing Party deems it necessary to seek protective arrangements. The Receiving Party may disclose or provide Proprietary Information of the Disclosing Party to meet the requirements of a court, regulatory body or government agency having jurisdiction over the Party; provided, however, that the Receiving Party shall notify the Disclosing Party so as to give the Disclosing Party a reasonable opportunity to object to such disclosure. The Disclosing Party may not unreasonably withhold approval of protective arrangements provided by any such court, regulatory body or government agency. Nothing herein requires either Party to support the position of any person or entity as to whether any particular Proprietary Information is proprietary under applicable law or this Section 8.

      D. Exceptions. Notwithstanding anything to the contrary contained in this Appendix, the Proprietary Information described herein shall not be deemed confidential or proprietary and the Receiving Party shall have no obligation to prevent disclosure of such Proprietary Information if such Proprietary Information:

             (1)  is already known to the Receiving Party;

             (2) is or becomes publicly known, through publication, inspection of the product, or otherwise, and through no wrongful act of the Receiving Party;

             (3) is received from a third party without similar restriction and without breach of this Section 8;

             (4) is independently developed, produced or generated by the Receiving Party;

             (5) is furnished to a third party by the Disclosing Party without a similar restriction on the third party's rights; or

                                                                 APPENDIX LIDB-V
                                                                   PAGE 14 OF 14




             (6) is approved for release by written authorization of the Disclosing Party, but only to the extent of such authorization.

      E. Permitted Uses. SWBT shall be permitted to use Proprietary Information obtained through recording the volume of LSP Queries for the purposes of: (a) estimation of facilities usage for jurisdictional separations; (b) engineering and network planning of facilities; and (c) measurement for billing purposes.

      F. Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, a Party's ability to disclose Proprietary Information or use disclosed Proprietary Information is subject all applicable statures, decisions, and regulatory rules concerning the disclosure and use of such Proprietary Information which, by their express terms, mandate a different handling of such information.

     9. Mutuality

        To the extent that LSP stores its own Validation Information in a database, LSP agrees that Validation Information shall be available to SWBT on terms and conditions comparable to those contained in this Appendix. Such terms and conditions shall include, but not be limited to, making such Validation Information available on a platform technically similar to that employed by SWBT, and at a rate comparable to that charged by SWBT.

    10. Attached and incorporated herein are:


        Exhibit I    -    Basis of Compensation
        Exhibit II   -    Specifications and Standards
        Exhibit III  -    LIDB Access Service Order Form

                                                     APPENDIX LIDB-V - EXHIBIT I

                                APPENDIX LIDB-V

                             BASIS OF COMPENSATION


1. COMPENSATION:

      All rates and charges contained in this section are applicable in all regulatory jurisdictions.


2. Rates and Charges


   A    LIDB Query                                        Rate Per Query
                                                        ---------------------

        1.            Per LIDB Query Transport            $.0045

        2.            Per LIDB Validation Query           $.026

                      - Billed Number Screening
                      - Calling Card Count

   B.   LIDB Nonrecurring Charge                          Nonrecurring Charge
                                                        ---------------------

        1.            Per Originating Point Code (OPC)    $15.10

        2.            Per LIDB Validation Service Form   $256.70

                                                      APPENDIX LIDB-V EXHIBIT II
                                                                     PAGE 1 OF 1


                                APPENDIX LIDB-V

                          SPECIFICATIONS AND STANDARDS



                     Issuing Organization               Document Number
                     --------------------               ---------------

                     Bellcore                           TR-NWT-000246


                     Bellcore                           TR-NWT-000271


                     Bellcore                           TR-TSV-000905


                     Bellcore                           TR-NWT-000954


                     SWBT                               TP 76638

                                                                    EXHIBIT III
                                                                  SEPTEMBER 1996
                                                                        PAGE 1

SOUTHWESTERN BELL TELEPHONE COMPANY
CUSTOMER PROVIDED FACTOR REPORTS



                   LIDB ACCESS VALIDATION SERVICES ORDER FORM

CUSTOMER NAME__________________________________________________________________

CARRIER CUSTOMER NAME ABBREVIATION _____________________________
(CCNA - THREE ALPHA CHARACTERS)

CUSTOMER ADDRESS
_______________________________________________________________________________

CUSTOMER BILLING NAME__________________________________________________________
(IF DIFFERENT THAN CUSTOMER NAME)

ACCESS CUSTOMER NAME ABBREVIATION ______________________________
(ACNA - THREE ALPHA CHARACTERS)

CUSTOMER BILLING ADDRESS
___________________________________________________________________
(IF DIFFERENT THAN CUSTOMER ADDRESS)

CITY, STATE, ZIP CODE
__________________________________________________________________________

CUSTOMER BILLING CONTACT NAME AND TELEPHONE NUMBER_____________________________

______________________________________________________________(____)____________

CREDIT INFORMATION:  TYPE OF OWNERSHIP ________
     (S - SOLE OWNER; C - INCORP.; P - PARTNERSHIP)
IF INCORPORATED:
STATE WHERE INCORP. ___________ DATE INCORP. ______________

CHARTER NUMBER ____________________________________________

PRES. NAME __________________________________OFC. TEL. NO._(___)_______________

V.P. NAME ___________________________________OFC. TEL. NO._(___)_______________

SECT. NAME __________________________________OFC. TEL. NO._(___)_______________

TREA. NAME __________________________________OFC. TEL. NO._(___)_______________

IF PARTNERSHIP:
PARTNERS NAME _______________________________OFC. TEL. NO._(___)_______________

PARTNERS NAME________________________________OFC. TEL. NO._(___)_______________

PARTNERS NAME________________________________OFC. TEL. NO._(___)_______________

                                                                    EXHIBIT III
                                                                  SEPTEMBER 1996
                                                                        PAGE 2
SOUTHWESTERN BELL TELEPHONE COMPANY
CUSTOMER PROVIDED FACTOR REPORTS



PARTNERS NAME________________________________OFC. TEL. NO._(___)_______________
LETTER OF AGENCY DATED ______________SIGNATURE_________________________________

SWBT ORDER NUMBER ___________________

DESIRED DUE DATE ______________________FIRM DUE DATE___________________________

FOR NEW SERVICE, THE APPROXIMATE NUMBER OF NPA NXXs____________________________

TYPE OF ACTIVITY ______ (N - NEW OR ADD; C - CHANGE; D - DISCONNECT; S - SUPP)

BILLING ACCOUNT NUMBER (BAN)___________________________________________________

CUSTOMER ORDER CONTACT NAME, ADDRESS, ZIP CODE, AND TELEPHONE
NUMBER:

__________________________________________
__________________________________________
____________________________(____)_________

CUSTOMER TECHNICAL CONTACT NAME AND TELEPHONE NUMBER:
_________________________________________________________(____)________________

CPOC SVC. REP. CONTACT NAME AND TELEPHONE NUMBER:
_________________________________________________________(____)________________


*SWBT CKR:_________________________________________*TWO SIX
CODE:____________________________
     (SWBT ID OF CCS/SS7 INTERCONN. SVC.)

1. _______________________________
2. _______________________________
3. _______________________________
4. _______________________________

*THIS INFORMATION SHOULD BE OBTAINED BY THE LIDB CUSTOMER FROM THEIR CCS/SS7 INTERCONNECTION SERVICE PROVIDER.

                                                                    EXHIBIT III
                                                                  SEPTEMBER 1996
                                                                        PAGE 3
SOUTHWESTERN BELL TELEPHONE COMPANY
CUSTOMER PROVIDED FACTOR REPORTS




LIDB VALIDATION SERVICE ____ CALLING NAME SERVICE ____

ORIGINATING LINE NUMBER SCREENING _____


ACT.                 ORIGINATING POINT    ACT.                 ORIGINATING POINT
TYPE                 CODES:               TYPE                 CODES:

____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________


REMARKS_________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

DATE AND TIME RECEIVED IN THE CPOC

                                                                    EXHIBIT III
                                                                  SEPTEMBER 1996
                                                                        PAGE 4

SOUTHWESTERN BELL TELEPHONE COMPANY
CUSTOMER PROVIDED FACTOR REPORTS





LIDB VALIDATION SERVICE ____ CALLING NAME SERVICE ____

ORIGINATING LINE NUMBER SCREENING _____


ACT.      ORIGINATING POINT               ACT.                 ORIGINATING POINT
TYPE      CODES:                          TYPE                 CODES:

____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________
____                 ___________________  ____                 ___________________


REMARKS
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

DATE AND TIME RECEIVED IN THE CPOC

                                                                    EXHIBIT III
                                                                  SEPTEMBER 1996
                                                                        PAGE 5

SOUTHWESTERN BELL TELEPHONE COMPANY
CUSTOMER PROVIDED FACTOR REPORTS


                   LIDB ACCESS VALIDATION SERVICE ORDER FORM

                                  INSTRUCTIONS

THE LIDB ACCESS VALIDATION SERVICE ORDER FORM CONSISTS OF FOUR PAGES.

PAGE 1 - ALL THE INFORMATION ON THIS PAGE IS FOR ADMINISTRATIVE USE IN
     ESTABLISHING THE LIDB BILLING ACCOUNT. ALL OF THE INFORMATION IS REQUIRED ON THE INITIAL ORDER. ORDERS SUBMITTED SUBSEQUENT TO THE ESTABLISHED ACCOUNT WILL REQUIRE ONLY THE CUSTOMER'S NAME AND ADDRESS. THE OTHER ENTRIES WILL BE REQUIRED ONLY IF THERE IS A CHANGE TO THE ORIGINAL INFORMATION.

PAGE 2 - ALL THE INFORMATION ON PAGE TWO IS FOR THE REQUESTED ACTIVITY.  THIS
     INFORMATION WILL ALWAYS BE REQUIRED.

1.   DESIRED DUE DATE/FIRM DUE DATE - APPROXIMATE NUMBER OF NPA NXXs

    ***DESIRED DUE DATE IS USED WHEN A FIRM DUE DATE HAS NOT BEEN COORDINATED WITH THE LIDB CUSTOMER PRIOR TO THE SUBMISSION OF THE ORDER FORM TO THE ICSC.

    THE LIDB CUSTOMER WILL ENTER THEIR DESIRED DATE FOR THEIR LIDB SERVICE TO BE ESTABLISHED AND THE APPROXIMATE NUMBER OF NPA NXXs ASSOCIATED WITH THE NEW SERVICE.

    IF THE ORDER IS FOR SUBSEQUENT ACTIVITY TO AN ESTABLISHED ACCOUNT, THE APPROXIMATE NUMBER OF NPA NXXs WILL NOT BE REQUIRED.

    ***FIRM DUE DATE IS USED WHEN THE CUSTOMER'S ACCOUNT MANAGER HAS COORDINATED WITH THE SNAC TO ESTABLISH THE DUE DATE PRIOR TO THE ORDER FORM BEING SENT TO THE CPOC.

                                                                    EXHIBIT III
                                                                  SEPTEMBER 1996
                                                                        PAGE 6


SOUTHWESTERN BELL TELEPHONE COMPANY
CUSTOMER PROVIDED FACTOR REPORTS


PAGE 2 INSTRUCTIONS CONTINUED -

2.   TYPE OF ACTIVITY

    N    - SHOULD BE ENTERED TO ESTABLISH A LIDB SERVICE CAN ALSO BE
           ENTERED TO ADD ADDITIONAL POINT CODES TO AN EXISTING SERVICE

    C   -  SHOULD BE ENTERED TO ADD POINT CODES TO OR DELETE POINT CODES FROM
           AN EXISTING SERVICE

    D   -  SHOULD BE ENTERED TO COMPLETELY DISCONNECT AN EXISTING SERVICE

    S   - SHOULD BE ENTERED TO MAKE A CHANGE ON A CURRENT ORDER PRIOR TO THE
          COMPLETION DATE  (i.e., CHANGE DUE DATE, CORRECT POINT CODE(S), ETC.)

3.   BILLING ACCOUNT NUMBER (BAN)

     THE SWBT BILLING ACCOUNT NUMBER OF THE VALIDATION SERVICE AND/OR THE CALLING NAME SERVICE

     IF THE ORDER IS FOR NEW SERVICE, THIS FIELD WILL BE BLANK

4.   CUSTOMER ORDER CONTACT...

     A CONTACT WITH THE CUSTOMER THAT THE CPOC CAN COORDINATE WITH FOR THE DESIRED DUE DATE OR CORRECTIONS TO AN ORDER.

5.   CUSTOMER TECHNICAL CONTACT...

     A TECHNICAL CONTACT WITH THE CUSTOMER THAT THE SWBT SNAC CAN COORDINATE WITH FOR THE PROVISIONING OF THE SERVICE.

6.   CPOC SERVICE REP....

     THE SWBT CPOC SERVICE REPRESENTATIVE THAT NEGOTIATES THE ORDER WILL ENTER THEIR NAME AND CONTACT INFORMATION.

7.   SWBT CKR AND TWO SIX CODE

     THIS INFORMATION WILL BE OBTAINED BY THE LIDB CUSTOMER FROM THEIR ORDER TO ESTABLISH THEIR CCS/SS7 INTERCONNECTION SERVICE OR FROM THEIR CCS/SS7 INTERCONNECTION SERVICE PROVIDER. THERE WILL ALWAYS BE FOUR LINKS FOR ACCESS TO THE LIDB.

                                                                    EXHIBIT III
                                                                  SEPTEMBER 1996
                                                                        PAGE 7

SOUTHWESTERN BELL TELEPHONE COMPANY
CUSTOMER PROVDED FACTOR REPORTS





INSTRUCTIONS FOR PAGES 3 & 4 -

LIDB HAS THREE QUERY SERVICES: VALIDATION, CALLING NAME (CNAM), AND ORIGINATING LINE NUMBER SCREENING (OLNS)

THERE IS NOT A SPECIFIC NUMBER OF POINT CODES REQUIRED FOR ANY LIDB SERVICE. THE LIDB CUSTOMER CAN SUBMIT AS MANY COPIES OF PAGES 3 & 4 AS REQUIRED FOR THEIR POINT CODES PER REQUEST.

THE VALIDATION, CNAM, AND OLNS WILL BE ESTABLISHED ON A SINGLE BILLING ACCOUNT. IF THE LIDB CUSTOMER WOULD LIKE SEPARATE BILLING ACCOUNTS, THEN SEPARATE BANs MUST BE REQUESTED (i.e. "ESTABLISH SEPARATE BILLING ACCOUNTS") IN THE BILLING ACCOUNT NUMBER FIELD ON PAGE 2. IF AN EXISTING LIDB CUSTOMER WANTS TO ESTABLISH THEIR LIDB CNAM ON A SEPARATE BILLING ACCOUNT, THEN THE LIDB CUSTOMER SHOULD ENTER "NEW BAN (OR SEPARATE BAN) FOR THE LIDB CNAM SERVICE" IN THE BILLING ACCOUNT NUMBER FIELD ON PAGE 2. THE SAME WILL APPLY FOR A SEPARATE BAN FOR OLNS. IN ORDER TO SET UP SEPARATE BILLING ACCOUNTS, THE POINT CODES FOR THE LIDB VALIDATION, CNAM, AND OLNS SERVICES CANNOT BE THE SAME. THE CUSTOMER WILL USE BOTH PAGES 3 & 4 TO SUBMIT THEIR POINT CODES SEPARATELY FOR SEPARATE BILLING ACCOUNTS.

1. LIDB VALIDATION SERVICE _____ CALLING NAME SERVICE _____
   ORIGINATING LINE NUMBER SCREENING _____


    ENTER A CHECK MARK OR AN "X" TO INDICATE WHICH OF THE LIDB SERVICES THE ORDER FORM IS REQUESTING TO ESTABLISH OR DELETE. IF ALL LIDB SERVICES ARE REQUESTED ON THE SAME ORDER, THE POINT CODES FOR EACH SERVICE MUST BE LISTED ON SEPARATE PAGES. THIS WILL ENABLE SWBT TO APPLY THE CORRECT NONRECURRING CHARGES.

2.   ACTIVITY TYPES

    IF A LIDB CUSTOMER NEEDS TO CHANGE AN EXISTING OPC ON AN ESTABLISHED ACCOUNT, THE "D" SHOULD BE USED TO INDICATE THE OPC CHANGING FROM AND THE "N" SHOULD BE USED TO INDICATE THE OPC CHANGING TO.

                                                                    EXHIBIT III
                                                                  SEPTEMBER 1996
                                                                        PAGE 8
SOUTHWESTERN BELL TELEPHONE COMPANY
CUSTOMER PROVIDED FACTOR REPORTS




PAGES 3 & 4 INSTRUCTIONS CONTINUED



LIST OF ORIGINATING POINT CODES AND ACTIVITY TYPE

ACTIVITY TYPES:  N - ESTABLISHING OR ADDING NEW POINT CODE(S)
                 D - DELETE EXISTING POINT CODE(S)


PLEASE NOTE IN THE FOLLOWING EXAMPLES, THE ORDER FORM ACTIVITY IS THE ENTRY FROM PAGE 2, NUMBER 3. THIS IS NOT THE ACTIVITY TYPE.


EXAMPLE 1 - ORDER FORM ACTIVITY IS "N" TO ESTABLISH A NEW ACCOUNT AND SERVICE


ACT.                   ORIGINATING POINT      ACT.                   ORIGINATING POINT
TYPE                   CODES:                 TYPE                   CODES:

N                      XXX-XXX-XXX            N                      XXX-XXX-XXX
---------------------  ---------------------  ---------------------  ---------------------

EXAMPLE 2 - ORDER FORM ACTIVITY IS "C" TO CHANGE AN EXISTING POINT CODE OR TO ADD A
            NEW POINT CODE AND DELETE AN EXISTING POINT CODE

ACT.                   ORIGINATING POINT      ACT.                   ORIGINATING POINT
TYPE                   CODES:                 TYPE                   CODES:

N                      XXX-XXX-XXX            D                      XXX-XXX-XXX
---------------------  ---------------------  ---------------------  ---------------------

EXAMPLE 3 - ORDER FORM ACTIVITY IS "D" TO DISCONNECT THE ACCOUNT AND THE
            SERVICE

ACT.                   ORIGINATING POINT      ACT.                   ORIGINATING POINT
TYPE                   CODES:                 TYPE                   CODES:

D                      XXX-XXX-XXX            D                      XXX-XXX-XXX
---------------------  -------------------    -------------------    -----------------



THE REMARKS SECTION MAY BE UTILIZED BY SWBT OR THE LIDB CUSTOMER.

THE DATE AND TIME RECEIVED WILL BE ENTERED BY THE SWBT CPOC UPON RECEIPT OF THE FORM.

AFTER THE FORM HAS BEEN COMPLETED, IT SHOULD BE MAILED OR FAXED TO THE SWBT ICSC IN ST. LOUIS, MISSOURI.

                                                                    APPENDIX OSS
                                                                     PAGE 2 OF 9


                                  APPENDIX OSS

                 ACCESS TO OPERATIONS SUPPORT SYSTEMS FUNCTIONS

                                  APPENDIX OSS

                 ACCESS TO OPERATIONS SUPPORT SYSTEMS FUNCTIONS

1.   GENERAL CONDITIONS

     1.1 This Appendix sets forth the terms and conditions under which SWBT provides nondiscriminatory access to SWBT's operations support systems (OSS) "functions" to LSP for pre-ordering, ordering, provisioning, maintenance / repair, and billing. Such functions will be made available as described herein for Resold Services, as provided in Appendix Resale, and for Unbundled Network Elements
(UNE), as provided in Appendix UNE.

     1.2 The functions, for Resale and UNE, will be accessible via electronic interface, as described herein, where such functions are available. Manual access will be available to all pre-ordering, ordering, provisioning, and billing functions via the Local Service Provider Service Center (LSPSC). Repair and maintenance functions are available via manual handling by the Local Service Provider Center
(LSPC).

     1.3 LSP agrees to utilize SWBT electronic interfaces, as SWBT defines in its requirements, only for the functions described herein for the purposes of establishing and maintaining Resale services or UNE. LSP agrees that such use will comply with the summary of SWBT's Operating Practice No. 113, Protection of Electronic Information, titled Local Service Provider Security Policies and Guidelines.

     1.4 LSP acknowledges and agrees that access to OSS functions will only be utilized to view an end-user's Customer Proprietary
Network Information under the conditions set forth and agreed to in Exhibit A of this Appendix.

     1.5 By utilizing electronic interfaces to access OSS functions, LSP acknowledges and agrees to perform accurate and correct billing functions that occur during ordering per the terms of this Agreement. Further, LSP recognizes that such billing functions for conversion orders require viewing CPNI as described in 1.4 above. All exception handling must be requested manually from LSPSC.

     1.6 In areas where Resale and UNE service order transactions cannot be provided via an electronic interface for the pre-order, ordering and provisioning processes, SWBT and LSP will utilize manual processes until such time as the transactions can be electronically transmitted.

     1.7 SWBT will provide a help desk function for electronic system interfaces.

     1.8 SWBT and LSP will jointly establish interface contingency and disaster recovery plans for the pre-order, ordering and provisioning of Resale services and UNE.

     1.9 SWBT reserves the right to modify or discontinue the use of any system or interface as it deems appropriate.

                                                                    APPENDIX OSS
                                                                     PAGE 3 OF 9

     1.10 If LSP elects to utilize industry standardized electronic interfaces for Resale or UNE, SWBT and LSP agree to work together in the Order and Billing Forum (OBF) and the Telecommunications Industry Forum (TCIF) to establish and conform to uniform industry standards for electronic interfaces for pre-order, ordering, and provisioning. Neither Party waives its rights as participants in such forums in the implementation of the standards. To achieve industry standard system functionality as quickly as possible, the Parties acknowledge that SWBT may deploy these interfaces with requirements developed in advance of industry standards. Thus, subsequent modifications may be necessary to comply with emerging standards. LSP and SWBT are individually responsible for evaluating the risk of developing their respective systems in advance of standards and agree to support their own system modifications to comply with new requirements.

2.   PRE-ORDER

     2.1 SWBT will provide access to pre-order functions to support LSP ordering of Resale services and UNE via several electronic interfaces. The Parties acknowledge that ordering requirements necessitate the use of current, real time pre-order information to accurately build service orders. The following lists represent pre-order information that will be available to LSP so that LSP order requests may be created to comply with SWBT ordering requirements.

     2.2   PRE-ORDERING FUNCTIONS FOR RESALE SERVICES WILL INCLUDE:

           2.2.1 customer name, billing address and residence or business address, billed telephone numbers and features and services available in the end office where the customer is provisioned;

           2.2.2 features and services to which the customer subscribes (LSP agrees that LSP's representatives will not access the information specified in this Subsection until after the customer requests that the customer's local exchange service provider be changed to LSP and such request complies with conditions of Exhibit A of this Appendix.)

           2.2.3 a telephone number (if the customer does not have one assigned) with the customer on-line.

           2.2.4 service availability dates to the customer;

           2.2.5 information regarding the dispatch / installation schedule, if applicable;

           2.2.6 PIC options for intraLATA toll (when available) and interLATA toll;

           2.2.7 address verification.

     2.3 PRE-ORDERING FUNCTIONS FOR UNE WILL INCLUDE:

           2.3.1 customer name, billing address and residence or business address, billed telephone numbers and features and services available in the end office where the customer is provisioned;

                                                                   APPENDIX OSS
                                                                   PAGE 4 OF 9

           2.3.2 features and services to which the customer subscribes (LSP agrees that LSP's representatives will not access the information specified in this Subsection until after the customer requests that the customer's local exchange service provider be changed to LSP, and such request complies with conditions of Exhibit A of this Appendix.)

           2.3.3 telephone number (if the customer does not have one assigned) with the customer on-line;

           2.3.4 PIC options for intraLATA toll (when available) and interLATA toll;

           2.3.5 address verification;

           2.3.6 channel facility assignment (CFA), network channel (NC), and network channel interface (NCI) data.

     2.4 Electronic Access to Pre-Order Functions: Upon request by LSP for electronic access to pre-ordering functions, SWBT will provide LSP access to one or more of the following systems:

           2.4.1 RESALE SERVICES PRE-ORDER SYSTEM AVAILABILITY:

           2.4.1.1 Residential Easy Access Sales Environment (R-EASE): R-EASE is an ordering entry system through which SWBT will provide LSP access for the functions of pre-ordering SWBT's Resale services so long as EASE is utilized to order SWBT Residential Resale Services.

           2.4.1.2 Business Easy Access Sales Environment (EASE): B-EASE is an ordering entry system through which SWBT will provide LSP access for the functions of pre-ordering SWBT's Resale services so long as such access is utilized to order SWBT's Business Resale Services.

     2.4.2 RESALE AND UNE PRE-ORDER SYSTEM AVAILABILITY:

           2.4.2.1 DataGate: DataGate is transaction-based data query system through which SWBT will provide LSP access for the functions of gathering pre-ordering information to support industry standardized ordering processes for Residential and Business Resale services. When ordering Resale services or UNE, LSP's representatives will have access to a pre-order electronic gateway provided by SWBT for both consumer and business customers that provides real-time access to SWBT's operations systems. This gateway shall be a Transmission Control Protocol/Internet Protocol (TCP/IP) gateway and will allow the LSP representatives to perform the pre-order functions for Resale services and UNE, as described above. SWBT and LSP agree to work together to develop and implement an electronic communication interface that will replace this initial pre-order electronic interface consistent with industry standards developed by the OBF and the TCIF.

           2.4.2.2 VERIGATE is an Access Service Pre-order system that will also provide access to the pre-ordering functions for Resale Services and UNE. VERIGATE may be used in connection with electronic or manual ordering. VERIGATE provides the UNE

                                                                    APPENDIX OSS
                                                                     PAGE 5 OF 9


pre-order capability of identifying CFA information, NC, and NCI codes that are associated with order requirements for UNE.

     2.5   OTHER PRE-ORDER FUNCTION AVAILABILITY:

           2.5.1 Where due dates are not available electronically, SWBT will provide LSP with due date interval for inclusion in the service order request.

           2.5.2 In addition to electronic interface access to pre-order information, upon request, SWBT will provide LSP pre-order information in batch transmission for the purposes of back-up data for periods of system unavailability. The parties recognize such information must be used to construct order requests only in exception handling.

3. ORDERING/PROVISIONING

           3.1 SWBT will provide access to ordering functions to support LSP provisioning of Resale services and UNE via one or more electronic interfaces. Upon request for electronic access to ordering functions, SWBT will provide LSP access to one or more of the following systems or interfaces:

     3.2   RESALE SERVICES ORDER REQUEST SYSTEM AVAILABILITY:

           3.2.1 R-EASE is available for the generation of Residential Resale services orders. Ordering Flows will be available via these systems for the following ordering functions: Conversion ("as is" or "with changes"); Change (Features, Listings, Long Distance); New Connect; Disconnect; From and To (change of premises with same service).

           3.2.2 B-EASE is available for the generation of Business Resale services orders. Ordering Flows will be available via these systems for the following ordering functions: Conversion ("as is" or "with changes"); Change (Features, Listings, Long Distance); New Connect; Disconnect; From and To (change of premises with same service).

           3.2.3 SWBT will provide LSP with an Electronic Data Interexchange
(EDI) Interface for transmission of industry-standardized Resale service order requests in formats as defined by the Ordering and Billing Forum (OBF) and EDI mapping as defined by TCIF. EDI ordering functionality will be made available as negotiated and implemented in timeframes mutually acceptable to SWBT and LSP.

     3.3   UNE SERVICE ORDER REQUEST ORDERING SYSTEM AVAILABILITY:

           3.3.1 In ordering and provisioning UNE, LSP and SWBT will utilize mutually agreeable standard industry order formats and data elements developed by OBF and TCIF EDI. Where industry standards do not currently exist for the ordering and provisioning of UNE, LSP and SWBT agree to jointly develop a form for ordering Common-Use UNE. Common-Use UNE, including, without limitation, tandem switching, signaling and call-related databases, Operator Services and DA, and Operations Support Systems, shall be ordered in a manner that is consistent with OBF Access Service Request Process; in addition customized routing will be ordered in the same manner. Customer Specific UNE, including, Local Loop (which includes

                                                                    APPENDIX OSS
                                                                     PAGE 6 OF 9


NID), and unbundled Local Switching, and Interim
Number Portability will be ordered consistent with the OBF Local Service Request (LSR) process.

     3.4 SWBT will provision Resale Services and UNE as prescribed in LSP order requests. Access to status on such orders of Resale services and UNE will be provided via the following electronic interfaces:

           3.4.1 Customer Network Administration (CNA) will allow LSP to check service order status via CNA.

           3.4.2 In cases of industry-standardized EDI ordering, SWBT will provide to LSP an EDI electronic interface for transferring and receiving orders, Firm Order Confirmation (FOC), service completion, and, as available, other provisioning data and information. SWBT will provide LSP with a FOC for each Resale and UNE order. The FOC includes but is not necessarily limited to: purchase order number, telephone number, Local Service Request number, due date, Service Order number, and completion date. Upon work completion, SWBT will provide LSP with an 855 EDI transaction-based Order Completion that states when that order was completed. When available, SWBT will provide LSP an 865 EDI transaction-based Order Completion.

           3.4.3 A file transmission may be provided to confirm order completions for R-EASE or B- EASE order processing. This file will provide service order information of all distributed and completed orders for LSP, regardless of order entry mechanism.

4.   MAINTENANCE/REPAIR

     4.1 Two electronic interfaces are accessible to place, and check the status of, trouble reports for both Resale and UNE. Upon request, LSP may access these functions via the following methods:

           4.1.1 CNA system access provides LSP with SWBT software that allows LSP to submit trouble reports and subsequently check status on trouble reports for LSP end-users. CNA will provide ability to review the maintenance history of a converted Resale LSP account.

           4.1.2 Electronic Bonding Interface (EBI) is an industry-standardized interface that is available for trouble report submission and status updates. This EBI will conform to ANSI standards T1:227:1995 and T1.228:1995, Electronic Communications Implementation Committee (ECIC) Trouble Report Format Definition (TFRD) Number 1 as defined in ECIC document ECIC/TRA/95-003, and all standards referenced within those documents, as mutually agreed upon by LSP and SWBT. Functions currently implemented will include Enter Trouble, Request Trouble Report Status, Add Trouble Information, Modify Trouble Report Attributes, Trouble Report Attribute Value Change Notification, and Cancel Trouble Report, as explained in 6 and 9 of ANSI T1.228:1995. LSP. SWBT will exchange requests over a mutually agreeable X.25-based network.

5.   BILLING

     5.1 SWBT shall bill LSP for resold services and UNE. SWBT shall send associated billing information to LSP as necessary to allow LSP to perform billing functions. At minimum

                                                                    APPENDIX OSS
                                                                     PAGE 7 OF 9

SWBT will provide LSP billing information in a paper format or via magnetic tape, as agreed to between LSP and SWBT.

     5.2 Upon request, electronic access to billing information for Resale Services will also be available via the following interfaces:

           5.2.1 LSP may receive Bill Plus(TM), an electronic version of their electronic bill as described in and in accordance with SWBT's Local Exchange Tariff.

           5.2.2 LSP may receive a mechanized bill format via the industry standards EDI.

           5.2.3 LSP may also view billing information through the CNA system.

           5.2.4 SWBT shall provide the Usage Billable Records for Resale Services via EMR industry standard format with a daily feed.

           5.2.5 LSP may receive Local Disconnect Report records (via CARE records) electronically that indicate when LSP's customers change their local service provider.

     5.3 Upon request, electronic access to billing information for UNE will also be available via the following interfaces:

           5.3.1 SWBT will make available a mechanized bill data tape (local) format by February 1997.

           5.3.2 LSP may also view billing information through the CNA system.

           5.3.3 SWBT shall provide the Usage/Toll Billable Records for UNE via EMR industry standard format with a daily feed.

           5.2.4 LSP may receive Local Disconnect Report records (via CARE records) electronically that indicate when LSP's customers, utilizing SWBT ports, change their local service provider.

6.   REMOTE ACCESS FACILITY

     6.1 LSP must access the following SWBT's OSS functions via a LSP Remote Access Facility (LRAF) located in Dallas, Texas: R-EASE, B-EASE, CNA, DATAGATE and VERIGATE.

     6.2 LSP may use three types of access: Switched, Private Line, and Frame Relay. For Private Line and Frame Relay connections, LSP shall provide its own router, circuit, and two Channel Service Units/Data Service Units (CSU/DSU). The demarcation point shall be the router interface at the LRAF. Switched Access connections require LSP to provide its own modems and connection to the SWBT LRAF. LSP shall pay the cost of the call if Switched Access is used.

     6.3 LSP shall use TCP/IP to access SWBT OSS via the LRAF. In addition, each LSP shall have a valid Internet Protocol (IP) network address. A user-id /password unique to each

                                                                    APPENDIX OSS
                                                                     PAGE 8 OF 9


individual accessing an OSS shall be maintained to access SWBT OSS's. LSP shall provide estimates regarding its volume of transactions, number of concurrent users, desired number of private line or dial-up (switched) connections, and length of a typical session.

     6.4 LSP shall attend and participate in implementation meetings to discuss LSP LRAF access plans in detail and schedule testing of such connections. SWBT shall make a Help Desk function available to assist LSP on an ongoing basis in accessing any SWBT OSS over the LRAF.

7. OPERATIONAL READINESS TEST (ORT) FOR ORDERING/PROVISIONING

     7.1   LSP must participate with SWBT in Operational Readiness Testing
(ORT), which will allow for the testing of the systems, interfaces, and processes for the ordering and provisioning of Resale services. ORT will be completed in conformance with agreed upon implementation dates.

8. RATES - MISSOURI

     8.1 LSP requesting access to one or more of the SWBT OSS functions (i.e., preordering, ordering / provisioning, maintenance / repair, billing) agrees to pay the following rate:

                   System Access                       $ 3,345.00 / month

     8.2 LSP requesting functions via interfaces that require connection to the Remote Access Facility, as described in section 6, agrees to pay the following rate(s) depending upon on method of access utilized:

     Remote Access Facility Access Methods
                   Direct Connection Per Port          $ 1,580.00 / month
                   Dial Up Per Port                    $   316.00 / month

     8.4 LPS requesting the Bill Plus, as desribed in 5.2.1, agrees to pay applicable tariffed rate, less Resale discount.

     8.3 LSP requesting the billing function for Usage Billable Records, as described in 5.2.4, agrees to pay $.003 per message transmitted.

     8.4 LSP requesting the Local Disconnect Report, as described in 5.2.5, agrees to pay $0.10 per record transmitted.

     8.4 Should unforeseen modifications and costs to provision OSS functions become required by SWBT or industry standards, SWBT reserves the right to
modify its rate structure.   In addition, should LSP request custom development
of an exclusive interface to support OSS functions, such development will be considered by SWBT on an Individual Case Basis (ICB) and priced as such.

                                                                    APPENDIX OSS
                                                                     PAGE 9 OF 9
9.   EFFECTIVE DATE, TERM

     9.1 The Appendix OSS will be effective upon approval by the state commission when it determined that the entire Interconnection Agreement is in compliance with Sections 251 and 252 of the Act.

     9.2 The Term Appendix OSS will be the shorter of the Term of this Interconnection Agreement or December 31, 1998. Continuation of Appendix OSS follows the continuation rules of the Agreement. Should the Interconnection Agreement establish a new term, the Term of Appendix OSS will be the shorter of one year, or the new Term of the Interconnection Agreement. Should the term of the Interconnection Agreement Expire without provision for continuance, the Term of Appendix OSS expires as well.

                                         APPENDIX OSS - RESALE & UNE - EXHIBIT A
                                                                     PAGE 1 OF 1



        BLANKET CERTIFICATION FOR END-USER AUTHORIZATION FOR RELEASE OF
                CUSTOMER PROPRIETARY NETWORK INFORMATION (CPNI)

The undersigned hereby agrees:

Before it may obtain CPNI of an end-user, whether via an independent request or in the course of ordering SWBT's network elements or services via manual and/or mechanized interfaces, the undersigned must, at least, certify that "yes" (Y) it has obtained Authorization for Release of CPNI and provide the name of the individual authorizing the release of CPNI. By these indications, the undersigned affirms that a current Authorization for the Release of CPNI has been obtained from an end-user and that it includes the expressed content of the language, "Minimum Scope." SWBT may then provide the CPNI referenced herein.

     Minimum Scope:  Authorization for the release of CPNI

     1) An affirmative written request that substantially reflects the following: "This document serves as instruction to all holders of my local exchange telecommunications Customer Proprietary Network Information (CPNI) to provide such information to the undersigned.
           I understand that this CPNI includes the following information: billing name, service address, billing address, service and feature subscription, directory listing information long distance carrier identity, and all pending service order acitivity. This Authorization remains in effect until such time that I revoke it directly or appoint another individual/company with such capacity or undersigned receives notice to disconnect my local exchange service or notice that a service disconnect has been performed. At and from such time, this Authorization is null and void."

or

     2) Authorization for change in local exchange service and release of CPNI with documentation that adheres to all requirements of state and federal law, as applicable.

                                      __________________________________________
                                      Signed

                                      __________________________________________
                                      Name (Typed/Printed)

                                      __________________________________________
                                      Title

                                      __________________________________________
                                      Company

                                      __________________________________________
                                      Date

                                                                     APPENDIX OS
                                                                     PAGE 2 OF 8



                                  APPENDIX OS

                               OPERATOR SERVICES

This Appendix sets forth the terms and conditions under which Southwestern Bell Telephone Company ("SWBT") agrees to provide Operator Services for LSP ("LSP").

I. SERVICES

     SWBT will provide the following Operator Services:

      A. FULLY AUTOMATED CALL PROCESSING - Allows the caller to complete a call utilizing equipment without the assistance of a SWBT operator, hereafter called "Operator."

           This allows the caller the option of completing calls through an automated alternate billing system (AABS). Automated functions can only be activated from a touch-tone telephone. Use of a rotary telephone and failure or low response by the caller to the audio prompts will bridge the caller to an Operator for assistance. The called party must also have Touch-tone service to automatically accept calls that are billed collect or to a third number.

      B. OPERATOR-ASSISTED CALL PROCESSING - Allows the caller to complete a call by receiving assistance from an Operator.

II. DEFINITIONS

      A.   FULLY AUTOMATED CALL PROCESSING

     SWBT will support the following fully automated call types for LSP:

            1.   FULLY AUTOMATED CALLING CARD STATION-TO-STATION -
                 This service is provided when the caller dials zero ("0"), plus the desired telephone number and the telecommunications calling card number to which the call is to be charged. The call is completed without the assistance of an Operator. An authorized telecommunications calling card for the purpose of this Appendix, is one for which SWBT can perform billing validation. Fully-Automated Calling Card Call Service may also include the following situations:

                  a.   When an individual with a disability dials zero
                       (0) and identifies himself or herself as disabled, he or she will provide the Operator the desired telephone number and the calling card number to which the call is to be billed.

                                                                     APPENDIX OS
                                                                     PAGE 3 OF 8



                  b.   When due to trouble on the network,
                       or lack of service components (facilities to the AABS network), the automated call processing cannot be completed without assistance from an Operator.

                  c.   When an Operator reestablishes an
                       interrupted call that meets any of the situations described in this call type.

            2. FULLY AUTOMATED STATION-TO-STATION - This service is limited to those calls placed collect or billed to a third number. The caller dials zero (0) plus the telephone number desired, the service selection codes and/or billing information as instructed by the automated equipment. The call is completed without the assistance of an Operator. Fully Automated Station-to-Station service may also include the following situations:

                  a    When an individual with a disability
                       identifies himself or herself as disabled and provides the Operator the number to which the call is to be billed (either collect or third number).

                  b.   When due to trouble on the network or
                       lack of service components, the automated call cannot be completed without assistance from an Operator.

                  c.   When an Operator reestablishes an
                       interrupted call that meets any of the situations described in this call type.

      B.   OPERATOR-ASSISTED CALL PROCESSING

      SWBT will support the following operator-assisted call types for LSP:

            1. SEMI-AUTOMATED STATION-TO-STATION - A service provided when the caller dials zero (0) plus the telephone number desired and the call is completed with the assistance of an Operator. Semi-Automated Station-to-Station service may also include the following situations:

                 a    Where the caller does not dial zero (0)
                      prior to calling the number desired from a public or semi-public telephone, or from a telephone where the call is routed directly to an Operator (excluding calling card calls).

                 b.   When an Operator re-establishes an
                      interrupted call that meets any of the situations described in this call type.

                                                                     APPENDIX OS
                                                                     PAGE 4 OF 8


            2. SEMI-AUTOMATED PERSON-TO-PERSON - A service in which the caller dials zero (0) plus the telephone number desired and specifies to the Operator the particular person to be reached or a particular PBX station, department or office to be reached through a PBX attendant. This service applies even if the caller agrees, after the connection is established, to speak to any party other than the party previously specified. Semi-Automated Person-to-Person service may also include:

                  a.   Where the caller does not dial a zero
                       (0) prior to dialing the number from a public or semi-public telephone, or where the call is routed directly to an Operator.

                  b.   When an operator reestablishes an
                       interrupted call that meets any of the situations described in this call type.

            3.   SEMI-AUTOMATED CALLING CARD STATION-TO-STATION -
                 A service provided when the caller dials zero (0) plus the desired telephone number and provides the Operator the calling card number to which the call is to be charged.
                 Semi-Automated Calling Card Station-to-Station service may also include the following situations:

                  a.   When the caller does not dial zero
                       (0) prior to dialing the number desired from a public or semi-public telephone, or from a telephone that is directly routed to an Operator, and the call is billed to a calling card.

                  b.   When an Operator reestablishes an
                       interrupted call that meets any of the situations described in this call type.

            4. STATION-TO-STATION (OPERATOR HANDLED) - A service provided when the caller dials zero (0) and places a sent paid, collect, third number or calling card station-to-station call using an Operator's assistance. These calls may originate from a private, public or semi-public telephone.
                 The service may also include the situation when an Operator reestablishes an interrupted call that meets any of the situations described in this call type.

            5. PERSON-TO-PERSON (OPERATOR HANDLED) - A service in which the caller dials zero (0) and specifies to the Operator the number desired and the person to be reached, or a particular PBX station, department or office to be reached through a PBX attendant, or a particular mobile service point to be reached through a mobile telephone attendant. The call remains a person-to-person call even if the caller agrees, after the connection is established, to speak to any party other than the party previously specified. The service may also include situations when an

                                                                     APPENDIX OS
                                                                     PAGE 5 OF 8

                 Operator reestablishes an interrupted call that meets any of the situations described in this call type.

            6. LINE STATUS VERIFICATION - A service in which the caller asks the Operator to determine the condition of a telephone line.

            7. BUSY LINE INTERRUPT - A service in which the caller asks the Operator to interrupt a conversation in progress, to determine if one of the parties is willing to speak to the caller requesting the interrupt. A Busy Line Interrupt charge will apply even if no conversation is in progress at the time of the interrupt attempt, or when the parties interrupted refuse to terminate the conversation in progress.

            8.   0PERATOR TRANSFER SERVICE - A service offered by
                 SWBT in which the local caller requires Operator Assistance for completion of a call outside the originating LATA. The SWBT Operator transfers the call to an interexchange carrier selected by the caller from a list of IXCs provided to SWBT by the LSP. This transfer service is similar to SWBT's "0perator Transfer" service offering. LSP agrees to obtain all necessary compensation arrangements between LSP and participating carriers.

            9. MISCELLANEOUS - Includes the following call types: General Assistance and Rate Quotes, 800, 888 and connections to all other Toll Free services, Repair Bureau and Business Office requests, credit requests, NPA-NXX location requests, and all other 0- No Attempt services.

III. CALL BRANDING AND RATE REFERENCE REQUIREMENTS

      A.   REQUIREMENTS - Pursuant to Section  226 (b) of The
           Telecommunications Act of 1996, each provider of Operator Services is required to:

            1. provide its brand at the beginning of each telephone call and before the consumer incurs any charge for the call; and

            2. disclose immediately to the consumer, upon request a quote of its rates or charges for the call.

      B. CALL BRANDING - In compliance with A. 1. above, SWBT will brand Operator Services in LSP's name based upon the criteria outlined below:

            1. LSP will provide SWBT with written specification of its company name to be used in creating LSP specific branding messages for its OS calls.

                                                                     APPENDIX OS
                                                                     PAGE 6 OF 8


            2. An initial non-recurring charge applies per TOPS switch, per load for the establishment of Call Branding as well as a charge per TOPS switch, per subsequent load to change the brand. In addition, a per call charge applies for every Operator Services call handled by SWBT on behalf of LSP when such services are provided in conjunction with: i) the purchase of SWBT's unbundled local switching; or ii) when multiple brands are required on a single Operator Services trunk. Prices for Call Branding are as outlined in Exhibit II, attached hereto and incorporated herein.

      C. OPERATOR SERVICES (OS) RATE/REFERENCE INFORMATION - In compliance with A.2. above, SWBT will provide LSP Operator Services Rate/Reference Information based upon the criteria outlined below:

            1.   LSP will furnish OS Rate and Reference
                 Information in a mutually agreed to format or media thirty
                 (30) days in advance of the date when the Operator Services are to be undertaken.

            2. LSP will inform SWBT, in writing, of any changes to be made to such Rate/Reference Information ten (10) working days prior to the effective Rate/Reference change date. LSP acknowledges that it is responsible to provide SWBT updated Rate/Reference Information in advance of when the Rates/Reference Information are to become effective.

            3. In all cases when a SWBT Operator receives a rate request from a LSP end user, SWBT will quote the applicable OS rates as provided by LSP.

            4. An initial non-recurring charge will apply per TOPS switch for loading of LSP's Operator Services Rate/Reference Information as well as a charge per TOPS switch, for each subsequent change to either LSP's Operator Services Rate or Reference Information.

IV. HANDLING OF EMERGENCY CALLS TO OPERATOR

      To the extent LSP's NXX encompasses multiple emergency agencies, SWBT will agree to query the caller on his/her community and to transfer the caller to the appropriate emergency agency for the caller's area. LSP must provide SWBT with the correct information to enable the transfer. When the assistance of another Carrier's operator is required, SWBT will attempt to reach the appropriate operator if the network facilities for inward assistance exist. LSP agrees to indemnify SWBT for any misdirected calls.

V. RESPONSIBILITIES OF THE PARTIES

      A. SWBT will be the sole provider of Operator Services for LSP's local service area(s) listed in Exhibit I, which is attached to this Appendix, beginning on the service effective date also shown in
           Exhibit I.  SWBT will provide Operator

                                                                     APPENDIX OS
                                                                     PAGE 7 OF 8


           Services only where the necessary physical facilities are available and in place and under conditions previously stated in this Appendix.

      B. LSP will be responsible for providing the equipment and facilities necessary for signaling and routing calls with Automatic Number Identification (ANI) to each SWBT operator switch. Should LSP seek to provide interexchange Operator Services under this agreement, it is responsible for ordering the necessary facilities through SWBT's interstate or intrastate Access Service tariffs. Nothing in this agreement in any way changes the manner in which an interexchange Carrier obtains access service for the purpose of originating or terminating interexchange traffic.

      C. Facilities necessary for the provision of Operator Services shall be provided by the parties hereto, using standard trunk traffic engineering procedures to insure that the objective grade of service is met. Each party shall bear the costs for its own facilities. LSP shall bear the costs of facilities necessary for signaling and routing calls with Automatic Number Identification
           (ANI) to each SWBT operator switch. SWBT shall bear the cost of facilities and equipment necessary to provide Operator Services.

      D. LSP will furnish in writing to SWBT, thirty (30) days in advance of the date when the Operator Services are to be undertaken, unless otherwise agreed to by the SWBT, all records required by SWBT to provide the Operator Services.

      E. LSP will keep all records furnished to SWBT current by using reporting forms and procedures that are mutually acceptable to both parties, and will inform SWBT in advance of any changes to be made in such records. SWBT will specify the required interval for such advance notice. LSP will provide all records and changes to records to SWBT in writing or in any other mutually agreeable format.

      F. SWBT will accumulate and provide the LSP such data as necessary for the LSP to verify traffic volumes and bill its end users.

VI. METHODS AND PRACTICES

      SWBT will provide the Operator Services to LSP's end users in accordance with SWBT's OS methods and practices in effect for SWBT at the time the OS call is made, unless otherwise agreed in writing by both parties.

VII. PRICING

      Pricing for Operator Services shall be based on the rates specified in
      Exhibit II, PRICING, which is attached and made part of this Appendix. The rates will apply from the service effective date through the term of this agreement as specified in paragraph X.,

                                                                     APPENDIX OS
                                                                     PAGE 8 OF 8


      A. below. At any time beyond the specified or the term of this Appendix, SWBt may change the prices for the provision of OS upon one hundred-twenty (120) days' notice to LSP.

VIII. MONTHLY BILLING

      SWBT will render monthly billing statements to LSP, and remittance in full will be due within thirty (30) days of receipt.

IX. LIABILITY

      A. In addition to the liability provisions contained in the Agreement, LSP agrees to defend, indemnify, and hold harmless SWBT from any and all losses, damages, or other liability including attorneys fees that LSP may incur as a result of claims, demands, wrongful death actions, or other suits brought by any party that arise out of LSP's end users use of Operator Services. LSP shall defend against all end user claims just as if LSP had provided such service to its end user with the LSP's own operators and shall assert its tariff limitation of liability for benefit of both SWBT and LSP.

      B. LSP also agrees to release, defend, indemnify, and hold harmless SWBT from any claim, demand or suit that asserts any infringement or invasion of privacy or confidentiality of any person or persons caused or claimed to be caused, directly, or indirectly, by SWBT employees and equipment associated with provision of the Operator Services. This provision includes but is not limited to suits arising from disclosure of the telephone number, address, or name associated with the telephone called or the telephone used to call the Operator Services.

X. TERMS OF APPENDIX

      A. Unless sooner terminated, this Appendix will continue in force for a period of one (1) year from the effective date of this agreement and thereafter until terminated by one hundred-twenty
           (120) days notice in writing from either Party to the other.

      B. If LSP terminates this agreement prior to the agreed-upon term of this Appendix, LSP shall pay, within thirty (30) days of the issuance of a final bill by SWBT, all amounts due for actual services provided under this Appendix, plus estimated monthly charges for the remainder of the term. Estimated charges will be based on an average of the actual monthly amounts billed by SWBT pursuant to this Appendix prior to its termination.

      C. The rates applicable for determining the amount(s) under the terms outlined in this Section are those specified in Exhibit II.

                                                         APPENDIX OS - EXHIBIT I
                                                                     PAGE 1 OF 1



                                  APPENDIX OS
                             LOCAL SERVICE AREA(S)

                             EFFECTIVE:
                                       ------------------------
                                                     (mm/dd/yr)

The following table depicts the service area(s) covered by this Appendix:

LSP'S LOCAL SERVICE AREA(S)             EFFECTIVE DATE
---------------------------             --------------

---------------------------             --------------------------------

---------------------------             --------------------------------

---------------------------             --------------------------------

---------------------------             --------------------------------

                                                        APPENDIX OS - EXHIBIT II
                                                                     PAGE 1 OF 1



                                  APPENDIX OS
                                    MISSOURI
                                   EXHIBIT II
                           PRICING - FCILITIES BASED

                           EFFECTIVE:
                                     ----------------
                                           (mm/dd/yr)

The following rates will apply for each service element:

A. FULLY AUTOMATED CALL PROCESSING

This usage rate applies to each call that has been completed on a fully automated basis.

                                    Rate per completed automated call  $   0.173

B. OPERATOR-ASSISTED CALL PROCESSING

This usage rate applies to each call that has been answered by or forwarded to an operator.

                                          Rate per actual work second  $   0.020
C. CALL BRANDING

An initial non-recurring charge applies per TOPS switch, per brand for the establishment of LSP specific Call Branding. An additional non-recurring charge applies for each subsequent change to the branding

                                          Rate per initial load group  $2,325.00
                                       Rate per load for Brand change  $2,325.00
                                                          Per Call(1)  $    0.02

D. OPERATOR SERVICES RATE/REFERENCE INFORMATION

An initial non-recurring charge applies per TOPS switch, per rate schedule, for the initial load of LSP's Operator Services Rate/
Reference Information. An additional non-recurring charge applies for each subsequent change to Rate/Reference Information.

                                                Rate per initial load  $3,650.00
                                      Rate per subsequent rate change  $2,650.00
                                 Rate per subsequent reference change  $2,650.00

-----------------------
(1) A per call charge will apply when OS are provided in conjunction with: i) unbundled local switching or ii) when multiple brands are required on a single operator services trunk

                                                                   APPENDIX NIM
                                                                    PAGE 2 OF 5

                 APPENDIX NETWORK INTERCONNECTION METHODS (NIM)

         This Appendix NIM designates Network Interconnection Methods (NIMs) to be used by the Parties. These include, but are not limited to: MidSpan Fiber Interconnection (MSFI); Virtual Collocation Interconnection; SONET Based Interconnection; Physical Collocation Interconnection; leasing of SWBT facilities; and other methods as mutually agreed to by the Parties.

1.       MID-SPAN FIBER INTERCONNECTION (MSFI)

         Mid-Span Fiber Interconnection (MSFI) between Southwestern Bell Telephone (SWBT) and LSP can occur at any mutually agreeable, economically and technically feasible point between LSP's premises and a SWBT tandem or end office. This interconnection will be on a point-to-point SONET system over single mode fiber optic cable.

         MSFI may be used to provide interconnection trunking as defined in Appendix ITR to Attachment 11: Network Interconnection Architecture.

A.       There are two basic mid-span interconnection designs:

         1. Design One: LSP's fiber cable and SWBT's fiber cable are connected at an economically and technically feasible point between the LSP location and the last entrance manhole at the SWBT central office.

                  The Parties may agree to a location with access to an existing SWBT fiber termination panel. In these cases, the network interconnection point (POI) shall be designated outside of the SWBT building, even though the LSP fiber may be physically terminated on a fiber termination panel inside of a SWBT building. In this instance, LSP will not incur fiber termination charges and SWBT will be responsible for connecting the cable to the SWBT facility.

                  The Parties may agree to a location with access to an existing LSP fiber termination panel. In these cases, the network interconnection point (POI) shall be designated outside of the LSP building, even though the SWBT fiber may be physically terminated on a fiber termination panel inside of an LSP building. In this instance, SWBT will not incur fiber termination charges and LSP will be responsible for connecting the cable to the LSP facility.

                  If a suitable location with an existing fiber termination panel cannot be agreed upon, LSP and SWBT shall mutually determine provision of a fiber termination panel housed in an outside, above ground, cabinet placed at the physical POI. Ownership and the cost of provisioning the panel will be negotiated between the two parties.

                                                                  APPENDIX NIM
                                                                    PAGE 3 OF 5

         2. Design Two: LSP will provide fiber cable to the last entrance manhole at the SWBT tandem or end office switch with which LSP wishes to interconnect. LSP will provide a sufficient length of fiber optic cable for SWBT to pull the fiber cable to the SWBT cable vault for termination on the SWBT fiber distribution frame (FDF). In this case the POI shall be at the manhole location.

                  Each Party is responsible for designing, provisioning, ownership and maintenance of all equipment and facilities on its side of the POI. Each Party is free to select the manufacturer of its Fiber Optic Terminal (FOT). Neither Party will be allowed to access the Data Communication Channel (DCC) of the other Party's FOT. The Parties will work cooperatively to achieve equipment compatibility.

B. The Parties will mutually agree upon the precise terms of each mid-span interconnection facility. These terms will cover the technical details of the interconnection as well as other network interconnection, provisioning and maintenance issues.

C. The LSP location includes FOTs, multiplexing and fiber required to take the optical signal handoff from SWBT for interconnection trunking as outlined in Appendix ITR.

D. The fiber connection point may occur at several locations:

         1. a location with an existing SWBT fiber termination panel. In this situation, the POI shall be outside the SWBT building which houses the fiber termination panel;

         2. a location with access to an existing LSP fiber termination panel. In these cases, the network interconnection point (POI) shall be designated outside of the LSP building, even though the SWBT fiber may be physically terminated on a fiber termination panel inside a LSP building;

         3. a location with no existing SWBT fiber termination panel. In this situation, SWBT and LSP will negotiate provisioning, maintenance and ownership of a fiber termination panel and above ground outside cabinet as a POI and for connection of the fiber cables;

         4. a manhole outside of the SWBT central office. In this situation, LSP will provide sufficient fiber optic cable for SWBT to pull the cable into the SWBT cable vault for termination on the SWBT FDF. The POI will be at the manhole and SWBT will assume maintenance responsibility for the fiber cabling from the manhole to the FDF.

E. The SWBT tandem or end office switch includes all SWBT FOT, multiplexing and fiber required to take the optical signal hand-off provided from LSP for interconnection

                                                                  APPENDIX NIM
                                                                    PAGE 4 OF 5


         trunking as outlined in Appendix ITR. This location is SWBT's responsibility to provision and maintain.

F. In both designs, LSP and SWBT will mutually agree on the capacity of the FOT(s) to be utilized. The capacity will be based on equivalent DS1s that contain trunks and interLATA traffic. Each Party will also agree upon the optical frequency and wavelength necessary to implement the interconnection. The Parties will develop and agree upon methods for the capacity planning and management for these facilities, terms and conditions for over provisioning facilities, and the necessary processes to implement facilities as indicated below. These methods will meet quality standards as mutually agreed to by LSP and SWBT.

2.       AVOIDANCE OF OVER PROVISIONING

         Underutilization is the inefficient deployment and use of the network due to forecasting a need for more capacity than actual usage requires, and results in unnecessary costs for SONET systems. To avoid over provisioning, the Parties will agree to joint facility growth planning as detailed below.

3.       JOINT FACILITY GROWTH PLANNING

         The initial fiber optic system deployed for each interconnection shall be the smallest standard available. For SONET this is an OC-3 system. The following list the criteria and processes needed to satisfy additional capacity requirements beyond the initial system.

A.       Criteria:

         1. Investment is to be minimized;

         2. Facilities are to be deployed in a "just in time" fashion.

B.       Processes

         1. discussions to provide relief to existing facilities will be triggered when either Party recognizes that the overall system facility (DS1s) is at 90% capacity;

         2. both Parties will perform a joint validation to ensure current trunks have not been over-provisioned. If any trunk groups are over-provisioned, trunks will be turned down as appropriate. If any trunk resizing lowers the fill level of the system below 90%, the growth planning process will be suspended and will not be reinitiated until a 90% fill level is achieved. Trunk design blocking criteria described in Appendix ITR will be used in determining trunk group sizing requirements and forecasts;

                                                                  APPENDIX NIM
                                                                    PAGE 5 OF 5

         3. if based on the forecasted equivalent DS1 growth, the existing fiber optic system is not projected to exhaust within one year, the Parties will suspend further relief planning on this interconnection until a date one year prior to the projected exhaust date. If growth patterns change during the suspension period, either Party may re-initiate the joint planning process;

         4. if the placement of a minimum size FOT will not provide adequate augmentation capacity for the joint forecast over a two year period, and the forecast appears reasonable based upon history, the next larger system may be deployed. In the case of a SONET system, the OC-3 system could be upgraded to an OC-12. If the forecast does not justify a move to the next larger system, another minimal size system (such as on OC-3) could be placed. This criteria assumes both Parties have adequate fibers for either scenario. If adequate fibers do not exist, both Parties would negotiate placement of additional fibers;

         5. both Parties will negotiate a project service date and corresponding work schedule to construct relief facilities in an effort to achieve "just in time" deployment;

         6. the joint planning process/negotiations should be completed within two months of identification of 90% fill.

4.       VIRTUAL COLLOCATION INTERCONNECTION

         The description of Virtual Collocation Interconnection is contained in SWBT's Virtual Collocation tariffs (i.e., SWBT's Tariff F.C.C. No. 73).

5.       SONET-BASED INTERCONNECTION

         The description of SONET-Based Interconnection is contained in SWBT's Sonet-Based Interconnection tariffs (i.e., SWBT's Tariff F.C.C. No.
         73).

6.       PHYSICAL COLLOCATION INTERCONNECTION

         SWBT will provide Physical Collocation Interconnection on nondiscriminatory terms and conditions at the time LSP requests such interconnection.

7.       LEASING OF SWBT'S FACILITIES

         LSP's leasing of SWBT's facilities for purposes of Attachment 11:
         Network Interconnection Architecture will be subject to the mutual agreement of the Parties.

                         PHYSICAL COLLOCATION AGREEMENT




                                     BETWEEN




                       SOUTHWESTERN BELL TELEPHONE COMPANY



                                       AND


                             DIGITAL TELEPORT, INC.

                                     for

                                   MISSOURI

                              TABLE OF ARTICLES

ARTICLE I - PREMISES...................................................................................................-1-

ARTICLE II - EFFECTIVENESS AND REGULATORY APPROVAL.....................................................................-2-

ARTICLE III - TERM.....................................................................................................-3-

ARTICLE IV - PREMISES CHARGES..........................................................................................-4-

ARTICLE V - INTERCONNECTION CHARGES....................................................................................-7-

ARTICLE VI  - FIBER OPTIC CABLE AND DEMARCATION POINT..................................................................-7-

ARTICLE VII - USE OF PREMISES..........................................................................................-8-

ARTICLE VIII - STANDARDS..............................................................................................-10-

ARTICLE IX - RESPONSIBILITIES OF THE INTERCONNECTOR...................................................................-11-

ARTICLE X - QUIET ENJOYMENT...........................................................................................-13-

ARTICLE XI - ASSIGNMENT...............................................................................................-13-

ARTICLE XII - CASUALTY LOSS...........................................................................................-13-

ARTICLE XIII - RE-ENTRY...............................................................................................-14-

ARTICLE XIV -  LIMITATION OF LIABILITY................................................................................-15-

ARTICLE XV - INDEMNIFICATION OF SWBT..................................................................................-16-

ARTICLE XVI - SERVICES, UTILITIES, MAINTENANCE AND FACILITIES.........................................................-17-

ARTICLE XVII - LIMITATION OF ACTIONS; DISPUTE RESOLUTION..............................................................-17-

ARTICLE XVIII - SUCCESSORS BOUND......................................................................................-19-

ARTICLE XIX - CONFLICT OF INTEREST....................................................................................-19-

ARTICLE XX - NON-EXCLUSIVE REMEDIES...................................................................................-20-

ARTICLE XXI - NOTICES.................................................................................................-20-

ARTICLE XXII - COMPLIANCE WITH LAWS...................................................................................-20-

ARTICLE XXIII - OSHA STATEMENT........................................................................................-21-

ARTICLE XXIV - INSURANCE..............................................................................................-21-

ARTICLE XXV - SWBT'S RIGHT OF ACCESS..................................................................................-24-

ARTICLE XXVI - PURPOSE AND SCOPE OF AGREEMENT.........................................................................-24-


ARTICLE XXVII - MISCELLANEOUS.........................................................................................-25-

                        PHYSICAL COLLOCATION AGREEMENT


         THIS PHYSICAL COLLOCATION AGREEMENT ("Agreement") is made this _____ day of __, 19__ by and between SOUTHWESTERN BELL TELEPHONE COMPANY, a Missouri corporation ("SWBT"), and Digital Teleport, Inc., a [STATE OF INCORPORATION] corporation ("Interconnector").

                                  WITNESSETH

         WHEREAS, SWBT is an incumbent local exchange carrier having a statutory duty to provide for "physical collocation" of "equipment necessary for interconnection or access to unbundled network elements" at its premises, 47 U.S.C. 251(c)(6);

         WHEREAS, the Interconnector wishes to physically locate certain of its equipment within the Premises (as defined herein) and connect with SWBT;

         NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SWBT and the Interconnector (the "parties") agree as follows:

                             ARTICLE I - PREMISES

         1.1  Right  to  Use.   Subject  to  this  Agreement,   SWBT  grants  to
Interconnector the right to use the premises described on Exhibit ____ ("Premises"), attached and incorporated herein, within real property at __________ in the City of ______________________, County of ______________,
State of _________________.

         1.2 Relocation. Notwithstanding Section 1.1, in the event that SWBT determines it necessary for the Premises to be moved within the building in which the Premises is located ("Building") or to another SWBT wire center, the Interconnector is required to do so. In such an event, the Interconnector shall be responsible for the preparation of the new premises at the new location if such relocation arises from circumstances beyond the reasonable control of SWBT, including condemnation or government order or regulation that makes the continued occupancy of the Premises or Building uneconomical in SWBT's sole judgment. Otherwise SWBT shall be responsible for any such preparation.

         In the event that the Interconnector requests that the Premises be moved within the Building or to another SWBT wire center, SWBT shall permit the Interconnector to relocate the Premises, subject to the availability of space and associated requirements. The Interconnector shall be responsible for all applicable charges associated with the move, including the reinstallation of its equipment and facilities and the preparation of the new Premises and the new wire center as applicable.

         In either such event, the new premises shall be deemed the "Premises" hereunder and the new wire center the "Building."

         1.3 The Premises. SWBT agrees, at the Interconnector's sole cost and expense as set forth herein, to prepare the Premises in accordance with working drawings and specifications entitled ___________________ ___________________ and dated ________________________, which documents, marked Exhibit _____, are attached and incorporated herein. The preparation shall be arranged by SWBT in compliance with all applicable codes, ordinances, resolutions, regulations and laws. After the Interconnector has made the initial payments required by Section
4.4 and the state regulatory approval is obtained in accordance with Section 2.1 hereof, SWBT agrees to pursue diligently the preparation of the Premises for use by the Interconnector.

              ARTICLE II - EFFECTIVENESS AND REGULATORY APPROVAL

         2.1 Submission to State Commission. The effectiveness of this Agreement is conditioned upon the unqualified approval of this Agreement, whether as a result of an approval process or by operation of law, under 47 U.S.C. 252(a)(1). After execution of this Agreement, the parties shall submit it to the State commission for the State in which the Premises is located as thereby required for approval, and shall defend the Agreement and support any reasonable effort to have this Agreement so approved, including the supplying of witnesses and testimony if a hearing is to be held.

         2.2 Failure to Receive Approval. In the event that this Agreement does not receive such unqualified approval, this Agreement shall be void upon written notice of either party to the other after such regulatory action becomes final and unappealable. Thereafter Interconnector may request to begin negotiations again under 47 U.S.C. 251. Alternatively, the parties may both agree to modify this Agreement to receive such approval, but neither shall be required to agree to any modification. Any agreement to modify shall not waive the right of either party to pursue any appeal of the ruling made by any reviewing regulatory commission.

         2.3 Preparation Prior to Regulatory Approval. At the written election of the Interconnector, SWBT shall begin preparing the Premises for the Interconnector prior to receiving the approval required by Section 2.1 hereof. The sole evidence of such election shall be the payment to SWBT of the initial payments specified in Sections 4.4. Payment to SWBT of the remaining charges under these Sections shall be due upon completion. Upon such an election, this Agreement shall become effective but only insofar as to be applicable to the Premises preparation. In the event that the Agreement does not become fully effective as contemplated by this Article, the Interconnector shall not be entitled to any refund or return of any such payments beyond any portion of the charges paid but not attributable to costs incurred by SWBT. To the extent that SWBT has incurred preparation costs not included within any payment made by the Interconnector, the Interconnector shall pay those costs within thirty (30) days of notice by SWBT.

                               ARTICLE III - TERM

         3.1 Commencement Date. This Agreement shall be month-to-month, beginning on the "Commencement Date." The "Commencement Date" shall be the first day after this Agreement becomes effective in accordance with Article II hereof.

         3.2 Occupancy. Unless there are unusual circumstances, SWBT will notify the Interconnector that the Premises is ready for occupancy within ____ days after receipt of the payments due under Sections 4.4. The Interconnector must place operational telecommunications equipment in the Premises and connect with SWBT's network within sixty (60) days after receipt of such notice; provided, however, that such 60-day period shall not begin until regulatory approval is obtained under
Article II. If the Interconnector fails to do so, this Agreement is terminated except that the Interconnector shall be liable in an amount equal to the unpaid balance of the charges due under and, further, shall continue to be bound by Articles II, IV, XI, XIV, XV, XVII, XVIII, XX, XXI, XXVI and XXVII hereof. For purposes of this Section, the Interconnector's telecommunications equipment is considered to be operational and interconnected when connected to SWBT's network for the purpose of providing service.

                          ARTICLE IV - PREMISES CHARGES


         4.1 Monthly Charges. Beginning on the Commencement Date, Interconnector shall pay to SWBT a charge of __________ Dollars ($_______ ) per month for use of the Premises. The monthly charge may be increased upon thirty (30) days' notice by SWBT.

         4.2 Billing. Billing shall occur on or about the 25th day of each month, with payment due thirty (30) days from the bill date. SWBT may change its billing date practices upon thirty (30) days notice to the Interconnector.

         4.3 Preparation Charge. (a) The one-time charge for preparing the Premises for use by the Interconnector is estimated to be __________________ Dollars ($XXX.XX) ("Preparation Charge"), which consists of two components: (i) the charge to the Interconnector associated with modifying the Building to provide physical collocation ("Common Charge"), and (ii) the charge associated with preparing the Premises ("Premises Charge"). Of the Preparation Charge ___________ Dollars ($XXX.XX) is the estimate for subcontractor charges ("Subcontractor Charges").

         (b) SWBT will contract for and perform the construction and preparation activities underlying the

Preparation Charge, including the Common Charge, the Premises Charge, and the Subcontractor Charges, and any Custom Work charges, using same or consistent practices that are used by SWBT for other construction and preparation work performed in the Building. Subject to an appropriate non-disclosure agreement, SWBT will permit the Interconnector to inspect supporting documents for the Preparation Charge, including the Common Charge (if the Interconnector is the initial physical collocator as used in Section 4.5(b)) and the Premises Charge, and any Custom Work charge. Any dispute regarding such SWBT charges will be subject to the dispute resolution provisions hereof.

         4.4 Payment of Premises Charge. Prior to any obligation on SWBT to start any preparation of the Premises, the Interconnector shall pay SWBT fifty percent (50%) of the Premises Charge and eighty-five percent (85%) of any custom work charge required to create or vacate any entrance facility for the Interconnector ("Custom Work"), and shall be due no later than ten (10) business days after the Agreement has become effective in accordance with Article II hereof. The remainder of the Premises Charge and any Custom Work charge are due upon completion and prior to occupancy by the Interconnector.

         4.5 Payment of Common Charge. (a) In addition and prior to any obligation on SWBT to start any preparation of the Building for physical collocation, the Interconnector shall pay SWBT fifty percent (50%) of the Common Charge. The other fifty percent (50%) of the Common Charge is due upon completion and prior to occupancy by the Interconnector.

         (b) The first entity to which SWBT provides physical collocation in the Building shall be responsible for all costs incurred by SWBT associated with the preparation of the Building to provide physical collocation in the initial space where physical collocation is to be located ("Initial Common Charge"). Thereafter the Initial Common Charge will be prorated and the prorated share refunded to the previous physical collocator(s) as additional entities use physical collocation in the Building within twelve (12) months of the first billing date of the initial monthly charge for the first physical collocator in the Building, using the following schedule:


Collocator                 Initial Common Charge         Refund
----------                 ---------------------         ------
   1st                            100%                    NA
   2nd                             50%                    50%
   3rd                             33 1/3%                16 2/3%
   4th                             25%                     8 1/3%
   5th and beyond                   0%                     0%

To the extent that a physical collocator uses a space other than such initial space, SWBT shall refund to the Interconnector the portion of the Initial Common Charge applicable to such collocator based on the relative use of such initial space in a manner consistent with the above methodology and other terms of this Agreement.

         (c) No interest will be paid on refunds. Refunds shall be based on the Initial Common Charge actually paid by the first physical collocator.

         (d) Notwithstanding the above, SWBT shall have no obligation to remit any amount that would result in SWBT being unable to retain the full amount of the Initial Common Charge or to remit any amount based upon charges not actually collected.

         4.6 Payment of Preparation Charge. SWBT is not obligated to start any preparation of the Premises until the Interconnector pays SWBT fifty percent (50%) of the Preparation Charge and eighty-five percent (85%) of the charges for any Custom Work charge. Such charges shall be due no later than ten (10) business days after the Agreement has become effective in accordance with
Article II hereof. The remainder of the Preparation Charge and any Custom Work charge are due upon completion and prior to occupancy by the Interconnector.

         4.7 Occupancy Conditioned on Payment. SWBT shall not permit the Interconnector to have access to the Premises for any purpose other than inspection until SWBT is in receipt of complete payment of the Preparation Charge and any Custom Work charges.

         4.8 Subcontractor Charges. Within one hundred twenty (120) days of the completion date of the Premises, SWBT shall perform a true-up of all Subcontractor Charges using the actual amounts billed by subcontractors. Any amounts incurred above the Subcontractor Charges will be billed to the

Interconnector or, alternatively, any amount below such Charges will be remitted to the Interconnector.

         4.9 Breach Prior to Commencement Date. In the event that the Interconnector materially breaches this Agreement by purporting to terminate this Agreement after SWBT has begun preparation of the Premises but before SWBT has been paid the entire amounts due under this Article, then in addition to any other remedies that SWBT might have, the Interconnector shall be liable in the amount equal to the non-recoverable costs less estimated net salvage. Non-recoverable costs include the non-recoverable cost of equipment and material ordered, provided or used; trued-up Subcontractor Charges, the non-recoverable cost of installation and removal, including the costs of equipment and material ordered, provided or used; labor; transportation and any other associated costs.

         4.10 Late Payment Charge. In the event that any charge is not paid when due, the unpaid amounts shall bear interest in accordance with the terms and conditions set forth in SWBT's intrastate tariff late payment provision(s) applicable to access services for the State in which the Premises is located, or the highest rate permitted by law, whichever is lower, from the due date until paid.

                       ARTICLE V - INTERCONNECTION CHARGES

         5.1 Charges for interconnection shall be as set forth in any interconnection agreement between SWBT and the interconnector and any applicable tariffs.

              ARTICLE VI - FIBER OPTIC CABLE AND DEMARCATION POINT

         6.1 Fiber Entrances. The Interconnector shall use a single mode dielectric fiber optic cable as a transmission medium to the Premises. The Interconnector shall be permitted no more than two (2) entrance routes into the Building, if available.

         6.2 Demarcation Point. SWBT shall designate the point(s) of termination within the Building as the point(s) of physical demarcation between the Interconnector's network and SWBT's network, with each being responsible for maintenance and other ownership obligations and responsibilities on its side of that demarcation point. SWBT anticipates that the demarcation point will be within the point-of-termination frame.

                          ARTICLE VII - USE OF PREMISES

         7.1 Nature of Use. The Premises are to be used by the Interconnector for purposes of locating equipment and facilities within SWBT's central offices to connect with SWBT services only. Consistent with the nature of the Building and the environment of the Premises, the Interconnector shall not use the Premises for office, retail, or sales purposes. No signage or markings of any kind by the Interconnector shall be permitted on the Building or on the grounds surrounding the Building.

         7.2 Equipment List. A list of all of the Interconnector's equipment and facilities that will be placed within the Premises is set forth on Exhibit ___, attached and incorporated herein, with the associated power requirements, floor loading, and heat release of each piece. The Interconnector warrants and represents that Exhibit __ is a complete and accurate list, and acknowledges that any incompleteness or inaccuracy would be a material breach of this Agreement. The Interconnector shall not place or leave any equipment or facilities within the Premises beyond those listed on Exhibit ___ without the express written consent of SWBT.

         7.2.1 Subsequent Requests to Place Equipment. In the event that subsequent to the execution of this Agreement the Interconnector desires to place in the Premises any equipment or facilities not set forth on Exhibit ___, the Interconnector shall furnish to SWBT a written list and description thereof substantially in the form of Attachment A, which is attached and incorporated. Thereafter, in its sole discretion, SWBT may provide such written consent or may condition any such consent on additional charges arising from the request, including any engineering design charges and any additional requirements such as power and environmental requirements for such listed and described equipment and/or facilities. Upon the execution by both parties of a final list and description, including any applicable charges, this Agreement shall be deemed to have been amended to include the terms and conditions of the final list and description.

         7.2.2 Limitations. The foregoing imposes no obligation upon SWBT to purchase additional plant or equipment, relinquish used or forecasted space or facilities, or to undertake the construction of new quarters or to construct additions to existing quarters in order to satisfy a subsequent request for additional space or the placement of additional equipment or facilities.

         7.3 Administrative Uses. The Interconnector may use the Premises for placement of equipment and facilities only. The Interconnector's employees, agents and contractors shall be permitted access to the Premises at all reasonable times, provided that the Interconnector's employees, agents and contractors comply with SWBT's policies and practices pertaining to fire, safety and security. The Interconnector agrees to comply promptly with all laws, ordinances and regulations affecting the use of the Premises. Upon the expiration of the Agreement, the Interconnector shall surrender the Premises to SWBT, in the same condition as when first occupied by the Interconnector, ordinary wear and tear excepted.

         7.4 Threat to Network or Facilities. Interconnector equipment or operating practices representing a significant demonstrable technical threat to SWBT's network or facilities, including the Building, are strictly prohibited.

         7.5 Interference or Impairment. Notwithstanding any other provision hereof, the characteristics and methods of operation of any equipment or facilities placed in the Premises shall not interfere with or impair service over any facilities of SWBT or the facilities of any other person or entity located in the Building; create hazards for or cause damage to those facilities, the Premises, or the Building; impair the privacy of any communications carried in, from, or through the Building; or create hazards or cause physical harm to any individual or the public. Any of the foregoing events would be a material breach of this Agreement.

         7.6 Interconnection to Other Collocated Interconnectors Within the Building. To the extent that SWBT is required by law to permit such interconnection, SWBT will provide the connection between physical collocation arrangements on a time and materials basis whenever the collocated interconnectors cannot for technical reasons provide the connection for themselves by passing the facility through the cage wall(s). SWBT will provide nothing more than the labor and physical structure(s) necessary for the collocator(s) to pull facilities provided by one collocator from its cage to the cage of another collocator. If the collocators are not located on the same floor and cannot physically pull the cable themselves through the SWBT provided structure(s), SWBT will perform the cable pull on an time and materials basis. At no time will the collocators be allowed access to any portion of the central office other than the collocation area. SWBT will not make the physical connection within the collocator's cage, SWBT will not accept any liability for the cable or the connections and SWBT will not maintain any records concerning these connections.

         7.7 Personality and its Removal. Subject to this Article, the Interconnector may place or install in or on the Premises such fixtures and equipment as it shall deem desirable for the conduct of business. Personal property, fixtures and equipment placed by the Interconnector in the Premises shall not become a part of the Premises, even if nailed, screwed or otherwise fastened to the Premises, but shall retain their status as personality and may be removed by Interconnector at any time. Any damage caused to the Premises by the removal of such property shall be promptly repaired by Interconnector at its expense.

         7.8 Alterations. In no case shall the Interconnector or any person purporting to be acting through or on behalf of the Interconnector make any rearrangement, modification, improvement, addition, repair, or other alteration to the Premises or the Building without the advance written permission and direction of SWBT. SWBT shall consider a modification, improvement, addition, repair, or other alteration requested by the Interconnector, provided that SWBT shall have the right to reject or modify any such request. The cost of any such construction shall be paid by Interconnector in accordance with SWBT's then-standard custom work order process.

                            ARTICLE VIII - STANDARDS

         8.1 Minimum Standards. This Agreement and the physical collocation provided hereunder is made available subject to and in accordance with the (i) Bellcore Network Equipment Building System (NEBS) Generic Requirements (GR-63-CORE and GR-1089-CORE), as may be amended at any time and from time to time, and any successor documents; (ii) SWBT's Technical Publication for Physical Collocation dated ________ ___, 1996, as may be amended from time to time; (iii) SWBT's Technical Publication 76300, Installation Guide, followed in installing network equipment and facilities within SWBT central offices, as may be amended from time to time; (iv) SWBT's Emergency Operating Procedures, as may be amended from time to time; and (v) any statutory and/or regulatory requirements in effect at the execution of this Agreement or that subsequently become effective and then when effective. The Interconnector shall strictly observe and abide by each.

         8.2 Revisions. Any revision to SWBT's Technical Publication for Physical Collocation, its Technical Publication 76300, or its Emergency Operating Procedures shall become effective and thereafter applicable under this Agreement thirty (30) days after such revision is released by SWBT; provided, however, that any revision made to address situations potentially harmful to SWBT's network or the Premises, or to comply with statutory and/or regulatory requirements shall become effective immediately.

         8.3 Compliance Certification. The Interconnector warrants and represents compliance with the Bellcore Network Equipment Building System (NEBS) Generic Requirements (GR-63-CORE and GR-1089-CORE) for each item set forth on Exhibit ___. The Interconnector also warrants and represents that any equipment or facilities that may be placed in the Premises pursuant to Section 7.2.1 or otherwise shall be so compliant. DISCLOSURE OF ANY NON-COMPLIANT ITEM ON

EXHIBIT __, PURSUANT TO SECTION 7.2.1, OR OTHERWISE SHALL NOT QUALIFY THIS ABSOLUTE CERTIFICATION IN ANY MANNER.

               ARTICLE IX - RESPONSIBILITIES OF THE INTERCONNECTOR

         9.1 Contact Number. The Interconnector is responsible for providing to SWBT personnel a contact number for Interconnector technical personnel who are readily accessible 24 hours a day, 7 days a week.

         9.2 Trouble Status Reports. The Interconnector is responsible for providing trouble report status when requested by SWBT.

         9.3 Optical Fiber Extension. The Interconnector is responsible for bringing its fiber optic cable to the wire center entrance manhole(s) designated by SWBT, and for leaving sufficient cable length in order for SWBT to fully extend the Interconnector-provided cable through the cable vault to the Premises.

         9.4 Regeneration. Regeneration of either DS1 or DS3 signal levels may be provided by the Interconnector, or SWBT under its then-standard custom work order process, including payment requirements prior to the installation of the regeneration equipment.

         9.5 Removal. The Interconnector is responsible for removing any equipment, property or other items that it brings into the Premises or any other part of the Building. If the Interconnector fails to remove any equipment, property, or other items from the Premises within thirty (30) days after discontinuance of use, SWBT may perform the removal and shall charge the Interconnector for any materials used in any such removal, and the time spent on such removal at the then-applicable hourly rate for custom work. Further, in addition to the other provisions herein, the Interconnector shall indemnify and hold SWBT harmless from any and all claims, expenses, fees, or other costs associated with any such removal by SWBT.

         9.6 Interconnector's Equipment and Facilities. The Interconnector is solely responsible for the design, engineering, testing, performance, and maintenance of the equipment and facilities used by the Interconnector in the Premises. The Interconnector will be responsible for servicing, supplying, repairing, installing and maintaining the following facilities within the
Premises:

         (a) its fiber optic cable(s);

         (b) its equipment;

         (c) required point of termination cross connects;

         (d) point of termination maintenance, including replacement of fuses and circuit breaker restoration, if and as required; and

         (e) the connection cable and associated equipment which may be required within the Premises to the point(s) of termination.

SWBT NEITHER ACCEPTS NOR ASSUMES ANY RESPONSIBILITY WHATSOEVER IN
ANY OF THESE AREAS.

         9.7 Verbal Notifications Required. The Interconnector is responsible for immediate verbal notification to SWBT of significant outages or operations problems which could impact or degrade SWBT's network, switches, or services, and for providing an estimated clearing time for restoral. In addition, written notification must be provided within twenty-four (24) hours.

         9.8 Service Coordination. The Interconnector is responsible for coordinating with SWBT to ensure that services are installed in accordance with the service request.

         9.9 Testing. The Interconnector is responsible for testing, to identify and clear a trouble when the trouble has been isolated to an Interconnector-provided facility or piece of equipment. If SWBT testing is also required, it will be provided at charges specified in SWBT's F.C.C. No. 73,
Section 13.

                           ARTICLE X - QUIET ENJOYMENT

         Subject to the other provisions hereof, SWBT covenants that it has full right and authority to permit the use of the Premises by the Interconnector and that, so long as the Interconnector performs all of its obligations herein, the Interconnector may peaceably and quietly enjoy the Premises during the term hereof.

                             ARTICLE XI - ASSIGNMENT

         The Interconnector shall not assign or otherwise transfer this Agreement, neither in whole nor in part, or permit the use of any part of the Premises by any other person or entity, without the prior written consent of SWBT. Any purported assignment or transfer made without such consent shall be voidable at the option of SWBT. The Interconnector shall not permit any third party to jointly occupy the Premises.

                         ARTICLE XII - CASUALTY LOSS

         12.1 Damage to Premises. If the Premises are damaged by fire or other casualty, and
         (i) The Premises are not rendered untenantable in whole or in part, SWBT shall repair the same at its expense (as hereafter limited) and the rent shall not be abated, or
         (ii) The Premises are rendered untenantable in whole or in part and such damage or destruction can be repaired within ninety (90) days, SWBT has the option to repair the Premises at its expense (as hereafter limited) and rent shall be proportionately abated while Interconnector was deprived of the use. If the Premises cannot be repaired within ninety (90) days, or SWBT opts not to rebuild, then this Agreement shall (upon notice to the Interconnector within thirty (30) days following such occurrence) terminate as of the date of such damage.

Any obligation on the part of SWBT to repair the Premises shall be limited to repairing, restoring and rebuilding the Premises as originally prepared for the Interconnector and shall not include any obligation to repair, restore, rebuild or replace any alterations or improvements made by the

Interconnector or by SWBT on request of the Interconnector; or any fixture or other equipment installed in the Premises by the Interconnector or by SWBT on request of the Interconnector.

         12.2. Damage to Building. In the event that the Building shall be so damaged by fire or other casualty that closing, demolition or substantial alteration or reconstruction thereof shall, in SWBT's opinion, be advisable, then, notwithstanding that the Premises may be unaffected thereby, SWBT, at its option, may terminate this Agreement by giving the Interconnector ten (10) days prior written notice within thirty (30) days following the date of such occurrence, if at all possible.

                             ARTICLE XIII - RE-ENTRY

         If the Interconnector shall default in performance of any agreement herein, and the default shall continue for thirty (30) days after receipt of written notice, or if the Interconnector is declared bankrupt or insolvent or makes an assignment for the benefit of creditors, SWBT may, immediately or at any time thereafter, without notice or demand, enter and repossess the Premises, expel the Interconnector and any claiming under the Interconnector, remove the Interconnector's property, forcibly if necessary, and thereupon this Agreement shall terminate, without prejudice to any other remedies SWBT might have.

         SWBT may also refuse additional applications for service and/or refuse to complete any pending orders for additional space or service by the Interconnector at any time thereafter.

                      ARTICLE XIV - LIMITATION OF LIABILITY

         14.1 Limitation. With respect to any claim or suit for damages arising in connection with the mistakes, omissions, interruptions, delays or errors, or defects in transmission occurring in the course of furnishing service hereunder, the liability of SWBT, if any, shall not exceed an amount equivalent to the proportionate monthly charge to the Interconnector for the period during which such mistake, omission, interruption, delay, error, or defect in transmission or service occurs and continues.

However, any such mistakes, omissions, interruptions, delays, errors, or defects in transmission or service which are caused or contributed to by the negligence or willful act of the Interconnector or which arise in connection with the use of the Interconnector-provided facilities or equipment shall not result in the imposition of any liability whatsoever upon SWBT.

         Neither party shall be responsible to the other for any indirect, special, consequential, lost profit, or punitive damages, whether in contract or tort.

         Each party shall be indemnified and held harmless by the other against claims and damages by any third party arising from provision of the other party's services or equipment except those claims and damages directly associated with the provision of services to the other party which are governed by the provisioning party's applicable tariffs.

         Neither party shall have any liability whatsoever to the customers of the other party for claims arising from the provision of the other party's service to its customers, including claims for interruption of service, quality of service or billing disputes.

         The liability of either party for its willful misconduct, if any, is not limited by this Agreement. With respect to any other claim or suit, by a customer or by any others, for damages associated with the installation, provision, preemption, termination, maintenance, repair or restoration of service, SWBT's liability, if any, shall not exceed an amount equal to the proportionate monthly charge for the affected period.

         SWBT shall not be liable for any act or omission of any other carrier or customer providing a portion of a service, nor shall SWBT for its own act or omission hold liable any other carrier or customer providing a portion of a service.

         When the Interconnector is provided service under this Agreement, SWBT shall be indemnified, defended and held harmless by the Interconnector against any claim, loss or damage arising from the customer's use of services offered under this Agreement, involving:

         (1) Claims for libel, slander, invasion of privacy, or infringement of copyright arising from the customer's own communications;

         (2) Claims for patent infringement arising from the customer's acts combining or using the service furnished by SWBT in connection with facilities or equipment furnished by the customer; or

         (3) All other claims arising in connection with any act or omission of the Interconnector in the course of using services provided pursuant to this Agreement.

         14.2 Third Parties. The Interconnector acknowledges and understands that SWBT may provide space in or access to the Building to other persons or entities ("Others"), which may include competitors of Interconnectors; that such space may be close to the Premises, possibly including space adjacent to the Premises and/or with access to the outside of the Premises; and that the cage around the Premises is a permeable boundary that will not prevent the Others from observing or even damaging the Interconnector's equipment and facilities. In addition to any other applicable limitation, SWBT shall have absolutely no liability with respect to any action or omission by any Other, regardless of the degree of culpability of any such Other or SWBT, and regardless of whether any claimed SWBT liability arises in tort or in contract. The Interconnector shall save and hold SWBT harmless from any and all costs, expenses, and claims associated with any such acts or omission by any Other acting for, through, or as a result of the Interconnector.

                      ARTICLE XV - INDEMNIFICATION OF SWBT

         In addition to any other provision hereof, the Interconnector agrees to indemnify, defend and save harmless SWBT (including its officers, directors, employees, and other agents) from any and all claims, liabilities, losses, damages, fines, penalties, costs, attorney's fees or other expenses of any kind, arising in connection with Interconnector's use of the Premises, conduct of its business or any activity, in or about the Premises, performance of any terms of this Agreement, or any act or omission of the Interconnector (including its officers, directors, employees, agents, contractors, servants, invitees, or licensees). Defense of any claim shall be reasonably satisfactory to SWBT.

          ARTICLE XVI - SERVICES, UTILITIES, MAINTENANCE AND FACILITIES

         16.1 Operating Services. SWBT, at its sole cost and expense, shall maintain for the Building customary building services, utilities (excluding telephone facilities), including janitor and elevator services, 24 hours a day. The Interconnector shall be permitted to have a single-line business telephone service for the Premises subject to applicable SWBT tariffs.

         16.2 Utilities. SWBT will provide negative DC and AC power, back-up power, heat, air conditioning and other environmental support necessary for the Interconnector's equipment, in the same manner that it provides such support items for its own equipment within that wire center.

         16.3 Maintenance. SWBT shall maintain the exterior of the Building and grounds, and all entrances, stairways, passageways, and exits used by the Interconnector to access the Premises.

         16.4 Legal Requirements. SWBT agrees to make, at its expense, all changes and additions to the Premises required by laws, ordinances, orders or regulations of any municipality, county, state or other public authority including the furnishing of required sanitary facilities and fire protection facilities, except fire protection facilities specially required because of the installation of telephone or electronic equipment and fixtures in the Premises.

            ARTICLE XVII - LIMITATION OF ACTIONS; DISPUTE RESOLUTION

         17.1 Finality of Disputes. No claim arising from this Agreement shall be brought more than twenty-four (24) months from the date of occurrence which gives rise to the claim.

         17.2 Alternative to Litigation. The parties desire to resolve disputes arising in connection with this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or an injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim arising from or relating to this Agreement.

         17.3 Resolution of Disputes Between Parties. At the written request of a party, each party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The location, form, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may use other alternative dispute resolution procedures, such as mediation, to assist in the negotiations. Discussions and correspondence among the representatives for purposes of settlement, exempt from discovery and production, shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and, if otherwise admissible, may be admitted in evidence in the arbitration or lawsuit.

         17.4 Arbitration. If the negotiations do not resolve the dispute within sixty (60) days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A Party may demand such arbitration in accordance with the procedures set forth in those rules. Discovery shall be controlled by the arbitrator and shall be permitted only to the extent set forth in this Section. Each party may submit in writing to the other party, and the receiving party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following:

         (a) Interrogatories

         (b) Demands to produce documents

         (c) Requests for admission

Additional discovery may be permitted upon mutual agreement of the parties. The arbitration hearing shall be commenced within sixty (60) days of the demand for
arbitration.  The arbitration shall be held in  ___________________.   The
arbitrator shall control the scheduling so as to process the matter expeditiously. The parties shall submit written briefs five days before the hearing. The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) days after the close of hearings. The arbitrator has no authority to order punitive or consequential damages. The times specified in this section may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         17.5 Costs. Each party shall bear its own costs of these procedures. A party seeking discovery shall reimburse the responding party the costs of production of documents (including search time and reproduction costs). The parties shall equally split the fees of the arbitration and the arbitrator.

                        ARTICLE XVIII - SUCCESSORS BOUND

         Without limiting Article XI hereof, the conditions and agreements contained herein shall bind and inure to the benefit of SWBT, the Interconnector and their respective successors and, except as otherwise provided herein, assigns.

                       ARTICLE XIX - CONFLICT OF INTEREST

         The Interconnector represents that no employee or agent of SWBT has been or will be employed, retained, paid a fee, or otherwise has received or will receive any personal compensation or consideration from the Interconnector, or any of the Interconnector's employees or agents in connection with the arranging or negotiation of this Agreement or associated documents.

                       ARTICLE XX - NON-EXCLUSIVE REMEDIES

         No remedy herein conferred upon is intended to be exclusive of any other remedy in equity, provided by law, or otherwise, but each shall be in addition to every other such remedy.

                              ARTICLE XXI - NOTICES

         Except as may be specifically permitted in this Agreement, any notice, demand, or payment required or desired to be given by one party to the other shall be in writing and shall be valid and sufficient if dispatched by registered or certified mail, return receipt requested, postage prepaid, in the United States mails, or by facsimile transmission; provided, however, that notices sent by such registered or certified mail shall be effective on the third business day after mailing and those sent by facsimile transmission shall only be effective on the date transmitted if such notice is also sent by such registered or certified mail no later than the next business day after transmission, all addressed as follows:

If to SWBT:

         Jeffrey Fields
         One Bell Plaza, 525.07
         Dallas, Texas 75202

If to the Interconnector:

         Richard Weinstein
         11111 Dorsett Road
         St. Louis, Missouri 63043

Either party hereto may change its address by written notice given to the other party hereto in the manner set forth above.

                       ARTICLE XXII - COMPLIANCE WITH LAWS

         The Interconnector and all persons acting through or on behalf of the Interconnector shall comply with the provisions of the Fair Labor Standards Act, the Occupational Safety and Health Act, and all other applicable federal, state, county, and local laws, ordinances, regulations and codes (including identification and procurement of required permits, certificates, approvals and inspections) in its performance hereunder. The Interconnector further agrees during the term of this Agreement to comply with all applicable Executive and Federal regulations as set forth in SW9368, attached as Exhibit ____ and incorporated herein, as may be modified from time to time.

                         ARTICLE XXIII - OSHA STATEMENT

         The Interconnector, in recognition of SWBT's status as an employer, agrees to abide by and to undertake the duty of compliance on behalf of SWBT with all federal, state and local laws, safety and health regulations relating to the Premises which the Interconnector has assumed the duty to maintain pursuant to this Agreement, and to indemnify and hold SWBT harmless for any judgments, citations, fines, or other penalties which are assessed against SWBT as the result of the Interconnector's failure to comply with any of the foregoing. SWBT, in its status as an employer, shall comply with all federal, state and local laws, safety and health standards and regulations with respect to the structural and those other portions of the Premises which SWBT has agreed to maintain pursuant hereto.

                            ARTICLE XXIV - INSURANCE

         24.1 Coverage Requirements. The Interconnector shall, at its sole cost and expense procure, maintain, pay for and keep in force the following insurance coverage and any additional insurance and/or bonds required by law and underwritten by insurance companies having a BEST Insurance rating of A+VII or better, and which is authorized to do business in the jurisdiction in which the Premises are located. SWBT shall be named as an ADDITIONAL INSURED on general liability policy.

         (1)  Comprehensive General Liability insurance including
              Products/Completed Operations Liability insurance including the Broad Form Comprehensive General Liability endorsement (or its equivalent(s)) with a Combined Single limit for Bodily Injury and

              Property Damage of $1,000,000. Said coverage shall include the contractual, independent contractors products/completed operations, broad form property, personal injury and fire legal liability.

         (2) If use of an automobile is required or if the Interconnector is provided or otherwise allowed parking space by SWBT in connection with this Agreement, automobile liability insurance with minimum limits of $1 million each accident for Bodily Injury, Death and Property Damage combine. Coverage shall extend to all owned, hired and non-owned automobiles. The Interconnector hereby waives any rights of recovery against SWBT for damage to the Interconnector's vehicles while on the grounds of the Building and the Interconnector will hold SWBT harmless and indemnify it with respect to any such damage or damage to vehicles of the Interconnector's employees, contractors, invitees, licensees or agents.

         (3) Workers' Compensation insurance with benefits afforded in accordance with the laws of the state in which the space is to be provided.

         (4) Employer's Liability insurance with minimum limits of $100,000 for bodily injury by accident, $100,000 for bodily injury by disease per employee and $500,000 for bodily injury by disease policy aggregate.

         (5) Umbrella/Excess liability coverage in an amount of $5 million excess of coverage specified above.

         (6) All Risk Property coverage on a full replacement cost basis insuring all of the Interconnector's personal property situated on or within the Building or the Premises. The Interconnector releases SWBT from and waives any and all right of recovery, claim, action or cause of action against SWBT, its agents, directors, officers, employees, independent contractors, and other representatives for any loss or damage that may occur to equipment or any other personal property belonging to Interconnector or located on or in the space at the instance of the Interconnector by reason of fire or water or the elements or any other risks would customarily be included in a standard all risk casualty insurance policy covering such property, regardless of cause or origin, including negligence of SWBT, its agents, directors, officers, employees, independent contractors, and other representatives. Property insurance on the Interconnector's fixtures and other personal property shall contain a waiver of subrogation against SWBT, and any rights of the Interconnector against SWBT for damage to the Interconnector's fixtures or personal property are hereby waived.

The Interconnector may also elect to purchase business interruption and contingent business interruption insurance, knowing that SWBT has no liability for loss of profit or revenues should an interruption of service occur.

         24.2 Coverage Increases. The limits set forth in Section 24.1 may be increased by SWBT from time to time during the term of occupancy to at least such minimum limits as shall then be customary in respect of comparable situations within the existing SWBT buildings.

         24.3 Primary Coverage. All policies purchased by the Interconnector shall be deemed to be primary and not contributing to or in excess of any similar coverage purchased by SWBT.

         24.4 Effective Date. All insurance must be in effect on or before occupancy date and shall remain in force as long as any of the Interconnector's facilities or equipment remain within the Premises or the Building. If the Interconnector fails to maintain the coverage, SWBT may pay the premiums thereon and, if so, shall be reimbursed by the Interconnector.

         24.5 Supporting Documentation. The Interconnector shall submit certificates of insurance and copies of policies reflecting the coverages specified above prior to the commencement of the work called for in this Agreement. The Interconnector shall arrange for SWBT to receive thirty (30) days advance written notice from the Interconnector's insurance company(ies) of cancellation, non-renewal or substantial alteration of its terms.

         24.6 Carrier Recommendations. The Interconnector must also conform to the recommendation(s) made by SWBT's Property Insurance Company which Interconnector has already agreed to or to such recommendations as it shall hereafter agree to.

         24.7 Material Breach. Failure to comply with the provisions of this section will be deemed a material violation of this Agreement.

                      ARTICLE XXV - SWBT'S RIGHT OF ACCESS

         SWBT, its agents, employees, and other SWBT-authorized persons shall have the right to enter the Premises at any reasonable time to examine its condition, make repairs required to be made by SWBT hereunder, and for any other purpose deemed reasonable by SWBT. SWBT may access the Premises for purpose of averting any threat of harm imposed by the Interconnector or its equipment or facilities upon the operation of SWBT equipment, facilities and/or personnel located outside of the Premises. If routine inspections are required, they shall be conducted at a mutually agreeable time.

                ARTICLE XXVI - PURPOSE AND SCOPE OF AGREEMENT

         Through this Agreement, the Interconnector is placing telecommunications equipment and facilities on SWBT property for the purpose of connecting with SWBT's network only. The parties agree that this Agreement does not constitute, and shall not be asserted to constitute, an admission or waiver or precedent with any State commission, the Federal Communications Commission, any other regulatory body, any State or Federal Court, or in any other form that SWBT has agreed or acquiesced that any piece of Interconnector equipment or facility is "equipment necessary for interconnection or access to unbundled network elements" under 47 U.S.C. 251(c)(6).

                          ARTICLE XXVII - MISCELLANEOUS

         27.1 Exhibits    The following Exhibits are attached hereto and made
part hereof:
                          Exhibit ____________

                          Exhibit ____________
                          Exhibit ____________
                          Exhibit ____________

         27.2 Variations. In the event of variation or discrepancy between any duplicate originals hereof, including exhibits, the original Agreement held by SWBT shall control.

         27.3 Governing Law. This Agreement shall be governed by the laws of the State in which the Premises are located, without regard to the choice of law principles thereof.

         27.4 Joint and Several. If Interconnector constitutes more than one person, partnership, corporation, or other legal entities, the obligation of all such entities under this Agreement is joint and several.

         27.5 Future Negotiations. SWBT may refuse requests for additional space in the Building or in any other SWBT premises if the Interconnector is in material breach of this Agreement, including having any past due charges hereunder. In any and each such event, the Interconnector hereby releases and shall hold SWBT harmless under Article XV from any duty to negotiate with the Interconnector or any of its affiliates for any additional space or physical collocation.

         27.6 Severability. With the exception of the requirements, obligations, and rights set forth in Article II hereof, if any of the provisions hereof are otherwise deemed invalid, such invalidity shall not invalidate the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid provision(s), and the rights and obligations of SWBT and the Interconnector shall be construed accordingly.

         27.7 Paragraph Headings and Article Numbers. The headings of the articles and paragraphs herein are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

         27.8 Entire Agreement. This Agreement with the attached schedules and exhibits, and referenced documentation and materials attached hereto set forth the entire understanding of the parties and supersedes all prior agreements, arrangements and understandings relating to this subject matter and may not be changed except in writing by the parties; provided, however, that this provision shall not affect current or pending tariffs, under investigation or otherwise, including any charges due thereunder. No representation, promise, inducement or statement of intention has been made by either party which is not embodied herein, and there are no other oral or written understandings or agreements between the parties relating to the subject matter hereof except as may be referenced herein.

         27.9 No Third Party Beneficiaries. Nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto.

         27.10 Construction. This Agreement shall be interpreted and governed without regard to which party drafted this Agreement.

         27.11 Multiple Originals. This Agreement may be executed in multiple copies, each of which shall be deemed an original.

         27.12 Wavier of Obligations. (a) Whenever this Agreement requires the consent of a party, any request for such consent shall be in writing.

         (b) Neither party shall be deemed to have waived or impaired any right, authority, or option reserved by this Agreement (including the right to demand exact compliance with every term, condition and covenant herein, or to declare any breach hereof to be a default and to terminate this Agreement prior to the expiration of its term), by virtue of any custom or practice of the parties at variance with the terms hereof or any failure, refusal or neglect to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including any rule or procedure, or any waiver, forbearance, delay, failure or omission by SWBT to exercise any right, power or option, whether of the same, similar or different nature, with respect to one or more other interconnectors.

         27.13 Rights Cumulative. The rights of a party hereunder are cumulative and no exercise or enforcement by such party of any right or remedy hereunder shall preclude the exercise or enforcement of any other right or remedy hereunder or to which such party is entitled to enforce.

         27.14 Binding Effect. (a) This Agreement is binding upon the parties hereto, their respective executors, administrators, heirs, assigns and successors in interest.

         (b) All obligations by either party which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature.

         27.15 Impossibility of Performance. Neither party shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (a) compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any department or agency thereof or court of competent jurisdiction; (b) acts of God; (c) acts of omissions of the other party; (d) fires, strikes, labor difficulties, embargoes, war, insurrection or riot; or any other intervening act beyond the reasonable control of the party claiming such a delay. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable. In any such event, the Interconnector's employees, authorized agents and contractors will comply with the Emergency Operating Procedures established by SWBT.

         27.16 Survival. The terms, provisions, representations, and warranties contained in this Agreement that by their nature and/or context are intended to survive the performance thereof by either or both parties hereunder shall so survive the completion of performances and termination of this Agreement, including the making of any and all payments due hereunder.

         IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed and delivered this Agreement as of the day and year first above written.

            THIS AGREEMENT CONTAINS A BINDING ARBITRATION AGREEMENT.

SOUTHWESTERN BELL TELEPHONE COMPANY


By: ________________________________

Title: _____________________________


DIGITAL TELEPORT, INC. (MISSOURI)


By: _________________________________

Title: ______________________________

                                  ATTACHMENT A



Southwestern Bell Telephone Company
[ADDRESS AND TO THE ATTENTION OF PER NOTICE PROVISION]

Re:  [REFERENCE IDENTIFIER ON COVER SHEET]

         Pursuant to the referenced Physical Collocation Agreement ("Agreement"), this letter constitutes a request to place the following additional equipment and/or facilities in the Premises:

         Generic Name    # of Bays    Floor Loading    Power Req. Heat Release
         ------------    ---------    -------------    ---------- ------------

         If this request is acceptable to Southwestern Bell Telephone Company ("SWBT"), please indicate that acceptance by executing both originals and returning one to the undersigned. With the return of an executed original, the Agreement shall be deemed amended to reflect that the listed equipment and facilities may be located in the Premises. In all other respects, the Agreement shall be unaffected.

         If not acceptable, please let me know of SWBT's objections or conditions to its acceptance.

         All capitalized terms not defined in this letter but defined in the Agreement shall have the meaning ascribed to such term in the Agreement.


                                     DIGITAL TELEPORT, INC. (MISSOURI)


                                     By: _________________________

                                     Title: ______________________

                                     Name: _______________________


AGREED AND ACCEPTED:

SOUTHWESTERN BELL TELEPHONE
   COMPANY


By: _______________________

Title: ____________________

Name:  ____________________

Date: _____________________

                                                                    APPENDIX SS7
                                                                    Page 2 of 12

                                  APPENDIX SS7


                          APPENDIX FOR THE PROVISION OF
                                   SS7 SERVICE

This Appendix sets forth the terms and conditions under which SWBT shall provide to LSP certain Common Channel Signaling/Signaling System 7 (CCS/SS7) services, herein referred to as "SS7 Service".

This Appendix provides for the use of the SWBT Common Channel Signaling network, which uses the Signaling System 7 (SS7) protocol, and for a Dedicated Signaling Link, which provides network interconnection to SWBT's Signal Transfer Point
(STPs), including facilities. SS7 Service provides CCS/SS7 functionality and translations to support SS7 based services and applications as they become available and as facilities permit.

SS7 Service includes the screening of messages based on origination signaling point code and the routing of messages by a SWBT mated pair of STPs. Any services beyond SS7 Transport, Use of the STP or a Dedicated Signaling Link interconnection (e.g. Local and IntraLATA Call Set-Up Signaling, Interexchange Carrier (IXC) Call Set-Up Signaling, Easy OptionsSM, 800 Data Base Access, and Line Information Data Base (LIDB) Validation Service Access) will be provided by an amendment to this appendix, by a separate agreement, or by tariff, whichever is applicable. Arrangements for services should be made through the LSP Service Center of SWBT.


I.       SERVICE DESCRIPTION

         A.      SS7 TRANSPORT

                 SS7 Transport provides for the routing and screening of SS7 messages from a SWBT pair of STPs (i.e. a mated pair) to another SWBT pair of STPs. The screening of messages provides for LSP designation of signaling points associated with the LSP and controls which messages may be allowed or not allowed by the SWBT STP pairs. The routing of messages provides for the transfer of a complete message between signaling links, and for a Global Title Translation of the message address, if needed.

                 SS7 Transport provides routing of messages for all parts of the SS7 protocol including, for example, Message Transfer Part
                 (MTP) messages, Integrated Services Digital Network User Part (ISDNUP or ISUP) messages, Signaling Connection and Control Part (SCCP) messages, Transaction Capability

                                                                    APPENDIX SS7
                                                                    Page 3 of 12

                 Application Part (TCAP) messages and Operations and Maintenance Application Part (OMAP) messages.

                 SS7 Transport provides for screening and routing of signaling messages based on the SS7 protocol. These messages may support other applications and services such as, for example, Easy Option[ICON] (referred to as Call Control Option[ICON] or Bellcore CLASS[ICON]) services, Message Waiting services, Toll Free Database services, Line Information Data Base (LIDB) Services, Calling Name (CNAM) Database services, Advanced Intelligent Network (AIN) services and Telecommunications Industry Association Interim Standard-41 (IS-41) services. SS7 Transport will route messages to the global title address or to the signaling point code address of the message based on the translation information of SWBT's STP.

                 SS7 Transport provides screening and routing of messages that are generated by the action of the LSP signaling point, or messages that are generated by a signaling point connected via the LSP signaling point.

         B.      DEDICATED SIGNALING LINKS

                 Dedicated Signaling Links provide physical access to SWBT's signaling network. The links are fully dedicated to the use of LSP and provide the screening and routing usage for the SWBT STP to which the link is connected. Dedicated signaling links are provided as a set of links connecting to a SWBT mated pair of STPs. Dedicated Signaling Links are dedicated two-way digital data circuits that interconnect SWBT's STP locations and the LSP's Signaling Points at Signaling Point of Interface
                 (SPOI) locations. Dedicated Signaling Links are available to LSPs for their use in furnishing SS7-based services or applications to their end users or other users of SS7 signaling information.

                 Dedicated Signaling Links include the following elements:

           1. SS7 Link Cross Connect: The SS7 Link Cross Connect provides a DS-0A or DS1 connection and access point for testing in the SWBT STP building. The cross connect connects the STP Port Termination to an LSP unbundled dedicated transport or to a collocation cage.

           2. STP Port Termination: The STP Port Termination is the physical termination of the signaling link (i.e. 56 kbps circuit) at a SWBT STP. An STP Port Termination is used for each 56 kbps SS7 Link Cross Connect terminated at a SWBT STP.

                 The STP Port Termination shall provide for the use of the SWBT STP to which the port is connected.

                                                                    APPENDIX SS7
                                                                    Page 4 of 12

                 The LSP shall provide the portion of the signaling link from the LSP premises within the LATA to the SWBT STP location using unbundled dedicated transport. LSP shall notify SWBT that the facility contains a signaling link service. Multiple facilities provided by SWBT will be identified so that SWBT may maintain facility diversity between links and linksets that require diversity. LSP shall identify the DS1 or channel of a DS1 that will be used for the signaling link.

                 If LSP does not use an unbundled dedicated transport facility to LSP premises, LSP shall identify that the SS7 Link Cross Connect shall connect to a LSP collocation cage in the SWBT STP building.

                 When LSP uses an alternative DS1 facility or arranges, or agrees to allow, a physical degree of diversity or performance that is not in accordance with the specifications of Bellcore, GR-905-CORE, LSP acknowledges that the performance and reliability of the SS7 protocol may be affected and the performance and reliability standards described in GR-905-CORE may be disqualified.

                 Dedicated Signaling Links are subject to SWBT compatibility testing and certification requirements per the Network Operations Forum Reference Document, per Bellcore, GR-905-CORE and per SWBT Technical Publication, TP76638. First interconnections to the SWBT signaling network per LSP and per signaling point type of equipment will require pre-ordering meetings to exchange information and schedule testing for certification by SWBT.

         C.      USE OF THE STP

                 The Use of the STP provides for the use of the SWBT SS7 signaling network when LSP uses the SWBT Local Switching Unbundled Network Element. The Use of the STP provides for the use of the signaling link between the SWBT local switch and the STP, the use of the signaling link and ports between the SWBT tandem switch and the STP when applicable, the use of the SWBT STP port and use of STP Transport. The Use of the STP is a signaling network element incurred by use of the SWBT local switching (i.e. Unbundled Local Switching). The Use of the STP provides the SWBT signaling when LSP subscribers originate and terminate calls from a SWBT SS7 equipped end office.


II.      DEFINITIONS

         Attachment 1, which is attached hereto and made a part hereof, contains DEFINITIONS OF TERMS in this Appendix.

                                                                    APPENDIX SS7
                                                                    Page 5 of 12


III.     MANNER OF PROVISIONING

         A.      SS7 TRANSPORT

                 LSP shall use SS7 Transport subject to the screening and routing information of the SWBT STPs. SWBT shall provide information to LSP on the routes and signaling point codes served by the SWBT STPs.

                 SS7 Transport shall route ISUP messages for the purpose of establishing trunk voice paths between switching machines. Routes requiring ISUP routes longer than two SWBT STP pairs may be provisioned pursuant to Attachment Network Element Bona Fide Request per specific LSP request, if such route is technically feasible. However, routes involving signaling point codes not associated with LSP are subject to the route designated by the owner of the SPC.

                 SS7 Transport shall route TCAP queries when feasible per the SS7 Protocol to the SWBT "regional" STP pair that directly serves the database of TCAP message. SS7 Transport shall route TCAP responses from a SWBT "regional" STP pair to another SWBT STP pair.

                 When LSP requires modification of SWBT's SS7 Service components not otherwise provided in this contract, the modifications may be furnished pursuant to Attachment Network Element Bona Fide Request.

                 SS7 Transport provides a signaling route for messages only to signaling points to which SWBT has a route. SS7 Transport does not include the provision of a signaling route to every possible signaling point. When SWBT does establish a route to a signaling point in a mated pair of STPs, the route may not be available to other SWBT pairs of STPs, until ordered. When SWBT or LSP, pursuant to a service order, arranges to establish a route to a signaling point, such route to the other signaling point or other signaling network will be used by all signaling points within and connected to the SWBT signaling network per the standard requirements of the SS7 protocol.

                 Disputes concerning the association of a signaling point among specific link sets associated with a SWBT mated STP will be resolved by consultation with the signaling point owner, as defined in the Local Exchange Routing Guide (LERG), Section 1, assignment of Signaling Point Codes.

         B.      DEDICATED SIGNALING LINKS

                 LSP shall designate the signaling points and signaling point codes associated with LSP. LSP shall provide information to SWBT to allow SWBT to translate

                                                                    APPENDIX SS7
                                                                    Page 6 of 12


                 SWBT STPs. The information shall define the screening and routing information for the signaling point codes of LSP. This information may include global title address, translation type and subsystem designations as needed.

             Signaling links from SWBT mated pairs of STPs shall connect to LSP premises (including collocation locations) within the same LATA. A set of links can be either:

             1. "A" Link Sets from LSP's Signaling Point (SP)/Service Switching Point (SSP). A minimum of two links will be required, one from the SP/SSP to each STP; or,

             2. "B" Link Sets from LSP's STPs that are connected to SWBT's mated pair of STPs. A minimum of four links will be required (i.e., a "quad") between the two pairs of STPs. (This same arrangement is sometimes referred to as a set of "D" links.)

             An STP Port Termination and SS7 Link Cross Connect is required for each 56 kbps access link utilized for the Service. STP locations are set forth in the National Exchange Carrier Association, Inc.
             (NECA) Tariff F.C.C. No. 4.

             A pre-order meeting will define the SWBT facility availability and the degree of diversity in both the SWBT physical network and the LSP physical network from signaling point to signaling point for the link.

             All applicable signaling point codes for each signaling link must be installed at each of SWBT's interconnecting STPs.

             Call set-up times may be adversely affected when LSP, using SS7 signaling, employs Intermediate Access Tandems (IATs) in its network. SWBT makes no warranties with respect to call set-up times when multiple STP pairs are involved or when the signaling traffic is exchanged between two non-SWBT signaling points.

             Provisioning of the SS7 Service is in accordance with SWBT CCS/SS7 Network Interface Specifications (TP76638) and Bellcore Common Channel Network Interface Specification
             (GR-905-CORE), as amended.

             When LSP uses the Dedicated Signaling Links of another party and LSP submits an order for SWBT to change the routing or screening information associated with the other party's signaling links, LSP shall include with the order a Letter of Authorization (LOA). The LOA shall be from the other party (i.e. the owner of the set of links) and shall indicate that the other party shall agree to pay SWBT charges to change the translations associated with the link set and shall agree to pay SWBT charges associated with SS7 Transport.

                                                                    APPENDIX SS7
                                                                    Page 7 of 12

         C.       USE OF THE STP

                  When LSP orders SWBT Unbundled Local Switching the Use of the STP shall apply. No order nor provisioning by LSP is needed. The SWBT Local Switch will use the SWBT SS7 signaling network.

                  Any changes, additions or deletions to the SWBT SS7 signaling network required per LSP shall be submitted pursuant to Attachment Network Element Bona Fide Request.

IV.      DESCRIPTION OF RATE ELEMENTS

         The following rate elements apply to SS7 Service:

         A.      SS7 TRANSPORT

                 SS7 Transport shall be measured per octet of information screened and routed.

                 LSP shall pay SS7 Transport Per Octet rate element for the screening and routing of messages by each additional SWBT STP pair. A usage rate applies per octet generated by action of LSP.

         B.      DEDICATED SIGNALING LINKS

                 1.        SS7 Link Cross Connect

                           LSP shall pay the DS-0 or DS-1 rate for the SS7 Link Cross Connect at the STP location for each Dedicated Signaling Link. Rates are per DS-0 and DS-1 bandwidth and per connection to unbundled dedicated facility or connection to a collocation cage. Rates are per month and nonrecurring installation per first or additional cross connects ordered per order.

                 2.        STP Port Termination

                           LSP shall pay the STP Port Termination rate element for each termination of the SS7 Link Cross Connect at the SWBT STP. One STP Port Termination must be installed at SWBT's interconnecting STP for each Dedicated Signaling Link.

                           There are two charges that apply to the STP Port Termination, i.e., a fixed recurring monthly rate per port termination and a nonrecurring installation charge per port.

                                                                    APPENDIX SS7
                                                                    Page 8 of 12

         C.       SIGNALING POINT CODE ADDITION

                  LSP shall pay the Signaling Point Code Addition rate element for the establishment and translation of each applicable CCS network signaling point code at a SWBT STP. LSP shall pay a nonrecurring charge per Signaling Point Code established at each STP.

         D.       GLOBAL TITLE TRANSLATION (GTT) ADDITION

                  LSP shall pay the GTT Addition rate element for the establishment of LSP's global title address, translation type or subsystem information in the SWBT STP translations. LSP shall pay a nonrecurring charge per GTT established at each STP.

         E.       SERVICE REARRANGEMENT

                  LSP shall pay charges for rearrangement of the SS7 Service which are not specifically addressed pursuant to the Network Element Bona Fide Request process.

         F.       USE OF THE STP PER CALL

                  LSP shall pay the Use of the STP Per Call rate element for Use of the SWBT STP. The rate shall apply for each call originated by LSP subscribers using the SWBT Local Switch Unbundled Network Element. The rate is based on an assumed mean quantity of 200 octets of signaling used for each originated call times the STP Transport rate element.

                  The Use of the STP Per Call is a surrogate for STP Transport and Dedicated Signaling Links when LSP uses the SWBT Unbundled Local Switching Network Element.

                                                                    APPENDIX SS7
                                                                    Page 9 of 12


V.       RATES AND CHARGES

         Rates and Charges for the elements described above are as follows:

                                                                Monthly                               Nonrecurring
          SS7 Links - Cross Connects              Zone A           Zone B           Zone C         Initial Additional
          --------------------------              ------           ------           ------         ------- ----------
          STP to Collocators Cage - DS0           $74.20           $74.20           $74.20         $299.00    $202.45
          STP to Collocators Cage- DS1            $53.65           $53.65           $53.65         $257.00    $174.45
          STP to SWBT MDF - DS0                   $74.20           $74.20           $74.20         $299.00    $202.45
          STP to SWBT DSX Frame-DS1               $53.65           $53.65           $53.65         $257.00    $174.45

          SS7 Links
          ---------
          STP Access Connection - 1.544 Mbps     See Dedicated
                                                 Transport
          STP Access Link - 56 Kbps                   $100.16 fixed +
                                                        $0.91 per mile


          SS7 Signalling
          --------------
          SS7 Signalling                       $0.0003800 per call
          STP Port                                $774.85 per port                                  $286.60        ---
          STP Trunk Signalling                 $0.0000019 per octet
          Point Code Addition                        N/A per point code                              $15.10        ---
          Global Title Translation Addition          ICB                                               ICB         ICB


VI.      ORDERING THE SERVICE

         LSP shall abide by the following ordering guidelines:

         A.       SS7 TRANSPORT

                  LSP shall submit SWBT's CCS/SS7 Activity Notification Form, identify the set of links the LSP will use and identify the service(s) associated with each SPC. LSP shall identify Signaling Point Code and Global Title Translation information that must be translated into the SWBT STPs.

         B.       DEDICATED SIGNALING LINKS

                  LSP shall submit an Access Service Request form and SWBT's CCS Activity Notification form. LSP shall identify the SWBT STPs, the LSP premises, the circuit interconnection arrangement at the LSP Dedicated Transport location and the LSP signaling point. LSP shall identify Signaling Point Code and Global Title Translation information that must be translated in the SWBT STPs.

         C.       SIGNALING POINT CODE ADDITION

                  LSP shall submit a SWBT CCS Activity Notification form. LSP shall identify the SWBT STPs and the LSP signaling point code information that must be added or changed in the SWBT STP translations. If more than one pair of SWBT STPs are affected, LSP shall indicate translation route information.

                                                                    APPENDIX SS7
                                                                   Page 10 of 12

         D.       GLOBAL TITLE TRANSLATION (GTT) ADDITION

                  LSP shall submit a SWBT CCS Activity Notification form. LSP shall identify the SWBT Global Title Translation information that must be added, deleted or changed in the SWBT STP translations. If more than one pair of SWBT STPs are affected, LSP shall indicate translation route information.

         E.       SERVICE REARRANGEMENT

                  LSP shall order a SS7 Signaling Service Rearrangement per Attachment Network Element Bona Fide Request.

         F.       USE OF THE STP

                  Ordering requirements for the Use of the STP are included in the requirements set forth in the ordering clause of the Local Switching UNE (Attachment Switching), and are incorporated here by reference.

VII.     RESPONSIBILITIES OF SWBT

         A. SWBT shall manage the network and, at its sole discretion, apply protective controls. Protective controls include actions taken to control or minimize the effect of network failures or occurrences, which include, but are not limited to, failure or overload of SWBT or LSP facilities, natural disasters, mass calling or national security demands.

         B. SWBT shall determine the GTT and Translation Type (TT) route for messages routed to GTT which are associated with SWBT signaling points.

         C. SWBT shall define regional functions and local functions of its STPs. SWBT will route ISUP messages within the SWBT signaling network subject to technical feasibility. Capacity limitations shall define a temporary technical infeasibility until the capacity limit can be resolved.

         D. SWBT shall meet service performance standards as outlined in GR-905-CORE and TP76638 except as otherwise provided herein.

         E. In the event that SWBT provides under this contract special service arrangements associated with diversity or other arrangements that do not strictly adhere to GR-905-CORE and TP76638 and are of non-compliance to the technical publications or not certified by SWBT, LSP acknowledges that the service performance standards need not be met in the provision of the total service.

                                                                    APPENDIX SS7
                                                                   Page 11 of 12

         F. SWBT shall route messages generated by the action of LSP throughout the SWBT signaling network. The content of the messages is for the use of signaling points of origination and destination. SWBT will not use any information within messages for any purpose not required by or related to the use of the SWBT signaling network. SWBT will not divulge any message or any part of messages generated by LSP to any other party, except as required to manage the SWBT signaling network or as may be required by law.

        G. SWBT shall determine the monthly charges and issue an invoice to the billing address of LSP for the respective service(s) requested by LSP and provided by SWBT. The invoice will identify nonrecurring charges, recurring charges, and other charges and credits, as they apply.

        H. SWBT shall work cooperatively and provide knowledgeable personnel to meet with LSP in order to provision, test and install the SS7 Service in a timely fashion.

VIII.    RESPONSIBILITIES OF LSP

        A. LSP shall provision the signaling links at the LSP premises and from the LSP premises to the SWBT STP location in a diverse, reliable and technically acceptable manner to comply with the standard SS7 protocol, Bellcore GR-905-CORE and the SWBT network.

        B. If LSP requires a greater degree of diversity than SWBT provides in the existing network, a special facility or a special routing of services, LSP agrees to initiate a Wholesale Construction request and pay additional charges as SWBT may reasonably determine.

        C. LSP shall identify to SWBT the SPC(s) associated with the LSP set of links.

        D. When LSP orders the use of the SWBT STP, LSP shall specify the set of signaling links to be used. If the links are provided to another party LSP shall warrant to SWBT that the other party is aware of the charges associated with the use of the STP and that the other party will pay the monthly charges for the use of the SWBT STP.

        E. LSP shall identify to SWBT the Global Title and Translation Type information for messages that route to LSP.

        F.        When routing messages addressed to a SWBT Subsystem Number
                  (SSN), LSP shall use the SWBT defined SSN designation of the SWBT mated STP pair to which the message is routed.

                                                                    APPENDIX SS7
                                                                   Page 12 of 12

        G. LSP shall transfer Calling Party Number Parameter information unchanged, including the "privacy indicator" information, when ISUP Initial Address Messages are interchanged with the SWBT signaling network.

        H. LSP shall verify the accuracy of information concerning the services ordered by LSP.

        I. LSP shall designate the level of diversity associated with the LSP premises. SWBT shall provide the same degree of diversity as LSP provides.

        J. LSP shall work cooperatively and provide knowledgeable personnel to meet with SWBT in order to provision, test and install the SS7 Service in a timely fashion.

        K. LSP shall furnish to SWBT, at the time the SS7 Service is ordered and annually thereafter, an updated three year forecast of usage of the SS7 Signaling network. The forecast shall include total annual volume and busy hour busy month volume. SWBT shall utilize the forecast in its own efforts to project further facility requirements.

        L. LSP shall inform SWBT in writing thirty (30) days in advance of any change in LSP's use of such SS7 Service which alters by ten percent for any thirty (30) day period the volume of signaling transactions by individual SS7 service that are planned by LSP to be forwarded to SWBT's network. LSP shall provide in said notice the reason, by individual SS7 service, for the volume change.

                                                                    Attachment 1
                                                                    Appendix SS7
                                                                     Page 1 of 2

                                  ATTACHMENT 1

                              DEFINITIONS OF TERMS

Common Channel Signaling (CCS)

A high-speed specialized packet switched communications network that is separate (out-of-band) from the public packet switched and message networks. CCS carries addressed signaling messages for individual trunk circuits and/or database related services between Signaling Points (SS7 nodes) in the CCS network.

Compatibility Testing

Testing performed by representatives from SWBT and LSP to determine proper interconnection of CCS network facilities for accurate transmission of system signals and messages. This is often referred to as TR-905 Compatibility Testing.

Octet

8-bits of binary information.

Service Control Point (SCP)

A node in the CCS network that provides a database functionality.

Service Switching Point (SSP)

A signaling point that can launch queries to databases and receive/interpret responses used to provide specific end user services.

Signal Transfer Point (STP)

A packet switch in the CCS network that is used to route SS7 protocol signaling messages between signaling nodes. An STP provides screening and routing of SS7 messages. STPs transfer signaling messages to other networks. SWBT's signaling network includes mated pairs of local and regional STPs.

Signaling Link

An end-to-end high-capacity digital, data quality, link operating at 56 kilobits per second that transmits signaling information in the form of signaling messages from one network SS7 node to another node in a CCS network. The Link Type identifies the functionality of the signaling link sets. Signaling links provide physical interconnection between signaling points of another party and SWBT STPs.

                                                                    Attachment 1
                                                                    Appendix SS7
                                                                     Page 2 of 2

Signaling Point (SP)

A node in the CCS network that originates and/or receives signaling messages, or transfers signaling messages from one signaling link to another, or both.

Signaling Point Code (SPC)

An identifier code that identifies a signaling point in the CCS network. The signaling point code provides an address within the CCS network which enables messages to be routed to signaling points. Signaling Point Codes are 24 bit binary numbers comprised of three segments: the Network Identification, the Network Cluster, and the Member number within the cluster. Signaling Point Codes are represented digitally as AAA-AAA-AAA, where "AAA" represents a decimal number from 000 to 255.

Signaling Point of Interface (SPOI)

Mutually agreed point at which SWBT hands off signaling information to LSP.

Signaling System 7 (SS7)

See SS7 Protocol

Signaling System 7 (SS7) Protocol

The signaling protocol, Version 7, used by the nodes of the CCS network. The SS7 protocol used by SWBT is the American National Standards Institute (ANSI) standard protocol defined by Bellcore Generic Requirement, GR-246-CORE, defined by Bellcore requirements (GR-317-CORE, GR-394-CORE, GR-444-Core, GR-606-CORE, GR-82-CORE, GR-905-CORE and various other documents) and defined by the SWBT Technical Publication TP76638.

                                                              APPENDIX RECORDING


                               APPENDIX RECORDING

                        RECORDING, MESSAGE PROCESSING AND
                 PROVISION OF INTEREXCHANGE CARRIER TRANSPORTED
                             MESSAGE DETAIL APPENDIX


This Appendix sets forth the terms and conditions under which SWBT will provide recording, message processing and message detail services as described in total in Exhibit I, SERVICES AND ASSOCIATED CHARGES, and those services specifically selected by LSP as described in Exhibit II, SELECTED SERVICE OPTIONS AND METHOD OF PROVISION and at the rates set forth in Exhibit III, BASIS OF COMPENSATION. Exhibits I, II and III are attached hereto and made a part of this Appendix by reference.

     I.  DEFINITIONS

         As used herein and for the purposes of this Appendix, the following terms shall have the meanings set forth below:

         A. Access Usage Record (AUR) - a message record which contains the usage measurement reflecting the service feature group, duration and time of day for a message and is subsequently used to bill access to Interexchange Carriers (IXCs).

         B. Assembly and Editing - the aggregation of recorded customer message details to create individual message records and the verification that all necessary information required to ensure all individual message records meet industry specifications is present.

         C. Billing Company - the company that bills end users for the charges incurred in originating and terminating IXC transported calls.

         D. Centralized Message Distribution System (CMDS) - the national network of private line facilities used to exchange Exchange Message Records (EMR) formatted billing data between SWBT and the Billing Company.

         E. Data Transmission - the forwarding by SWBT of IXC transported toll message detail and/or access usage record detail in EMR format over data lines or on magnetic tapes to the appropriate Billing Company.

         F. Exchange Message Record (EMR) - Industry standard message format as described in accordance with the Bellcore Practice BR010-200-010 developed for the interexchange of telecommunications message information.

         G. Interexchange Carrier (IXC) - A third party transmission provider that carries long distance voice and non-voice traffic between user locations for a related

                                                              APPENDIX RECORDING

                  recurring fee. IXCs provide service interstate and intrastate. In some states IXCs are permitted to operate within a LATA.

         H. Interexchange Carrier Transported - telecommunications services provided by an IXC or traffic transported by facilities belonging to an IXC.

         I. Message Processing - the creation of individual EMR formatted billable message detail records from individual recordings that reflect specific billing detail for use in billing the end user and/or access usage records from individual recordings that reflect the service feature group, duration and time of day for a message, Carrier Identification Code, among other fields, for use in billing access to the Interexchange Carriers. Message Processing includes performing CMDS online edits required to ensure message detail and access usage records are consistent with CMDS specifications.

         J. Originating Local Exchange Carrier Company - the company whose local exchange telephone network is used to originate calls thereby providing originating exchange access to IXCs.

         K. Provision of Message Detail - the sorting of all billable message detail and access usage record detail by Revenue Accounting Office, Operating Company Number or Service Bureau, splitting of data into packs for invoicing, and loading of data into files for data transmission to LSP for those records created internally or received from other Local Exchange Carrier Companies or Interexchange Carriers through SWBT's internal network or national CMDS.

         L. Record - a logical grouping of information as described in the programs that process information and create the magnetic tapes or data files.

         M. Recording - the creation and storage on magnetic tape or other medium of the basic billing details of a message in Automatic Message Accounting (AMA) format.

         N. Service Switching Point (SSP) - a signaling point that can launch queries to databases and receive/interpret responses used to provide specific customer services.

         O. Switching Control Point (SCP) - the real time database system that contains routing instructions for 800 calls. In addition to basic routing instructions, the SCP may also provide vertical feature translations, i.e., time of day, day of week routing, out of area screening and/or translation of the dialed 800 number to its assigned working telephone number.

         P. 800 SCP Carrier Access Usage Summary Record (SCP Record) - a summary record which contains information concerning the quantity and types of queries launched to a SWBT SCP. In those situations where charges are applicable for

                                                              APPENDIX RECORDING

                  the production and delivery of SCP records, such charges will be those specified in Exhibit III-A pertaining to the production and forwarding of AUR data.

         Q. Terminating Local Exchange Carrier Company - the company whose local exchange telephone network is used to terminate calls thereby providing terminating exchange access to IXCs.

     II. RESPONSIBILITIES OF THE PARTIES

         A. SWBT will record all IXC transported messages for LSP carried over all Feature Group Switched Access Services that are available to SWBT-provided recording equipment or operators. Unavailable messages (i.e., certain operator messages which are not accessible by SWBT-provided equipment or operators) will not be recorded. The recording equipment will be provided at locations selected by SWBT.

         B. SWBT will perform assembly and editing, message processing and provision of applicable access usage record detail for IXC transported messages if the messages are recorded by SWBT.

         C. SWBT will provide access usage records that are generated by SWBT.

         D. Assembly and editing will be performed on all IXC transported messages recorded by SWBT, during the billing period established by SWBT and selected by LSP from Exhibit III-B.

         E. Standard EMR record formats for the provision of billable message detail and access usage record detail will be established by SWBT and provided to LSP.

         F. Recorded access usage record detail will not be sorted to furnish detail by specific end users, by specific groups of end users, by office, by feature group or by location.

         G. SWBT will provide message detail to LSP either on magnetic tapes or in data files, depending on the option contracted for by LSP in Exhibit III. Only ONE method may be selected by the LSP.

                  1.       Magnetic Tapes

                           a. SWBT will supply the magnetic tapes, which will be provided without the return of previously supplied tapes.

                           b. LSP will specify one of the following options for provision of tapes:

                                                              APPENDIX RECORDING


                                    1)      SWBT may send the tapes to LSP via
                                            first class U.S. Mail Service or an
                                            equivalent service of SWBT's
                                            choice, or
                                    2)      LSP may pick up the magnetic tapes
                                            at a location designated by SWBT.
                                    3)      If, at the request of LSP, overnight
                                            delivery other than those provided
                                            in 1 & 2 above is requested, the
                                            cost of this delivery will be at the
                                            expense of LSP.

                           2.       Data Files

                                    The message detail may be transmitted to LSP in data files via data lines using software and hardware acceptable to both parties.

         H. In Exhibit III LSP will identify separately the location where the tapes and any data transmissions should be sent (as applicable) and the number of times each month the information should be provided. SWBT reserves the right to limit the frequency of transmission to existing SWBT processing and work schedules, holidays, etc.

         I. SWBT will determine the number of magnetic tapes or data files required to provide the access usage record detail to LSP.

         J. Access usage record detail previously provided LSP and lost or destroyed through no fault of SWBT will not be recovered and made available to LSP except on an individual case basis at a cost determined by SWBT.

         K. When SWBT receives rated billable messages from an IXC or another Local Exchange Carrier (LEC) that are to be billed by LSP, SWBT will forward those messages to LSP.

         L. When SWBT has rated billable message detail originating from LSP's end users requiring billing by another LEC or LSP, SWBT will forward such messages to the appropriate Billing Company.

         M. SWBT will record the applicable detail necessary to generate access usage records and forward them to LSP for its use in billing access to the IXC.

III.     BASIS OF COMPENSATION

         A. Compensation for recording, assembly and editing, rating, message processing and provision of messages provided hereunder by SWBT for the LSP shall be based upon the rates and charges set forth in Exhibit III, BASIS OF COMPENSATION.

                                                              APPENDIX RECORDING

         B. When message detail is entered on a magnetic tape or data file for provision of message detail to LSP, a per record charge will apply for each record processed. SWBT will determine the charges based on its count of the records processed.

IV.      LIABILITY

         A. Except as otherwise provided herein, neither party shall be liable to the other for any special, indirect, or consequential damage of any kind whatsoever. A party shall not be liable for its inability to meet the terms of this Agreement where such inability is caused by failure of the first party to comply with the obligations stated herein. Each party is obliged to use its best efforts to mitigate damages.

         B. When SWBT is notified that, due to error or omission, incomplete data has been provided to the LSP, SWBT will make reasonable efforts to locate and/or recover the data and provide it to the LSP at no additional charge. Such requests to recover the data must be made within 30 days from the date the details initially were made available to the LSP. If written notification is not received within 30 days, SWBT shall have no further obligation to recover the data and shall have no further liability to the LSP.

         C. If, despite timely notification by the LSP, message detail is lost and unrecoverable as a direct result of SWBT having lost or damaged tapes or incurred system outages while performing recording, assembly and editing, rating, message processing, and/or transmission of message detail, SWBT will estimate the volume of lost messages and associated revenue based on information available to it concerning the average revenue per minute for the average interstate and/or intrastate call. In such events, SWBT's liability to the LSP shall be limited to the granting of a credit adjusting amounts otherwise due from it equal to the estimated net lost revenue associated with the lost message detail.

         D. SWBT will not be liable for any costs incurred by the LSP when the LSP is transmitting data files via data lines and a transmission failure results in the non-receipt of data by SWBT.

         E. The LSP agrees to defend, indemnify, and hold harmless SWBT from any and all losses, damages, or other liability, including attorney fees, that it may incur as a result of claims, demands, or other suits brought by any party that arise out of the use of this service by the LSP, its customers or end users. The LSP shall defend against all end users' claims just as if the LSP had provided such service to its end users with its own employees.

         F. The LSP also agrees to release, defend, indemnify and hold harmless SWBT from any claim, demand or suit that asserts any infringement or invasion of privacy or confidentiality of any person(s), caused or claimed to be caused, directly or indirectly, by SWBT employees and equipment associated with provision of this

                                                              APPENDIX RECORDING


                  service. This includes, but is not limited to suits arising from disclosure of any customer specific information associated with either the originating or terminating numbers used to provision this service.

SWBT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED,
INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO
  MERCHANTABILITY
OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO SERVICES PROVIDED HEREUNDER. ADDITIONALLY, SWBT ASSUMES NO RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF THE DATA SUPPLIED BY LSP WHEN THIS DATA IS ACCESSED AND USED BY A THIRD PARTY.

                                    EXHIBIT 1

                         EXPLANATION OF SERVICE OPTIONS

The attached pages of this Exhibit I show the service options that are offered under this Appendix and the charges that are associated with each option. Alphabetical and numerical references in the CHARGES columns are to rates and charges set forth in Exhibit III, BASIS OF COMPENSATION.

ORIGINATING 1+ DDD RECORDINGS - IXC TRANSPORTED MESSAGE DETAIL AND ACCESS USAGE RECORDS

OPTION #1:        SWBT performs recording, assembly and editing, rating of
                  billable message detail and creates an Access Usage Record
                  (AUR) for all 1+ Interexchange Carrier (IXC) transported messages originating from LSP end office telephone network and forwards both billable message detail records and AUR records to LSP.

OPTION #2:        SWBT performs recording, assembly and editing of the
                  billable message detail and extracts that detail to the IXC for all 1+ IXC transported messages originating from LSP end office. SWBT creates Access Usage Records for this traffic and forwards those AUR records to LSP.

OPTION #3:        The IXCs do their own billable message recording for their
                  1+ IXC transported messages originating from LSP end office.
                  SWBT performs recording for Access purposes only, assembles and edits this data, creates AURs and forwards the AUR records to LSP.

ORIGINATING OPERATOR RECORDINGS - IXC TRANSPORTED MESSAGE DETAIL AND ACCESS USAGE RECORDS

OPTION #4:        LSP Non-Equal Access End Office - The IXCs do their own
                  billable message recording. SWBT performs local and intraLATA operator services for LSP. SWBT performs recording at the operator switch for all 0+, 0-, Coin Sent Paid, CAMA and
                  International IXC transported messages. SWBT assembles and edits this data, creates AURs and forwards the AUR records to LSP.

OPTION #5:        LSP Equal Access End Office - The IXCs do their own
                  billable message recording. SWBT performs local and intraLATA operator services for LSP. SWBT performs recording at the operator switch for 0- only IXC transported messages. SWBT assembles and edits this data, creates AURs and forwards the AUR records to LSP.

OPTION #6:        LSP Equal or Non-Equal Access End Office - The IXCs do
                  their own billable message recording. LSP chooses to have SWBT purchase source information from IXC in order to have information required to create Access Usage Records. SWBT assembles and edits this data, creates AURs and forwards the AUR records to LSP.

OPTION #7:        The IXCs do their own billable message recording and
                  forward to SWBT the billable message detail for assembly and editing and rating of these operator service IXC transported messages. SWBT forwards the rated billable message detail to the appropriate billing company, creates an AUR and forwards the AUR records to LSP. This situation occurs when the LSP has not signed a rating takeback waiver with the IXC.

800 RECORDINGS - IXC TRANSPORTED MESSAGE DETAIL

OPTION #8:        SWBT performs SSP function for LSP end office and bills
                  query charge to the appropriate IXC. SWBT performs recording for Access purposes only, assembles and edits this data, creates AURs and forwards AUR records to LSP.

OPTION #9:        SWBT performs SSP function for LSP end office. LSP
                  performs billing of query charge to the appropriate IXC. SWBT performs recording at the SSP for Access purposes only, assembles and edits this data, creates AURs and forwards AUR records to LSP. SWBT performs recording at the SCP for query billing purposes only, assembles and edits this data, creates
                  SCP records and forwards SCP records to LSP.

OPTION 10:        SWBT performs SCP function for LSP. SWBT performs
                  recording at the SCP, assembles and edits this data, creates
                  SCP records and forwards SCP records to LSP.

TERMINATING RECORDINGS - IXC TRANSPORTED ACCESS USAGE RECORDS

OPTION 11:        SWBT provides tandem function for LSP. LSP requests SWBT
                  to provide all Feature Group B, Feature Group C and Feature
                  Group D terminating usage recordings including Feature Group B over D and Feature Group C over D. SWBT creates terminating
                  AURs for this data and forwards AUR records to the LSP.

OPTION 12:        SWBT provides tandem function for LSP. The LSP requests
                  SWBT to provide all Feature Group B terminating usage recordings excluding B over D. SWBT creates terminating AURs for this data and forwards AUR records to LSP.

OPTION 13:        SWBT provides tandem function for LSP. LSP requests SWBT
                  to provide all Feature Group B terminating usage recordings including Feature Group B over D. SWBT creates terminating
                  AURs for this data and forwards AUR records to the LSP.

OPTION 14:        SWBT provides tandem function for LSP. LSP requests SWBT
                  to provide all Feature Group D terminating usage recordings including B over D and C over D. SWBT creates terminating AURs for this data and forwards AUR records to the LSP.

OPTION 15:        SWBT provides tandem function for LSP. The LSP requests
                  SWBT to provide all Feature Group D terminating usage recordings including B over D. SWBT creates terminating AURs for this data and forwards AUR records to the LSP.

MESSAGE PROVISIONING:

OPTION 16:        SWBT will forward all IXC transported message detail
                  records or access usage records to LSP generated internally within SWBT system or received via CMDS from an IXC or another
                  Local Exchange Carrier or LSP. LSP forwards rated IXC transported message detail or access usage detail to SWBT for distribution to the appropriate billing company through SWBT's internal network or using the CMDS network.

                           There is no charge for this option under this Appendix if LSP has also executed, as part of an agreement executed pursuant to this Statement, an Appendix for SWBT to provide "Hosting" services to LSP, of if LSP has executed a separate agreement with SWBT for "Hosting" services to be provided from SWBT to LSP.

                            DRAFT APPENDIX RECORDING

                                   EXHIBIT II

                            SELECTED SERVICE OPTIONS

                                       AND

                               METHOD OF PROVISION

The service options and method of provision selected by the LSP under this Appendix are as indicated on page two, attached, of this Exhibit II. Numerical references are to service options shown in Exhibit I.

                               APPENDIX RECORDING

                                   EXHIBIT II

                            SELECTED SERVICE OPTIONS
                                       AND
                               METHOD OF PROVISION


Attached to and made a part of the RECORDING, MESSAGE PROCESSING AND PROVISION OF INTEREXCHANGE CARRIER TRANSPORTED MESSAGE DETAIL AGREEMENT effective _______________ , 19 __, between Southwestern Bell Telephone Company and

_________________________________________________________.

The service options and method of provision selected by the LSP under this Appendix are as indicated on page 2, attached, of this Exhibit II. Numerical references are to service options shown in Exhibit I.








Approved and executed the              day of                      , 19        .
                          ------------        ---------------------     -------

                                                     SOUTHWESTERN BELL
---------------------------                          TELEPHONE COMPANY


By:                                                  By:
   ------------------------                             ----------------------
          (Title)                                         (Title)

                               APPENDIX RECORDING

                                   EXHIBIT II

                            SELECTED SERVICE OPTIONS
                             AND METHOD OF PROVISION

                                 EFFECTIVE DATE:
                                                ----------

                                                                                                           MESSAGE
               1+DDD                OPERATOR HANDLED       800 SERVICE               TERMINATING AUR     PROVISIONING
              OPTIONS                    OPTIONS             OPTIONS                      OPTIONS          OPTIONS
NPA/NXX      1     2     3     4     5     6     7     8      9     10     11     12     13     14     15     16


   Numerical references are to specific service options listed in Exhibit I.

                               APPENDIX RECORDING

                                   EXHIBIT II

                            SELECTED SERVICE OPTIONS
                             AND METHOD OF PROVISION

                                 EFFECTIVE DATE:
                                                ---------------

METHOD OF PROVISION:

  Circle One:  DATA FILE     9 TRACK MAGNETIC TAPE        18 TRACK MAGNETIC TAPE

                            DRAFT APPENDIX RECORDING

                                  EXHIBIT III-A

           BASIS OF COMPENSATION [RATES TO BE CONSISTENT WITH ORDER.]

                                   EFFECTIVE:
                                             -----------------------

        LSP shall pay SWBT the following amounts for services provided under the Recording, Message Processing and Provision of Message Detail Appendix.

        TYPE OF ACTIVITY                                    RATE
        A.    Recording
                    Per AUR                           $     .0100

        B.    Assembly and Editing
                    Per Message and/or AUR            $     .0050

        C.    Rating
                    Per Message                       $     .0050

        D.    Message Processing
                    Per Message and/or AUR            $     .0050

        E.    Provision of Message Detail
                    Per Record                        $     .0030

        F.    Source Information Provided
              1 Per Record Purchased - Meet Point Bill Applicable     $    .0115
              2 Per Record Purchased - Meet Point Bill Not Applicable $    .0230

                            DRAFT APPENDIX RECORDING
                                  EXHIBIT III-B

                               INVOICE DESIGNATION


   COMPANY NAME:
                -------------------------------

   EXCHANGE COMPANY I.D. NUMBER (OCN):
                                       ----  ----  ---- ----


   BILLABLE INVOICE INTERVAL:

        Check One:
 ___
|   |
|   |

                           Daily (Full Status RAO Companies will receive
                      billable messages daily.)


 ___
|   |                       Bill period (A maximum of five dates may be chosen.)
|   |                 A file is created five workdays from each bill
                      period date, and three additional days should be allowed for distribution. Circle a maximum of five bill period dates:

1    3    5    7    9    11    13    15    17    19    21    23    25    27   29

   TAPE MAILING ADDRESS:
   (Full RAO Companies will receive AURs at the same address as billable message toll.)

                            DRAFT APPENDIX RECORDING
                                  EXHIBIT III-B


   AUR INVOICE INTERVAL:

         Check One:

 ___
|   |                 Daily (Full Status RAO Companies will receive AURs daily.)
|   |

 ___
|   |                 Bill period (A maximum of five dates may be chosen.) A
|   |            file is created five workdays from each bill period date, and three additional days should be allowed for distribution.
                 Circle a maximum of five bill period dates:

1    3     5    7     9    11   13   15   17    19    21    23    25    27    29


   TAPE MAILING ADDRESS:
   (Full RAO Companies will receive AURs at the same address as billable message toll.)

                                                   APPENDIX-RESALE (MO, AR & KS)
                                                                    PAGE 2 OF 12
                                 APPENDIX RESALE

This Appendix sets forth the rates, terms and conditions for those services available for sale at retail to end users which are made available to LSPs by SWBT for resale.

1.0      TERMS AND CONDITIONS OF SERVICE

         1.1 For services included in this Appendix, the rules and regulations associated with the corresponding tariffs apply except for applicable resale restrictions, which are offered through tariffs by SWBT to its end users and except as otherwise provided herein.

         1.2      LSP shall only sell Plexar services to a single end user.

         1.3 Except where otherwise explicitly provided in the corresponding tariffs, LSP shall not permit the sharing of a service by multiple end users or the aggregation of traffic from multiple end users onto a single service or except where SWBT permits such sharing by its own end users.

         1.4 The LSP shall resell these telecommunications services only to the same class of customers to which SWBT sells the services, e.g. residence service may not be resold to business customers. LSP may only resell Lifeline Assistance, Link-Up, and other like services to similarly situated customers who are eligible for such services. Further, to the extent LSP resells services that require certification on the part of the buyer, LSP will ensure that the buyer has received proper certification and complies with all rules and regulations as established by the Commission.

         1.5 SWBT promotions of ninety (90) days or less shall not be available to the LSP for resale.

         1.6 The LSP shall not use a resold service to avoid the rates, terms and conditions of SWBT's corresponding retail tariff.

         1.7 The LSP shall not use resold local exchange telephone service to provide access or interconnection services to itself, interexchange carriers (IXCs), wireless carriers, competitive access providers (CAPs), or other telecommunications providers. Provided however, that LSP may permit its end users to use resold local exchange telephone service to access IXCs, wireless carriers, CAPs, or other retail telecommunications providers.

         1.8 An End User Common Line (EUCL) charge will continue to apply for each local exchange line resold under this agreement. All federal rules and regulations associated with EUCL charges, as found in Tariff FCC 73, also apply.

                                                   APPENDIX-RESALE (MO, AR & KS)
                                                                    PAGE 3 OF 12

         1.9 To the extent allowable by law, LSP shall be responsible for Primary Interexchange Carrier (PIC) change charges associated with such local exchange line. LSP shall pay for PIC changes at the tariffed rate.

         1.10 SWBT shall provide the services covered by this Appendix subject to availability of existing facilities and on a nondiscriminatory basis with its other customers. LSP shall resell the services provided herein only in those service areas in which such resale services or any feature or capability thereof are offered at retail by SWBT as the incumbent local exchange carrier to its end users.

         1.11 When LSP converts an end user currently receiving non-complex service from the SWBT network, without any changes to SWBT's network, LSP will be charged a per-order conversion charge of twenty-five dollars ($25.00) in Arkansas, Kansas and Missouri. When LSP converts an end user with non-complex service and adds or changes are made to the network, the respective twenty-five dollars ($25.00) conversion charge will apply, as well as any normal service order charges associated with said changes. All nonrecurring service connection charges, excluding the conversion charge mentioned above, will be charged at a discount for those services listed in Exhibits A & B to this Appendix. Complex conversion orders will be charged at a rate of one hundred twenty-five dollars ($125.00). Custom Services conversions (e.g., Plexar Custom) will be handled on a Customer Specific Proposal basis.

         1.12 For the purposes of ordering service under this Appendix, all requests for service shall be handled as an initial request for service. The additional line rate for Service Order Charges shall apply only to those requests for additional residential service at the end user's same location where a residential line is currently provided on SWBT's network, regardless of the non-facilities based local service provider of record.

         1.13 If the LSP is in violation of a provision of this Appendix, SWBT will notify the LSP of the violation in writing. Such notice must refer to the specific provision being violated. At such time, the LSP will have thirty (30) days to correct the violation and notify SWBT in writing that the violation has been corrected. SWBT will then bill the LSP for the charges which should have been collected by SWBT or the actual revenues collected by the LSP from its end users for the stated violation, whichever is greater. Should the LSP dispute the violations, it must notify SWBT in writing within fourteen
                  (14) days of receipt of notice from SWBT. Disputes will be resolved as outlined in the Disputed Amounts Section of the Agreement.

         1.14 SWBT is not required to make services available for resale at wholesale rates to LSP for is own use. SWBT, however, shall at its option agree to allow LSP to

                                               APPENDIX-RESALE (MO, AR & KS)
                                                                    PAGE 4 OF 12

                  purchase SWBT's Telecommunications Services and other services available for resale as outlined in the exhibits to this Appendix, as long as said services are not resold exclusively or predominately to LSP, its subsidiaries, or affiliates.

         1.15 The effective date of this Appendix shall be ten (10) days after the date the Commission approves the Interconnection Agreement.

2.0      ANCILLARY SERVICES

         2.1 Where available, SWBT will afford LSP end users with the ability to make 911 calls. LSP shall be responsible for collecting and remitting all applicable 911 surcharges on a per line basis to the Public Safety Answering Point (PSAP).

         2.2 Where requested by SWBT, the LSP shall provide SWBT with accurate and complete information regarding end users in a format and time frame prescribed by SWBT, for purposes of 911 administration.

         2.3 SWBT shall provide LSP's end users access to SWBT Directory Assistance Service. LSP shall pay SWBT amounts attributable to Directory Assistance services used by LSP's end users. Discounts associated with the utilization of Directory Assistance Service are outlined in the exhibits to this Appendix.

         2.4 SWBT shall provide, at no additional charge, a straight line listing of the LSP end user in the appropriate SWBT local White Pages. Subscriber listing information on resold lines shall remain the property of SWBT.

         2.5 Additional Listing services (e.g., foreign or signature listings) can be purchased by LSP for its end users on a per listing basis. LSP shall pay SWBT amounts attributable to Additional Listing services used by LSP's end users. The exhibits outline the discounts associated with such additional listing services.

         2.6 SWBT or its agents will deliver local White Pages directories to LSP end user's premises at the same time and under the same conditions that such directories are delivered to SWBT end users.

                  2.6.1 LSP end users shall be entitled to one directory per basic residential or business line provided by SWBT pursuant to this Appendix.

                  2.6.2. SWBT, or its agents, shall deliver a White Pages Directory to LSP end users' premises at the same time that such directories are delivered to SWBT end users. If an LSP's end user already has a current SWBT directory, SWBT shall not be required to deliver a directory to that end user until new directories are published for that end user's location.

                                                   APPENDIX-RESALE (MO, AR & KS)
                                                                    PAGE 5 OF 12

         2.7 SWBT shall provide LSP's end users access to SWBT's Operator Services. LSP shall pay SWBT amounts attributable to Operator Services used by LSP's end users. Discounts associated with the utilization of Operator Services features are outlined in the exhibits to this Appendix.

3.0      BRANDING

         3.1 Except where otherwise required by law, LSP shall not, without SWBT's written authorization, offer the resale services covered by this Appendix using the trademarks, service marks, trade names, brand names, logos, insignia, symbols or decorative designs of SWBT or its affiliates, nor shall the LSP state or imply that there is any joint business association or similar arrangement with SWBT in the provision of telecommunications services to its own customers. The LSP may brand services included in this Appendix with its own brand name, but SWBT will not provide for LSP branding of those services.

         3.2      Development of Branding Directory Assistance and Operator
                  Services

                  A. REQUIREMENTS - Pursuant to Section 226 (b) of The Telecommunications Act of 1996, each provider of Operator Services is required to:

                           1. provide its brand at the beginning of each telephone call and before the consumer incurs any charge for the call; and

                           2. disclose immediately to the consumer, upon request a quote of its rates or charges for the call.

                           3. Where SWBT provides LSPs OS and DA services via the same trunk, both the OS and DA calls will be branded with the same brand. Since SWBT's DA and OS utilize the same trunk group, LSP will receive the same brand for both DA/OS. Such branding will be provided pursuant Section B. below.

                  B. CALL BRANDING - In compliance with A. 1. above, SWBT will brand DA/OS in LSP's name based upon the criteria outlined below:

                           1.       LSP will provide SWBT with written
                                    specification of its company name to be used in creating LSP specific branding messages for its DA/OS calls.

                           2. An initial non-recurring charge applies per TOPS switch, per load, for the establishment of Call Branding as well as a charge per TOPS switch, per subsequent load to change the brand. In addition, a per call charge applies for every DA/OS call handled

                                                   APPENDIX-RESALE (MO, AR & KS)
                                                                    PAGE 6 OF 12


                                    by SWBT on behalf of LSP when such services are provided in conjunction with resale services. Prices for Call Branding are as outlined in Exhibit C, attached hereto and incorporated herein.

                  C. RATE/REFERENCE INFORMATION - SWBT will provide LSP DA/OS Rate/Reference Information based upon the criteria outlined below:

                           1. LSP will furnish DA/OS Rate and Reference Information in a mutually agreed to format or media thirty (30) days in advance of the date when the DA/OS Services are to be undertaken.

                           2. LSP will inform SWBT, in writing, of any changes to be made to such Rate/Reference Information ten (10) working days prior to the effective Rate/Reference change date. LSP acknowledges that it is responsible to provide SWBT updated Rate/Reference Information in advance of when the Rates/Reference Information are to become effective.

                           3. In all cases when a SWBT Operator receives a rate request from a LSP end user, SWBT will quote the applicable DA/OS rates as provided by LSP.

                           4. An initial non-recurring charge will apply per TOPS switch for loading of LSP's DA/OS Rate/Reference Information as well as a charge for each subsequent change, per TOPS switch to either the LSP's DA/OS Services Rate or Reference Information as outlined in Exhibit C, attached hereto and incorporated herein.

         3.4 SWBT shall also offer LSP the opportunity to customize route DA/OS beginning March 1, 1997, where technically feasible. LSP agrees to pay SWBT appropriate charges associated with customized routing on an ICB basis.

4.0      RESPONSIBILITIES OF SWBT

         4.1 SWBT shall allow LSP to place service orders and receive phone number assignments (for new lines). These activities shall be accomplished by telephone call or facsimile until electronic interface capability has been established. SWBT, with input from LSP, shall provide interface specifications for electronic access for these functions to LSP once such electronic interfaces become technically feasible and are in place. However, LSP shall be responsible for modifying and connecting any of its systems with SWBT provided interfaces when such interfaces become available, as outlined in Appendix OSS.

                                                   APPENDIX-RESALE (MO, AR & KS)
                                                                    PAGE 7 OF 12

         4.2 SWBT shall implement LSP service orders within the same time intervals SWBT uses to implement service orders for similar services for its own end users.

         4.3 LSP will have the ability to report trouble for its end users to appropriate SWBT trouble reporting centers twenty-four (24) hours a day, seven (7) days a week. LSP will be assigned a customer contact center when initial service agreements are made. LSP end users calling SWBT will be referred to LSP at the number provided by LSP.

                  4.3.1. Methods and procedures for ordering and trouble reporting are outlined in the Handbook for Non-Switched Based Providers dated 11/15/95, as amended by SWBT from time to time. Both parties agree to abide by the procedures contained therein.

         4.4 SWBT will provide LSP with the detailed billing information in a standard electronic format as outlined in Appendix OSS necessary for LSP to issue a bill to its end users. On no less than sixty (60) days advance written notice, LSP will have the option of receiving daily usage to monitor the patterns of its end users' usage sensitive services. LSP agrees to pay SWBT three tenths of a cent ($.003) per message.

         4.5 SWBT shall make telecommunications services that SWBT provides at retail to subscribers who are not telecommunications carriers available for resale consistent with its obligation under Section 251(c)(4)(A) of the Telecommunications Act. SWBT currently uses the Accessible Letter process to notify LSP of new services available for resale during the term of this Agreement. The notification shall advise LSP of the category in which such new service shall be placed and the same discount already applicable to LSP in that category shall apply to the new service. Should SWBT change its notification procedures to the LSP, the notice will be no less prompt than the Accessible Letter.

                  4.5.1 Furthermore, to the extent that a federal or state regulatory agency adopts a final order establishing wholesale discounts under Section 252(d)(3) of the Telecommunications Act, which is not stayed and which directs SWBT to apply state-specific wholesale discount percentages which are different from those incorporated within this Agreement, either Party shall have the option of converting to that discount level upon ten (10) days written notice to the other Party.

         4.6 LSP end user's activation of Call Trace shall be handled by the SWBT Call Trace Center (CTC) or its Annoying and Anonymous Call Bureau. SWBT shall notify LSP of requests by its end users to provide the call records to the proper authorities. Subsequent communication and resolution of the case with LSP's end

                                                   APPENDIX-RESALE (MO, AR & KS)
                                                                    PAGE 8 OF 12



                           user (whether that end user is the victim or the suspect) will be coordinated through the LSP.

                  4.6.1. LSP understands that for services where reports are provided to law enforcement agencies (e.g., Call Trace) only billing number and address information shall be provided. It shall be the LSP's responsibility to provide additional information necessary for any police investigation. LSP shall indemnify SWBT against any claims that insufficient information led to inadequate prosecution. SWBT shall handle law enforcement requests consistent with the Miscellaneous-Law Enforcement Section of the Interconnection Agreement.

         4.7 LSP may offer to resell Customer Initiated Suspension and Restoral Service to their end users. SWBT will offer to LSP Company Initiated Suspension service for their own purposes at the SWBT retail tariffed rate. Should LSP choose to suspend their end user through Company Initiated Suspension Service, this suspension period shall not exceed fifteen (15) calendar days. If LSP issues a disconnect on their end user account within the fifteen (15) day period, appropriate services will not be billed for the suspension period. However, should LSP issue a disconnect after the fifteen (15) day suspension period, LSP will be responsible for all appropriate charges on the account back to the suspension date. Should LSP restore their end user, restoral charges at the SWBT retail tariffed rate will apply and LSP will be billed for the appropriate service from the time of suspension.

5.0      RESPONSIBILITIES OF LSP

         5.1 Prior to submitting an order under this Agreement, LSP shall obtain end user authorization as required by applicable state or federal laws and regulations, and assumes responsibility for applicable charges as specified in Section 258(b) of the Telecommunications Act of 1996. SWBT shall abide by the same applicable laws and regulations.

         5.2 Only an end user can initiate a challenge to a change in its local exchange service provider. If an end user notifies SWBT or LSP that the end user requests local exchange service, the Party receiving such request shall be free to immediately provide service to such end user. SWBT shall be free to connect the end user to any local service provider based upon the local service provider's request and local service provider's assurance that proper end user authorization has been obtained. LSP shall make authorization available to SWBT upon request and at no charge.

         5.3 When an end user changes or withdraws authorization, each Party shall release customer-specific facilities in accordance with the end user customer's direction

                                                   APPENDIX-RESALE (MO, AR & KS)
                                                                    PAGE 9 OF 12


                  or the direction of the end user's authorized agent. Further, when an end user abandons the premise, SWBT is free to reclaim the facilities for use by another customer and is free to issue service orders required to reclaim such facilities.

         5.4 Neither Party shall be obligated by this Agreement to investigate any allegations of unauthorized changes in local exchange service (slamming) on behalf of the other Party or a third party. If SWBT, on behalf of LSP, agrees to investigate an alleged incidence of slamming, SWBT shall charge LSP a fifty dollar ($50) investigation fee.

         5.5 When SWBT receives an order from LSP for services under this Agreement and SWBT is currently providing the same services to another local service provider for the same end user, SWBT shall notify the end user's local service provider of record of such order coincident with processing the order, should LSP subscribe to the Local Disconnect Report (LDR) as outlined below. It shall then be the responsibility of the local service provider of record and LSP to resolve any issues related to the end user. This paragraph shall not apply to new additional lines and services purchased by an end user from multiple LSPs or from SWBT.

                  5.5.1 On no less than sixty (60) days notice, LSP may request the LDR., SWBT agrees to furnish to LSP the Billing Telephone Number (BTN), Working Telephone Number (WIN), and terminal number of all end users who have disconnected LSP's service. LSP understands and agrees that the CARE interface will be used to provide such information and such information will only be available via the CARE electronic data transmission as outlined in Appendix OSS. Information will be provided on a per WTN basis to be priced on a per WTN basis. SWBT will provide LSP no less than thirty (30) days notice prior to any change of the per-WTN charge. SWBT grants to LSP a non-exclusive right to use the information provided by SWBT. LSP will not permit anyone but its duly authorized employees or agents to inspect or use this information. LSP agrees to pay SWBT ten cents ($0.10) per WTN and any applicable transmission charges for the LDR.

         5.6 The LSP agrees to hold harmless and indemnify SWBT against any and all liability and claims, including reasonable attorney's fees, that may result from SWBT acting under this Article.

         5.7 LSP is solely responsible for the payment of charges for all services furnished under this Appendix including, but not limited to, calls originated or accepted at LSP's location and its end users' service locations, with the exception of any retail services provided directly by SWBT to the end user which SWBT shall be responsible for billing.

                                                   APPENDIX-RESALE (MO, AR & KS)
                                                                   PAGE 10 OF 12

                  5.7.1 Interexchange carried traffic (e.g., sent-paid, information services and alternate operator services messages) received by SWBT for billing to resold end-user accounts will be returned as unbillable and will not be passed on to LSP for billing. An unbillable code returned with those messages to the carrier will indicate that the messages originated from a resold account and will not be billed by SWBT.

         5.8 SWBT shall not be responsible for the manner in which the use of resold service, or the associated charges are allocated to others by LSP. All applicable rates and charges for such services will be billed to and shall be the responsibility of LSP, with the exception of other retail services provided directly to the end user by SWBT as described in paragraph 7 above.

                  5.8.1. Compensation for all services shall be paid regardless of a Party's ability or inability to collect charges from its end user for such service.

         5.9 If LSP does not wish to be responsible for collect, third number billed, toll and information services (e.g., 900) calls, it must order the appropriate blocking for resold lines under this Appendix and pay any applicable charges. LSP acknowledges that blocking is not available for certain types of calls, including 800 numbers.

         5.10 LSP shall be responsible for modifying and connecting any of its systems with SWBT-provided interfaces as described in this Appendix.

         5.11 LSP shall be responsible for providing to its end users and to SWBT a telephone number or numbers that LSP's end users can use to contact LSP in the event of service or repair requests. In the event that LSP's end users contact SWBT with regard to such requests, SWBT shall inform the end user that they should call LSP and may provide LSP contact number. The requirements herein are subject to additional terms and conditions in the Coordinated Repair Calls Section of the Agreement.

6.0      PROCEDURES FOR NONPAYMENT AND DISCONNECTION

         6.1 If LSP fails to pay when due, any and all charges billed to them under this Agreement, including any late payment charges (Unpaid Charges), and any portion of such charges remain unpaid more than fifteen (15) days after the due date of such Unpaid Charges, SWBT shall notify LSP in writing that in order to avoid having service disconnected, LSP must remit all Unpaid Charges to SWBT within fourteen (14) business days.

         6.2 If LSP disputes the billed charges, it shall, within the fourteen (14) day period provided for above, inform SWBT in writing which portion of the charges it

                                                   APPENDIX-RESALE (MO, AR & KS)
                                                                   PAGE 11 OF 12


                  disputes, including the specific details and reasons for its dispute; immediately pay to SWBT all undisputed charges; and pay all disputed charges into an interest bearing escrow account.

         6.3 Disputes hereunder shall be resolved in accordance with the procedures identified in the Dispute Resolution Section of the Interconnection Agreement. Failure of LSP to pay charges deemed owed to SWBT after conclusion of the Arbitration shall be grounds for termination under this section.

         6.4      If any LSP charges remain unpaid or undisputed twenty-nine
                  (29) days past the due date, SWBT shall notify LSP, the Commission and the end user's IXC(s) of Record in writing, that unless all charges are paid within sixteen (16) days, LSP's service shall be disconnected and its end users shall be defaulted to SWBT local service. SWBT will also suspend order acceptance at this time.

         6.5 If any LSP charges remain unpaid or undisputed forty (40) days past the due date, LSP shall, at its sole expense, notify its end users, the Commission and the end user's of Record that their service may be disconnected for LSP failure to pay Unpaid Charges, and that its end users must affinnatively select a new local service provider within five (5) days. The notice shall also advise the end user that SWBT will assume the end user's account at the end of the five (5) day period should the end user fail to select a new local service provider.

         6.6 If any LSP charges remain unpaid or undisputed forty-five (45) days past the due date, SWBT shall disconnect LSP and transfer all LSP's end users who have not selected another local service provider directly to SWBT's service. These end users shall receive the same services provided through LSP at the time of transfer. SWBT shall inform the Commission and the end user's IXC(s) of Record of the names of all end users transferred through this process. Applicable service establishment charges for switching end users from LSP to SWBT shall be assessed to LSP.

         6.7 Within five (5) days of the transfer (fifty (50) days past LSP's due date), SWBT shall notify all affected end users that because of an LSP's failure to pay, their service is now being provided by SWBT. SWBT shall also notify the end user that they have thirty (30) days to select a local service provider.

         6.8 SWBT may discontinue service to LSP upon failure to pay undisputed charges as provided in this section, and shall have no liability to LSP or LSP end users in the event of such disconnection.

         6.9 If any end user fails to select a local service provider within thirty (30) days of the change of providers (eighty
                  (80) days past LSP's due date), SWBT shall terminate the end user's service. SWBT shall notify the Commission and the end user's

                                                   APPENDIX-RESALE (MO, AR & KS)
                                                                   PAGE 12 OF 12


                  IXC of Record of the names of all end users whose service has been terminated. The end user shall be responsible for any and all charges incurred during the selection period.

         6.10 Nothing herein shall be interpreted to obligate SWBT to continue to provide service to any such end users. Nothing herein shall be interpreted to limit any and all disconnection rights SWBT may have with regard to such end users.

         6.11 After disconnect procedures have begun, SWBT shall not accept service orders from LSP until all unpaid charges are paid. SWBT shall have the right to require a deposit equal to one month's charges (based on the highest previous month of service from SWBT) prior to resuming service to LSP after disconnect for nonpayment.

                                                     APPENDIX-RESALE - EXHIBIT A
                                                                     PAGE 1 OF 2

              SOUTHWESTERN BELL'S RESALE PRODUCT* LIST - RESIDENCE
                                    MISSOURI

                                                                                  AVOIDED COST DISCOUNTS
                                                                           RECURRING              NON-RECURRING
                                                                           ---------              -------------
LOCAL EXCHANGE SERVICE
Life Line and Link Up America Services                                       13.2%                    13 2%
Residence 1 Party                                                            13.2%                    13 2%
Residence Measured                                                           13.2%                    13.2%

EXPANDED LOCAL CALLING
Mandatory EAS                                                                13.2%                    13.2%
Optional Metropolitan Calling Area                                           13.2%                    13.2%

CALL MANAGEMENT SERVICES                                                     13.2%                    13.2%
Auto Redial                                                                  13.2%                    13.2%
Call Blocker                                                                 13.2%                    13.2%
Call Forwarding                                                              13.2%                    13.2%
Call Forwarding - Busy Line                                                  13.2%                    13.2%
Call Forwarding - Busy Line/Don't Answer                                     13.2%                    13.2%
Call Forwarding - Don't Answer                                               13.2%                    13.2%
Call Return                                                                  13.2%                    13.2%
Call Trace                                                                   13.2%                    13.2%
Call Waiting                                                                 13.2%                    13.2%
Calling Name                                                                 13.2%                    13.2%
Calling Number                                                               13.2%                    13.2%
ComCall                                                                      13.2%                    13.2%
Personalized Ring (1 dependent number)                                       13.2%                    13.2%
Personalized Ring (2 dependent numbers - 1st number)                         13.2%                    13.2%
Personalized Ring (2 dependent numbers - 2nd number)                         13.2%                    13.2%
Priority Call                                                                13.2%                    13.2%
Remote Access to Call Forwarding                                             13.2%                    13.2%
Selective Call Forwarding                                                    13.2%                    13.2%
Simultaneous Call Forwarding                                                 13.2%                    13.2%
Speed Calling 8                                                              13.2%                    13.2%
Three Way Calling                                                            13.2%                    13.2%

DIRECTORY ASSISTANCE SERVICES                                                13.2%                    13.2%

ISDN
Digiline(sm)                                                                 13.2%                    13.2%

*Some products not available in all areas.
 Resale products available subject to state and federal rules, regulations and tariffs.

                                                     APPENDIX RESALE - EXHIBIT A
                                                                     PAGE 2 OF 2


              SOUTHWESTERN BELL'S RESALE PRODUCT* LIST - RESIDENCE
                                    MISSOURI

                                                                                  AVOIDED COST DISCOUNTS
                                                                           RECURRING             NON-RECURRING
                                                                           ---------             -------------
OTHER
Customer Alerting Enablement                                                 13.2%                   13.2%
Grandfathered Services                                                       13.2%                   13.2%
Hot Line                                                                     13.2%                   13.2%
Local Operator Assistance Service                                            13.2%                   13.2%
Packages                                                                     13.2%                   13.2%
Promotions (greater than 90 days)                                            13.2%                   13.2%
Preferred Number Service                                                     13.2%                   13.2%
Toll Restriction                                                             13.2%                   13.2%
Voice Dial                                                                   13.2%                   13.2%
Warm Line                                                                    13.2%                   13.2%

TOLL
900 Call Restriction                                                         13.2%                   13.2%
Home 800(SM)                                                                 13.2%                   13.2%
IntraLATA MTS                                                                13.2%                   13.2%
Billed Number Screen (Toll Billing Exception)                                13.2%                   13.2%

NON-TELECOMMUNICATION SERVICES
Bill Plus(SM)                                                                13.2%                   13.2%
Consolidated Billing                                                         13.2%                   13.2%
Company Initiated Suspension and Restoral Service                             0.0%                    0.0%
Customer Initiated Suspension and Restoral Service                            0.0%                    0.0%
Enhanced Directory Listings                                                  13.2%                   13.2%







*Some products not available in all areas.
 Resale products available subject to state and federal rules, regulations and tariffs.

                                                     APPENDIX RESALE - EXHIBIT B
                                                                     PAGE 1 OF 3


               SOUTHWESTERN BELL'S RESALE PRODUCT* LIST - BUSINESS
                                    MISSOURI

                                                                                  AVOIDED COST DISCOUNTS
                                                                           RECURRING             NON-RECURRING
                                                                           ---------             -------------
LOCAL EXCHANGE SERVICE
Business 1 Party                                                             13.2%                   13.2%
Business - Multi-Line Hunting                                                13.2%                   13.2%
Business - Measured                                                          13.2%                   13.2%
Business - Measured (HTG Class of Service)                                   13.2%                   13.2%
Semi Public Coin Telephone Service                                           13.2%                   13.2%

EXPANDED LOCAL CALLING
Mandatory EAS                                                                13.2%                   13.2%
Optional Metropolitan Calling Area                                           13.2%                   13.2%

CALL MANAGEMENT SERVICES
Auto Redial                                                                  13.2%                   13.2%
Call Blocker                                                                 13.2%                   13.2%
Call Forwarding                                                              13.2%                   13.2%
Call Forwarding - Busy Line                                                  13.2%                   13.2%
Call Forwarding - Busy Line/Don't Answer                                     13.2%                   13.2%
Call Forwarding - Don't Answer                                               13.2%                   13.2%
Call Return                                                                  13.2%                   13.2%
Call Trace                                                                   13.2%                   13.2%
Call Waiting                                                                 13.2%                   13.2%
Calling Name                                                                 13.2%                   13.2%
Calling Number                                                               13.2%                   13.2%
ComCall(R)                                                                   13.2%                   13.2%
Personalized Ring (1 dependent number)                                       13.2%                   13.2%
Personalized Ring (2 dependent numbers - 1st number)                         13.2%                   13.2%
Personalized Ring (2 dependent numbers - 2nd number)                         13.2%                   13.2%
Priority Call                                                                13.2%                   13.2%
Remote Access to Call Forwarding                                             13.2%                   13.2%
Selective Call Forwarding                                                    13.2%                   13.2%
Simultaneous Call Forwarding                                                 13.2%                   13.2%
Speed Calling 30                                                             13.2%                   13.2%
Three Way Calling                                                            13.2%                   13.2%

DID
DID (First Block of 100 - Category 1)                                        13.2%                   13.2%
DID (First Block of 10 - Category 1)                                         13.2%                   13.2%
DID (Ea. adl. block of 10 after first 10 - Category 1)                       13.2%                   13.2%
DID (Ea. adl. block of 100 after first 100 - Category 2)                     13.2%                   13.2%
DID (with dial pulse)                                                        13.2%                   13.2%
DID (with Multifrequency)                                                    13.2%                   13.2%
DID (with Dual-Tone Multifrequency)                                          13.2%                   13.2%

TRUNKS
Trunk                                                                        13.2%                   13.2%


*Some products not available in all areas.
 Resale products available subject to state and federal rules, regulations and tariffs.

                                                     APPENDIX RESALE - EXHIBIT B
                                                                     PAGE 2 OF 3


               SOUTHWESTERN BELL'S RESALE PRODUCT* LIST - BUSINESS
                                    MISSOURI


                                                                                  AVOIDED COST DISCOUNTS
                                                                           RECURRING             NON-RECURRING
                                                                           ---------             -------------
AIN
Area Wide Networking                                                         13.2%                   13.2%
Disaster Routing Service                                                     13.2%                   13.2%
Intelligent Redirect(SM)                                                     13.2%                   13.2%
IntelliNumber                                                                13.2%                   13.2%
Positive ID                                                                  13.2%                   13.2%

OTHER
Customer Alerting Enablement                                                 13.2%                   13.2%
Grandfathered Services                                                       13.2%                   13.2%
Hot Line                                                                     13.2%                   13.2%
Hunting                                                                      13.2%                   13.2%
Local Operator Assistance Service                                            13.2%                   13.2%
Night Number associated with Telephone Number                                13.2%                   13.2%
Night Number associated with a Terminal                                      13.2%                   13.2%
Packages                                                                     13.2%                   13.2%
Promotions (greater than 90 days)                                            13.2%                   13.2%
Telebranch(R)                                                                13.2%                   13.2%
Toll Restriction                                                             13.2%                   13.2%
TouchTone (Business)                                                         13.2%                   13.2%
TouchTone (Trunk)                                                            13.2%                   13.2%
Voice Dial                                                                   13.2%                   13.2%
Warm Line                                                                    13.2%                   13.2%

ISDN
Digiline(SM)                                                                 13.2%                   13.2%
Select Video Plus(R)                                                         13.2%                   13.2%
Smart Trunk(SM)                                                              13.2%                   13.2%

DIRECTORY ASSISTANCE SERVICES                                                13.2%                   13.2%

TOLL
800 Service                                                                  13.2%                   13.2%
900 Call Restriction                                                         13.2%                   13.2%
Billed Number Screen (Toll Billing Exception)                                13.2%                   13.2%
IntraLATA MTS                                                                13.2%                   13.2%
MaxiMizer 800(R)                                                             13.2%                   13.2%
OutWATS                                                                      13.2%                   13.2%

PLEXAR(R)
Plexar I(R)                                                                  13.2%                   13.2%
Plexar II(R)                                                                 13.2%                   13.2%


*Some products not available in all areas.
 Resale products available subject to state and federal rules, regulations and tariffs.

                                                     APPENDIX RESALE - EXHIBIT B
                                                                     PAGE 3 OF 3


               SOUTHWESTERN BELL'S RESALE PRODUCT* LIST - BUSINESS
                                    MISSOURI


                                                                                  AVOIDED COST DISCOUNTS
                                                                           RECURRING             NON-RECURRING
                                                                           ---------             -------------
PRIVATE LINE
Analog Private Lines                                                         13.2%                   13.2%
Business Video Service                                                       13.2%                   13.2%
DOVLink                                                                      13.2%                   13.2%
Frame Relay                                                                  13.2%                   13.2%
MegaLink II(R)                                                               13.2%                   13.2%
MegaLink III(R)                                                              13.2%                   13.2%
MicroLink I(R)                                                               13.2%                   13.2%
Multi Point Video                                                            13.2%                   13.2%
Network Recongiguration Service                                              13.2%                   13.2%

NON-TELECOMMUNICATION SERVICES
Bill Plus(SM)                                                                13.2%                   13.2%
Consolidated Billing                                                         13.2%                   13.2%
Company Initiated Suspension and Restoral Service                             0.0%                    0.0%
Customer Initiated Suspension and Restoral Service                            0.0%                    0.0%
Enhanced Directory Listings                                                  13.2%                   13.2%






*Some products not available in all areas.
 Resale products available subject to state and federal rules, regulations and tariffs.

                                                     APPENDIX RESALE - EXHIBIT C
                                                                     PAGE 1 OF 1

                           APPENDIX RESALE - EXHIBIT C
                                    MISSOURI
                   OS/DA PRICING - BRANDING, RATE & REFERENCE



The following rates will apply for each service element:

A.  CALL BRANDING

An initial non-recurring charge applies per TOPS switch, per brand for the establishment of LSP specific Call Branding. A Per Call charge also applies.
When there are subsequent changes to the branding announcement, an additional non-recurring charge will also apply per change.

                                                     Rate per initial load group             $2,325.00
                                                  Rate per load for Brand change             $2,325.00
                                                                        Per Call               $0.02

B.  DIRECTORY ASSISTANCE RATE/REFERENCE INFORMATION

An initial non-recurring charge applies per TOPS switch for the initial load of
LSP's DA Services Rate/Reference Information. An additional non-recurring charge applies for each subsequent change to Rate/Reference Information.
                                                           Rate per initial load             $3,850.00
                                                 Rate per subsequent rate change             $2,850.00
                                            Rate per subsequent reference change             $2,850.00

C.  OPERATOR SERVICES RATE/REFERENCE INFORMATION

An initial non-recurring charge applies per TOPS switch for the initial load of
LSP's Operator Services Rate/Reference Information. An additional non-recurring charge applies for each subsequent change to Rate/Reference Information.
                                                           Rate per initial load             $3,850.00
                                                 Rate per subsequent rate change             $2,850.00
                                            Rate per subsequent reference change             $2,850.00

                                                                    APPENDIX UNE
                                                                    Page 2 of 16
                 APPENDIX: UNBUNDLED NETWORK ELEMENTS (UNE)

I.       Introduction

         A. This Appendix Unbundled Network Elements to the Agreement sets forth the unbundled Network Elements that SWBT agrees to offer to LSP. The specific terms and conditions that apply to the unbundled Network Elements are described below. The prices for Network Elements are set forth in Appendix Pricing Schedule.

II.      General Terms and Conditions

         A. SWBT and LSP may agree to connect LSP's facilities with SWBT's network at any technically feasible point for access to unbundled Network Elements for the provision by LSP of a Telecommunications Service. Unbundled Network Elements may not be connected to or combined with SWBT access services or other SWBT tariffed service offerings with the exception of tariffed collocation services.

         B. SWBT will provide LSP access to the unbundled Network Elements to permit LSP to combine such Network Elements with other Network Elements obtained from SWBT or with network components provided by itself to provide Telecommunications Services to its customers, provided that such combination is technically feasible and would not impair the ability of other carriers to obtain access to other unbundled network elements or to interconnect with SWBT's network. Any request by LSP for SWBT to provide a type of connection between Network Elements that is not currently being utilized in the SWBT network and is not otherwise provided for under this Agreement will be made in accordance with the Bona Fide Request process described in
                  Section III.

         C. When LSP orders unbundled network elements, SWBT will perform the functions necessary to combine unbundled network elements in any manner required by law, even if those elements are not ordinarily combined in SWBT's network, provided that such combination is a) technically feasible; and b) would not impair the ability of other carriers to obtain access to unbundled network elements or to interconnect with SWBT's network as provided in F.C.C. Rule 51.315 (c).

         D. LSP is responsible to designate each network element being ordered from SWBT and how those network elements are to be combined. Where multiple SWBT network elements are to be combined, LSP must designate the order in which the elements are to be connected. Where SWBT network elements are to be connected to another carrier's network element(s), LSP will designate how SWBT network element(s) are to be connected (i.e., cross connected) to the network element(s) of the other telecommunications carrier.

                                                                    APPENDIX UNE
                                                                    Page 3 of 16


         E. Various subsections below list the Network Elements that LSP and SWBT have identified as of the Effective Date of this Agreement. SWBT will upon request of LSP and to the extent technically feasible provide LSP additional Network Elements or modifications to previously identified Network Elements for the provision by LSP of a Telecommunications Service. Such requests will be processed in accordance with the Bona Fide Request process.

         F. Unbundled Network Elements are provided under this agreement over such routes, technologies, and facilities as SWBT may elect at its own discretion. If LSP requests special facilities, equipment or routing of unbundled network elements such requests will be handled under the Bona Fide Request process.

         G. Subject to the terms herein, SWBT is responsible only for the installation, operation and maintenance of the Network Elements it provides. SWBT is not otherwise responsible for the Telecommunications Services provided by LSP through the use of those elements.

         H. Where unbundled elements provided to LSP are dedicated to a single end user, if such elements are for any reason disconnected they will be made available to SWBT for future provisioning needs. The LSP agrees to relinquish control of any such unbundled element concurrent with the disconnection of a LSPs end user's service.

         I. The Parties acknowledge that the Commission may decline to require unbundling of Network Elements beyond those identified in 47 CFR Section 51.319 if the Commission concludes that: (1) such Network Element is proprietary or contains proprietary information that will be revealed if such Network Element is provided to LSP on an unbundled basis, and LSP could offer the same proposed Telecommunications Service through the use of other, nonproprietary Network Elements within SWBT's network; or (2) the Commission concludes that the failure of SWBT to provide access to such Network Element would not decrease the quality of, and would not increase the financial or administrative cost of, the Telecommunications Service LSP seeks to offer, compared with providing that service over other unbundled Network Elements in SWBT's network.

         J. LSP will, upon request of SWBT, and to the extent technically feasible, provide SWBT access to Network Elements for the provision of SWBT's telecommunications services in accordance with the Act. Such request by SWBT will be processed in accordance with the Bona Fide Request process.

         K. Each Party is solely responsible for the services it provides to its end users and to other Telecommunications Carriers.

                                                                    APPENDIX UNE
                                                                    Page 4 of 16

         L. Network elements provided to LSP under the provisions of this Appendix will remain the property of SWBT.

         M. SWBT will provide network elements where technically feasible. Where facilities and equipment are not available, LSP may request and, to the extent required by law and as SWBT may otherwise agree, SWBT may provide Network Elements through the Bona Fide Request process.

         N. The elements provided pursuant to this Agreement will be available to SWBT at times mutually agreed upon in order to permit SWBT to make tests and adjustments appropriate for maintaining the services in satisfactory operating condition. No credit will be allowed for any interruptions involved during such tests and adjustments.

         O. LSP's use of any SWBT network element, or of its own equipment or facilities in conjunction with any SWBT network element, will not materially interfere with or impair service over any facilities of SWBT, its affiliated companies or its connecting and concurring carriers involved in its services, cause damage to their plant, impair the privacy of any communications carried over their facilities or create hazards to the employees of any of them or the public. Upon reasonable written notice and opportunity to cure, SWBT may discontinue or refuse service if LSP violates this provision.

         P. When converting a SWBT account to an LSP account or between LSP and another provider, the conversion will be handled as a disconnect of the current account and a new connect of the unbundled network elements account.

         Q.       Performance of Network Elements

                  1. Each Network Element provided by SWBT to LSP will meet applicable regulatory performance standards and be at least equal in quality and performance as that which SWBT provides to itself. Each Network Element will be provided in accordance with SWBT Technical Publications or other written descriptions, if any, as changed from time to time by SWBT at its sole discretion. LSP may request, and SWBT will provide, to the extent technically feasible, Network Elements that are superior or lesser in quality than SWBT provides to itself and such service will be requested pursuant to the Bona Fide Request process.

                  2. Nothing in this Agreement will limit either Party's ability to modify its network through the incorporation of new equipment, new software or otherwise. Each Party will provide the other Party written notice of any such upgrades in its network which will materially impact the other Party's service consistent with the timelines established by the FCC in the Second Report and Order, CC Docket 96-98. LSP will be solely responsible, at its own

                                                                    APPENDIX UNE
                                                                    Page 5 of 16

                           expense, for the overall design of its
                           telecommunications services and for any redesigning or rearrangement of its telecommunications services which may be required because of changes in facilities, operations or procedure of SWBT, minimum network protection criteria, or operating or maintenance characteristics of the facilities.

         R. LSP will connect equipment and facilities that are compatible with the SWBT Network Elements and will use Network Elements in accordance with the applicable regulatory standards and requirements referenced in paragraph II, Q.

III.     Bona Fide Request

         A. Sections IV - XI below identify specific unbundled Network Elements and provide the terms and conditions on which SWBT will offer them to LSP. Any request by LSP for an additional unbundled Network Element, or modifications to previously identified Network Elements, both to the extent technically feasible, will be considered under this Bona Fide Request process. Where facilities and equipment are not available, LSP may request and SWBT may agree to provide, Network Elements through the Bona Fide Request process.

         B. Each Party will promptly consider and analyze access to new unbundled Network Element with the submission of a Network Element Bona Fide Request hereunder. The Network Element Bona Fide Request process set forth herein does not apply to those services requested pursuant to Report & Order and Notice of Proposed Rulemaking 91-141 (rel. Oct. 19, 1992) paragraph 259 and n. 603 and subsequent rulings.

         C. A Network Element Bona Fide Request will be submitted in writing and will include a technical description of each requested Network Element, the date when interconnection is requested and the projected quantity of interconnection points ordered with a demand forecast.

         D. The requesting Party may cancel a Network Element Bona Fide Request at any time, but will pay the other Party's reasonable and demonstrable costs of processing and/or implementing the Network Element Bona Fide Request up to the date of cancellation.

         E. Within ten (10) business days of its receipt, the receiving Party will acknowledge receipt of the Network Element Bona Fide Request.

         F. Except under extraordinary circumstances, within thirty (30) days of its receipt of a Network Element Bona Fide Request, the receiving Party will provide to the requesting Party a preliminary analysis of such Network Element Bona Fide Request. The preliminary analysis will confirm that the receiving Party will offer access to the Network Element or will provide a detailed explanation that access to the Network Element is not

                                                                    APPENDIX UNE
                                                                    Page 6 of 16

                  technically feasible and/or that the request does not qualify as a Network Element that is required to be provided under the Act.

         G. If the receiving Party determines that the Network Element Bona Fide Request is technically feasible and otherwise qualifies under the Act, it will promptly proceed with developing the Network Element Bona Fide Request upon receipt of written authorization from the requesting Party. When it receives such authorization, the receiving Party shall promptly develop the requested services, determine their availability, calculate the applicable prices and establish installation intervals.

         H. Unless the Parties otherwise agree, the Network Element Bona Fide Request must be priced in accordance with Section 252(d)
                  (1) of the Act.

         I. As soon as feasible, but not more than ninety (90) days after its receipt of authorization to proceed with developing the Network Element Bona Fide Request, the receiving Party shall provide to the requesting Party a Network Element Bona Fide Request quote which will include, at a minimum, a description of each Network Element, the availability, the applicable rates and the installation intervals.

         J. Within thirty (30) days of its receipt of the Network Element Bona Fide Request quote, the requesting Party must either confirm its order for the Network Element Bona Fide Request pursuant to the Network Element Bona Fide Request quote or seek arbitration by the Commission pursuant to Section 252 of the Act.

         K If a Party to a Network Element Bona Fide Request believes that the other Party is not requesting, negotiating or processing the Network Element Bona Fide Request in good faith, or disputes a determination, or price or cost quote, such Party may seek mediation or arbitration by the Commission pursuant to Section 252 of the Act.

IV.      Network Interface Device

         A. The Network Interface Device (NID) is a cross-connect used to connect loop facilities to inside wiring. The fundamental function of the NID is to establish the official network demarcation point between a carrier and its end-user customer. The NID contains the appropriate and accessible connection points or posts to which the service provider and the end-user customer each make its connections.

         B. LSP may connect to the customer's inside wire at the SWBT NID, as is, at no charge. Any repairs, upgrade and rearrangements required by LSP will be performed by SWBT based on time and material charges.

         C. LSP will provide its own NID and will interface to the customer's premises wiring through connections in the customer chamber of the SWBT NID.

                                                                    APPENDIX UNE
                                                                    Page 7 of 16


         D. With respect to multiple dwelling units or multiple-unit business premises, LSP will provide its own NID, will connect directly with the customer's inside wire and will not require any connection to the SWBT NID, unless such premises are served by "single subscriber" type NIDs.

         E. The SWBT NIDs that LSP uses under this Appendix will be those installed by SWBT to serve its customers.

         F. LSP will not attach to or disconnect SWBT's ground. LSP will not cut or disconnect SWBT's loop from its protector. LSP will not cut any other leads in the NID. LSP will protect all disconnected leads with plastic sleeves and will store them within the NID enclosure. LSP will tighten all screws or lugs loosened by LSP in the NID's enclosure and replace all protective covers.

V.       Local Loop

         A. A "loop" is a dedicated transmission facility between a distribution frame (or its equivalent) in a SWBT central office and an end user customer premises.

         B. SWBT will provide at the rates, terms, and conditions set out in Appendix Pricing Schedule the following:

                  1. The 2-Wire analog loop supports analog voice frequency, voice band services with loop start signaling within the frequency spectrum of approximately 300 Hz and 3000 Hz

                  2. SWBT will offer 5 dB conditioning on a 2-wire analog loop as the standard conditioning option available.

                  3. The 4-Wire analog loop provides a non-signaling voice band frequency spectrum of approximately 300 Hz to 3000 Hz. The 4-Wire analog loop provides separate transmit and receive paths.

                  4. The 2-Wire digital loop 160 Kbps supports Basic Rate ISDN (BRI) digital exchange services. The 2-Wire digital loop 160 Kbps supports usable bandwidth up to 160 Kbps.

                  5. The 4-Wire digital loop 1.544 Mbps will support DS1 service including Primary Rate ISDN (PRI). The 4-wire digital loop 1.544 Mbps supports usable bandwidth up to 1.544 Mbps.

         C. If LSP requests one or more unbundled Loops serviced by Integrated Digital Loop Carrier (IDLC) or Remote Switching technology, SWBT will, where available, move the requested unbundled Loop(s) to a spare, existing physical or a universal digital loop carrier unbundled Loop at no additional charge to LSP. If, however, no spare unbundled Loop is available, SWBT will within two business days, excluding weekends and holidays, of LSP's request notify LSP of the lack of

                                                                    APPENDIX UNE
                                                                    Page 8 of 16

                  available facilities. LSP may request alternative arrangements through the Bona Fide Request process.

         D. In addition to any liability provisions in this agreement, SWBT does not guarantee or make any warranty with respect to unbundled loops when used in an explosive atmosphere. LSP will indemnify, defend and hold SWBT harmless from any and all claims by any person relating to LSP's or LSP end user's use of unbundled loops in an explosive atmosphere.

VI.      Local Switching

         A. The local switching element encompasses line-side and trunk side facilities plus the features, functions and capabilities of the switch. The line side facilities include the connection between a loop termination at, for example, a main distribution frame (MDF), and a switch line card. Trunk-side facilities include the connection between, for example, trunk termination at a trunk-side cross-connect panel and a trunk card. The local switching element includes all features, functions, and capabilities of the local switch, including but not limited to the basic switching function of connecting lines to lines, lines to trunks, trunks to lines and trunks to trunks. It also includes the same basic capabilities that are available to SWBT customers, such as a telephone number, dial tone, signaling and access to 911, operator services, directory assistance, and features and functions necessary to provide services required by law. In addition, the local switching element includes all vertical features that the switch is capable of providing, including custom calling, CLASS features, and centrex-like capabilities.

         B. SWBT will route InterLATA calls as defined by the exchange dialing plan via the existing PIC process when LSP uses Local Switching elements. Until such time that the commission mandates intraLATA presubscription, SWBT will route IntraLATA Toll calls as defined by the exchange dialing plan when LSP uses Local Switching elements and will provide intraLATA toll to LSP without other usage sensitive charges. When the commission mandates intraLATA presubscription, SWBT will route IntraLATA Toll calls to the presubscribed carrier.

         C. When LSP requests Unbundled Common Transport, SWBT's Local Switching element will route local calls on SWBT's common network to the appropriate trunk or lines for call origination or termination.

         D. SWBT will provide the Local Switching element only with standard central office treatments (e.g., busy tones, vacant codes, fast busy, etc.), supervision and announcements.

         E. SWBT will control congestion points such as those caused by radio station call-ins, and network routing abnormalities, using capabilities such as Automatic Call Gapping, Automatic Code Gapping, Automatic

                                                                    APPENDIX UNE
                                                                    Page 9 of 16


                  Congestion Control, and Network Routing Overflow. LSP agrees to respond to SWBT's notifications regarding network congestion.

         F. SWBT will provide switch interfaces to adjuncts in the same manner it provides them to itself. LSP requests for use of SWBT adjuncts will be handled through the Bona Fide Request process.

         G. SWBT will allow LSP to designate the features and functions that are activated on a particular unbundled switch port to the extent such features and functions are available or as may be requested by the Bona Fide Request process.

         H.       Switch Ports

                  1. Analog Line Port: A line side switch connection available in either a loop or ground start signaling configuration used primarily for Switched voice communications.

                  2. Analog (DID) Trunk Port: A trunk side switch connection used for voice communications via customer premises equipment primarily provided by a Private Branch Exchange (PBX) switch.

                  3. ISDN Basic Rate Interface (BRI) Port: A line side switch connection which provides ISDN Basic Rate Interface (BRI) based capabilities.

                  4. ISDN Primary Rate Interface (PRI) Trunk Side Port: trunk side switch connection which provides Primary Rate Interface (PRI) ISDN Exchange Service capabilities.

VII.     Tandem Switching

         A. Tandem Switching is defined as: (1) trunk-connect facilities, including but not limited to the connection between trunk termination at a cross-connect panel and a switch trunk card,
                  (2) the basic switching function of connecting trunks to trunks; and (3) all technically feasible functions that are centralized in tandem switches (as distinguished from separate end-office switches), including but not limited to call recording, the routing of calls to operator services, and signaling conversion features.

         B. Tandem Switching will provide trunk to trunk connections for local calls between two end offices.

         C. To the extent all signaling is SS7, Tandem Switching will preserve CLASS/LASS features and Caller ID as traffic is processed. Additional signaling information and requirements are provided in Section IX.

VIII.    Interoffice Transport

         A. The Interoffice Transport network element is defined as SWBT interoffice transmission facilities dedicated to a particular customer or carrier, or shared by more than one customer or carrier, that provide

                                                                    APPENDIX UNE
                                                                   Page 10 of 16


                  telecommunications between wire centers owned by SWBT or LSP, or between switches owned by SWBT or LSP. Interoffice Transport includes Common Transport and Dedicated Transport.

         B. SWBT will be responsible for the engineering, provisioning, and maintenance of the underlying equipment and facilities that are used to provide Interoffice Transport.

         C. Common Transport - Common Transport is a shared interoffice transmission path between SWBT switches. Common Transport will permit LSP to connect its Unbundled Local Switching element purchased from SWBT with Common Transport to transport the local call dialed by the Unbundled Local Switching element to its destination through the use of SWBT's common transport network. Common Transport will also permit LSP to utilize SWBT's common network between a SWBT tandem and a SWBT end office.

         D.       Dedicated Transport

                  1. Dedicated Transport is an interoffice transmission path dedicated to a particular customer or carrier that provides telecommunications between wire centers owned by SWBT or LSP, or between switches owned by SWBT or LSP.

                  2. SWBT will offer Dedicated Transport as a circuit (e.g., DS1, DS3) dedicated to LSP.

                  3. SWBT will provide Dedicated Transport at the following speeds: DS1 (1.544 Mbps), DS3 (45 Mbps), OC3 (155.520 Mbps) and OC12 (622.080 Mbps). In
                           addition, SWBT offers OC48 (2488.320 Mbps) bandwidth as an option for interoffice capacity.

                  4. In addition to any liability provisions in this agreement, SWBT does not guarantee or make any warranty with respect to entrance facilities when used in an explosive atmosphere. LSP will indemnify, defend and hold SWBT harmless from any and all claims by any person relating to LSP's or LSP end user's use of unbundled loops in an explosive atmosphere.

         E. Digital Cross-Connect System (DCS) - SWBT will offer Digital Cross-Connect System (DCS) in conjunction with the unbundled dedicated transport element with the same functionality that is offered to interexchange carriers.

IX. Signaling Networks and Call-Related Databases - Signaling Networks and Call-Related Databases are Network Elements that includes Signaling Link Transport, Signaling Transfer Points, and Service Control Points and Call-Related Databases. Access to SWBT's signaling network and call related databases will be provided as described in the following
         Appendices: SS7, LIDB Validation, LIDB, CNAM, 800, and AIN.

                                                                    APPENDIX UNE
                                                                   Page 11 of 16


X.       Operations Support Systems Functions

         A. Operations Support Systems Functions consist of pre-ordering, ordering, provisioning, maintenance and repair, and billing functions supported by SWBT's databases and information.

         B. SWBT will provide LSP access to its Operations Support Systems Functions as outlined in Appendix OSS.

XI.      Cross Connects

         A. The cross connect is the media between the SWBT distribution frame and an LSP designated collocation or to other SWBT unbundled network elements purchased by LSP.

         B. SWBT offers a choice of four types of cross connects with each unbundled loop type. The applicable cross connects are as follows:

                  1.       Cross connect to DCS
                  2.       Cross connect to MUX
                  3.       Cross connect to Collocation
                  4.       Cross connect to Switch Port

         C. Cross connects must also be ordered with Unbundled Dedicated Transport (UDT).

                  1. The LSP must specify when placing an UDT order, in what order the unbundled network components are to be connected.

                  2. The Cross Connect being requested must have a compatible interface to each of the elements which the Cross Connect is joining together.

                  3.       The following cross connects are available with UDT:

                           a)       Voice Grade 2-Wire
                           b)       Voice Grade 4-Wire
                           c)       DS0 - DCS to Collocation
                           d)       DS1
                           e)       DS3
                           f)       OC3
                           g)       OC12
                           h)       OC48

XII.     Pricing

         A. Attached hereto as Appendix Pricing Schedule is a schedule which reflects the prices at which SWBT agrees to furnish Unbundled Network Elements to LSP. LSP agrees to compensate SWBT for unbundled Network elements at the rates contained in this Appendix. Unbundled Network Elements are available from SWBT on a per unbundled Network Element basis at prices as contained in Appendix Pricing Schedule.

                                                                    APPENDIX UNE
                                                                   Page 12 of 16


         B. For any rate element and/or charge contained in or referenced to in this Appendix that are not listed in the attached Appendix Pricing Schedule, including Bona Fide Requests, SWBT and LSP will negotiate prices.

         C. Unless otherwise stated, SWBT will render a monthly bill for Network Elements provided hereunder. Remittance in full will be due within thirty (30) days of receipt of invoice. Interest will apply on overdue amounts.

         D. SWBT will recover the costs of modifying its outside plant facilities for LSP space requirements. These costs will be recovered via the Bona Fide Request process described herein.

         E.       Recurring Charges

                  1. Unless otherwise listed below, where Rates are shown as monthly, a month will be defined as a calendar month. The minimum term for each monthly rated element will be one (1) month. After the initial month, billing will be on the basis of whole or fractional months used. The minimum service period for elements provided under the Bona Fide Request process may be longer.

                  2. When an unbundled network element with a minimum period greater than one month is discontinued prior to the expiration of the minimum period, the applicable charge will be the total monthly charges, for the remainder of the minimum period.

                  3. The minimum service period for unbundled dedicated transport elements is 12 months.

                  4. Where rates will be based on minutes of use, usage will be accumulated at the end office or other measurement point without any per call rounding and total minutes by end office are rounded to the next higher minute. LSP will pay for all usage on such calls including those that are not completed due to busy or don't answer conditions.

                  5. Where rates are based on miles, the mileage will be calculated on the airline distance involved between the locations. To determine the rate to be billed, SWBT will first compute the mileage using the V&H coordinates method, as set forth in the National Exchange Carrier Association, Inc. Tariff F.C.C. No
                           4. When the calculation results in a fraction of a mile, SWBT will round up to the next whole mile before determining the mileage and applying rates.

         F.       Non-Recurring Charges

                  1. There are non-recurring charges for the first connection on an LSP order as well as separate non-recurring charges for each additional connection associated with the same LSP order at the same LSP

                                                                    APPENDIX UNE
                                                                   Page 13 of 16


                           specified premises. When converting the SWBT account to LSP or between LSP and another local service provider, the conversion will be handled as a disconnect of the current account and a new connect of the unbundled network element account.

                  2. LSP will pay a non-recurring charge when an LSP adds or removes a signaling point code. The rates and charges for Signaling Point Code(s) are identified in the Pricing Schedule. This charge also applies to point code information provided by LSP allowing other telecommunications providers to use LSP's SS7 signaling network.

                  3. A service order processing (Service Order) charge will apply for each service order issued by SWBT to process a request for installation, disconnection, rearrangement, changes to or record orders for unbundled elements.

         G.       Maintenance of Elements

                  1. The network elements provided by SWBT pursuant to this Appendix will be maintained by SWBT. LSP or others may not rearrange, move, disconnect, remove or attempt to repair any facilities provided by SWBT, other than by connection or disconnection to any interface means used, except with the written consent of SWBT.

                  2. If trouble occurs with unbundled network elements provided by SWBT, LSP will first determine whether the trouble is in LSP's own equipment and/or facilities or those of the end user. If LSP determines the trouble is in SWBT's equipment and/or facilities, LSP will issue a trouble report to SWBT.

                  3. LSP will pay Time and Material charges when LSP reports a suspected failure of a network element and SWBT dispatches personnel to the end user's premises or a SWBT central office and trouble was not caused by SWBT's facilities or equipment. Time and Material charges will include all technicians dispatched, including technicians dispatched to other locations for purposes of testing.

                  4. LSP will pay Time and Material charges when SWBT dispatches personnel and the trouble is in equipment or communications systems provided an entity by other than SWBT or in detariffed CPE provided by SWBT, unless covered under a separate maintenance agreement.

                  5. If LSP issues a trouble report allowing SWBT access to the end user's premises and SWBT personnel are dispatched but denied access to the premises, then Time and Material charges will apply

                                                                    APPENDIX UNE
                                                                   Page 14 of 16


                           for the period of time that SWBT personnel are dispatched. Subsequently, if SWBT personnel are allowed access to the premises, the charges discussed herein will still apply.

                  6. Time and Material charges apply on a first and additional basis for each half hour or fraction thereof. If more than one technician is dispatched in conjunction with the same trouble report, the total time for all technicians dispatched will be aggregated prior to the distribution of time between the "First Half Hour or Fraction Thereof" and "Each Additional Half Hour or Fraction Thereof" rate categories. Basic Time is work related efforts of SWBT performed during normally scheduled working hours on a normally scheduled work day. Overtime is work related efforts of SWBT performed on a normally scheduled work day, but outside of normally scheduled working hours. Premium Time is work related efforts of SWBT performed other than on a normally scheduled work day.

                  7. If LSP requests or approves a SWBT technician to perform services in excess of or not otherwise contemplated by the nonrecurring charges herein, LSP will pay for any additional work to perform such services, including requests for installation or conversion outside of normally scheduled working hours.

         H.       Other Pricing Terms and Conditions for Unbundled Local
                  Switching (ULS)

                  1. When LSP purchases Unbundled Local Switching, SWBT will provide LSP the vertical features that the switch is equipped to provide, as part of the usage charges associated with ULS. LSP will pay non-recurring charges to activate such features in association with a particular ULS Port type. There are two levels of non-recurring charges. The first will apply when the features are activated at the same time the port is established. A different non-recurring charge applies when the feature is activated subsequent to initial installation of the port.

                  2. When the NXX of the telephone number provided to LSP is one associated with an optional EAS arrangement, LSP will pay a flat-rated monthly port additive for the optional EAS toll package(s) inherent in the telephone number.

                  3. LSP will pay the Toll Free Database query rate for each query received and processed by SWBT's database. When applicable, the charge for the additional features (Designated 10-Digit Translation, Call Validation and Call Handling and Destination) are per query and in addition to the Toll Free Database query charge, and will also be paid by LSP.

                                                                    APPENDIX UNE
                                                                   Page 15 of 16

                  4. Use of SWBT's SS7 signaling network will be provided for unbundled local switching as set forth in Appendix SS7. LSP does not separately order SS7 under this method. LSP will be charged for the use of the SWBT SS7 network on a per call basis when the SS7 network is used in conjunction with unbundled local switching.

                  5. With Unbundled Local Switching, SWBT will make available features that require resources outside the switch, but LSP will pay additional charges (e.g., TCAP messages, SS7 Signaling, database queries, etc.) for such features.

                  6. Associated with Unbundled Local Switching, LSP will pay a non-recurring and a monthly recurring charge for the establishment of common block for a particular end user served by LSP. LSP will also pay a non-recurring charge for activation of features associated with individual ports and for subsequent changes to features associated with individual ports. These non-recurring charges are separate from the service charges for service order processing.

         I.       Temporary Rate Structure for Unbundled Local Switching (ULS)

                  1. LSP will be charged a per minute rate for each local call generated by an unbundled local ULS port, when both the originating and terminating telephone number are in the same 11 digit CLLI end office. When LSP uses a ULS port to initiate a call to a terminating number associated with a different 11 digit CLLI, LSP will pay a rate per minute for ULS plus a rate per minute for UCT transport. The parties agree to assume that SWBT's common transport network is used in this latter case.

         J.       Standard Interim Structure for ULS

                  1. Intra Switch Calls - On calls originating and terminating in the same switch:

                           a) LSP will pay ULS-O for a call originating from an ULS line or trunk port that terminates to a SWBT end user service line or any other unbundled line or trunk port which is connected to the same end office switch.

                           b) LSP will pay ULS-O for a centrex-like ULS intercom call in which the LSP's user dials from one centrex-like station to another centrex-like station in the same common block defined system.

                           c)       SWBT will not bill ULS-T for calls
                                    originating from a bundled line port (a line port associated with the provision

                                                                    APPENDIX UNE
                                                                   Page 16 of 16


                                    of resold local service by SWBT, or
                                    associated with local service to SWBT end
                                    user) and terminating to a ULS Port.

                           d) SWBT will not bill ULS-T for Intraswitch calls originated by an unbundled ULS port even when the line to which the call is terminated is another ULS Port.

                  2. Inter Switch Calls - On calls not originating and terminating in the same switch:

                           a) When a call originates from an ULS Port and is routed to SWBT's public network via a connection to UCT, ULS-O will apply. Charges for UCT as outlined below will also apply.

                           b) When an InterLATA toll call is initiated from an ULS port it will be routed to the end user PIC choice. ULS-O usage charges will apply to LSP in such event.

                           c)       Until IntraLATA Dialing Parity, all
                                    intraLATA toll calls initiated by ULS Port will be routed to SWBT. The LSP will pay IntraLATA toll rates for such calls. No ULS usage charges will apply to LSP in such event.

                           d) After IntraLATA Dialing Parity, IntraLATA toll calls from ULS Ports will be routed to the end user PIC choice. ULS-O charges will apply.

                           e) When LSP uses ULS Ports to initiate an 800/888 call, SWBT will perform the appropriate database query and route the call to the indicated IXC. No ULS-O charges will apply to the ULS Port.

                           f) When a call that has been routed through SWBT's public network terminates to an ULS Port, from another of the same LSP's ports or another LSP's ULS Port, ULS-T charges will apply.

                           g) When a call that has been routed through SWBT's public network terminates to an ULS Port, from the bundled local exchange service of SWBT, ULS-T charges will apply.

                           h) When a call terminates to an ULS Port via terminating access services provided by SWBT (e.g., FGA, FGB, FGD, WATS etc.) SWBT will assess ULS-T charges.

                           i) When a call which has been routed from another network terminates to an ULS line port, ULS-T charges will apply.

                          UNE PRICE LIST - MISSOURI

                                                                 Monthly/MOU Rates              Nonrecurring Charge

                                                         Zone A       Zone B       Zone C       Initial    Additional
                                                         ------       ------       ------       -------    ----------
Network Interface Device (NID)
         Disconnect Loop from inside wiring, per NI         N/A          N/A          N/A       $60.40      $30.20

Unbundled Loops
         2-Wire Analog                                   $42.65       $27.10       $16.95       $53.20      $22.65
           Conditioning for dB Loss                       $6.85        $6.85        $6.85       $46.45      $17.50
         4-Wire Analog                                   $85.30       $54.20       $33.90       $53.20      $22.65
         2-wire Digital                                  $84.35       $59.70       $44.40      $117.80      $61.65
         4-wire Digital                                 $167.10      $152.15      $135.25      $278.65     $110.00

Loop Cross Connects
         Analog Loop to Collocation
              2-wire cross connect                        $2.15        $2.15        $2.15       $71.25      $67.80
              4-wire cross connect                        $4.20        $4.20        $4.20       $84.35      $80.90
         Digital Loop to Collocation
              2-wire cross connect                        $2.15        $2.15        $2.15       $71.25      $67.80
              4-wire cross connect                       $11.35       $11.35       $11.35       $84.35      $80.90
         Analog Loop to Multiplexer/Interoffice
              2-wire cross connect                        $5.05        $5.05        $5.05      $104.85      $96.35
              4-wire cross connect                        $6.80        $6.80        $6.80      $122.95     $114.45
         Digital Loop to Multiplexer/Interoffice
              2-wire cross connect                       $12.10       $12.10       $12.10      $104.85      $96.35
         Analog Loop to DCS/Switch Port
              2-wire cross connect                           NC           NC           NC           NC          NC
              4-wire cross connect                           NC           NC           NC           NC          NC
         Digital Loop to DCS/Switch Port
              2-wire cross connect                           NC           NC           NC           NC          NC
              4-wire cross connect                           NC           NC           NC           NC          NC

Local Switching
Interim Structure
     Within the Same Central Office
       Per Originating or Terminating MOU             $0.005510    $0.006728    $0.006841          N/A         N/A
     Between Different Central Offices
       Per Originating or Terminating MOU             $0.012929    $0.015253    $0.015553          N/A         N/A
Long Term Structure
       Per Originating or Terminating MOU             $0.005510    $0.006728    $0.006841          N/A         N/A

Customized Routing                                          ICB          ICB          ICB          ICB         ICB

Port Charge Per Month
         Analog Line Port                                 $3.40        $3.40        $3.40       $81.90      $73.45
         Analog Trunk Side (DID)                         $23.85       $23.85       $23.85      $140.70          --
         BRI Port                                         $6.70        $6.70        $6.70       $13.30       $7.25
         PRI Port                                       $198.70      $198.70      $198.70      $441.10     $202.60
         Feature Activation per Port Type                   ICB          ICB          ICB          ICB         ICB
         Centrex-like System Charges                        ICB          ICB          ICB          ICB         ICB
         EAS Port Additive                               $24.80       $24.80       $24.80           NA          NA

Tandem Switching
         per Minute Of Use                            $0.002795    $0.002795    $0.002795           --          --

Common Transport
         per Minute Of Use                            $0.000511    $0.000399    $0.000473           --          --

Dedicated Transport
         Entrance Facility:
         DS1                                            $148.95      $148.95      $148.95      $628.00     $456.00
         DS3                                          $1,805.00    $1,805.00    $1,805.00      $637.00     $496.00
         Interoffice Transport:
         DS1          First Mile                         $69.00       $69.00       $69.00      $408.00     $314.00


                          UNE PRICE LIST - MISSOURI


                      Each Additional Mile                $17.70      $17.70       $17.70            N/A          N/A
         DS3          First Mile                         $933.00     $933.00      $933.00        $473.00      $341.00
                      Each Additional Mile               $118.00     $118.00      $118.00            N/A          N/A


Dedicated Transport Cross Connects
         Voice Grade 2-wire                                   NC          NC           NC             NC           NC
         Voice Grade 4-wire                                   NC          NC           NC             NC           NC
         DS0 to DCS                                           NC          NC           NC             NC           NC
         DS1                                                  NC          NC           NC             NC           NC
         DS3                                                  NC          NC           NC             NC           NC


Digital Cross-Connect System
         DCS Port Charge
         DSO                                              $12.00      $12.00       $12.00         $20.00          N/A
         DS1                                              $45.14      $45.14       $45.14         $43.00          N/A
         DS3                                             $490.05     $490.05      $490.05         $32.00          N/A
         DCS Establishment Charge                            N/A         N/A          N/A      $1,722.00          N/A
         Database Modification Charge                        N/A         N/A          N/A         $80.00          N/A
         Reconfiguration Charge                              N/A         N/A          N/A          $1.25          N/A


Service Order Charges - Unbundled Elements                Simple      Complex
         New Service                                      $60.00     $245.00
         Change                                           $58.00     $136.00
         Record                                           $36.00     $114.00
         Disconnect                                       $30.00      $65.00


                                                         Nonrecurring Charge
Maintenance of Service Charges                           Initial    Additional
         Basic Time                                       $30.93      $21.32 per 1/2 hr. or fraction thereof
         Overtime                                         $36.35      $26.73 per 1/2 hr. or fraction thereof
         Premium Time                                     $41.77      $32.15 per 1/2 hr. or fraction thereof


Time and Material Charges
         Basic Time                                       $30.93      $21.32 per 1/2 hr. or fraction thereof
         Overtime                                         $36.35      $26.73 per 1/2 hr. or fraction thereof
         Premium Time                                     $41.77      $32.15 per 1/2 hr. or fraction thereof

                                                               APPENDIX WIRELESS
                                                                     PAGE 2 0F 5
                                APPENDIX WIRELESS

This Appendix sets forth the terms and conditions under which the Parties will distribute revenue from their joint provision of Wireless Interconnection Service for traffic originated on a Commercial Mobile Radio Service (CMRS) Provider's network and terminating through the Parties' respective wireline switching networks within a Local Access and Transport Area (LATA). The Parties will be compensated under this Appendix only to the extent that they are not been compensated for Wireless Interconnection Service under other tariffs, settlement agreements, contracts or other mechanism. This Appendix is subject to the terms and conditions of applicable tariffs.

1.0      Definitions

         1.1. Wireless Interconnection Service - The interchange of traffic originated from a Commercial Mobile Radio Service (CMRS) Provider's Mobile Telephone Switching Office (MTSO) through SWBT's or the LSP's point of switching for termination on the relevant Party's wireline switching network.

         1.2. Commercial Mobile Radio Service (CMRS) Provider - A radio common carrier provider of domestic public cellular telecommunication service, as defined in Part 22, Part 24, or
                  Part 90 of the FCC Rules and Regulations.

         1.3. End Office - SWBT or LSP switching system where exchange service customer station loops are terminated for the purpose of interconnection to each other and to the network.

         1.4. Local Access and Transport Area ("LATA") - A geographic area marking the boundaries beyond which a Bell Operating Company formerly could not carry telephone calls pursuant to the terms of the Modification of Final Judgment (MFJ), U.S. vs. American Tel. & Tel. Co., 552 F.Supp. 131 (D.D.C. 1983), affirmed sub nom. Maryland v. United States, 460 U.S. 1001 (1983).

         1.5. Local Calling Area or Local Calling Scope - That area in which the message telephone exchange service between two or more end offices, without a toll charge, is provided.

         1.6. Minutes of Use (MOU) - For the purposes of this Appendix, MOU means the Terminating Traffic as recorded by the Primary Company or MOU provided by the CMRS Provider to the Primary Company where the Primary Company is unable to measure the actual terminating usage.

         1.7. Mobile Telephone Switching Office ("MTSO") - A CMRS Provider's switching equipment or terminal used to provide CMRS Provider's switching services or,

                                                               APPENDIX WIRELESS
                                                                     PAGE 3 0F 5


                  alternatively, any other point of termination designated by the CMRS Provider. The MTSO directly connects the CMRS Provider's customers within its licensed serving area to the Primary Company's facilities.

         1.8. Primary Company - The Party that provides the End Office or Tandem Office where the CMRS Provider chooses to connect terminating traffic. The Primary Company also bills the CMRS Provider for Wireless Interconnection Service.

         1.9. Revenues - Those monies the Primary Company bills and collects from the CMRS Provider for jointly provided Wireless Interconnection Service.

         1.10. Secondary Company - The Party that receives Terminating Traffic from the Primary Company.

         1.11. Tandem Office - A Party's switching system that provides an intermediate switching point for traffic between end offices or the network.

         1.12. Terminating Traffic - That traffic which is delivered by a CMRS Provider to the Primary Company for termination at a point on the intraLATA wireline switching network.

2.0      ADMINISTRATION OF REVENUE DISTRIBUTION

         2.1. The Primary Company will compute, bill, collect and distribute the revenue for jointly provided Wireless Interconnection Service for calls terminating within a LATA. On jointly provided Wireless Interconnection Service, the Primary Company will distribute a portion of the Local Transport (LT) Revenues as described below with the Secondary Company for its part in terminating traffic from the CMRS Provider. The Primary Company will distribute applicable Local Switching (LS) and Carrier Common Line (CCL) charges which are collected from the CMRS Provider to the Secondary Company, as described below.

         2.2. Distribution of revenues will be computed using the rate elements as defined in SWBT's applicable Wireless Interconnection Tariff.

         2.3. For terminating traffic, actual monthly wireless MOU will be measured by the Primary Company for each office in the LATA or provided to the Primary Company by the CMRS Provider in those cases where the Primary Company is unable to measure the actual terminating usage.


         2.4. Each month, the amount of CCL and LS revenue (based on the rates in the Primary Company's applicable tariffs) due the Secondary Company from the Primary Company will be determined by totaling the actual terminating MOU associated with each of the Secondary Company's end offices and multiplying those MOU by the appropriate rates as set out above. The LT revenues due to the

                                                               APPENDIX WIRELESS
                                                                     PAGE 4 0F 5




                  Secondary Company will be determined for each Secondary Company end office by multiplying the billed MOU by the appropriate LT rate multiplied by the applicable end office percentage ownership of facilities listed in Exhibit A to this Appendix.

         2.5. The Primary Company will prepare a revenue and usage statement on a monthly basis. Within 90 calendar days after the end of each billing period, except in cases of disputes, the Primary Company will remit the compensation amount due the Secondary Company. When more than one compensation amount is due, they may be combined into a single payment. No distribution will be made for the revenue the Primary Company is unable to collect.

         2.6. The revenue and usage statement will contain the following information:

                             2.6.1. The number of MOU for each of the Secondary
                        Company's end offices, the corresponding rate elements to be applied to the MOUs for each end office, and the resulting revenues;

                             2.6.2. The total of the MOU and revenues for the
                        Secondary Company;

                             2.6.3. The percent ownership factor used to
                        calculate the distribution of Local Transport revenues; and,

                             2.6.4. Adjustments for uncollectibles.

         2.7. The Parties agree that revenue distribution under this Appendix will apply as of the effective date of the Agreement. The Primary Company will start revenue distribution on usage within 60 calendar days from the date this Appendix is effective.

3.0      TERMINATION PROVISIONS

         3.1. This Appendix shall remain in effect until terminated by either Party upon a minimum of 30 calendar days written notice by such Party to the designated representative of the other.

         3.2. This Appendix may be terminated by an order of an appropriate regulatory commission or a court of competent jurisdiction.

4.0      MISCELLANEOUS PROVISIONS

         4.1. Exhibit A to this Appendix is attached and incorporated into this Appendix by reference. From time to time, by written agreement of both parties, new Exhibits

                                                               APPENDIX WIRELESS
                                                                      PAGE 5 OF5

                  may be substituted for the attached Exhibit A, superseding and canceling the Exhibit A previously in effect.

         4.2. Each party will promptly upon request, furnish to the other such information as may reasonably be required to perform under this Appendix.

5.0      NOTICE

         5.1. In the event any notices are required under the terms of this Appendix, they shall be sent by registered mail, return receipt requested to:

                           if to SWBT                Jeff Fields

                           if to LSP                 Richard Weinstein

                                                               APPENDIX WIRELESS
                                                                       EXHIBIT A
                                                                     PAGE 1 OF 1

                         EXHIBIT A TO APPENDIX WIRELESS

           END OFFICE PERCENT OWNERSHIP OF LOCAL TRANSPORT FACILITIES


CLLI CODE                          NPA-NXX           % OWNERSHIP OF TRANSPORT
FACILITIES

                                                                     APPENDIX WP
                                                                     PAGE 2 OF 5


                                   APPENDIX WP

                         WHITE PAGES DIRECTORY APPENDIX

SWBT and LSP agree to the following terms and conditions for the printing and distribution of White Pages directories:

1. SWBT publishes White Pages directories for geographic areas in which LSP also provides local exchange telephone service, and LSP wishes to include listings information for its end users in the appropriate SWBT White Pages directories.

2. LSP also desires distribution to its end users of the White Pages directories that include listings of LSP's end users.

3. NOW THEREFORE, in consideration of these premises, SWBT and LSP agree as follows:

I.       SERVICE PROVIDED

         A. Subject to SWBT's practices, as well as the rules and regulations applicable to the provision of White Pages directories, SWBT will include in appropriate White Pages directories the primary alphabetical listings of all LSP end users located within the local directory scope. The rules, regulations and SWBT practices are subject to change from time to time.

         B. Prior to the issuance of a particular directory and at such time or times as may be mutually agreed, the LSP shall furnish to SWBT, in a form acceptable to both Parties, subscriber listing information pertaining to LSP end users located within the local directory scope, along with such additional information as SWBT may require to prepare and print the alphabetical listings of said directory.

         C. LSP may provide LSP's subscriber listing information to SWBT for inclusion in the White Pages directory via either a mechanical or manual feed of the listing information to SWBT's listing database or the LSP may choose to provide listings in the form of camera ready copy.

         D. If LSP provides its subscriber listing information to SWBT via a mechanical or manual feed such listings are to be alphabetically interfiled (interspersed) in the SWBT directory among SWBT subscriber listings. If LSP provides its subscriber listing information to SWBT in the form of camera ready copy, SWBT will include such listings as a separate section of the White Pages directory included in a separate section of the SWBT White Pages directory.

                                                                     APPENDIX WP
                                                                     PAGE 3 OF 5



         E. Sixty (60) days prior to the business office close date for a particular directory, SWBT shall provide LSP a verification list of its subscriber listings, as such listings are to appear in the directory. The verification list shall also include Directory Delivery Address information for each LSP end user. LSP shall review this verification list and shall submit to SWBT any necessary additions, deletions or modifications within thirty (30) days of receipt of the list from SWBT.

         F. If LSP provides its subscriber listing information to SWBT in the form of camera ready copy. SWBT shall provide LSP sixty
                  (60) days written notice of the date by which LSP must provide this information to SWBT.

         G. Sixty (60) days prior to the directory close, LSP shall provide to SWBT written specification of the total number of directories that it will require, along with the number of directory(ies) that each LSP end user will require. SWBT will provide one (1) copy of the directory to LSP end users, unless otherwise instructed by the LSP.

         H. At LSP's request, SWBT will include LSP specific information (i.e., business office, residence office, repair bureau, etc.) in the White Pages directory on an "index-type" informational page. This page will also include specific information pertaining to other LSPs. At its option, LSP shall provide SWBT with its logo and information in the form of a camera ready copy, sized at 1/8th of a page.

         I. At its request, LSP may purchase "Informational Page(s)" in the informational section of the White Pages directory covering a geographic area. Such page(s) shall be no different in style, size, color and format than SWBT "Informational Pages". Sixty (60) days prior to the directory close date, the LSP shall provide to SWBT the "Informational Page" in the form of camera- ready copy.

II.      USE OF SUBSCRIBER LISTING INFORMATION

         A. LSP authorizes SWBT to use the subscriber listing information provided to SWBT pursuant to this Appendix for the sole purpose of including the listings in the appropriate printed White Pages directory and directory assistance databases where such service is provided by SWBT.

         B. At LSP's request, SWBT shall transmit LSP's end user listing information to designated third party directory publishers (limited to publishers that SWBT transmits its own listing information) for a one-time administrative fee of $100.00 per occurrence, per directory publisher.

                                                                     APPENDIX WP
                                                                     PAGE 4 OF 5

III.     PRICING

         A.       The rates for the services described herein are identified on
                  Exhibit I. If LSP provides its subscriber listing information to SWBT via a mechanical or manual feed of the listings to SWBT's listings database, SWBT will assess per book copy, per subscriber line, charge when directories are delivered to LSP end user premises, or an annual, per book copy charge when delivered in bulk to LSP. Included in this rate, LSP will receive for its end user, one single listing in SWBT's White Page directory, and one copy of the directory delivered to either its end user's premises, or in bulk to the LSP location.

         B. Where an LSP end user requires additional listings to appear in the White Pages directory, SWBT will assess LSP an annual charge for such listings at existing SWBT tariff rates.

         C. For any "Subsequent" directory orders (orders placed after the initial order/forecast is provided - see I. G. above), SWBT shall charge LSP a per book copy charge. This rate applies, per book copy, when such directories are delivered in bulk to LSP or to the LSP's end user premises.

         D. For inclusion of the LSP "Informational Page" in the White Pages directory, SWBT shall charge the LSP an annual fee for inclusion in the Metropolitan area book.

IV.      ASSIGNMENT

         The subscriber listing information shall remain the property of LSP. Except as stated in Section II herein, SWBT shall not sublicense, assign, sell or transfer the subscriber listing information provided hereunder, nor shall SWBT authorize any other company or any person to use the subscriber listing information for any other purpose. SWBT shall take appropriate measures to guard against any unauthorized use of the listings provided to it hereunder (at least the same measures SWBT takes to protect its own listings from unauthorized use), whether by SWBT, its agents, employees or others.

V.       LIABILITY

         A. LSP hereby releases SWBT from any and all liability for damages due to errors or omissions in LSP's subscriber listing information as provided to SWBT under this Appendix, and/or LSP's subscriber listing information as it appears in the White Pages directory, including, but not limited to, special, indirect, consequential, punitive or incidental damages.

         B. LSP shall indemnify, protect, save harmless and defend SWBT (or SWBT's officers, employees, agents, assigns and representatives) from and against any and all losses, liability, damages and expense arising out of any demand, claim, suit or

                                                                     APPENDIX WP
                                                                     PAGE 5 OF 5


                  judgment by a third party in any way related to any error or omission in LSP's subscriber listing information as it appears in the White Pages directory, including any error or omission related to non-published or non-listed subscriber listing information. LSP shall so indemnify regardless of whether the demand, claim or suit by the third party is brought jointly against LSP and SWBT, and/or against SWBT alone. However, if such demand, claim or suit specifically alleges that an error or omission appears in LSP's subscriber listing information in the White Pages directory, SWBT may, at its option, assume and undertake its own defense, or assist in the defense of the LSP, in which event the LSP shall reimburse SWBT for reasonable attorney's fees and other expenses incurred by SWBT in handling and defending such demand, claim and/or suit.

         C. This Appendix shall not establish, be interpreted as establishing, or be used by either party to establish or to represent their relationship as any form of agency, partnership or joint venture. Neither Party shall have any authority to bind the other or to act as an agent for the other unless written authority, separate from this Appendix, is provided. Nothing in the Appendix shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both of the Parties. Nothing herein shall be construed as making either Party responsible or liable for the obligations and undertakings of the other Party.

VI.      BREACH OF CONTRACT

         If either Party is found to have materially breached this Appendix, the non-breaching Party may terminate the Appendix by providing written notice to the breaching party, whereupon this Appendix shall be null and void with respect to any issue of SWBT's White Pages directory published sixty (60) or more days after the date of receipt of such written notice.

VIII.    TERM

         A. This Appendix shall continue in force for one (1) until terminated by sixty (60) days prior written notice by either Party to the other. Upon termination, SWBT shall cease using, for any purpose whatsoever, the subscriber listing information provided hereunder by LSP, and shall promptly return such subscriber listing information to the LSP.

         B. Upon termination of the interconnection Agreement, this Appendix will be null and void with respect to any issue of directories published thereafter, except that the indemnification provided by Section V herein shall continue with respect to any directory published within sixty (60) days of termination.

                                                                     APPENDIX WP
                                                                       EXHIBIT I
                                                                     PAGE 1 OF 1


                                   APPENDIX WP
                                    EXHIBIT I
                                   PRICE LIST




------------------------ ---------------------- ---------------------- ----------------------- ----------------------
       Directory            Price Per Book         Price Per Book         Price Per Single        Price Per Book
                                 Copy                   Copy                   Sided               Copy(1) Ordered
                             Delivered in           Delivered to           Informational           After Initial
                                 Bulk               LSP End User                Page                   Order
                                to LSP
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
  Kansas City                    $4.46                  $6.48                $3,191.73                $10.00
  Springfield                    $4.46                  $6.48                $3,191.73                $10.00
  St. Louis                      $4.46                  $6.48                $3,191.73                $10.00
------------------------ ---------------------- ---------------------- ----------------------- ----------------------


------------------------
(1)    Subject To Availability

                                                                     APPENDIX TP
                                                                     PAGE 2 OF 2


                         ELECTRICAL/OPTICAL INTERFACES:

            - SWBT Technical Publication TP-76839 - SONET Transmission Requirements - Performance and Interface Specifications, Issue 1, January 1996, or the most current version.

            - SWBT Technical Publication TP-76625 - High Capacity Digital Service (1.544 Mbs and 44.736 Mbs Requirements and Transmission Limits, Issue 1, June 1990, or the most current version.

            INTERCONNECTION RESPONSIBILITIES RELATED TO SIGNALING:
            - SWBT Technical Publication, TP-76638 - Common Channel Signaling Network Interface Specifications

            - GR-000246-CORE, Bell Communications Research Specifications of Signaling System 7

            - GR-000317-CORE, Switching System Requirements for Call Control Using the Integrated Services Digital Network User Part

            - GR-000394-CORE, Switching System Requirements for Interexchange Carrier Interconnection Using the Integrated Services Digital Network User Part

            -     GR-000606-CORE, LATA Switching Systems Generic
                  Requirements-Common Channel Signaling-Section 6.5

            - GR-000905-CORE, Common Channel Signaling Network Interface Specification Supporting Network Interconnection Message Transfer Part (MTP) and Integrated Digital Services Network User Part (ISDNUP)

            COLLOCATION
            - SWBT's Technical Publication for Physical Collocation (sixth revision dated 2-18-97)

            TECHNICAL EXHIBIT SETTLEMENT PROCEDURES
            -     TESP

                                                                   APPENDIX PORT
                                                                     PAGE 2 OF 5

                                  APPENDIX PORT

I.       GENERAL

         SWBT and LSP will provide Interim Number Portability (INP) in accordance with requirements of the Act. INP will be provided by each Party to the other upon request. INP will be provided with minimum impairment of functionality, quality, reliability and convenience to subscribers of LSP or SWBT. The Parties will provide Permanent Number Portability (PNP) as soon as it is technically feasible, in conformance with FCC rules and the Act, and will participate in development of PNP in the state, in accordance with the FCC's First Report and Order in Docket No. 95-116 (hereinafter called the Number Portability Order). As described herein, INP is a service arrangement whereby an end user, who switches subscription of local exchange service from one provider to another is permitted to retain, for its use, the existing assigned number provided that the end user remains in the same serving wire center.

II.      TERMS, CONDITIONS UNDER WHICH SWBT SHALL PROVIDE INP

         A.       Service Provided

                  1. SWBT shall only provide INP, as described herein, to LSPs.

                  2. SWBT shall only provide INP services and facilities where technically feasible, subject to the availability of facilities, and only from properly equipped central offices. SWBT does not offer INP services and facilities for NXX codes 555, 976, 950, or SWBT operated coin telephone service.

                  3. LSP shall not order INP services for local exchange end user accounts of SWBT where the end user=s payments are 45-days or more in arrears unless full payment is made or an agreement is reached where the LSP agrees to make full payment on the end user=s behalf.

                  4. When the exchange service offerings associated with INP service are provisioned using remote switching arrangements, SWBT shall only make INP service available from, or to host central offices.

         B.       Obligations Of SWBT

                  1. SWBT's sole responsibility is to comply with the service requests it receives from the LSP and to provide INP in accordance with this Appendix.

                                                                   APPENDIX PORT
                                                                     PAGE 3 OF 5


         C.       OBLIGATIONS OF LSPS

                  1. LSP shall coordinate the provision of service with SWBT to assure that LSP's switch is capable of accepting INP ported traffic.

                  2. LSP is solely responsible to provide equipment and facilities that are compatible with SWBT's service parameters, interfaces, equipment and facilities. LSP shall provide sufficient terminating facilities and services at the terminating end of an INP call to adequately handle all traffic to that location and shall ensure that its facilities, equipment and services do not interfere with or impair any facility, equipment or service of SWBT or any of its end users. In the event that SWBT determines in its sole judgment that the LSP will likely impair or is impairing, or interfering with any equipment, facility or service of SWBT or any of its end users, SWBT may either refuse to provide INP service or terminate it in accordance with other provisions of this STC or SWBT's tariffs.

                  3. LSP shall provide an appropriate intercept announcement service for any telephone numbers subscribed to INP service for which LSP is not presently providing local exchange service or terminating to an end user.

                  4. Where LSP chooses to disconnect or terminate any INP service, LSP shall designate which standard SWBT intercept announcement SWBT shall provide for disconnected number.

                  5. LSP shall designate to SWBT at the time of its initial service request for INP service one of the following options for handling and processing of Calling Card, Collect, Third Party, and other operator handled non-sent paid calls from or to LSP assigned telephone numbers:

                           a. LSP may elect to block the completion of third number and calling card calls through the use of LIDB to select ported numbers.

                           b. For non-sent paid calls billed to INP assigned numbers, a separate sub-clearinghouse billing arrangement must be established which will provide for the transmission of the EMR 01-01-01 billing records, and settlement of toll revenues.

         D.       LIMITATIONS OF SERVICE

                  1. SWBT is not responsible for adverse effects on any service, facility or equipment from the use of INP service.

                  2. End-to-end transmission characteristics may vary depending on the distance and routing necessary to complete calls over INP facilities and

                                                                   APPENDIX PORT
                                                                     PAGE 4 OF 5




                           the fact that another carrier is involved in the provisioning of service. Therefore, end-to-end transmission characteristics cannot be specified by SWBT for such calls.

         E.       SERVICE DESCRIPTIONS

                  1. INP-REMOTE. INP-Remote is a service whereby a call dialed to an INP-Remote equipped telephone number, assigned to SWBT, is automatically forwarded to an LSP-assigned, 7 or 10 digit local telephone number. The forwarded-to-number is specified by the LSP at the same location.

                           a. INP-Remote provides an initial call path and two additional paths for the forwarding of no more than three (3) simultaneous calls to the LSP's specified forwarded-to number. Additional call paths are available on a per path basis.

                           b. The LSP-assigned forwarded-to number shall be treated as two separate calls with respect to interconnection compensation, end user toll billing and intercompany settlement and access billing, i.e., an incoming call to the SWBT ported number shall be handled like any other SWBT call being terminated to that end office and the ported call to the LSP assigned telephone number in the LSP switch shall be handled as any local calls between SWBT and the LSP.

                           c. Where facilities exist, SWBT will provide identification of the originating telephone number, via SS7 signaling, to the LSP.

                  2. INP-DIRECT. INP-Direct is a service which provides for the delivery of the called (dialed) number to the LSP's switching (central office or premises) equipment for identification and subsequent routing and call completion.

                           a. INP-Direct is available either on a per voice grade channel basis or a per DS1 (24 equivalent voice grade channels) basis.

                                    (1)     Where the location of the LSP's
                                            switching equipment to which SWBT is
                                            providing voice grade or DS1
                                            INP-Direct service reside outside
                                            the exchange or central office
                                            serving area from which the
                                            INP-Direct service is purchased, LSP
                                            shall pay applicable interoffice
                                            mileage charges as specified in the
                                            applicable state Special Access
                                            Tariff.

                                                                   APPENDIX PORT
                                                                     PAGE 5 OF 5


                           b. INP-Direct service must be established with a minimum configuration of two (2) voice grade channels and one unassigned telephone number per SWBT switch. Transport facilities arranged for INP-Direct may not be mixed with any other type of trunk group. Outgoing calls may not be placed over facilities arranged for INP-Direct service.

                           c. SS7 Signaling is not available on the INP-Direct facilities.

         F.       PRICING

                  1. The Parties will comply with all effective FCC, Commission and/or court Orders governing INP cost recovery and compensation. The Parties acknowledge that the Telephone Number Portability Order is subject to pending Petitions for Reconsideration and may be subject to appeal. As such, the Number Portability Order may be reconsidered, revised and remanded, or vacated, subject to further proceedings before the FCC. As such, until a final decision is rendered on INP cost recovery, the Parties agree to track the costs associated with the implementation and provision of INP and to "true-up" INP-related accruals to reflect the final terms of any such order.

                  2. Neither Party waives its rights to advocate its views on INP cost recovery, or to present before any appropriate regulatory agency or court its views on FCC or Commission actions pertaining to INP cost recovery.

                                              Agreement No.
                                                           ---------------------


                           MASTER AGREEMENT FOR ACCESS
             TO POLES, DUCTS, CONDUITS, AND RIGHTS-OF-WAY (MISSOURI)

         This Agreement dated June 30,1997 is made by and between Southwestern Bell Telephone Company ("SWBT") and the undersigned Applicant. As provided in this Agreement, SWBT will provide Applicant nondiscriminatory access, in accordance with the Pole Attachment Act, the Telecommunications Act of 1996, and applicable rules, regulations, and commission orders, to poles, ducts, conduits, and rights-of-way owned or controlled by SWBT and located in this state.

                               ARTICLE 1: PARTIES

         1.01 Southwestern Bell Telephone Company. Southwestern Bell Telephone Company is a corporation chartered in the State of Missouri. SWBT's principal office is located at 1010 Pine Street, St. Louis, Missouri 63101.

         1.02 Applicant. Applicant is a telecommunications carrier or cable television system doing business or operating in this State under the following name(s): Digital Teleport, Inc.
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------.
Applicant maintains offices in this State at the following address:
11111 Dorsett Road
--------------------
St. Louis, MO 63043
-------------------------------------------------------------------------------.
Applicant is more fully described in APPENDIX II ("Identification of Applicant").

                         ARTICLE 2: PURPOSE OF AGREEMENT

         2.01 Primary Purpose of Agreement. The primary purpose of this Agreement is to set forth the rates, terms, conditions, and procedures under which SWBT will provide Applicant access to SWBT's poles, ducts, conduits, and rights-of-way located in this State.

         2.02 Applicability. This Agreement applies to all poles, ducts, conduits, and rights-of-way subject to the Pole Attachment Act, 47 U.S.C. ss. 224, as amended by the Telecommunications Act of 1996, and further amendments.

         2.03 Construction in Accordance with Purpose. All provisions of this Agreement shall be construed and applied consistently with the requirements of the Pole Attachment Act and those provisions of the Telecommunications Act of 1996, including but not limited to 47 U.S.C. Sections 251(b)(4) and 271
(c)(2)(B)(iii), which mandate access to SWBT's poles, ducts, conduits, and rights-of-way.

         2.04 Uniform Application and Nondiscriminatory Access. In Paragraph 1156 of the First Interconnection Order in CC Docket No. 96-98, the FCC has ordered that "[W]here access is mandated, the rates, terms, and conditions of access must be uniformly applied to all telecommunications carriers and cable operators that have or seek access." In Paragraph 1157 of the First Interconnection Order, the FCC has further stated that except as specifically noted elsewhere in that order, "a utility may not favor itself over other parties with respect to the provision of telecommunications or video programming services." This Agreement has been drafted and shall be construed to effectuate these nondiscriminatory access requirements.

         2.05 Effect on Rights and Remedies under Law. This Agreement is intended by the parties to implement, rather than abridge, their respective rights under federal and state law. In the event of an irreconcilable conflict between any provision of this Agreement and any applicable federal or state laws, rules, regulations, or commission orders, the parties' rights and remedies under such laws, rules, regulations, and orders shall take precedence over the terms of this Agreement.

         2.06 Additional Negotiations. This Agreement is one of many agreements between SWBT and parties seeking access to SWBT's poles, ducts, conduits, and rights-of-way in this State. Nothing contained in this Agreement shall preclude SWBT from negotiating additional or different terms of access with third parties. Applicant may, at any time, seek amendments to this Agreement to conform to the terms of agreements between SWBT and third parties. In addition, the parties acknowledge that it may be necessary to amend or supersede this Agreement to conform to changes in the law, streamline procedures for granting access, address issues not addressed in this Agreement, and resolve operational concerns arising by virtue of the presence of competing providers of telecommunications and cable television services on, within, or in the vicinity of SWBT's poles, ducts, conduits, and rights-of-way. Each party shall, therefore, at the request of the other party, engage in good faith negotiations to supplement, amend or replace this Agreement.

         2.07 Relationship to Interconnection Agreement. SWBT has provided Applicant the option of executing this Agreement either as a standalone agreement or as part of the interconnection agreement, if any, between the parties. Applicant's election is reflected in this section, and this Agreement shall be construed in accordance with Applicant's election. If this Agreement has been executed as part of an interconnection agreement, Applicant shall have the additional option of replacing this Agreement at any time with SWBT's then-current Master Agreement for Access to Poles, Ducts, Conduits, and Rights-of-Way.

              [X]   This Agreement has been entered into as a standalone
                    Agreement.

              [X] This Agreement has been entered into, at Applicant's request, as an appendix, attachment, or exhibit to an interconnection agreement between the parties. Except otherwise specifically stated in this Agreement, the terms of this Agreement, which are specific to poles, ducts, conduits, and rights-of-way, shall apply in the event of conflict between the terms of this Agreement and the general terms and conditions set forth in the interconnection agreement.

         2.08 Access Ancillary to Arrangements for Interconnection, Collocation, and Access to Unbundled Network Elements. Nothing contained in this Agreement shall be construed as precluding Applicant from having such additional access to SWBT's poles, ducts, conduits, and rights-of-way as may be necessary to effectuate the terms of other arrangements between Applicant and SWBT relating to interconnection, collocation, and access to unbundled network elements. To the extent that this Agreement does not provide the access required, additional terms of access may be included in any tariff or agreement between the parties establishing arrangements for interconnection, collocation, or access to unbundled network elements.

                             ARTICLE 3: DEFINITIONS

         3.01 Definitions in general. As used in this Agreement, the terms defined in this article shall have the meanings set forth below in Sections 3.02 to 3.48 except as the context otherwise requires.

         3.02 Agreement. The term "Agreement" refers to this Master Agreement for Access to Poles, Ducts, Conduits, and Rights-of-Way. The term "Agreement" includes all appendices, attachments, and addenda to this Agreement, including but not limited to addenda, if any, reflecting state-specific requirements or Applicant-specific requirements imposed by interconnection arbitration orders.

         3.03 Anchor. The term "anchor" refers to a device, structure, or assembly which stabilizes a pole and holds it in place. An anchor assembly may consist of a rod and fixed object or plate, typically embedded in the ground, which is attached to a guy strand or guy wire which, in turn, is attached to the pole. The term "anchor" does not include the guy strand which connects the anchor to the pole.

         3.04 Appendix. The capitalized term "APPENDIX" refers to one of the following appendices to this Agreement.

              APPENDIX I:    Schedule of Rates, Fees, and Charges

              APPENDIX II:   Identification of Applicant

              APPENDIX III:  Administrative Forms and Notices

                SW-9433:     Pole Attachments

                SW-9434:     Access Application and Make-Ready Authorization

                SW-9435:     Conduit Occupancy

                SW-9436A:    Notification of Surrender or Modification of Pole
                             Attachment License by Licensee

                SW-9436B:    Notification of Surrender or Modification of
                             Conduit Occupancy License by Applicant

                SW-9436C:    Notification of Unauthorized Attachments by
                             Applicant

              APPENDIX IV:   Insurance Requirements

              APPENDIX V:    Nondisclosure Agreement

              APPENDIX VI:   Notices to Applicant

              APPENDIX VII:  Notices to SWBT

              APPENDIX VIII: Identification of Utility Liaison Supervisor (ULS)

         3.05 Assigned. When used with respect to pole, duct, conduit, or right-of-way space, the term "assigned" refers to space that is occupied by, or has been designated for occupancy by, either party or by a third party. Except as otherwise specifically provided in this Agreement, no person or entity shall have the right to occupy space assigned to another person or entity (other than on a temporary basis in the event of emergency as provided in Section 15.02 of this Agreement) until the assignment has been released or lapsed.
Assignment procedures are described in Section 8.02 of this Agreement.

         3.06 Authorized contractor. "Authorized contractors" are contractors selected by Applicant who may, subject to Applicant's direction and control, perform facilities modification or make-ready work which would ordinarily be performed by SWBT or persons acting on SWBT's behalf. As used in this Agreement, the term "authorized contractor" does not refer to contractors performing routine installation, maintenance, or repair work on Applicant's behalf or other contractors who may be selected by Applicant to perform work on Applicant's behalf without SWBT's approval. More specifically, the term "authorized contractor" refers only to those contractors included on a list of contractors mutually approved by Applicant and SWBT to perform one or more of the following tasks within a specified SWBT construction district: (a) installation of those sections of Applicant's ducts or facilities which connect to SWBT's conduit system as provided in Section 6.08(c); (b) installation of inner duct as provided in Section 10.02(b); (c) excavation work in connection with the removal of retired or inactive (dead) cables as provided in Section 10.02(c); or (d) make-ready work as provided in Sections 10.04 and 10.05. A person or entity approved as an authorized contractor is only an authorized contractor with respect to those tasks for which such person or entity has been approved by both parties and is an authorized contractor only in those SWBT construction districts agreed to by both parties. Designation of an authorized contractor for a specific category of tasks shall not be deemed to be the designation of such person or entity as an authorized contractor for other purposes, nor shall approval of an authorized contractor by one SWBT construction district constitute approval of such authorized contractor for the area served by a different SWBT construction district; provided, however, that if a specific construction job extends beyond the boundaries of a single construction district, an authorized contractor shall, for the purposes of that job, be deemed to have been approved by all SWBT construction districts in which the work is to be performed. If, by agreement of the parties or commission order, Applicant has been approved as an authorized contractor, such approval shall be noted by an addendum to this Agreement.

         3.07 Available. When used with respect to pole, duct, conduit, and right-of-way space, the term "available" refers to space that is not occupied or assigned. In conduit systems owned or controlled by SWBT, maintenance ducts will not be considered "available" for assignment. All other unassigned ducts, inner ducts, sub-ducts, and partitioned conduits in a conduit system owned or controlled by SWBT will be deemed available for assignment.

         3.08 Cables. The term "cable" includes but is not limited to twisted-pair copper, coaxial, and fiber optic cables. Cables are transmissions media which may be attached to our placed in poles, ducts, conduits, and rights-of-way but are not themselves poles, ducts, conduits, or rights-of-way. Nothing contained in this Agreement shall be construed as a grant of access to cables attached to SWBT's poles or placed in SWBT's ducts, conduits, or rights-of-way.

         3.09 Conduit. The term "conduit" refers to all SWBT conduits subject to the Pole Attachment Act. In general, conduits are tubes or structures, usually underground or on bridges, containing one or more ducts used to enclose cables, wires, and associated transmission equipment. Except as the context otherwise requires, the term "conduit" refers only to conduit owned or controlled by SWBT, including the re-enterable manholes and handholes used to connect ducts and provide access to cables, wires, and other facilities within the ducts. As used in this Agreement, the term "conduit" refers only to conduit structures (including ducts, manholes and handholes) and space within those structures and does not include (a) cables and other telecommunications equipment located within conduit structures or (b) central office vaults, controlled environment vaults, or other SWBT structures (such as huts and cabinets) which branch off from or are connected to SWBT's conduit.

         3.10 Conduit occupancy. The term "conduit occupancy" refers to the presence of wire, cable, optical conductors, or other equipment within any part of SWBT's conduit system.

         3.11 Conduit system. The term "conduit system" refers to any combination of ducts, conduits, manholes, and handholes joined to form an integrated whole. As used in this Agreement, the term "conduit system" refers only to conduit systems owned or controlled by SWBT and does not include (a) cables and other telecommunications equipment located within conduit structures or (b) central office vaults, controlled environment vaults, or other SWBT structures (such as huts and cabinets) which branch off from or are connected to SWBT's conduit.

         3.12 Construction District. The term "construction district" refers to the SWBT organization responsible for outside plant construction in a specified geographic area. The term "construction district" connotes responsibility for handling a function and not to the official name of the organization responsible for outside plant construction matters.

         3.13 Cost/Cost-based. The terms "cost" and "costs" refer to costs determined in a manner consistent with the Pole Attachment Act and applicable rules, regulations, and commission orders. The term "cost-based" refers to rates, fees, and other charges which are based on costs and determined in a manner consistent with the Pole Attachment Act and applicable rules, regulations, and commission orders.

         3.14 Duct. The term "duct" refers to all SWBT ducts subject to the Pole Attachment Act. In general, a "duct" is a single enclosed tube, pipe, or channel for enclosing and carrying cables, wires, and other equipment. As used in this Agreement, the term "duct" includes "inner ducts" created by subdividing a duct into smaller channels. Except as the context otherwise requires, the term "duct" refers only to ducts owned or controlled by SWBT and space within those ducts and does not include cables and other telecommunications equipment located within such ducts.

         3.15 Facilities. The terms "facility" and "facilities" refer to any property, equipment, or items owned or controlled by any person or entity.

         3.16 FCC. The acronym "FCC" refers to the Federal Communications Commission.

         3.17 First Interconnection Order. The term "First Interconnection Order" refers to the First Report and Order adopted by the FCC on September 1, 1996, and released on September 8, 1996, in CC Docket No. 96-98, In the Matter of Implementation of the Local Competition Provisions in the Telecommunications Act of 1996 and CC Docket No. 95-185, In the Matter of Interconnection between Local Exchange Carriers and Commercial Mobile Radio Service Providers. Access to poles, ducts, conduits, and rights-of-way is addressed in the First Interconnection Order in Paragraphs 1119-1240.

         3.18 Handhole. The term "handhole" refers to a structure similar in function to a manhole, but which is too small for personnel to enter. As used in this Agreement, the term "handhole" refers only to handholes which are part of SWBT's conduit system and does not refer to handholes which provide access to buried cables not housed within


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


SWBT ducts or conduits. As used in this Agreement, the term "handhole" refers only to handhole structures owned or controlled by SWBT and does not include cables and other telecommunications equipment located within handhole structures.

         3.19 Hazardous substances. The term "hazardous substances" refers to hazardous and toxic substances, waste, pollutants, contaminants, and materials as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601(14), as amended, and other federal, state, and local health, safety, and environmental laws, ordinances, statutes, rules, and regulations applicable to sites subject to this Agreement, including but not limited to the Occupational Safety and Health Act ("OSHA"). In general, the term "hazardous substances" refers to any substance the presence, use, transport, abandonment or disposal of which (a) requires investigation, remediation, compensation, fine, or penalty under health, safety, and environmental laws, ordinances, statutes, rules, and regulations applicable to sites subject to this Agreement or (b) poses risks to human health, safety, or the environment and is regulated under any such laws, ordinances, statutes, rules, and regulations. For the purposes of this Agreement, the term "hazardous substances" shall also include petroleum, natural gas, and other combustible or noxious liquids, gases, or solids which may accumulate at sites subject to this Agreement.

         3.20 Interconnection agreement. The term "interconnection agreement" refers to the interconnection agreement, if any, to which this Agreement has been made an appendix, attachment, or exhibit, or, as the context may require, any other interconnection agreement between the parties.

         3.21 Jacket. The term "jacket" refers to a single enclosed outer covering containing communications wires, fibers, or other communications media. As used in this Agreement, the term "jacket" refers to the outermost sheath or jacket of a cable.

         3.22 Joint user. The term "joint user" refers to any person or entity which has entered or may enter into an agreement or arrangement with SWBT permitting it to attach its facilities to SWBT's poles or place its facilities in SWBT's ducts, conduits, or rights-of-way.

         3.23 License. The term "license" refers to a written instrument confirming that SWBT has granted the application of Applicant or a third party for access to pole, duct, conduit, or right-of-way space and that, based on Applicant's or such third party's representations (and SWBT's field inspection, if any), it appears that no further facilities modification, capacity expansion or make-ready work by SWBT is required before facilities described in the application are installed in the space requested. The term "license" refers to licenses issued by SWBT pursuant to this Agreement and may, if the context requires, refer to licenses issued by SWBT before the date of this Agreement. The parties' use of the term "license" in this Agreement shall not be construed as conferring authority or discretion on SWBT's part to deny access to Applicant in any manner inconsistent with the requirements of the Pole Attachment Act, the

Telecommunications Act of 1996, and applicable rules, regulations, and commission orders.

         3.24 Local service provider ("LSP"). The terms "local service provider" and "LSP" refer only to telecommunications carriers authorized by applicable federal and state laws and regulations to provide local exchange service. As used in this Agreement, these terms include SWBT.

         3.25 Maintenance duct. The term "maintenance duct" generally refers to a full-sized duct (typically three inches in diameter or larger) which may be used, on a short-term basis, for maintenance, repair, or emergency restoration activities. Maintenance ducts will be available, on a nondiscriminatory basis, to all persons and entities (including SWBT, Applicant, other local service providers, and other joint users) with facilities in the conduit section in which the maintenance duct is located for (a) short-term emergency repairs as provided in Article 15 of this Agreement and (b) short-term non-emergency maintenance or repair activities as provided in Articles 12 and 13 of this Agreement. No more than one full-sized duct within any given conduit section will be designated by SWBT as the maintenance duct. In those locations where, on the effective date of this Agreement, there is not a full-sized duct available to be used as a maintenance duct, SWBT will designate an inner duct, if one is available, as the maintenance duct although such inner duct may be too small to accommodate some of the cables occupying the conduit section in which such inner duct is located. The term "maintenance duct" does not include ducts and conduits extending from a SWBT manhole to customer premises. Maintenance ducts will not be considered "available" (as defined in Section 3.07) for assignment to SWBT, Applicant, or joint users for purposes other than short-term uses contemplated in this section; provided, however, that SWBT may assign the duct currently designated as a maintenance duct if another suitable full-sized duct will be made available to serve as a replacement maintenance duct and may assign an inner duct currently designated as a maintenance duct if another inner duct will be made available to serve as a replacement maintenance duct. Maintenance duct designations may change from time to time and may or may not be reflected in SWBT's outside plant records. When only one usable full-sized duct remains in a conduit section, that duct shall be deemed to be the maintenance duct.

         3.26 Make-ready work. The term "make-ready work" refers to all work performed or to be performed to prepare SWBT's poles, ducts, conduits, rights-of-way, and related facilities for the requested occupancy or attachment of Applicant's facilities. Make-ready work does not include the actual installation of Applicant's facilities. "Make-ready work" includes, but is not limited to, clearing obstructions (e.g., by "rodding" ducts to ensure clear passage), and rearranging, transferring, replacing, and removing existing facilities on a pole or in a conduit system where such work is required to accommodate Applicant's facilities (as contrasted with work performed on SWBT's behalf in furtherance of SWBT's own business needs or convenience). "Make-ready work" may require "dig-ups" of existing facilities and may include the repair, enlargement or modification of SWBT's facilities (including, but not limited to, poles, ducts, conduits, handholes, and manholes), consolidating services into fewer cables, or the performance of other work required to make a pole, anchor, duct, conduit, manhole, handhole, or right-of-way usable for the initial placement of Applicant's facilities. As used in this Agreement, the term "make-ready work" also includes associated planning and engineering work required to confirm or determine the extent of make-ready work required and to plan make-ready projects.

         3.27 Manhole. The term "manhole" refers to an enclosure, usually below ground level and entered through a hole on the surface covered with a cast iron, cast aluminum, steel, or concrete manhole cover, which personnel may enter and use for the purpose of installing, operating, and maintaining facilities in ducts or conduits which are parts of SWBT's conduit system. As used in this Agreement, the term "manhole" refers only to manhole structures owned or controlled by SWBT and does not include cables and other telecommunications equipment located within manhole structures.

         3.28 Occupancy. The term "occupancy" refers to the presence of cables or other facilities on a pole, in a duct or conduit, or within a right-of-way.

         3.29 Overlashing. The term "overlashing" refers to the practice of placing an additional cable or inner duct by lashing such cable or inner duct with spinning wire over an existing cable and strand.

         3.30 Person acting on Applicant's behalf. The terms "person acting on Applicant's behalf," "personnel performing work on Applicant's behalf," and similar terms include both natural persons and firms and ventures of every type, including, but not limited to, corporations, partnerships, limited liability companies, sole proprietorships, and joint ventures. The terms "person acting on Applicant's behalf," "personnel performing work on Applicant's behalf," and similar terms specifically include, but are not limited to, Applicant, its officers, directors, employees, agents, representatives, attorneys, contractors, subcontractors, and other persons or entities performing services at the request of or as directed by Applicant and their respective officers, directors, employees, agents, and representatives. An authorized contractor selected by Applicant to perform make-ready work shall be deemed to be a person acting on Applicant's behalf while performing such work at Applicant's request.

         3.31 Person acting on SWBT's behalf. The terms "person acting on SWBT's behalf," "personnel performing work on SWBT's behalf," and similar terms include both natural persons and firms and ventures of every type, including but not limited to corporations, partnerships, limited liability companies, sole proprietorships, and joint ventures. The terms "person acting on SWBT's behalf," "personnel performing work on SWBT's behalf," and similar terms specifically include, but are not limited to, SWBT, its officers, directors, employees, agents, representatives, attorneys, contractors, subcontractors, and other persons or entities performing services at the request of or as directed by SWBT and their respective officers, directors, employees, agents, and representatives. An authorized contractor selected by SWBT to perform make-ready work shall be deemed to be a person acting on SWBT's behalf while performing such work at SWBT's request.

         3.32 Pole. The term "pole" refers to all SWBT poles subject to the Pole Attachment Act. Except as the context otherwise requires, the term "pole" refers only to poles (and associated anchors) which are owned or controlled by SWBT and does not include cables and other telecommunications equipment attached to pole structures.

         3.33 Pole Attachment. As defined in the Pole Attachment Act, 47 U.S.C.
Section 224(a)(4), the term "pole attachment" refers to "any attachment by a cable television system or provider of telecommunications service to a pole, duct, conduit, or right-of way owned or controlled by a utility." In this Agreement, except as the context otherwise requires, the term "pole attachment" refers to any attachment by a cable television system or provider of telecommunications service to a pole (and associated anchors) owned or controlled by SWBT. The term "pole attachment" includes all such facilities attached to or supported by a SWBT pole, including but not limited to cables, risers and U-guards, equipment boxes, drop wires, anchors, bolts, clamps, drive rings, guys, hooks, strands, and other hardware affixed to the pole. Groupings of associated pole attachments for billing purposes shall be consistent with the Pole Attachment Act and applicable rules, regulations, and commission orders. Except as otherwise authorized by applicable FCC rules, regulations, or orders, Applicant's pole attachments occupying the same usable space (or otherwise associated with facilities occupying the same usable space on a pole) shall be treated as a single attachment for billing purposes.

         3.34 Pole Attachment Act. The term "Pole Attachment Act" refers to those provisions of the Communications Act of 1934, as amended by the Telecommunications Act of 1996, now codified as 47 U.S.C. Section 224, as those provisions may be amended from time to time.

         3.35 Pre-license survey. The term "pre-license survey" refers to work and activities performed or to be performed by SWBT or by persons acting on SWBT's behalf for the primary purpose of:

              (a) confirming or determining the existing availability and capacity of a pole, duct, conduit, or right-of-way and identifying capacity, safety, reliability, or engineering concerns, if any, relating to Applicant's application;

              (b) confirming or determining the extent, if any, to which modifications to SWBT's poles, ducts, conduits, or right-of-ways are required to accommodate Applicant's facilities;

              (c) confirming or determining what make-ready work, if any, will be required to prepare SWBT's poles, ducts, conduits, or rights-of-way to accommodate Applicant's facilities; and

              (d) estimating the costs, if any, that Applicant will be required to pay for any such facilities modification, capacity expansion, or make-ready work.

         3.36 Pre-occupancy survey. The term "pre-occupancy survey" refers to work and activities performed or to be performed by Applicant or persons acting on Applicant's behalf for the primary purpose of enabling Applicant to determine:

              (a) whether SWBT's poles, ducts, conduits, or rights-of-way, in their existing condition, are suitable for Applicant's intended use;

              (b) the extent, if any, to which modifications of SWBT's poles, ducts, conduits, or rights-of-way will be proposed by Applicant to expand the capacity of SWBT's poles, ducts, conduits, or rights-of-way to accommodate Applicant's facilities; and

              (c) what other capacity expansion or make-ready work, if any, will be proposed by Applicant to prepare SWBT's poles, ducts, conduits, and rights-of-way to accommodate Applicant's facilities.

         3.37 Primary point of contact. The term "primary point of contact" refers to the persons designated by Applicant and SWBT, respectively, to coordinate arrangements for Applicant's access to SWBT's poles, ducts, conduits, and rights-of-way and records relating to such poles, ducts, conduits, and rights-of-way. SWBT's designated primary point of contact shall be the Utility Liaison Supervisor unless the parties have arranged for that function to be performed by a designated account representative who will serve as an intermediary between Applicant and the Utility Liaison Supervisor.

         3.38 Rights-of-way. The term "rights-of-way" refers to all SWBT rights-of-way subject to the Pole Attachment Act. In general, rights-of-way are legal rights to pass over or through property of another party for limited purposes as defined in a statute, ordinance, easement, grant or other conveyance. Rights-of-way include but are not limited to (a) public rights-of-way which SWBT may occupy as permitted by law for the placement of its facilities (e.g., rights-of-way on, under, or over streets, highways, and other public roads) and (b) easements or servitudes granted by property owners or obtained through the exercise of eminent domain authority authorizing SWBT to pass over, place facilities on, and have rights of ingress and egress to the property of such property owners. Rights-of-way may also include easements which, at the time of land development or subdivision, were dedicated for use by public or private utilities and are being occupied, in whole or in part, by SWBT's facilities. Except as the context otherwise requires, the term "rights-of-way" as used in this Agreement refers only to rights-of-way owned or controlled by SWBT and does not include (a) cables and other telecommunications equipment buried or located on such rights-of-way, (b) public rights of way (which are owned by and subject to the control of governmental entities), or (c) any space which is owned and controlled by a third-party property owner and occupied by SWBT with permission from such owner rather than as a matter of legal right. As used in this Agreement, the term "right-of-way" may also include certain fee-owned or leased property acquired by SWBT for the specific purpose of installing poles, ducts, or conduits or burying underground cables which are part of SWBT's network distribution facilities.

         3.39 Sheath. The term "sheath" refers to an enclosed covering containing communications wires, fibers, or other communications media. A cable may include both inner and outer sheaths.

         3.40 Spinning. The term "spinning" refers to a method of attaching a cable or inner duct to a supporting strand. "Spinning" is sometimes referred to as "lashing."

         3.41 State. When capitalized, the term "State" (as used in terms such as "this State") refers to the State of Missouri.

         3.42 State Commission. The term "State Commission" refers to the Missouri Public Service Commission.

         3.43 Strand. The term "strand" refers to support wires, typically stranded together, or other devices attached to a pole and connecting that pole to an anchor or to another pole for the purpose of increasing pole stability or supporting wires, cables, and associated facilities. The term "strand" includes, but is not limited to, strands sometimes referred to as "anchor stands," "anchor/guy strands," "down guys," "guy strands," "pole-to-pole guys," and "messengers."

         3.44 Telecommunications Act of 1996. The term "Telecommunications Act of 1996" refers to the Telecommunications Act of 1996, Pub. L. No. 104-104, 110 Stat. 56, enacted February 8, 1996.

         3.45 Third party. The terms "third party" and "third parties" refer to persons and entities other than the parties to this Agreement (that is, persons and entities other than Applicant and SWBT).

         3.46 Utility Liaison Supervisor ("ULS"). The terms "Utility Liaison Supervisor" and "ULS" refer to the person or persons designated by SWBT to be responsible for handling and processing requests for access to SWBT's poles, ducts, conduits, and rights of-way in this State. The term "ULS" connotes responsibility for handling a function and is not a job title. Except as otherwise specifically provided in this Agreement or in the parties' interconnection agreement, if any, the ULS shall serve as Applicant's single point of contact for arranging access to SWBT's poles, ducts, conduits, and rights-of-way and access to SWBT's records relating to SWBT's poles, ducts, conduits, and rights-of way. The Utility Liaison Supervisor for this State is identified in APPENDIX VIII.

         3.47 Vault. The term "vault" includes central office vaults and controlled environment vaults ("CEVs"). Vaults may be connected to, but are not considered part of, SWBT's conduit system. Access, if any, to vaults (and to ducts, conduits, and risers which serve no purpose other than to provide a means of entry to and exit from such vaults) shall be governed by the tariffs, agreements, or commission orders, if any, establishing arrangements for interconnection, collocation, and access to unbundled network elements, and not by this Agreement.

         3.48 "Vicinity of ...". When used in terms such as "vicinity of SWBT's conduit system," "vicinity of SWBT's poles," "vicinity of SWBT's rights-of-way," or "vicinity of SWBT's poles, ducts, conduits, or rights-of-way," the term "vicinity of ..." includes sites on, within, near to, surrounding, or adjoining SWBT's poles, ducts, conduits, and rights-of-way. These sites include, but are not limited to, all sites within a distance of 10 feet of any SWBT pole, duct, conduit, or right-of-way.

                    ARTICLE 4: NATURE AND SCOPE OF AGREEMENT

         4.01 Scope of Agreement. This Agreement establishes the rates, terms, conditions, and procedures for access to SWBT's poles, ducts, conduits, and rights-of way located within this State, without regard to whether such poles, ducts, conduits, or rights-of-way are located on public or private property; provided, however, that nothing contained in this Agreement shall be construed as a grant of access to any facilities which are not poles, ducts, conduits, or rights-of-way subject to the Pole Attachment Act or to any poles, ducts, conduits, right-of-way, facilities, or property owned and controlled by parties other than SWBT. Separate tariffs or agreements, including other portions of the parties' interconnection agreement, and not this Agreement, shall govern Applicant's access, if any, to the following facilities which require special security, technical, and construction arrangements outside the scope of this
Agreement:

              (a) SWBT's central office vaults and ducts and conduits which serve no purpose other than to provide a means of entry to and exit from SWBT's central offices;

              (b) controlled environment vaults (CEVs), huts, cabinets, and other similar outside plant structures and ducts and conduits which serve no purpose other than to provide a means of entry to and exit from such vaults, huts, cabinets, and structures;

              (c)  ducts and conduits located within buildings owned by SWBT;
                   and

              (d) ducts, conduits, equipment rooms, and similar spaces located in space leased by SWBT from third-party property owners for purposes other than to house cables and other equipment in active service as part of SWBT's network distribution operations.

         4.02 No Transfer of Property Rights to Applicant. Nothing contained in this Agreement or any license subject to this Agreement shall create or vest (or be construed as creating or vesting) in either party any right, title, or interest in or to any real or personal property owned by the other. The payment of fees and charges as provided by this Agreement and licenses subject to this Agreement shall not create or vest (or be construed as creating or vesting) in either party any right, title, or interest in or to any real or personal property owned by the other. No use, however extended, of SWBT's poles, ducts, conduits, or rights-of-way shall create or vest (or be construed as creating or vesting) in Applicant any right, title, or interest in or to any real or personal property owned by SWBT, and the placement of Applicant's facilities on or in SWBT's poles, ducts, conduits and rights-of-way shall not create or vest in SWBT any right, title, or interest in such facilities.

         4.03 No Effect on SWBT's Right to Abandon, Convey or Transfer Poles, Ducts, Conduits, or Rights-of-Way. Except as provided in subsections (a)-(d) of this section, nothing contained in this Agreement or any license subject to this Agreement shall in any way affect SWBT's right to abandon, convey, or transfer to any other person or entity SWBT's interest in any of SWBT's poles, ducts, conduits, or rights-of-way.

              (a) SWBT shall give Applicant no less than 60 days written notice prior to abandoning, conveying or transferring any pole, duct, conduit, or right-of-way (1) to or in which Applicant has attached or placed facilities pursuant to this Agreement or (2) with respect to which Applicant has been assigned pole attachment or conduit occupancy space. The notice shall identify the transferee, if any, to whom any such pole, duct, conduit, or right-of-way is to be conveyed or transferred.

              (b) SWBT represents that prior to the effective date of this Agreement, and prior to enactment of the Telecommunications Act of 1996, SWBT entered into one or more "joint use pole agreements" with electric utilities located in this State and that such agreements may require SWBT to transfer or convey poles to such electric utilities from time to time. Nothing contained in this Agreement shall abridge the rights of SWBT or any electric utility under any contract executed prior to the effective date of this Agreement. In the event of any transfer or conveyance of poles to an electric utility pursuant to such a joint pole agreement, SWBT will, at Applicant's request, provide Applicant and the transferee utility with such information as may be necessary to minimize any burdens to Applicant which may arise out of or in connection with the transfer or conveyance.

              (c) Transfers of SWBT's poles, ducts, conduits, and rights-of-way shall be subject to Applicant's rights at the time of transfer. Applicant shall, at the request of SWBT or the transferee, provide SWBT or the transferee with all information required to assess Applicant's rights, post-transfer intentions with respect to continued occupancy, and willingness to negotiate new rates, terms, and conditions of access. Applicant shall not unreasonably refuse to negotiate with the transferee. If the transferee itself is a local exchange carrier or other utility subject to the Pole Attachment Act, Applicant shall, at the request of the transferee, negotiate in good faith new rates, terms, and conditions of access.

              (d) Transfers or conveyances of poles, ducts, conduits, or rights-of-way to any entity controlling, controlled by, or under common control with SWBT or to any entity which acquires or succeeds to ownership of substantially all of SWBT's assets shall be subject to Applicant's rights under this Agreement and licenses subject to this Agreement.

         4.04 No Effect on SWBT's Rights to Manage its Poles, Ducts, Conduits, and Rights-of-Way. Subject to Applicant's rights under this Agreement and applicable federal and state laws, rules, regulations, and commission orders, including, but not limited to, 47 C.F.R Section 1.1403 (requiring 60 days' notice of contemplated modifications), SWBT may (a) locate, relocate, move, replace, modify, maintain, and remove all poles, ducts, conduits, and rights-of-way subject to this Agreement at any time and in any manner as SWBT deems appropriate and (b) enter into new agreements or arrangements with other persons or entities permitting them to attach facilities to SWBT's poles or place facilities in or on SWBT's ducts, conduits, or rights-of-way.

         4.05 No Right to Interfere. Except to the extent expressly provided by the provisions of this Agreement, the provisions of this Agreement shall not be construed as authorizing either party to this Agreement, or persons acting on their behalf, to rearrange or interfere in any way with (a) the facilities of the other party or joint users, (b) the use of or access to such facilities by the other party or joint users, or (c) the ability of either party or joint users to conduct normal business operations, serve their respective customers, or avail themselves of new business opportunities.

         4.06 Required Franchises, Permits, Certificates, and Licenses. This Agreement shall not be construed as relieving either party from any obligations it may have to obtain legal authority to construct, operate, maintain, repair, and remove its facilities on public or private property (including but not limited to any required franchises, permits, certificates, licenses, easements, or the like) from all appropriate public authorities and private persons or entities.

         4.07 DISCLAIMER OF WARRANTIES. SWBT MAKES NO REPRESENTATIONS THAT SWBT'S POLES, DUCTS, CONDUITS, OR RIGHTS-OF-WAY ARE SUITABLE FOR APPLICANT'S INTENDED USES. SWBT MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN THIS AGREEMENT, SWBT MAKES NO IMPLIED WARRANTIES OF ANY KIND.




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         4.08 Third-party Beneficiaries. Except as may be specifically set forth in this Agreement, this Agreement does not provide and shall not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action, or other privilege.

                       ARTICLE 5: ACCESS TO RIGHTS-OF-WAY

         5.01 Public Rights-of-Way. SWBT and Applicant agree that neither party has the right to restrict or interfere with the other party's lawful access to and use of public rights-of-way, including public rights-of-way which pass over property owned by either party. Except as otherwise specifically provided in this Agreement, SWBT and Applicant shall each be responsible for obtaining their own rights-of-way and permission to use real or personal property owned or controlled by any governmental body.

         5.02 Private Rights-of-Way Not Owned or Controlled by Either Party. SWBT and Applicant agree that neither party shall restrict or interfere with the other party's access to or right to occupy property owned by third-parties which is not subject to the other party's control, including property as to which either party has access subject to non-exclusive rights-of-way. Subject to the procedures set forth in Section 5.04 below, each party shall make its own, independent legal assessment of its right to enter upon or use the property of third-party property owners and shall bear all expenses, including legal expenses, involved in making such determinations.

         5.03 Access to Rights-of-Way Generally. Each pole attachment and conduit occupancy assignment or license made, issued, or subject to this Agreement shall include access to and use of all associated rights-of-way including, but not limited to, rights-of way required by Applicant for ingress, egress, or other access to any sites where SWBT's poles or any part of SWBT's conduit system are located, but only to the extent, if any, that SWBT has the legal authority to grant such access and use. At locations where SWBT has access to third-party property pursuant to non-exclusive rights-of-way, SWBT shall not interfere with Applicant's negotiations with third-party property owners for similar access or with Applicant's access to such property pursuant to easements or other rights-of-ways obtained by Applicant from the property owner; provided, however, that neither party shall conduct activities on such right-of-way which interfere with the facilities of the other party or with the other party's access to and use of its own facilities. At locations where SWBT has obtained exclusive rights-of-way from third-party property owners or otherwise controls the right-of-way, SWBT shall, to the extent space is available, and subject to reasonable safety, reliability, and engineering conditions, provide access to Applicant and third parties on a nondiscriminatory, first-come, first-served basis, provided that the underlying agreement with the property owner permits SWBT to provide such access, and provided further that Applicant agrees to indemnify, on request defend, and hold SWBT harmless from any injury, loss, damage, claim, or liability arising out of or in connection with such access or use. Such access shall be granted, on a case-by-case basis, in the form of a license, sublicense, sub-easement, or other mutually acceptable writing. Except as otherwise agreed to by the parties, SWBT's


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charges for such access (obtained from SWBT rather than from the third-party property owner) shall include (a) a pro rata portion of the charges (including but not limited to one-time charges and recurring charges), if any, paid by SWBT to obtain the right-of way plus (b) any other documented legal, administrative, and engineering costs incurred by SWBT in obtaining the right-of-way and processing Applicant's request for access. Applicant's pro rata portion of the charge paid by SWBT shall be negotiated on a case-by-case basis and shall take into account the size of the area used by Applicant and the number of users occupying the right-of-way.

         5.04 Special Procedures for Obtaining Access to Third-party Property. Although SWBT will afford access to rights-of-way owned or controlled by it and permit Applicant to utilize SWBT's rights-of-way to the extent that SWBT has legal authority to do so, Applicant acknowledges that SWBT may not own or control certain rights-of-way to the extent necessary to permit Applicant full access to such rights-of-way. The following general principles shall be applied with respect to access to rights-of-way on third-party property in those situations in which SWBT does not have authority to permit Applicant access or either party has a good faith belief that SWBT does not have such authority:

              (a) Applicant will first attempt to obtain right-of-way directly from the property owner.

              (b) If Applicant has the right of eminent domain under state law, Applicant will independently attempt to obtain the right-of-way it seeks through the exercise of that right.

              (c) If Applicant is unable to obtain access to a right-of-way under subsections (a) or (b) above, Applicant may request in writing that SWBT exercise its right of eminent domain to condemn the right-of way for Applicant's use and SWBT will respond to Applicant's written request within 45 days. SWBT will exercise its right of eminent domain on Applicant's behalf only if permitted to do so under applicable state law, and only if Applicant agrees to bear all costs and expenses, including but not limited to legal fees, arising out of or in connection with the condemnation proceedings.

         5.05 Access to Rights-of-Way Incident to the Use of CEVs and Similar Structures. SWBT will provide Applicant nondiscriminatory access, consistent with the requirements of the Pole Attachment Act and Telecommunications Act of 1996, and as provided in Sections 5.03 and 5.04 above, to rights-of-way containing Controlled Environment Vaults (CEVs), huts, cabinets, and other similar structures. SWBT will place no restrictions on access to such rights-of-way that are more restrictive than those SWBT places on itself; provided, however, that neither party shall conduct activities on such rights-of-way which interfere with the facilities of the other party, with the privacy of communications carried over the other party's network, or with the other party's

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access to and use of its own facilities. This section relates only to access to rights-of-way and shall not be construed as granting access to the CEVs, huts, cabinets, and similar structures located on such rights-of-way. Access, if any, to CEVs, huts, cabinets, and similar structures, and to ducts, conduits, and risers which serve no purpose other than to provide a means of entering or exiting such structures, shall be governed by the tariff, agreement, or order, if any, granting Applicant access to such structures.

         5.06 Access to Building Entrance Facilities, Building Distribution Facilities, and Equipment Rooms. The parties acknowledge that ownership and control of building entrance and distribution ducts, building entrance and distribution conduits, building entrance and building distribution space, equipment rooms, equipment closets, mechanical rooms, telephone communications rooms, and similar spaces will vary from location to location and that the respective rights of third-party property owners, tenants in buildings owned by third-party property owners, telecommunications carriers, cable television systems, and other providers of telecommunications services with respect to such ducts, conduits, and spaces must be determined on a case-by-case basis. Each party shall, when feasible, directly obtain from third-party property owners such access to building entrance and building distribution ducts, building entrance and building distribution conduits, building entrance and distribution space, equipment rooms, equipment closets, mechanical rooms, telephone communications rooms, and other similar areas as may be needed by such party to serve the building owner and tenants located within buildings owned by third parties or to access other space in the building occupied or to be occupied by such party. In those situations in which Applicant cannot obtain from the building owner access on terms satisfactory to Applicant, Applicant may request access from SWBT as provided in Sections 5.03-5.04 of this Agreement; provided, however, that a separate, building-specific notice of intent to occupy under
Section 8.02(b) or license application under Section 9.02, including such additional information as may be necessary to identify the space to be occupied and the facilities to be placed in such space, shall be required for access to the facilities and space subject to this section. Any such notice or application shall conspicuously note on its face that access to building entrance or building distribution facilities or space is being sought. Applicant acknowledges that SWBT must, before providing access to building space and facilities located on or within third-party property, review applicable legal documents and physical arrangements relating to the property, including physical arrangements within the building. Upon completion of that review, SWBT will notify Applicant whether Applicant's request can be granted under this Agreement, will require access arrangements under a tariff or other applicable agreement, or will require other special handling (e.g., direct negotiations with the third-party property owner). Pending such notice, Applicant may not occupy any duct, conduit, or space subject to this section pursuant to Section
8.03 without SWBT's express written consent but may exercise occupancy rights obtained directly from the building owner. If SWBT has lawful authority to provide such access and is required by the Pole Attachment Act to do so, SWBT shall provide Applicant access under this Agreement. Such access shall be negotiated on a case-by-case basis taking into account any special legal, technical, security, or construction considerations applicable to the ducts, conduits, or space which

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Applicant seeks to access. Such access, when provided, shall only include access to ducts, conduits, and available space (as distinguished from access to cables and other equipment not subject to the Pole Attachment Act). Such access shall be subject to such reasonable terms and conditions as may be appropriate to protect the equipment and other property of the parties and third parties, the reliability of the parties' networks and the networks of third parties, and the privacy of communications carried over the parties' networks and networks of third parties.

              (a) Applicant's access, if any, to building entrance ducts and building entrance conduits entering SWBT-owned buildings (including but not limited to central offices) and access, if any, to other building entrance and building distribution facilities and space located within such buildings shall be arranged under and shall be subject to tariffs, agreements, and, if applicable, commission or court orders establishing such access rights rather than this Agreement.

              (b) Applicant's access to and use of building entrance ducts, building entrance conduits, building entrance space, and other building entrance facilities owned and controlled by third-parties shall be obtained by Applicant through direct negotiations between Applicant and the third-party property owners who own and control access to such facilities. If SWBT owns a building entrance duct, building entrance conduit, or other building entrance space, or if SWBT has sufficient control over a building entrance duct, building entrance conduit, or other building entrance space to permit other telecommunications carriers or cable television systems to have access to such ducts, conduits, or space without approval or consent from the third-party property owner, SWBT shall, if adequate capacity is available, and subject to reasonable safety, reliability, and engineering conditions, provide access to Applicant and other telecommunications carriers and cable television systems on a nondiscriminatory, first-come, first-served basis; provided, however, that Applicant agrees to indemnify, on request defend, and hold SWBT harmless from any injury, loss, damage, claim or liability arising out of or in connection with Applicant's access to or use of such building entrance ducts, building entrance conduits, or other building entrance space. Such access shall be granted, on a case-by-case basis, in the form of a license, sublicense, easement, sub-easement, or other mutually acceptable writing and shall not include access to or the right to use SWBT's cables or other SWBT telecommunications equipment occupying such ducts, conduits, or space. Except as otherwise agreed to by the parties, SWBT's charge for such access (obtained from SWBT rather than from the third-party property owner) shall include (1) a pro rata portion of all charges (including but not limited to one-time charges and recurring charges), if any, paid by SWBT to obtain the building entrance duct, building entrance conduit, or building entrance space and

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


                   (2) any other documented legal, administrative, engineering costs and construction costs incurred by SWBT to obtain such duct, conduit, or space, process Applicant's request for access, or prepare the facilities for Applicant's occupancy or use. SWBT's charges to Applicant under this subsection shall be calculated and negotiated on a case-by-case basis.

              (c) Applicant's access to and use of building distribution ducts, building distribution conduits, building distribution space, and other building distribution facilities owned and controlled by third-parties shall be obtained by Applicant through direct negotiations between Applicant and the third-party property owners who own and control access to such facilities. If SWBT owns a building distribution duct, building distribution conduit, or other building distribution space, or if SWBT has sufficient control over a building distribution duct, building distribution conduit, or other building distribution space to permit other telecommunications carriers or cable television systems to have access to such duct, conduit, or space without approval or consent from the third-party property owner, SWBT shall, if adequate capacity is available, and subject to reasonable safety, reliability, and engineering conditions, provide access to Applicant and other telecommunications carriers and cable television systems on a nondiscriminatory, first-come, first-served basis; provided, however, that Applicant agrees to indemnify, on request defend, and hold SWBT harmless from any injury, loss, damage, claim or liability arising out of or in connection with Applicant's access to or use of such building distribution ducts, building distribution conduits, or other building distribution space. Such access shall be granted, on a case-by-case basis, in the form of a license, sublicense, easement, sub-easement, or other mutually acceptable writing and shall not include access to or the right to use SWBT's cables or other SWBT telecommunications equipment occupying such ducts, conduits, or space. Except as otherwise agreed to by the parties, SWBT's charges for such access (obtained from SWBT rather than from the third-party property owner) shall include ( 1) a pro rata portion of all charges (including but not limited to one-time charges and recurring charges) paid by SWBT to obtain the building distribution duct, building distribution conduit, or building distribution space and (2) any other documented legal, administrative, engineering costs and construction costs incurred by SWBT to obtain such duct, conduit, or space, process Applicant's request for access, or prepare the facilities for Applicant's occupancy or use. SWBT's charges to Applicant under this subsection shall be calculated and negotiated on a case-by-case basis.

              (d) Access to equipment rooms, equipment closets, mechanical rooms, telephone communications rooms, and similar areas located in buildings owned and controlled by third-parties shall be subject to access as



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                   provided in subsection (c); provided, however, that when any such room or space is leased to SWBT on an exclusive basis (as may be the case if the room or space will be used to house remote switching equipment, pair gain equipment, or other network equipment used to provide or support telecommunications services to customers at locations outside the building in which such room is located), access, if any, shall be also subject to facilities collocation tariffs, agreements, or arrangements.

              (e) Nothing contained in this section shall be construed as authorizing Applicant to occupy space owned or controlled by third parties or to utilize third-party facilities or property without permission or authority from the owner of such property, where such permission or authority is required. Neither this section nor any license or permission granted under or subject to this section shall be construed as a representation by SWBT to Applicant that Applicant has the right to have access to or occupy any duct, conduit, or space owned and controlled by a third-party property owner or to utilize any telecommunications equipment owned or controlled by SWBT or any third party (including but not limited to owner- or tenant-owned cables, wires, and equipment located on the customer side of any network interface device).

              (f) If Applicant has been granted access to a building entrance or building distribution duct, conduit, or space pursuant to this section, Applicant shall, at SWBT's request, relinquish such access to SWBT if it is subsequently determined that Applicant's use of such space will preclude SWBT from meeting carrier- or provider-of-last-resort obligations to customers on the premises affected.

                            ARTICLE 6: SPECIFICATIONS

         6.01 Compliance with Requirements, Specifications, and Standards. Applicant agrees that Applicant's facilities attached to SWBT's poles or occupying space in SWBT's ducts, conduits, and rights-of-way shall be attached, placed, constructed, maintained, repaired, and removed in full compliance with the requirements, specifications, and standards specified in this Agreement.

         6.02 Design to Minimize the Need for Access to SWBT's Poles, Ducts, and Conduits. The parties shall each design their facilities to minimize the need for the parties to access SWBT's poles, ducts, and conduits.

         6.03 Infrequent Construction Techniques and Connectivity Solutions. Unless precluded by documented engineering criteria or written guidelines SWBT applied to itself as of January 1, 1996, and consistent with considerations of safety, reliability, and sound engineering practice, SWBT will permit Applicant at its own expense to utilize the following techniques to avoid high or unusual expenditures: (a) placement of pole


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attachments on both the "field" side and "road" side of a pole; (b) placement of extension arms or stand-off brackets on poles; and (c) building conduit branches into SWBT's conduit systems. Applicant acknowledges that use of the above techniques will be rare, will be permitted only on a case-by-case basis, and must be performed in a manner which does not jeopardize the structural integrity of SWBT's facilities, the safety of personnel working on or in SWBT's poles, ducts, or conduits, and does not render unusable other available space on the pole or in the duct or conduit. Except as otherwise agreed to by the parties in writing, extension arms or stand-off brackets, if utilized, shall be installed as make-ready work in accordance with SWBT's specifications and at Applicant's expense. Once installed, extension arms and stand-off brackets shall become part of the pole and shall be owned by SWBT. Unused capacity on any such extension arms or stand-off brackets shall be deemed "available" (as defined in Section 3.07) for assignment.

         6.04 Published Standards. SWBT and Applicant agree that the following standards equally apply to either party with respect to facilities attached to or placed in SWBT's poles, ducts, conduits, and rights-of-way and further agree that facilities shall be placed, constructed, maintained, repaired, and removed in accordance with current (as of the date when such work is performed) editions of the following publications:

              (a) the Blue Book Manual of Construction Procedures, Special Report SR-TAP-001421, published by Bell Communications Research, Inc. ("Bellcore"), and sometimes referred to as the "Blue Book";

              (b) the National Electrical Safety Code ("NESC"), published by the Institute of Electrical and Electronic Engineers, Inc. ("IEEE"); and

              (c) the National Electrical Code ("NEC"), published by the National Fire Protection Association ("NFPA").

         6.05 Additional Electrical Design Specifications: Conduit. The parties agree that, in addition to the specifications and requirements referred to in Sections 6.01-6.04 above, facilities placed in SWBT's conduit system after the effective date of this Agreement shall meet the electrical design specifications set forth in this section.

              (a) No facilities shall be placed in SWBT's conduit system in violation of FCC regulations, including regulations relating to electrical interference. In addition, neither party shall place any facility in SWBT's conduit system which causes or may cause electrical interference with the facilities of the other party or joint users sufficient to jeopardize network integrity or degrade the quality of any communications services offered by either party or a joint user. If either party is notified by the other party or a joint user that its facilities are causing, or have the potential to cause, unacceptable levels of electrical interference, the party notified shall either correct the problem, remove the facility, or initiate good

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                   faith negotiations with the complaining party or joint user to resolve the issue.

              (b) Facilities placed in SWBT's conduit system shall not be designed to use the earth as the sole conductor for any part of the circuits.

              (c) Facilities placed in SWBT's conduit system and carrying more than 50 volts AC (rms) to ground or 135 volts DC to ground shall be enclosed in an effectively grounded sheath or shield.

              (d) No coaxial cable shall be placed in SWBT's conduit system unless such cable meets the voltage limitations of Article 820 of the National Electrical Code.

              (e) Coaxial cable placed in SWBT's conduit system may carry continuous DC voltages up to 1800 volts to ground where the conductor current will not exceed one-half ampere and where such cable has two separate grounded metal sheaths or shields and a suitable insulating jacket over the outer sheath or shield. The power supply shall be so designed and maintained that the total current carried over the outer sheath shall not exceed 200 microamperes under normal conditions. Conditions which would increase the current over this level shall be cleared promptly.

              (f) The integrity of SWBT's conduit system and overall safety of personnel require that "dielectric cable" be used within SWBT's conduit system when a cable facility utilizes a duct or route shared in the same trench by any electric transmission facilities such as the facilities of a power utility.

         6.06 Additional Physical Design Specifications: Conduit. Facilities placed in SWBT's conduit system following the effective date of this Agreement shall meet all of the following physical design specifications:

              (a) Except as otherwise specifically agreed in this Agreement or licenses subject to this Agreement, Applicant's facilities shall enter SWBT's conduit system at locations consistent with the physical design specifications that SWBT applies to itself (typically through a manhole) or at such other designated locations agreed upon in writing (e.g., through the licensing process) by the parties in accordance with
                   Section 6.03 (infrequent construction techniques and connectivity solutions).

              (b) Cables bound or wrapped with cloth or having any kind of fibrous coverings or impregnated with an adhesive material shall not be placed in SWBT's conduit or ducts.


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              (c)  Neither party shall circumvent the corrosion mitigation measures of the other party or joint users.

              (d) New construction splices in cables (including but not limited to fiber optic and twisted pair cables) shall be located in manholes, pull boxes or handholes.

         6.07 Efficient Use of Conduit. To ensure efficient use of conduits, SWBT will, when cable diameters permit, install inner ducts in multiples that fully utilize duct space (typically three or four inner ducts in a full four-inch duct) as needed for SWBT's own business purposes and to accommodate Applicant and other joint users; provided, however, that SWBT will not be required to install inner duct in advance of need or in anticipation of potential future requests for access by Applicant and other joint users. In addition, the parties shall, in accordance with SWBT's duct selection standards, install cables in inner duct when cable diameters permit.

         6.08 Specifications Applicable to Connections: Conduit. Except as otherwise specifically agreed in this Agreement or licenses subject to this Agreement, or as mutually agreed upon by the parties in writing, the following specifications apply to connections of Applicant's ducts and conduits to SWBT's conduit system:

              (a) Applicant shall not bore, make, or enlarge any hole in, or otherwise structurally modify or alter any manhole, handhole, duct, conduit, or other facility which is part of SWBT's conduit system except as provided in this Agreement, in licenses subject to this Agreement, or as mutually agreed upon by the parties in writing.

              (b) Nothing contained in subsection (a) shall be construed as precluding Applicant or qualified personnel acting on Applicant's behalf from reattaching cable racks or performing similar routine work which is minor in nature and associated with the placement and splicing of Applicant's cable.

              (c) Where Applicant's duct or facility physically connects with SWBT's conduit system, the section of Applicant's duct or facility which connects to SWBT's conduit system shall be installed by SWBT or its contractor at Applicant's expense (which will be SWBT's actual costs or the price charged SWBT by the contractor performing such work). SWBT will perform this work in an interval consistent with the intervals SWBT performs the same or similar types of work for itself. If SWBT's interval for beginning or completing this work does not meet Applicant's needs, Applicant may arrange for the work to be performed by an authorized contractor selected by Applicant from a list, jointly developed by Applicant and SWBT, of mutually agreed contractors qualified to perform such work. Work performed by an authorized



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                   contractor selected by Applicant to perform work under this subsection shall be performed in accordance with both parties' specifications and in accordance with both parties' standards and practices. Each party shall indemnify, on request defend, and hold the other party harmless from any injuries, losses, damages, claims, or liabilities resulting from the performance of work by the indemnifying party or by persons acting on the indemnifying party's behalf under this subsection.

              (d) SWBT will have the option to monitor the entrance and exit of Applicant's facilities into SWBT's conduit system and the physical placement of Applicant's facilities in and removal of such facilities from any part of SWBT's conduit system. Notice requirements for such monitoring are addressed in
                   Section 6.11 of this Agreement.

              (e) If Applicant constructs or utilizes a duct (other than a duct owned or controlled by SWBT) which is connected to SWBT's conduit system, the duct and all connections between that duct and SWBT's conduit system shall be sealed to prevent the entry of gases or liquids into SWBT's conduit system. If Applicant's duct enters a building, it shall also be sealed where it enters the building and at all other locations necessary to prevent the entry of gases and liquids into SWBT's conduit system.

         6.09 General Requirements Relating to Personnel, Equipment, Materials, and Public Safety. Except as otherwise specifically provided in this Agreement, Applicant shall be responsible for selecting the employees and contractors who will perform work on Applicant's behalf on, within, and in the vicinity of SWBT's poles, ducts, conduits, and rights-of-way. Applicant, its contractors, subcontractors, and other vendors acting on Applicant's behalf shall also be responsible for selecting the personnel who perform work on Applicant's behalf at such sites, directing the work performed by such personnel, compensating their respective employees, and complying with all applicable laws, rules, regulations, and agency orders relating to withholding taxes, social security taxes, and other employment-related taxes. The provisions of this section are intended to protect the integrity of the networks, facilities and operations of SWBT, Applicant and joint users, to protect the health and safety of persons working on, within, or in the vicinity of SWBT's poles, ducts, conduits, and rights-of-way, to assure the financial responsibility of all persons and entities performing work on, within, or in the vicinity of SWBT's poles, ducts, conduits, and rights-of-way, and to protect the public at large. The requirements of this section (other than the provisions of subsection (h)) shall be reciprocal and shall apply to SWBT and personnel acting on SWBT's behalf to the same extent they apply to Applicant.

              (a) Contractors, subcontractors, and other vendors, including authorized contractors, performing work on Applicant's behalf on, within, or in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way shall meet

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                   the same financial responsibility (insurance and bonding)
                   requirements generally applicable to contractors, subcontractors, and vendors performing work on SWBT's behalf on, within, or in the vicinity of such poles, ducts, conduits, or rights-of-way. SWBT shall advise Applicant of SWBT's requirements and any changes in such requirements. Applicant shall be solely responsible for assuring compliance with such requirements by contractors, subcontractors, and other vendors acting on Applicant's behalf and shall be liable to SWBT for any injury, loss, or damage suffered by SWBT as a result of its failure to do so.

              (b) Only properly trained persons shall work on, within, or in the vicinity of SWBT's poles, ducts, conduits, and rights-of-way. Applicant shall be responsible for determining that all such persons acting on Applicant's behalf have proper training.

              (c) Neither Applicant nor any person acting on Applicant's behalf shall permit any person to climb or work on SWBT's poles or in the vicinity of SWBT's poles, or enter SWBT's manholes or work within or in the vicinity of SWBT's conduit system, unless such person has the training, skill, and experience required to recognize potentially dangerous conditions relating to the pole or conduit system and to perform the work safely.

              (d) Neither Applicant nor any person acting on Applicant's behalf shall permit any person acting on Applicant's behalf to perform any work on, within, or in the vicinity of SWBT's poles, ducts, conduits, or rights-of way without first verifying, to the extent practicable, on each date when such work is to be performed, that conditions at the work site (including but not limited to the physical condition of the pole or any part of SWBT's conduit system) are sufficiently safe for the work to be performed. If Applicant or any person acting on Applicant's behalf determines that the condition of any pole, duct, conduit, conduit system or right-of-way is not safe enough for the work to be performed, Applicant shall notify SWBT of conditions at the site and shall not proceed with the work until Applicant is satisfied that the work can be safely performed.

              (e) Neither Applicant nor any person acting on Applicant's behalf shall knowingly permit defective equipment or materials to be used on, within or in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way.

              (f) When Applicant or personnel performing work on Applicant's behalf are working on, within, or in the vicinity of SWBT's poles, ducts,

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                   conduits, or rights-of-way located within, under, over,
                   adjacent to, or in the vicinity of streets, highways, alleys or other traveled rights-of-way, such personnel shall follow procedures which Applicant deems appropriate for the protection of persons and property. Applicant and its contractors shall be responsible, at all times, for determining and implementing the specific steps required to protect persons and property at the site. Applicant and its contractors shall provide all traffic control and warning devices required to protect pedestrian and vehicular traffic, workers, and property from danger. Applicant and its contractors shall have sole responsibility for the safety of all personnel performing work on Applicant's behalf, for the safety of bystanders, and for insuring that all operations performed by persons acting on Applicant's behalf conform to current OSHA regulations and all other governmental rules, ordinances or statutes.

              (g) Neither Applicant nor any persons acting on Applicant's behalf shall engage in any conduct which damages public or private property in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way, interferes with the use or enjoyment of such public or private property except as expressly permitted by the owner of such property, or creates a hazard or nuisance on such property (including but not limited to a hazard or nuisance resulting from any abandonment of Applicant's facilities, failure to remove such facilities or any construction debris from the property, failure to erect warning signs or barricades as may be necessary to exclude others from the premises or give notice to others of unsafe conditions on the premises while work performed on Applicant's behalf is in progress, or failure to restore the property to a safe condition after such work has been completed).

              (h) Applicant shall promptly suspend activities on, within, or in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way (other than sites owned or controlled by Applicant) if notified by SWBT that such activities create an unreasonable risk of injury to persons or property (including unreasonable risks of service interruptions). Applicant shall not resume such activities on or in the vicinity of SWBT's poles or rights of-way until Applicant is satisfied that the work may safely proceed and that any hazardous conditions at the site have been rectified and shall not resume such activities within or in the vicinity of SWBT's conduit system until both Applicant and SWBT are satisfied that the work may safely proceed and that hazardous conditions at the site have been rectified. In the event that SWBT requires Applicant to suspend work activities and it is later determined that there was no reasonable basis for the work suspension, SWBT shall reimburse Applicant for actual costs resulting from the delay.

              (i) All personnel on Applicant's behalf shall, while working on or in SWBT's poles, ducts, conduits, or rights-of-way, carry with them suitable identification and shall, upon the request of any SWBT employee or representative, produce such identification.

              (j) Applicant and persons acting on Applicant's behalf are encouraged to report unsafe conditions on, within, or in the vicinity of SWBT's poles or conduit system to SWBT.

              (k) Applicant shall establish sufficient controls and safeguards to assure compliance with all provisions of this section.

         6.10 Specific Requirements Relating to Personnel. Equipment, Materials, and Construction Practices Within or in the Vicinity of SWBT's Conduit Systems. When Applicant, its contractors, and other persons acting on Applicant's behalf perform work for Applicant within or in the vicinity of SWBT's ducts, conduits, and rights-of-way where such ducts or conduits are located, they will be guided by the following:

              (a) Except as may be mutually agreed upon by the parties in writing, Applicant shall not "rod" or clear any duct or inner duct in SWBT's conduit system other than a duct or inner duct assigned to Applicant. Following the assignment of a specific duct or inner duct to Applicant, Applicant may request that SWBT rod or clear the duct or inner duct. If the duct or inner duct cannot be cleared, SWBT will assign the next available duct or inner duct to Applicant. Applicant's request for assignment of the next available duct shall be in writing, may be transmitted to SWBT via fax or other transmission media mutually agreed upon by the parties, and shall be processed within the same intervals applicable to the processing of similar requests by SWBT's own personnel.

              (b) Personnel performing work within SWBT's conduit system on either party's behalf shall not climb on, step on, or otherwise disturb the cables, air pipes, equipment, or other facilities located in any manhole or other part of SWBT's conduit system.

              (c) Personnel performing work within or in the vicinity of SWBT's conduit system (including any manhole) on either party's behalf shall, upon completing their work, make reasonable efforts to remove all tools, unused materials, wire clippings, cable sheathing and other materials brought by them to the work site.

              (d) All of Applicant's facilities shall be firmly secured and supported in accordance with Bellcore and industry standards and any applicable construction standards adopted by SWBT and applicable to SWBT's own facilities.

              (e) Applicant's facilities shall be plainly identified with Applicant's name in each manhole with a firmly affixed permanent tag that meets the identification standards set by SWBT for its own facilities.

              (f) Manhole pumping and purging required in order to allow Applicant's work operations to proceed shall be performed by Applicant or its contractor in accordance with the requirements of Sections 6.14 and 6.15 of this Agreement.

              (g) Planks or other types of platforms shall be supported only by cable racks.

              (h) Any leak detection liquid or device used by Applicant or personnel performing work on Applicant's behalf within or in the vicinity of SWBT's conduit system shall be of a type approved by SWBT and included on SWBT's then-current list of approved types of leak-detection liquids and devices; provided, however, that Applicant may use any type of leak detection liquid or device which meets Bellcore's published standards if SWBT has not provided Applicant SWBT's list of approved types of leak detection liquids or devices at least 60 days in advance of Applicant's work.

              (i) Applicant and its contractors shall be responsible for providing proper ventilation while work is being performed in SWBT's conduit system on Applicant's behalf. Except for protective screens, no temporary cover shall be placed over an open manhole unless it is at least four feet above the surface level of the manhole opening.

              (j) Smoking or the use of any open flame is prohibited in manholes, in any other portion of the conduit system, or within 10 feet of any open manhole entrance.

              (k) Artificial lighting, when required by Applicant, will be provided by Applicant. Only explosion-proof lighting fixtures shall be used.

              (l) Neither Applicant nor personnel performing work on Applicant's behalf shall allow any combustible gas, vapor, liquid, or material to accumulate in SWBT's conduit system (including any manhole) during work operations performed within or in the vicinity of SWBT's conduit system.

              (m) Applicant shall comply with the standards set by SWBT for its own personnel restricting the use of spark producing tools, equipment, and devices (including but not limited to such tools as electric drills and hammers, meggers, breakdown sets, induction sets, and the like) in manholes and other portions of SWBT's conduit system, provided that such standards have been communicated in writing to Applicant at least 60 days in advance of the construction, installation, or placement of Applicant's facilities within SWBT's conduit system.

              (n) Cable lubricants used in conduit systems shall be of a type or types approved by SWBT and included on SWBT's then-current list of approved types of cable lubricants; provided, however, that Applicant may use any type of cable lubricant which meets Bellcore's published standards if SWBT has not provided Applicant SWBT's list of approved types of cable lubricants at least 60 days in advance of Applicant's work.

         6.11 Opening of Manholes and Access to Conduit. The following requirements apply to the opening of SWBT's manholes and access to SWBT's conduit system.

              (a) Applicant will notify SWBT not less than 48 hours in advance before entering SWBT's conduit system to perform non-emergency work operations. Such operations shall be conducted during normal business hours except as otherwise agreed by the parties. The notice shall state the general nature of the work to be performed. As a courtesy, Applicant shall, when feasible, provide SWBT with 10 working days advance notice before entering SWBT's conduit system. SWBT shall, within 10 working days after the effective date of this Agreement, advise Applicant of the manner in which notices required by this section shall be given.

              (b) An authorized employee or representative of SWBT may be present as a construction inspector at any time when Applicant or personnel acting on Applicant's behalf enter or perform work within SWBT's conduit system. Such inspectors may inspect the performance and quality of the work and monitor the work for compliance with the terms, conditions, and specifications of this Agreement or, in the case of facilities modification, capacity expansion or make-ready work, the plans and specifications of the facilities modification, capacity expansion, or make-ready project. When SWBT inspectors are present, Applicant and its contractors shall have sole authority, responsibility, and control over the method or manner by which the work is to be performed. SWBT's inspectors may call violations to Applicant's attention but shall have no authority to direct or advise Applicant or personnel acting on Applicant's behalf concerning the method or manner by which the work is to be performed; provided, however, that nothing contained in this subsection shall relieve Applicant from complying with any requirements of this Agreement.

              (c) The parties contemplate that Applicant may need to perform operations in SWBT's conduit system other than during normal business hours and may on occasion require access to manholes on shorter notice than contemplated in subsection (a) above. Under these circumstances, Applicant shall notify SWBT as soon as is reasonably possible of its intent to enter and perform work in the conduit system and SWBT shall not, without due cause and justification, insist on literal compliance with scheduling requirements of subsection (a). SWBT will establish procedures enabling SWBT to receive notices from Applicant under this subsection 24 hours a day, seven days a week.

              (d) Each party must obtain any necessary authorization from appropriate authorities to open manholes for such party's own conduit work and operations therein.

              (e) Applicant shall reimburse SWBT for costs associated with the presence of construction inspectors only as specified in APPENDIX I and only as permitted by applicable laws, rules, regulations, and commission orders. SWBT shall not charge Applicant for more than one such construction inspector per site at any given time.

              (f) If the presence of SWBT personnel at the site is requested by Applicant or, in Applicant's opinion, is integral to successful completion of the work, Applicant shall pay the costs of having such personnel present.

         6.12 OSHA Compliance. The parties agree that:

              (a) facilities attached to SWBT's poles or placed in SWBT's ducts, conduits, and rights-of-way shall be constructed, placed, maintained, repaired, and removed in accordance with the Occupational Safety and Health Act (OSHA) and all rules and regulations promulgated thereunder;

              (b) all persons acting on such party's behalf shall, when working on, within, or in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way, comply with OSHA and all rules and regulations thereunder; and

              (c) Applicant shall establish appropriate procedures and controls to assure compliance with all requirements of this section.

         6.13 Hazardous Substances. Applicant acknowledges that, from time to time, hazardous substances (as defined in Section 3.19 of this Agreement) may enter SWBT's conduit system and accumulate in manholes or other conduit facilities and that hazardous substances may be present at other sites where SWBT's poles, ducts, conduits, or rights-of-way are located.

              (a) Applicant may, at its expense, perform such inspections and tests at the site of any pole, duct, conduit, or right-of-way occupied by or assigned to Applicant as Applicant may deem necessary to determine the presence at such sites of hazardous substances. SWBT will assist Applicant, at Applicant's request and expense, in the performance of such inspections and tests.

              (b) SWBT makes no representations to Applicant or personnel performing work on Applicant's behalf that SWBT's poles, ducts, conduits, or rights-of-way will be free from hazardous substances at any particular time. Before entering a manhole or performing any work within or in the vicinity of SWBT's conduit system or any other site subject to access under this Agreement, Applicant or personnel acting on Applicant's behalf shall independently determine, to their satisfaction, whether such hazardous substances are present and conduct their work operations accordingly.

              (c) Each party shall promptly notify the other of hazardous substances known by such party to be present within or in the vicinity of poles, ducts, conduits, or rights-of-way occupied by or assigned to Applicant pursuant to this Agreement if, in the sole judgment of such party, such hazardous substances create a serious danger to (1) the health or safety of personnel working within or in the vicinity of the conduit or
                   (2) the physical condition of the other party's facilities placed or to be placed within the conduit.

              (d) Nothing contained in this Agreement (including but not limited to the acknowledgments and representations set forth in this section) shall relieve either party from its responsibility to comply with all applicable environmental laws or its responsibility for any liability arising out of such party's failure to comply with such laws. Nothing contained in this Agreement shall be construed as relieving SWBT of liability for hazardous substances present at any site subject to this Agreement or as relieving either party of liability for introducing hazardous substances to the site or causing or contributing to the release of any such substances. Failure to comply with the requirements of this section may, however, be considered in determining issues relating to negligence, causation of injury, and comparative responsibility for injuries to persons, property, and the environment.

         6.14 Compliance with Environmental Laws and Regulations. Applicant and SWBT agree to comply with the following provisions relating to compliance with environmental laws and regulations.

              (a) Facilities attached to SWBT's poles or placed in SWBT's ducts, conduits, and rights-of-way following the effective date of this Agreement shall be constructed, placed, maintained, repaired, and removed in accordance with all applicable federal, state, and local environmental statutes, ordinances, rules, regulations, and other laws.

              (b) All persons acting on Applicant's or SWBT's behalf, including but not limited to the parties' employees, agents, contractors, and subcontractors, shall, when working on, within or in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way, comply with all applicable federal, state, and local environmental laws, including but not limited to all environmental statutes, ordinances, rules, and regulations. Applicant and personnel acting on Applicant's behalf are expected to be familiar with their obligations under environmental laws such as the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601 et seq.), the Toxic Substance Control Act (15 U.S.C. Sections 2601-2629), the Clean Water Act (33 U.S.C. Sections 1251 et seq.), and the Safe Drinking Water Act (42 U.S.C. Sections 300f-300j).

              (c) The parties shall each establish appropriate procedures and controls to assure compliance with all requirements of this section.

              (d) From and after the effective date of this Agreement, neither party nor personnel acting on either party's behalf shall discharge or release hazardous substances onto or from the site of any SWBT pole, duct, conduit, or right-of-way. Neither Applicant nor SWBT nor personnel acting on either party's behalf shall discharge water or any other substance from any SWBT manhole or other conduit facility onto public or private property, including but not limited to any storm water drainage system, without first determining that such discharge would not violate any environmental law, create any environmental risk or hazard, or damage the property of any person. Applicant will be expected to test such water or substance for hazardous substances in accordance with then-applicable SWBT standards and practices.

              (e) Applicant and SWBT and all personnel performing work on Applicant's or SWBT's behalf shall, when working on, within, or in the vicinity of SWBT's poles, ducts, conduits, and rights-of-way, comply with such additional standards, practices, and requirements as SWBT may from time to time adopt to comply with environmental laws, provided that such standards are communicated in writing to Applicant at least 60 days in advance of Applicant's work.

         6.15 Compliance with Other Governmental Requirements (Including Aeronautical Navigation Safeguards). Facilities attached to SWBT's poles or placed in SWBT's ducts, conduits, and rights-of-way shall be constructed, placed, maintained, repaired, and removed in accordance with the ordinances, rules, and regulations of any governing body having jurisdiction of the subject matter (including but not limited to any valid ordinances, rules, and regulations requiring permits, certificates, licenses or the like). Applicant and SWBT shall comply with all statutes, ordinances, rules, regulations, and other laws requiring the marking and lighting of aerial wires, cables, and other structures to ensure that such wires, cables, and structures are not a hazard to aeronautical navigation.

         6.16 Differences in Specifications. To the extent that there may be differences in the specifications, the most stringent specification will apply except as otherwise specifically provided by SWBT in writing. Applicant will consult with SWBT when Applicant is uncertain as to which specification is to be followed.

         6.17 Responsibility for the Condition of Facilities. Each party will be responsible at all times for the condition of its facilities (including but not limited to those extending from SWBT's poles, ducts, conduits, or rights-of-way directly to any other location) and for its compliance with the requirements and specifications of this article and all applicable laws, rules, regulations, and ordinances.

            ARTICLE 7: PRIMARY POINTS OF CONTACT, ACCESS TO RECORDS,
                          AND PRE-OCCUPANCY INSPECTIONS

         7.01 Designation of Primary Points of Contact. Each party will, at the request of the other party, designate a primary point of contact to facilitate communications between the parties and the timely processing of Applicant's applications for access to SWBT's poles, ducts, conduits, and rights-of-way located within this State. Designations of primary points of contact will be made by written notices including the name, title, address, phone number, and fax number of the person designated as the primary point of contact; provided, however, that unless and until a different designation is made, SWBT's primary point of contact shall be the Utility Liaison Supervisor identified in APPENDIX
VIII. Designation of primary points of contact pursuant to this section will not affect notice requirements or other legal requirements set forth in other provisions of this Agreement.

         7.02 Determinations by Applicant of Suitability and Availability. Applicant shall make its own, independent assessment of the suitability of SWBT's poles, ducts, conduits, and rights-of-way for Applicant's intended purposes.

         7.03 Access to Records Relating to SWBT's Poles, Ducts, Conduits, and Rights-of-Way. This section establishes procedures through which certain records and information relating to SWBT's poles, ducts, conduits, and rights-of-way will be made available to Applicant for planning and other purposes. Access to such records and information will be conditioned on Applicant's execution of a nondisclosure agreement equivalent in substance to the Nondisclosure Agreement attached to this Agreement as APPENDIX V or such other nondisclosure agreement as shall be mutually acceptable to the parties, and no person acting on Applicant's behalf will be granted access to such records and information without first signing such a nondisclosure agreement. Applicant will reimburse SWBT for all reasonable costs incurred by SWBT in granting Applicant's requests for access to records and information under this section.

              (a) Applicant may, at any time after the effective date of this Agreement, request permission to inspect SWBT's pole and conduit maps and records, cable plat maps, and other plant location records, if any, recording or logging assignments of pole, duct, and conduit space. Applicant will be permitted to examine these records during regular business hours at a location where copies of such records are maintained or at such other location as may be mutually agreed upon by the parties. Access to such maps and records will be by appointment only, and SWBT will make such maps and records available for inspection by Applicant on two business days advance notice; provided, however, that Applicant will, as a courtesy, when feasible, provide SWBT with 10 business days advance notice of its intent to examine such records.

              (b) The access described in subsection (a) shall include the right to make copies, at Applicant's expense, except for cable plat maps, which shall be made available for inspection only. In all instances, such access shall include the ability to take notes and make drawings with references to those maps and records. No references to cable counts or circuit information may be included in any such copies, notes, or drawings. With respect to other cable-specific or customer-specific information, Applicant's copies, notes, or drawings may include only such information as needed for bona fide engineering and construction purposes (e.g., proposing cable consolidations and identifying plant discrepancies) and not for sales, marketing, competitive intelligence, competitive analysis, strategic planning, and similar activities. Applicant's copies, notes, and drawings may include estimates regarding the physical characteristics (such as size and weight) of cables when necessary to make engineering determinations regarding the capacity, safety, reliability, or suitability of SWBT's poles, ducts, conduits and rights-of-way for Applicant's intended uses.

              (c) SWBT will provide Applicant the best information available from SWBT's current pole and conduit maps and records, cable plat maps, and other outside plant and construction records. SWBT represents that such records reflect approximate geographical locations of the facilities depicted and may not accurately reflect information such as:

                   (1)  the exact location of the facilities depicted;

                   (2) the physical size, characteristics, or condition of the facilities depicted;

                   (3) the ducts or inner ducts presently occupied, assigned, or available within any particular conduit segment or manhole;

                   (4) the arrangement of facilities attached to a pole, the position of facilities suspended between poles or their relationship to each other and to the ground, or the positioning of cables and other facilities housed within ducts, conduits, manholes or other portions of SWBT's conduit system; and

                   (5) other information which must be assessed before it can be determined that space is available on or in a pole, duct, or conduit for the attachment or occupancy of Applicant's facilities or that the poles, ducts, or conduits depicted are suitable for Applicant's intended use.

         7.04 Pre-occupancy Inspection of Poles Ducts, Conduits, and Rights-of-Way. Applicant shall be permitted to view and inspect specified poles, ducts, conduits, and rights-of-way on a pre-occupancy basis as provided in this section.

              (a) After the effective date of this Agreement, Applicant may view specified poles, ducts, conduits, and rights-of-way on a pre-occupancy basis. Nothing contained in this section shall preclude Applicant from visually inspecting SWBT's poles, ducts, conduits, or rights-of-way from any vantage point lawfully accessible to Applicant without SWBT's permission.

              (b) Applicant shall not enter any SWBT manhole for the purpose of performing a pre-occupancy inspection without complying with all applicable requirements set forth in Article 6 of this Agreement, including but not limited to the provisions of
                   Section 6.11 relating to the opening of manholes.

              ARTICLE 8: POLE, DUCT, AND CONDUIT SPACE ASSIGNMENTS

         8.01 Selection of Space. Applicant will select the space Applicant will occupy on SWBT's poles or in SWBT's conduit systems. Applicant's selections will be based on the same criteria SWBT applies to itself. To enable Applicant to make such selections in accordance with SWBT's criteria, SWBT will provide Applicant information about the network guidelines and engineering protocols used by SWBT in determining the placement of facilities on SWBT's poles and in SWBT's conduit systems. In conduit systems owned or controlled by SWBT, maintenance ducts (as defined in Section 3.25) shall not be considered available for Applicant's use except as specifically provided elsewhere in this Agreement. All other ducts, inner ducts, sub-ducts, and partitioned conduits which are not assigned or occupied shall be deemed available for use by SWBT, Applicant, and third parties entitled to access under the Pole Attachment Act.

         8.02 Pole, Duct, and Conduit Space Assignments. Pole, duct, and conduit space selected by Applicant will be assigned to Applicant as provided in this section. Information received by SWBT in connection with this section shall be subject to the provisions of Article 28 of this Agreement (Confidentiality of Information).

              (a) After Applicant's application for a pole attachment or conduit occupancy license has been received by SWBT, the pole, duct, and conduit space selected by Applicant in such application will be assigned to Applicant for a pre-occupancy period not to exceed 12 months. The assignment (and date and time of assignment) will be logged and recorded in the appropriate SWBT records. If such space has been provisionally assigned to Applicant as authorized below in subsection (b), the 12-month pre-occupancy assignment period will begin on the date the provisional assignment is recorded in SWBT's records or the date of SWBT's receipt of Applicant's notice of intent to occupy under subsection (b), whichever date first occurs.

              (b) SWBT shall, within 60 days after the effective date of this Agreement, adopt interim procedures which will enable pole, duct, and conduit space to be provisionally assigned to Applicant and other applicants prior to the submission of formal applications required pursuant to Section 9.02 of this Agreement. Where indicated below, the interim procedures will apply to the assignment of space to SWBT as well as to Applicant and other applicants. SWBT may, on 60 days advance notice to Applicant, revise such interim procedures if such procedures prove to be unworkable, in which event Applicant may challenge SWBT's decision in accordance with procedures available to Applicant under applicable federal and state laws and regulations. The procedures will enable Applicant and other applicants, by written notice, to advise SWBT of their intent to occupy unassigned space which appears, from SWBT's records, to be available for assignment. Upon receipt of such notice, SWBT shall date-and-time stamp the notice and provisionally assign the space selected by Applicant or such other applicant by logging and recording the assignment (and date and time of assignment) in the appropriate SWBT records, which records will be available for inspection as provided in Section 7.03 of this Agreement. Space provisionally assigned to Applicant or such other applicant will not be available for assignment to any other person or entity, including SWBT. Notwithstanding such provisional assignment, Applicant shall not occupy such space without first obtaining a license, except as provided in
                   Section 8.03. The following additional requirements shall apply.

                   (1) Before giving SWBT notice of its intent to occupy unassigned space, Applicant shall make a good faith determination that it actually plans to occupy such space. The assignment process shall not be used by either party for the purpose of holding or reserving space which such party does not plan to use or for the purpose of precluding SWBT or any other person or entity from utilizing or having access to SWBT's poles, ducts, conduits, or rights-of-way.

                   (2) With respect to unassigned conduit occupancy space, the notice must include all information required to enable SWBT and joint users, including other persons or entities which may from time to time seek space in the same ducts and conduits, to determine the specific space which Applicant desires to occupy. The notice must, therefore, include, at a minimum, the following information:

                        (i) the specific conduit sections, and each manhole, to be occupied;

                        (ii) the number of ducts, and number of inner ducts, to be occupied by Applicant within each conduit section;

                        (iii) the physical size (diameter) of the cables to be
                              placed in such duct, if known, or the maximum and minimum sizes of the cables which may be placed if more than one size cable is being considered for the space to be occupied;

                        (iv) the anticipated use by Applicant of any infrequent construction techniques and connectivity solutions authorized under Section 6.03 to avoid high or unusual expenditures;

                        (v) Applicant's best estimates of the dates when Applicant plans to begin and complete construction at the sites specified in the notice;

                        (vi) if applicable, a conspicuous statement that Applicant intends to occupy the space before the issuance of a license, as provided in Section 8.03 of this Agreement; and


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                        (vii) if applicable, a conspicuous statement, as
                              required by Section 5.06 of this Agreement, that the notice pertains to a building entrance or building distribution duct or conduit or other space within a building.

                   (3) With respect to unassigned pole space, such notice must include all information required to enable SWBT and other joint users, including other persons or entities seeking space on the same poles, to determine the specific space which Applicant desires to occupy. The notice must, therefore, include, at a minimum, the following information:

                        (i)   the specific poles to be occupied;

                        (ii) the specific space on each pole to be occupied, including the height (distance from the ground) of the attachment and the side (road or field) where the attachment is to be made;

                        (iii) the anticipated number and types of cables to be
                              attached, together with the anticipated physical size (diameter) and weight (weight per foot) of such cables, and the anticipated number and types of strands, if any, to be used to support the cables, such information to be sufficient to give notice to SWBT and other joint users of the remaining space on the pole available and what facilities modification, capacity expansion, or make-ready work may be required of subsequent applicants as a result of the provisional assignment of space to Applicant;

                        (iv) the anticipated use by Applicant of any infrequent construction techniques and connectivity solutions authorized under Section 6.03 to avoid high or unusual expenditures;

                        (v) Applicant's best estimates of the dates when Applicant plans to begin and complete construction at the sites specified in the notice; and

                        (vi) if applicable, a conspicuous statement that Applicant intends to occupy the space before the issuance of a license, as provided in Section 8.03 of this Agreement.

                   (4) No later than 30 days after giving such notice, Applicant shall file an application under Section 9.02 or the provisional assignment will lapse.


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

                   (5) As stated in Section 7.03(c), SWBT does not represent that its records accurately reflect the information necessary to enable Applicant to rely upon a records-based assignment process. SWBT shall have no duty to verify that space provisionally assigned pursuant to this subsection is actually available.

              (c) Assignments made prior to the issuance of a license will be provisional assignments and will be subject to modification if it is subsequently determined that the space selected by or assigned to Applicant is already occupied or that a different assignment is required to comply with SWBT's standards for assigning pole, duct, and conduit occupancy space.

              (d) Applicant's obligation to pay semiannual pole attachment or conduit occupancy fees will commence from the date of assignment or provisional assignment, as logged and recorded in the appropriate SWBT records.

              (e) During the 12-month assignment period following the date space is assigned to Applicant and entered into the appropriate SWBT record, SWBT shall not occupy or use such space without Applicant's permission, shall not assign such space to any party other than Applicant, and shall not knowingly permit any party other than Applicant to occupy or use such space without Applicant's permission except as otherwise specifically provided in this Agreement. The assignment to Applicant will automatically lapse 12 months after the date the assignment has been entered into the appropriate SWBT record if Applicant has not occupied such assigned space within such 12-month period; provided, however, that if Applicant's failure to occupy the space within such 12-month period results from SWBT's failure to perform make-ready work on schedule, the parties shall negotiate a single extension of the assignment period, which extension shall not extend the assignment period beyond three months from the date of completion of SWBT's make-ready work; and, provided further, that if Applicant can demonstrate that its failure to occupy the space within such 12-month period results from the actions of SWBT or third parties other than persons acting on Applicant's behalf, or from acts of God, the assignment may be extended for a period no longer than three months from the date Applicant is first able to commence construction activities at the site involved. Assignments to third parties shall be subject to the same rules applicable to Applicant under this subsection. Extensions permitted under this subsection must be requested in writing before expiration of the original 12-month period and shall be recorded on the appropriate SWBT records available for inspection under Section 7.03.

              (f) SWBT may assign space to itself by making appropriate entries in the same records used to log assignments to Applicant and third parties. If SWBT assigns pole, duct, or conduit space to itself, such assignment will automatically lapse 12 months after the date the assignment has been entered into the appropriate SWBT record if SWBT has not occupied such assigned space within such 12-month period; provided, however, that if SWBT's failure to occupy the space within such 12-month period results from the actions of Applicant or third parties other than persons acting on SWBT's behalf, or from acts of God, SWBT's assignment may be extended for a period no longer than three months from the date SWBT is able to commence construction at the site involved. Extensions permitted under this subsection must be recorded before expiration of the original 12-month period on the appropriate SWBT records available for inspection under Section 7.03.

              (g) If facilities modifications, capacity expansions, or other make-ready work are required due to the assignment of space to either party under this section, the party to whom such space has been assigned will reimburse the person or entity incurring the costs for such facilities modifications, capacity expansions, or make-ready work if the party to whom such space has been assigned fails to occupy the assigned space within the 12-month assignment period or any extension thereof.

              (h) Except as provided in subsections (e)-(f) above, assignments shall not be extended, renewed, or sequentially repeated in any manner (other than by actual occupancy) that enables Applicant, SWBT, or any joint user to preclude access by others to unused pole attachment or conduit occupancy space for any period greater than 12 months after the date of initial assignment.

              (i) At Applicant's election, Applicant may file an application for access which specifically requests that the space sought by Applicant not be assigned to Applicant immediately and not be recorded immediately in the SWBT records available for inspection by other telecommunications carriers, cable television systems, or other providers of telecommunications services under Section 7.03 of this Agreement. In that event, the space sought by Applicant will not be assigned to Applicant and will remain available for assignment to others without restriction until such time as such space is formally assigned to Applicant in accordance with Applicant's written instructions and the assignment is recorded in the records available for inspection under Section 7.03. The assignment shall be made no later than the date of issuance to Applicant of a license confirming that Applicant has the right to occupy the space described in the license. In the event that Applicant elects to proceed under this subsection, Applicant's obligation to pay pole attachment and conduit occupancy fees shall not commence until the date the assignment is recorded in the appropriate SWBT records and Applicant shall bear the risks that (1) the space sought by Applicant will be assigned to and occupied by another person or entity or (2) circumstances will occur which may require that SWBT reevaluate Applicant's application and repeat the field inspection portion of the pre-license survey at Applicant's expense.

              (j) Notices and applications including assignment requests will be date- and time-stamped on receipt. Because space will be selected and further assignments made based on entries logged and recorded in the appropriate SWBT records, the date and time of assignment will be the date and time when the assignment is recorded rather than the date and time of receipt of the application or notice requesting such assignment. Although SWBT's clerical personnel will promptly process assignment requests included in applications and notices transmitted to SWBT by mail, courier, fax, or other transmission media, SWBT shall not be liable for any failure by Applicant to obtain the space desired by Applicant due to delay in logging assignment requests. Applicant acknowledges that, to maximize the probability that Applicant will be assigned the space Applicant desires, Applicant should, when possible, submit applications and notices including assignment requests in person to SWBT at the site where the applicable records are maintained and should countersign the entry reflecting the assignment and time of assignment.

         8.03 Immediate Occupancy. SWBT shall, within 60 days after the effective date of this Agreement, adopt interim procedures which will provide Applicant the ability to attach or place facilities on or in SWBT's poles, ducts, conduits, and rights-of-way on an immediate basis when such space is available for Applicant's use and no make-ready work or infrequent construction techniques or connectivity solutions are required. SWBT may, on 60 days advance notice to Applicant, revise or terminate such interim procedures if they prove to be unworkable, in which event Applicant may seek renegotiation of this Agreement or challenge SWBT's decision in accordance with procedures available to Applicant under applicable federal and state laws, regulations, and commission orders. The special procedures established under this section shall supplement, rather than replace, the regular assignment and licensing procedures set forth in Articles 8-10 of this Agreement, are intended to be used only under special circumstances (e.g., when the regular procedures allow insufficient time to meet customer service commitments or resolve non-routine construction or network contingencies), shall not be used on a routine basis, and shall be consistent with subsections (a)-(f) below.

              (a) Upon giving SWBT the notice required by this subsection, Applicant may immediately occupy space assigned or provisionally assigned to

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
                   Applicant pursuant to Section 8.02 of this Agreement. The notice shall be contained in either a notice of intent to occupy as provided in Section 8.02(b) or a license application under Section 9.02. Applicant shall not give such notice or occupy such space without first reviewing SWBT's records and determining that the records reflect that the space sought is available.

              (b) Applicant shall not occupy space which has not been assigned or provisionally assigned to Applicant. The assignment must be recorded on the appropriate SWBT records, as provided in
                   Section 8.02, prior to Applicant's occupancy. If Applicant subsequently determines that the records are inaccurate and that the space assigned to Applicant is not available, or that the space assigned is not suitable for Applicant's intended use, Applicant shall, within one business day, notify SWBT in writing that it no longer intends to occupy the space earlier assigned and is releasing the assignment. Except as otherwise provided in this subsection, Applicant shall not occupy other space on the pole or in the duct or conduit without first obtaining an assignment or provisional assignment of the space which Applicant will occupy. To avoid high or unusual expenditures resulting from unanticipated conditions at the site, Applicant may occupy space not assigned to Applicant subject to the following terms and conditions.

                   (1) Applicant may occupy the next available space shown on SWBT's records as available at the time of Applicant's last review of the records. Applicant shall not knowingly occupy space occupied by or assigned to SWBT or any third party without consent of the party to whom the space has been assigned.

                   (2) Within one business day after occupying such space, Applicant shall submit to SWBT a written notice of intent to occupy or an application for the space occupied showing the reason for Applicant's use of the space occupied.

                   (3) Applicant shall bear the risk that space occupied by Applicant pursuant to this section was assigned to SWBT or a third party during the period between Applicant's last review of the records and Applicant's occupancy of such space. After occupying space not previously assigned to Applicant, Applicant shall review the records and promptly notify the affected party if Applicant determines that it has occupied space assigned to such party. At the request of the party to whom such space has been assigned, Applicant shall, within 24 hours, or within such other period of time mutually agreed to by the parties affected, remove its facilities from the space in question if the parties affected cannot reach an acceptable alternative solution.

                        SWBT and Applicant anticipate that all parties affected will act in good faith to work out acceptable solutions and that the parties affected will not insist on strict adherence to the 24-hour removal requirement unless there is a legitimate business need for compelling removal within such time period.

                   (4) SWBT shall be entitled to recover from Applicant actual costs, if any, directly incurred by SWBT as a result of Applicant's decision under this subsection to occupy subject to a valid prior assignment to SWBT. Applicant shall indemnify, on request defend, and save SWBT harmless from any injury, loss, damage, liability, or claim asserted against SWBT by any third party resulting from Applicant's decision under this subsection to occupy space assigned to such third party.

              (c) Nothing in this section authorizes Applicant to place its facilities on or in any pole, duct, or conduit space already occupied by the facilities of SWBT or a third party, even if the presence of such facilities is not reflected on SWBT's records.

              (d) Nothing in this section authorizes Applicant, without first obtaining SWBT's written authorization, to (1) place its facilities on any pole or in any duct or conduit that requires make-ready work (other than third-party make-ready work arranged directly by Applicant) or (2) utilize any infrequent construction technique or connectivity solution described in Section 6.03.

              (e) If Applicant has not done so already, within 24 hours after occupying space pursuant to this section, Applicant will submit to SWBT an application for the space occupied as provided in Section 9.02 of this Agreement. The application may be submitted by fax.

              (f) Applicant will bear all risks resulting from the possibility that assigned space which appears from the records to have been available is not available or in suitable condition to be used by Applicant and shall indemnify, on request defend, and hold SWBT harmless from any injury, loss, damage, claim, or liability (including but not limited to third-party claims) resulting from Applicant's occupancy of space in violation of this section.

                 ARTICLE 9: APPLICATIONS AND PRE-LICENSE SURVEYS

         9.01 Licenses Required. Except as otherwise specifically permitted in this Agreement, Applicant shall apply in writing for and receive a license before attaching facilities to specified SWBT poles or placing facilities within specified SWBT ducts,

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



conduits, manholes, or handholes. License applications and information received by SWBT in connection with such applications shall be subject to the provisions of Article 28 of this Agreement (Confidentiality of Information).

         9.02 Application Form. To apply for a pole attachment or conduit occupancy license under this Agreement, Applicant shall submit to SWBT two signed copies of the appropriate application forms. SWBT represents that the forms specified in subsections (a)-(b) are forms in use prior to the effective date of this Agreement and that SWBT is in the process of revising such forms to conform to the provisions of this Agreement and to streamline the application process. The parties therefore agree that the forms specified in subsections (a) and (b) will be interim forms only. SWBT reserves the right to change the format and content of these forms upon 60 days written notice to Applicant.

              (a) To apply for a pole attachment license, Applicant shall submit to SWBT two signed copies of SWBT's Form SW-9434 ("Access Application and Make-Ready Authorization") together with completed Form SW-9433 ("Pole Attachments "). An application for a pole attachment license will not be complete or subject to processing by SWBT until these forms have been submitted to SWBT; provided, however, that such forms will be deemed to be substantially complete if they contain the information specified in subsections (c)-(h) below, as applicable. Copies of Forms SW-9433 and SW-9434 are attached to this Agreement as parts of APPENDIX III.

              (b) To apply for a conduit occupancy license, Applicant shall submit to SWBT two signed copies of SWBT's Form SW-9434 ("Access Application and Make-Ready Authorization") together with completed Form SW-9435 ("Conduit Occupancy"). An application for a conduit occupancy license will not be complete or subject to processing by SWBT until these forms have been submitted to SWBT; provided, however, that such forms will be deemed to be substantially complete if they contain the information specified in subsections (c)-(h) below, as applicable. Copies of Forms SW-9434 and SW-9435 are attached to this Agreement as parts of APPENDIX III.

              (c) Each application for a license under this Agreement shall include, at a minimum, the following information:

                   (1) the poles, ducts, and conduits (including all manholes) along Applicant's proposed route to or within which Applicant desires to attach or place its facilities;

                   (2) a description of the facilities to be attached to SWBT's poles and a description of the facilities to be placed within each component of

                        SWBT's conduit system (including but not limited to ducts, conduits, manholes, and handholes) along the proposed route;

                   (3)  for poles, the proposed points of attachment;

                   (4) for building entrance or building distribution ducts or conduits or other space within a building, a conspicuous statement, as required by Section 5.06 of this Agreement, that the application pertains to a building entrance or building distribution duct or conduit or other space within a building;

                   (5) if applicable, a conspicuous notation that the space requested is not to be assigned (or billed) to Applicant until SWBT has received Applicant's written instruction to make such assignment or issued a license authorizing Applicant to occupy the space requested; and

                   (6) if applicable, a conspicuous statement that Applicant intends to occupy the space before the issuance of a license, as provided in Section 8.03 of this Agreement.

              (d) Facilities descriptions which apply to multiple pole attachments or conduit occupancies need only be described once on any form. Facilities descriptions shall include, at a minimum, the following information:

                   (1) the number and types of cables, including the physical size (diameter) and weight (weight per foot);

                   (2) the number and types of strands, if any, which will be used to support the cables, including the rated holding capacity expressed in thousand pound increments (e.g., 2.2M of such strands; and

                   (3) sufficient information to identify and describe the physical characteristics (size, dimensions, and weight) of apparatus enclosures and other facilities to be attached to SWBT's poles or placed in SWBT's conduit system.

              (e) When it appears to Applicant that facilities modification, capacity expansion, or make-ready work may be required to accommodate Applicant's access requests, Applicant shall describe the facilities modification, capacity expansion, or make-ready work which Applicant proposes. Applicant shall also describe its plans, if any, to use any infrequent construction technique or connectivity solution authorized under Section 6.03 to avoid high or unusual expenditures and state its reasons for the use of such technique or solution.

              (f) Applicant acknowledges that the poles along a particular pole line or route may include poles owned by firms (such as electric utilities) other than SWBT, that it may be necessary for SWBT to rearrange its facilities or perform other make-ready work on poles other than poles it owns or controls in order to accommodate Applicant's request for access to SWBT's poles and that, at the time an application is submitted, it may be difficult for Applicant to determine with certainty whether a particular pole is owned or controlled by SWBT or by another entity. Accordingly, the application shall, to the extent feasible, identify all poles utilized by SWBT (without regard to ownership) along Applicant's proposed route.

              (g) Each application for a license under this Agreement shall be accompanied by a construction schedule showing Applicant's projected dates for beginning and completing construction at the sites specified in the application. Information on this schedule may be used by SWBT's engineering and outside plant construction personnel in scheduling work required to process Applicant's applications and scheduling such capacity expansions, make-ready work, and facilities modifications, if any, as may be necessary to accommodate Applicant's facilities.

              (h) Applicant may include multiple cables in a single license application and may provide multiple services (e.g., CATV and non-CATV services) under the same cable sheath or jacket. When both CATV and non-CATV services are provided under the same cable sheath or jacket, or CATV and non-CATV services are provided using different cables attached or lashed to the same strand or otherwise occupying the same space on a pole or the same duct or inner duct within a conduit, Applicant will so advise SWBT and SWBT shall, if permitted by law, adjust its charges to enable SWBT to charge Applicant the rate applicable to telecommunications carriers rather than the rate applicable to cable television systems solely to provide cable service.

         9.03 Cooperation in the Application Process. The orderly processing of applications submitted by Applicant and other firms seeking access to SWBT's poles, ducts, conduits, and rights-of-way requires good faith cooperation and coordination between SWBT's personnel and personnel acting on behalf of Applicant and other firms seeking access. The parties therefore agree to the following transitional procedures which will remain in effect during the term of this Agreement unless earlier modified by mutual agreement of the parties.

              (a) Before submitting a formal written application for access to SWBT's poles, ducts, conduits, and rights-of-way, the firm submitting the application shall make a good faith determination that it actually plans to attach facilities to or place facilities within the poles, ducts, conduits, or rights-of-way specified in the application. Applications shall not be submitted for the purpose of holding or reserving space which the applicant does not plan to use or for the purpose of precluding SWBT or any other provider of telecommunications or cable television services from using such poles, ducts, conduits, or rights-of-way.

              (b) Applicant shall only submit applications for access to poles, ducts, conduits, and rights-of-way which it plans to use within one year following the date access is granted and shall use its best efforts to submit applications in an orderly manner in accordance with Applicant's needs. If Applicant contemplates the need to submit more than 10 applications within any 45-day period with respect to poles, ducts, conduits, and rights-of-way within the territory of any single SWBT construction district, Applicant shall give SWBT advance notice as promptly as is reasonably practicable.

              (c) No more than 300 poles shall be the subject of any single pole attachment license application.

              (d) No more than 20 manholes shall be the subject of any single conduit occupancy license application.

         9.04 Applicant's Priorities. When Applicant has multiple applications on file within a single SWBT construction district, Applicant shall, at SWBT's request, designate its desired priority of completion of pre-license surveys, facilities modifications, capacity expansions, and make-ready work with respect to all such applications.

         9.05 Pre-license Survey. A pre-license survey (including a review of records and field inspection, if necessary) will be completed by SWBT after Applicant has submitted its written license application as specified in Section
9.02 of this Agreement. SWBT shall not, without due cause and justification, repeat pre-occupancy survey work performed by Applicant.

              (a) The field inspection portion of the pre-license survey, which includes the visual inspection of existing pole and conduit facilities, shall be performed by SWBT or its authorized representative. Primary purposes of the field inspection will be to enable SWBT to (1) confirm or determine the facilities modification, capacity expansion, and make-ready work if any, necessary to accommodate Applicant's facilities; (2) plan and engineer the facilities modification, capacity expansion, and make-ready work, if any, required to prepare SWBT's poles, ducts, conduits, rights-of-way, and associated facilities for Applicant's proposed attachments or occupancy; and (3) estimate the costs associated with such facilities modification, capacity expansion, or make-ready work. SWBT may dispense with the field inspection if it appears that the information necessary to process Applicant's license application is already available from existing sources, including the application forms and such other information as may be available to SWBT. If Applicant has occupied the space requested before the issuance of a license, a post-installation inspection of Applicant's facilities may be performed, in place of the field inspection portion of the pre-license survey, to determine whether such facilities are in compliance with the specifications of Article 6 and other provisions of this Agreement. In performing such inspection, SWBT will not, without due cause and justification, repeat pre-occupancy survey work performed by Applicant.

              (b) The administrative processing portion of the pre-license survey (which includes processing the application and reviewing records) will be performed by SWBT.

              (c) Before performing any portion of the pre-license survey, SWBT shall obtain Applicant's written authorization to perform such work. Authorization may be given, when possible, when the application is submitted. No authorization shall be required for post-installation inspections of Applicant's facilities when installation has occurred before the issuance of a license.

                   ARTICLE 10: ISSUANCE AND DENIAL OF LICENSES
                      (INCLUDING FACILITIES MODIFICATIONS,
                    CAPACITY EXPANSIONS, AND MAKE-READY WORK)

         10.01 Response Within 45 Days. Within 45 days of Applicant's submission of a license application pursuant to Section 9.02 of this Agreement, or within such other period of time as may be mutually agreed upon in writing by the parties, SWBT shall respond to the application. The response shall state whether the application is being granted or denied. If denial is anticipated, or if SWBT personnel involved in the processing of Applicant's request for access become aware of hazardous substances at the site requested by Applicant, SWBT shall promptly advise Applicant and shall, at Applicant's request, discuss alternatives to denial and issues associated with the presence of such hazardous substances. Additional state-specific response and notice requirements, if any, shall be addressed by an addendum to this Agreement.

              (a) If access is granted, SWBT shall, no later than 45 days after Applicant's submission of the license application, further advise Applicant in writing (1) what facilities modifications, capacity expansions, or make-ready work, if any, will be required to prepare SWBT's pole or conduit facilities, (2) provide Applicant an estimate of charges for such facilities modifications, capacity expansions, or make-ready work and
                   (3) disclose to Applicant any hazardous substances known by SWBT to be present at the site.

              (b) SWBT may take into account issues of capacity, safety, reliability, and engineering when considering requests for access, provided the assessment of such factors is done in a nondiscriminatory manner. If access is denied, SWBT shall confirm the denial in writing by the 45th day after the receipt by SWBT of Applicant's completed application. A denial of access shall be specific, shall include all relevant evidence and information supporting the denial, and shall explain how such evidence and information relates to a denial of access for reasons of lack of capacity, safety, reliability, or generally applicable engineering purposes. If Applicant in its completed application sets forth in writing specific proposals for expanding capacity, the denial statement shall specifically address such proposals.

              (c) Applicant agrees that if, at any time prior to the 45th day, it has determined that it no longer seeks access to specific poles, ducts, or conduit facilities, Applicant shall promptly withdraw or amend its application, thereby minimizing the administrative burdens on SWBT of processing and responding to the application.

              (d)  Notwithstanding the 45-day deadline, SWBT will, pursuant to
                   Section 8.03 of this Agreement, make available to Applicant for immediate occupancy any pole, duct, or conduit space which is not currently assigned, not designated as a maintenance duct, and not subject to applicable make-ready requirements.

              (e) If SWBT fails to respond in writing within 30 days of SWBT's documented receipt of a license application pursuant to
                   Section 9.02 of this Agreement, or within such other period of time as may be mutually agreed upon in writing by the parties, Applicant may by written notice inquire whether SWBT intends to deny Applicant's request for access. After such notice has been given and receipt by SWBT of a properly submitted license application has been confirmed, SWBT's failure to respond in writing within 15 days after receipt of the notice shall be deemed to constitute approval of the request for access. In such event, Applicant shall be entitled to occupy the space requested without the formality of a license; provided, however, that nothing contained in this subsection shall authorize Applicant to occupy space already occupied or subject to a prior valid space assignment to SWBT or any third-party; and provided further that nothing in this subsection authorizes Applicant, without first obtaining SWBT's written authorization, to (1) place its facilities on any pole or in any duct or conduit that requires


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

                   make-ready work (other than third-party make-ready work arranged directly by Applicant) or (2) utilize any infrequent construction technique or connectivity solution described in
                   Section 6.03.

         10.02 Obligation to Construct or Modify Facilities; Capacity Expansions. SWBT may grant access subject to Applicant's approval of such make-ready work (including facilities modifications) as may be required to expand capacity to accommodate Applicant's request, in which event Applicant shall either accept such conditions, initiate good faith negotiations to explore other potential accommodations, or withdraw its request for access. If SWBT does not offer to expand capacity and denies Applicant's request for access, SWBT shall promptly notify Applicant of such determination. SWBT shall not deny Applicant's request for access on lack of capacity grounds when capacity can be expanded as provided in this section and in Section 6.03 (infrequent construction techniques and connectivity solutions).

              (a) At Applicant's request, SWBT will replace, expand, or modify its poles and conduit system, or otherwise expand the capacity of such facilities to accommodate the placement of Applicant's facilities; provided, however, that such modifications shall be consistent with the capacity, safety, reliability, and engineering considerations which SWBT would apply to itself if the work were performed for SWBT's own benefit. Outside plant facilities modifications and capacity expansions contemplated by this subsection include, but are not limited to, installation of inner duct, cable consolidations and the removal of cables that are retired or inactive (dead). Except as otherwise specifically provided in this section, SWBT may recover from Applicant the costs of facilities modifications and capacity expansions to make space available for Applicant's facilities and charges for such modifications and expansions shall be determined and billed as provided in APPENDIX I of this Agreement.

              (b) SWBT will, at its own expense, install inner duct in SWBT's conduit system as necessary to make Space available for Applicant's facilities. Inner duct installations to accommodate Applicant's facilities will be performed by SWBT within the same time intervals which would apply if SWBT were performing such installations for itself. If SWBT's intervals for beginning or completing inner duct installation do not meet Applicant's needs, Applicant may arrange for the inner duct installation to be performed by an authorized contractor selected by Applicant from a list, jointly developed and maintained by the parties, of contractors mutually approved as qualified to perform inner duct installations. Applicant may install the inner duct itself if Applicant is on the list of mutually approved contractors at the time the work is performed. When inner duct is installed in SWBT's conduit system by Applicant or an authorized contractor selected by Applicant, SWBT will provide the inner-ducting materials to be installed and Applicant shall bear all other installation expenses. Applicant shall give SWBT sufficient advance notice of the materials needed to enable SWBT to provide such materials to Applicant on a timely basis. Applicant shall return all unused materials, including unused inner duct and reels, to SWBT or purchase them from SWBT. Inner duct installed by Applicant or an authorized contractor selected by Applicant shall be installed in accordance with SWBT's specifications and in accordance with the same standards and practices which would be followed if the inner duct were being installed by SWBT or SWBT's contractors. Applicant shall indemnify, on request defend, and hold SWBT harmless for any injuries, losses, damages, claims, or liabilities directly resulting from the installation of inner duct by Applicant or any authorized contractor selected by Applicant under this subsection. Applicant shall not, without SWBT's prior written approval, arrange for inner duct installation to be performed by subcontractors who are not authorized contractors.

              (c) SWBT shall, at its expense, remove cables that are retired or inactive (dead) to free-up requested duct and pole space, provided that such removal is reasonably feasible (i.e., cable pulls easily without incident). If a section of cable is "frozen" in a duct and would require excavation to remove, Applicant may, at its option, request that SWBT excavate the obstruction or, in the alternative, arrange for excavation of the obstruction to be performed by an authorized contractor selected by Applicant from a list, jointly developed and maintained by the parties, of contractors mutually approved as qualified to perform such excavations. Applicant may excavate the obstruction itself if Applicant is on the list of mutually approved contractors at the time the work is performed. Such excavations will be at Applicant's expense. Removal of the remainder of the cable will be at SWBT's expense. Excavation work performed by Applicant or an authorized contractor selected by Applicant shall be performed in accordance with SWBT's specifications and in accordance with the same standards and practices which would be followed if such excavation work were being performed by SWBT or SWBT's contractors. Neither Applicant nor any authorized contractor selected by Applicant to perform excavation work under this subsection shall conduct facility excavation activities in any manner which jeopardizes or degrades the integrity of SWBT's structures or interferes with any existing use of the facilities. Applicant shall indemnify, on request defend, and hold SWBT harmless for any injuries, losses, damages, claims, or liabilities directly resulting from the performance of excavation work by Applicant or any authorized contractor selected by Applicant under this subsection. Applicant shall not, without SWBT's prior written approval, arrange for excavation work to be performed under this subsection by subcontractors who are not qualified contractors.

         10.03 Issuance of Licenses and Immediate Access When No Make-ready Work is Required. If, on the basis of Applicant's representations or SWBT's field inspection, if any, SWBT determines that no make-ready work is necessary to accommodate Applicant's facilities, SWBT will issue a license without performing make-ready work and pole attachment or conduit occupancy space will be made available to Applicant for immediate occupancy. Immediate occupancy prior to the issuance of a license shall be governed by Section 8.03.

         10.04 Make-ready Work. If SWBT determines that make-ready work will be necessary to accommodate Applicant's facilities, SWBT shall promptly notify Applicant of the make-ready work proposed to enable the accommodation of Applicant's facilities.

              (a) The notice shall be given in writing no later than 45 days after the receipt by SWBT of Applicant's completed application pursuant to Section 9.02 of this Agreement or within such other period of time as may be mutually agreed upon in writing by the parties.

              (b) The notice will include SWBT's estimate of make-ready charges, which estimate shall be stated on SWBT Form SW-9434 ("Access Application and Make-Ready Authorization"), a copy of which is attached hereto as part of APPENDIX III.

              (c) Applicant shall have 20 days (the "acceptance period") after receiving SWBT's estimate of make-ready charges to authorize completion of the make-ready work proposed by SWBT or to advise SWBT of is willingness to perform the proposed make-ready work itself. If Applicant advises SWBT that it is willing to perform the make-ready work proposed by SWBT in accordance with SWBT's plans and specifications, SWBT will not, without due cause and justification, refuse to accept Applicant's offer to perform the work. Authorization shall be accomplished by Applicant's signing the estimate and returning it to SWBT within the 20-day acceptance period.

              (d) Within the 20-day acceptance period, the parties may negotiate modifications of the make-ready work to be performed. If the parties reach agreement through negotiation, a new estimate shall be prepared and authorization shall be accomplished by Applicant's signing the revised estimate and returning it to SWBT within the original 20-day acceptance period, or within such period of time as may be mutually agreed upon by the parties.


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

              (e) If Applicant does not sign and return the estimate within the 20-day acceptance period, or within such other period of time as may be mutually agreed upon in writing by the parties, Applicant shall notify SWBT in writing by the 20th day whether Applicant is withdrawing its application, electing to perform the make-ready work itself as provided in subsection
                   (c) or electing to treat SWBT's make-ready requirements as a denial of access.

                   (1) If no such notice is given by the 20th day, or such later date as may be mutually agreed upon by the parties, SWBT shall contact Applicant to determine whether Applicant intends to withdraw its application. Applicant shall be deemed to have withdrawn its application if, in response to SWBT's inquiry, Applicant does not immediately sign and return the estimate to SWBT.

                   (2) If Applicant timely notifies SWBT that it is electing to treat SWBT's make-ready requirements as a denial of access, SWBT shall, within 20 days after receiving the notice, provide Applicant with a written statement explaining its decision to grant access only if the specified make-ready work is performed. The statement shall be specific, shall include all relevant evidence and information supporting SWBT's decision to grant access only if the specified make-ready work is performed, and shall explain how such evidence and information relates to SWBT's decision for reasons of lack of capacity, safety, reliability, or generally applicable engineering purposes. The statement shall also set forth the basis for SWBT's make-ready proposals and specifically address SWBT's rationale for rejecting Applicant's alternative written proposals, if any.

         10.05 Performance of Make-ready Work. Except as otherwise specifically provided in Section 10.02 and in this section, make-ready work shall be performed by SWBT or by contractors, subcontractors, or other persons acting on SWBT's behalf and shall be performed by SWBT in accordance with the same time intervals which would be applicable if SWBT were performing the work for itself.

              (a) Applicant and SWBT will mutually establish and maintain for each SWBT construction district lists of authorized contractors which may be selected by Applicant to perform make-ready work when SWBT's interval for beginning or completing such make-ready work does not meet Applicant's needs. At Applicant's request, Applicant will be included on such lists upon Applicant's demonstrating that (1) its personnel are qualified to perform such work in accordance with SWBT's specifications and (2) Applicant meets the financial responsibility (insurance and bonding) requirements generally applicable to contractors, subcontractors, and other vendors performing the same or similar work on SWBT's behalf or the self-insurance requirements of Section 23.02.

              (b) If SWBT's interval for beginning or completing make-ready work does not meet Applicant's needs, Applicant may (1) perform the make-ready work itself, if Applicant is on the applicable list of authorized contractors at the time the work is to be performed or (2) arrange for the work to be performed by an authorized contractor selected by Applicant from the applicable list of authorized contractors. Subject to the availability of personnel, Applicant may also request that SWBT perform the work on an expedited basis; provided, however, that make-ready work will not be performed on an expedited basis unless Applicant first approves any overtime or premium rates or charges associated with performance of the work on an expedited basis.

              (c) From time to time, additional contractors, subcontractors or other vendors may be jointly approved by Applicant and SWBT to perform specific make-ready work in the event that the work load exceeds the capacity of the authorized contractors on the approved list to perform the make-ready work in a timely manner.

              (d) Make-ready work performed by Applicant, by an authorized contractor selected by Applicant, or by a contractor, subcontractor, or other vendor jointly approved by the parties under subsection (c) shall be performed in accordance with SWBT's specifications and in accordance with the same standards and practices which would be followed if such excavation work were being performed by SWBT or SWBT's contractors. Neither Applicant nor authorized contractors selected by Applicant to perform make-ready work under this section shall conduct such work in any manner which jeopardizes or degrades the integrity of SWBT's structures or interferes with any existing use of SWBT's facilities. Applicant and any authorized contractor selected by Applicant to perform make-ready work shall indemnify, on request defend, and hold SWBT harmless from any and all injuries, losses, damages, claims, or liabilities directly resulting from their activities under this section.

              (e) Nothing contained in this section authorizes Applicant, any authorized contractor selected by Applicant, or any other person acting on Applicant's behalf to consolidate SWBT's cables.

         10.06 Multiple Applications. Applications shall be processed on a first-come, first-served basis. Applications filed on the same date shall be treated as having been filed simultaneously and shall be processed accordingly.

         10.07 Payments to Others for Expenses Incurred in Transferring or Arranging Their Facilities. Applicant shall make arrangements with the owners of other facilities attached to SWBT's poles or occupying space in SWBT's conduit system regarding reimbursement for any expenses incurred by them in transferring or rearranging their facilities to accommodate the attachment or placement of Applicant's facilities to or in SWBT's poles, ducts, and conduits.

         10.08 Reimbursement for the Creation or Use of Additional Capacity. As a result of facilities modification, capacity expansion, or other make-ready work performed to accommodate Applicant's facilities, additional capacity may become available on SWBT's poles or in its conduit system. In such event, Applicant shall not have a preferential right to utilize such additional capacity in the future and shall not be entitled to any pole attachment or conduit occupancy fees subsequently paid to SWBT for the use of such additional capacity. SWBT shall, however, establish procedures for giving Applicant notice of the subsequent use by SWBT or third parties of additional space or capacity created at Applicant's expense. If SWBT utilizes additional space or capacity created at Applicant's expense, SWBT will reimburse Applicant on a pro-rata basis for SWBT's share, if any, of Applicant's capacity expansion costs, to the extent reimbursement is required by the Pole Attachment Act and applicable rules, regulations, and commission orders. If any third party later utilizes any such additional space or capacity, SWBT shall, at the request of Applicant or such third party, provide such information as may be available to SWBT to assist Applicant and such third party in determining the amount, if any, which such third party may owe Applicant as its pro-rata share of Applicant's capacity expansion costs. Nothing contained in this section shall be construed as conferring or imposing on SWBT any right or duty to determine the amounts owing by a third party to Applicant, to collect or remit any such amounts to Applicant, to resolve or adjudicate disputes over reimbursement between Applicant and third parties, to deny a third party access to SWBT's poles, ducts, conduits, or rights-of-way due to such third party's failure to satisfy Applicant's reimbursement demands, or to take any other action to enforce Applicant's reimbursement rights against any third party. In like manner, for additional capacity created by SWBT from and after the date of enactment of the Telecommunications Act of 1996, SWBT shall be entitled to recover from Applicant and third parties, to the full extent permitted by law, their pro-rata shares of such capacity expansion costs incurred by SWBT. To the extent that either party seeks to avail itself of this cost-saving mechanism, such party shall be responsible for maintaining adequate records documenting the costs subject to reimbursement, including but not limited to costs incurred for facilities modification and capacity expansion work performed directly by such party or contractors performing work on such party's behalf.

         10.09 License and Attachment. After all required make-ready work is completed, SWBT will issue a license confirming that Applicant may attach specified facilities to SWBT's poles or place specified facilities in SWBT's conduit system. Applicant shall have access to attach or place only those facilities specifically described in licenses subject to this Agreement, and no others, except as otherwise specifically provided in (a) Sections 8.03 and 12.03 or other provisions of this Agreement, (b) any other written

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

agreement between the parties providing for such access, or (c) the provisions of any applicable tariffs or commission orders.

               ARTICLE 11: CONSTRUCTION OF APPLICANT'S FACILITIES

         11.01 Responsibility for Attaching and Placing Facilities. Each party shall be responsible for the actual attachment of its own facilities to SWBT's poles and the placement of such facilities in SWBT's ducts, conduits, and rights-of-way and shall be solely responsible for all costs and expenses incurred by it or on its behalf in connection with such activities. In this regard, each party and its contractors shall be solely responsible for (a) paying all persons and entities who provide materials, labor, access to real or personal property, or other goods or services in connection with the construction and attachment of its facilities and (b) directing the activities of all personnel acting on such party's behalf while they are physically present on, within, or in the vicinity of SWBT's poles, ducts, conduits, and rights-of-way.

         11.02 Construction Schedule. After the issuance of a license, Applicant shall provide SWBT with an updated construction schedule and thereafter keep SWBT informed of anticipated changes in the construction schedule. Construction schedules received by SWBT shall be subject to the provisions of Article 28 of this Agreement (Confidentiality of Information). Construction schedules required by this section shall include, at a minimum, the following information:

              (a) the name, title, business address, and business telephone number of the manager responsible for construction of the facilities;

              (b) the names of each contractor and subcontractor which will be involved in the construction activities;

              (c)  the estimated dates when construction will begin and end; and

              (d) the approximate dates when Applicant or personnel working on Applicant's behalf will be performing construction work in connection with the attachment of Applicant's facilities to SWBT's poles or the placement of Applicant's facilities in any part of SWBT's conduit system.

                     ARTICLE 12: USE AND ROUTINE MAINTENANCE
                           OF APPLICANT'S FACILITIES

         12.01 Use of Applicant's Facilities. Each license subject to this Agreement authorizes Applicant to have access to Applicant's facilities on or within SWBT's poles, ducts, and conduits as needed for the purpose of serving Applicant's customers.

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

         12.02 Routine Maintenance of Applicant's Facilities. Each license subject to this Agreement authorizes Applicant to engage in routine maintenance of facilities located on or within SWBT's poles, ducts, and conduits. Routine maintenance does not include the replacement or modification of Applicant's facilities in any manner which results in Applicant's facilities differing substantially in size, weight, or physical characteristics from the facilities described in Applicant's license.

         12.03 Installation of Drive Rings and J-Hooks. Applicant may install drive rings and J-hooks on SWBT's poles for the attachment of drop wires as specified in this section.

              (a) Drive rings and J-hooks may be installed as specified in pole attachment licenses issued to Applicant.

              (b) If attachment space has already been licensed to Applicant on a given SWBT pole, Applicant may install drive rings and J-hooks within the space assigned to Applicant (typically six inches above and six inches below Applicant's point of attachment on the pole if the point of attachment is in the center of the space assigned to Applicant) without applying for or obtaining a new or amended license. No additional attachment charges shall apply with respect to drive rings and J-hooks installed in Applicant's licensed attachment space.

              (c) Applicant's first choice for placement of drive rings and J-hooks shall be the licensed attachment space assigned to Applicant as provided in subsection (b) above; provided, however, that if attachment space already licensed to Applicant on a given SWBT pole is not adequate for Applicant's drive rings or J-hooks, Applicant may, when necessary, and without applying for or obtaining a new or amended license, install such drive rings and J-hooks above or below Applicant's licensed attachment space as described in subsection (b) above. No additional attachment charges shall apply with respect to drive rings and J-hooks installed outside Applicant's licensed attachment space as permitted in this subsection.

              (d) If Applicant has not already been licensed attachment space on a given SWBT pole, Applicant may, when necessary, install drive rings and J-hooks to unassigned space on such pole without first obtaining a license for such attachment and shall, promptly following such installation, notify SWBT of the attachment. Such notification shall be made on a form to be developed by SWBT for this purpose and shall constitute an application for a license. Such application may be conditionally granted without a pre-license survey or other inquiry by SWBT, and SWBT shall not be required to process the application, log the attachment as an assignment in its outside plant records, or issue a permanent license for


                                    PAGE 58
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                   the attachment unless specifically requested by Applicant
                   to do so; provided, however, that a conditionally granted application under this subsection shall be subject to revocation if it is subsequently determined that such attachment has been made in violation of subsection (e) of this section or other provisions of this Agreement. Drive-rings and J-hooks installed pursuant to this subsection are pole attachments and charges for such attachments shall be determined in accordance with the Pole Attachment Act and applicable rules, regulations, and commission orders.

              (e) Notwithstanding the provisions of subsections (c)-(d) above, Applicant may not install drive rings and J-hooks in space assigned to SWBT or another joint user without the approval of SWBT or such other joint user and may not install drive rings and J-hooks in unassigned space in any manner which will block or preclude the subsequent occupancy or use of space by SWBT or other joint users. If the presence of Applicant's facilities in space not assigned to Applicant will block or preclude the use of assigned or otherwise assignable space by SWBT or other joint users, Applicant shall, on SWBT's request, promptly relocate the facilities in order to accommodate the facilities of other users and shall bear all expenses associated with such relocation.

              (f) SWBT may not install drive rings or J-hooks in space assigned to Applicant without Applicant's approval and shall, at Applicant's request, and at SWBT's expense, promptly relocate or, if necessary, remove, any drive rings or J-hooks installed in violation of this subsection. If SWBT drive rings or J-hooks have been installed in space subsequently assigned to Applicant, or if the presence of SWBT drive rings or J-hooks blocks or precludes the use of otherwise assignable space on SWBT's poles, SWBT shall, at Applicant's request, relocate such facilities, if it is feasible to do so, as make-ready work.

              (g) Applicant shall, at the request of SWBT or another joint user, at Applicant's expense, promptly relocate or, if necessary, remove any drive rings and J-hooks placed on SWBT's poles other than as permitted in this section.

         12.04 Short-term Use of Maintenance Ducts for Repair and Maintenance Activities. Maintenance ducts shall be available, on a nondiscriminatory basis, for short-term (not to exceed 30 days) non-emergency maintenance or repair activities by any person or entity (including but not limited to SWBT, Applicant, other local service providers, and other joint users) with facilities in the conduit section in which the maintenance duct is located; provided, however, that use of the maintenance duct for non-emergency maintenance and repair activities must be scheduled by SWBT. A person or entity using the maintenance duct for non-emergency maintenance or repair

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activities shall immediately notify SWBT of such use and must either vacate the maintenance duct within 30 days or, with SWBT's consent, which consent shall not be unreasonably withheld, rearrange its facilities to ensure that at least one full-sized replacement maintenance duct (or, if the designated maintenance duct was an inner duct, a suitable replacement inner duct) is available for use by all occupants in the conduit section within 30 days after such person or entity occupies the maintenance duct. Cables temporarily placed in the maintenance duct on a non-emergency basis shall be subject to such accommodations as may be necessary to rectify emergencies which may occur while the maintenance duct is occupied.

         12.05 Responsibility for Maintenance of Facilities. Each party shall be solely responsible for maintaining its own facilities and (a) paying all persons and entities who provide materials, labor, access to real or personal property, or other goods or services in connection with the maintenance of such party's facilities and (b) directing the activities of all such personnel while they are physically present on, within, or in the vicinity of SWBT's poles, ducts, conduits, and rights-of-way.

         12.06 Information Concerning the Maintenance of Applicant's Facilities. Promptly after the issuance of a license, Applicant shall provide SWBT with the name, title, business address, and business telephone number of the manager responsible for routine maintenance of Applicant's facilities and shall thereafter notify SWBT of changes to such information. The manager responsible for routine maintenance of Applicant's facilities shall, on SWBT's request, identify any contractor, subcontractor, or other person performing maintenance activities on Applicant's behalf at a specified site.

               ARTICLE 13: MODIFICATION OF APPLICANT'S FACILITIES

         13.01 Notification of Planned Modifications. Applicant shall notify SWBT in writing at least 30 days before adding to, relocating, replacing or otherwise modifying its facilities already attached to a SWBT pole or located in any SWBT duct or conduit. The notice shall contain sufficient information to enable SWBT to determine whether the proposed addition, relocation, replacement, or modification is within the scope of Applicant's present license or requires a new or amended license. No notice shall be required for such routine modifications as the installation or placement of drive rings or J-hooks, terminals, and other ancillary apparatus routinely used in providing service to customers, having no effect on the structural integrity of SWBT's poles, ducts, or conduits, and having no effect on the ability of SWBT or joint users to use or have access to SWBT's poles, ducts, conduits, or rights-of-way.

         13.02 New or Amended License Required. A new or amended license will be required if the proposed addition, relocation, replacement, or modification:

              (a) requires that Applicant occupy additional space on SWBT's poles (except on a temporary basis in the event of an emergency);

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

              (b) requires that Applicant occupy additional space (other than space in the maintenance duct in accordance with Sections 12.04, 13.03, and 15.02 of this Agreement) in any SWBT duct or conduit except on a temporary basis in the event of an emergency;

              (c) results in the facilities attached to SWBT's poles or placed in SWBT's ducts or conduits being different from those described in Applicant's current license (e.g., different duct or size increase causing a need to recalculate storm loadings, guying, or pole class); or

              (d)  requires additional holding capacity on a permanent basis.

         13.03 Use of Maintenance Duct in Connection with Facility Modifications and Replacements. Non-emergency access to the maintenance duct in connection with facilities modifications and replacements shall be subject to the provisions of Section 12.04 of this Agreement.

         13.04 Replacement of Facilities and Spinning/Overlashing Additional Cables. Applicant may replace existing facilities with new facilities occupying the same pole, duct, or conduit space, and may spin or overlash additional cables to its own existing facilities; provided, however, that such activities shall not be considered to be routine maintenance and shall be subject to the requirements of this article.

         13.05 Streamlined Procedures for the Issuance of Amended Licenses. SWBT may streamline procedures for the issuance of amended licenses with respect to proposed additions, relocations, replacements, or modifications of Applicant's facilities when it appears to SWBT that the proposed additions, relocations, replacements, or modifications will not require make-ready work by SWBT, will not interfere with SWBT's use of its poles, conduit systems, or facilities attached or connected thereto or contained therein, and will not interfere with the use of existing facilities attached or connected thereto or contained therein by joint users.

                       ARTICLE 14: REQUIRED REARRANGEMENTS
                            OF APPLICANT'S FACILITIES

         14.01 Notice of Planned Modifications. The parties acknowledge that the Pole Attachment Act recites in part that "Whenever the owner of a pole, duct, conduit, or right-of-way intends to modify or alter such pole, duct, conduit, or right-of-way, the owner shall provide written notification of such action to any entity that has obtained an attachment to such conduit or right-of-way so that such entity may have a reasonable opportunity to add to or modify its existing attachment." The parties further acknowledge that the FCC, in the First Interconnection Order in CC Docket No. 96-98, recites that "... absent a private agreement establishing notification procedures, written notification of a modification must be provided to parties holding attachments on the facility to be modified at least 60 days prior to the commencement of the physical


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

modification itself." This article is intended by the parties to alter the above-described notification requirements only as provided in Section 14.02(b) below.

         14.02 Required Rearrangement of Applicant's Facilities. Applicant acknowledges that, from time to time, it may be necessary or desirable for SWBT to rearrange facilities on or within its poles or conduit systems, change out poles, add poles to a pole line, relocate or reconstruct poles, pole lines, conduit segments, or conduit runs, enlarge manholes, reinforce conduit, or otherwise modify poles, pole lines, or portions of its conduit system and that such changes may be necessitated by SWBT's own business needs or by factors outside of SWBT's control, such as the decision by a municipality to widen streets or the decision by a third party to seek access to SWBT's poles, ducts, conduits, or rights-of-way.

              (a) Applicant agrees that Applicant will cooperate with SWBT and joint users in making such rearrangements as may be necessary to enable such changes to be made and that costs incurred by Applicant in making such rearrangements shall, in the absence of a specific agreement to the contrary, be borne by the parties in accordance with then applicable statutes, rules, regulations, and commission orders, including the Pole Attachment Act, rules, regulations, and commission orders thereunder.

              (b) Whenever feasible, SWBT shall give Applicant not less than 60 days prior written notice of the need for Applicant to rearrange its facilities pursuant to this section. The notice shall state the date by which such rearrangements are to be completed. Applicant shall complete such rearrangements within the time prescribed in the notice. SWBT may request that such modification be made within a shorter period of time, in which event Applicant shall not refuse to comply such request without due cause and justification. In determining due cause and justification, the following factors, among others, may be considered:

                   (1) the circumstances under which the rearrangements are sought (e.g., street-widening project, request by a competing provider for access);

                   (2)  the timeliness of SWBT's request to Applicant;

                   (3)  the nature and number of rearrangements sought;

                   (4) the impact on the ability of the parties and joint users to meet customer service needs; and

                   (5) risks of service interruption to customers of the parties and joint users.

              (c) Nothing contained in this article shall preclude Applicant from advising





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
                           SWBT, within 60 days from the date of the notice, of its desire to add to or modify its existing attachment.

                  ARTICLE 15:  EMERGENCY REPAIRS AND POLE REPLACEMENTS

         15.01 Applicability. The parties acknowledge that in the event of an emergency, services provided by the parties and joint users to their respective customers may be interrupted, that it may not be possible for all service providers with facilities attached to SWBT's poles or placed in SWBT's ducts, conduits, or rights-of-way to restore service to all customers at the same time, that disputes may arise between the parties concerning the manner in which emergency repairs shall be made, that it is essential that decisions be made quickly, and that it is highly desirable that all service providers utilizing SWBT's poles, ducts, conduits, and rights-of-way enter into appropriate arrangements relating to emergency repairs and service restoration. In the absence of prearranged agreements, it is expected that disputes will be immediately resolved at the site by the affected parties present based upon the criteria set forth in Section 15.05 of this Agreement. The provisions of this article shall apply in the absence of more comprehensive agreements relating to emergency repairs.

         15.02 Responsibility for Emergency Repairs; Access to Maintenance Duct. In general, each party shall be responsible for making emergency repairs to its own facilities and for formulating appropriate plans and practices enabling such party to make such repairs.

                  (a) Nothing contained in this Agreement shall be construed as requiring either party to perform any repair or service restoration work of any kind with respect to the other party's facilities or the facilities of joint users.

                  (b) Maintenance ducts shall be available, on a nondiscriminatory basis, for emergency repair activities by any person or entity (including but not limited to SWBT, Applicant, other local service providers, and other joint users) with facilities in the conduit section in which the maintenance duct is located; provided, however, that a person or entity using the maintenance duct for emergency repair activities shall immediately notify SWBT of such use and must either vacate the maintenance duct within 30 days or, with SWBT's consent, which consent shall not be unreasonably withheld, rearrange its facilities to ensure that at least one full-sized replacement maintenance duct (or, if the designated maintenance duct was an inner duct, a suitable replacement inner duct) is available for use by all occupants in the conduit section within 30 days after such person or entity occupies the maintenance duct. The parties agree not to exceed 30 days' use except in unusual emergencies that may require longer than 30 days to rectify.

                  (c) If necessary, other unoccupied ducts or inner ducts may be used on a short-term basis when the maintenance duct is unavailable. Any such use shall be subject to the same rules applicable to the maintenance duct and shall be subject to the rights of any party or joint user to whom such duct or inner duct has been assigned.

         15.03 Designation of Emergency Repair Coordinators and Other Information. For each SWBT construction district, Applicant shall provide SWBT with the emergency contact number of Applicant's designated point of contact for coordinating the handling of emergency repairs of Applicant's facilities and shall thereafter notify SWBT of changes to such information.

         15.04 Reporting of Conditions Requiring Emergency Repairs. As a courtesy, each party shall endeavor to notify the other party at the earliest practicable opportunity after discovering any condition on or in any of SWBT's poles, ducts, conduits, or rights-of-way requiring emergency repairs to the other party's facilities.

         15.05 Order of Precedence of Work Operations; Access to Maintenance Duct and Other Unoccupied Ducts in Emergency Situations. When notice and coordination are practicable, SWBT, Applicant, and other affected parties shall coordinate repair and other work operations in emergency situations involving service disruptions. Disputes will be immediately resolved at the site by the affected parties present in accordance with the following principles.

                  (a) Emergency service restoration work requirements shall take precedence over other work operations.

                  (b) Except as otherwise agreed upon by the parties, restoration of lines for emergency services providers (e.g., 911, fire, police, and hospital lines) shall be given the highest priority and temporary occupancy of the maintenance duct (and, if necessary, other unoccupied ducts) shall be assigned in a manner consistent with this priority. Secondary priority shall be given to restoring services to the local service providers with the greatest numbers of local lines out of service due to the emergency being rectified. The parties shall exercise good faith in assigning priorities, shall base their decisions on the best information then available to them at the site in question, and may, by mutual agreement at the site, take other factors into consideration in assigning priorities and sequencing service restoration activities.

                  (c) SWBT shall determine the order of precedence of work operations and assignment of duct space in the maintenance duct (and other unoccupied ducts) only if the affected parties present are unable to reach prompt agreement; provided, however, that these decisions shall be made by


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


                           SWBT on a nondiscriminatory basis in accordance with the principles set forth in this section.

         15.06 Unilateral Corrective Action. When either party reasonably believes that, due to the condition of the other party's facilities placed on, within, or in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way, there is an immediate or imminent threat to the safety or health of employees or any other person, to the physical integrity or functioning of either party, or either party's ability to meet its service obligations, either party may unilaterally perform such limited corrective work as may be necessary to prevent or mitigate against the injury threatened. For example, if facilities of the other party have become detached or partially detached from a pole, or detached or partially detached from supporting racks or wall supports within a manhole, either party may reattach them as provided in this section but shall not be obligated to do so.

                  (a) Before performing any corrective work involving facilities of the other party, SWBT or Applicant shall first attempt to notify the other party. After such notice has been given, the parties shall coordinate corrective work.

                  (b) When an emergency situation exists such that advance notice and coordination are not practicable, either party may perform corrective work without first giving notice to the other party and shall promptly notify the other party of the corrective work performed and the reason why notice was not given.

         15.07 Emergency Pole Replacements. Applicant will cooperate fully with SWBT when emergency pole replacements are required.

                  (a) When emergency pole replacements are required, SWBT shall promptly make a good faith effort to contact Applicant to notify Applicant of the emergency and to determine whether Applicant will respond to the emergency in a timely manner.

                  (b) If notified by SWBT that an emergency exists which will require the replacement of a pole, Applicant shall transfer its facilities immediately, provided such transfer is necessary to rectify the emergency. If the transfer is to a SWBT replacement pole, the transfer shall be in accordance with SWBT's placement instructions.

                  (c) If Applicant is unable to respond to the emergency situation immediately, Applicant shall so advise SWBT and thereby authorize SWBT (or any joint user sharing the pole with SWBT) to perform such emergency-necessitated transfers (and associated facilities rearrangements) on Applicant's behalf.

         15.08 Expenses Associated with Emergency Repairs. Each party shall bear all reasonable expenses arising out of or in connection with emergency repairs of its own facilities and transfers or rearrangements of such facilities associated with emergency pole replacements made in accordance with the provisions of this article.

                  (a) Each party shall be solely responsible for paying all persons and entities who provide materials, labor, access to real or personal property, or other goods or services in connection with any such repair, transfer, or rearrangement of such party's facilities.

                  (b) Applicant shall reimburse SWBT for the costs incurred by SWBT for work performed by SWBT on Applicant's behalf in accordance with the provisions of this article; provided, however, that when the costs incurred by SWBT are for work performed in part for Applicant and in part for SWBT and third parties, Applicant shall only reimburse SWBT for Applicant's pro-rata share of the costs.

            ARTICLE 16: INSPECTION BY SWBT OF APPLICANT'S FACILITIES

         16.01 SWBT's Right to Make Periodic or Spot Inspections. SWBT shall have the right, but not the duty, to make periodic or spot inspections at any time of any or all facilities attached to SWBT's poles or placed within SWBT's poles, ducts, conduits, or rights-of-way. Inspections of Applicant's facilities may be conducted for the purpose of determining whether facilities attached to SWBT's poles or placed in SWBT's conduit system are in compliance with the terms of this Agreement and conform to licenses subject to this Agreement. Charges for inspections shall be allocated among all parties benefiting from the inspection in accordance with the Pole Attachment Act and applicable rules, regulations, and commission orders. When an inspection is conducted for the specific purpose of auditing or investigating Applicant's compliance with this Agreement, SWBT may charge Applicant for inspection expenses only if the inspection reflects that Applicant is in substantial noncompliance with the terms of this Agreement. If the inspection reflects that Applicant's facilities are not in compliance with the terms of this Agreement, Applicant shall bring its facilities into compliance promptly after being notified of such noncompliance and shall notify SWBT in writing when the facilities have been brought into compliance.

         16.02 Report of Inspection Results. SWBT will provide Applicant the results of any inspection of Applicant's facilities performed under Section
16.01 of this Agreement.

         16.03 Post-installation Inspections. This article does not apply to post-installation inspections performed as part of a pre-license survey in those cases when Applicant has occupied space on or in SWBT's poles, ducts, conduits, or rights-of-way prior to the issuance of a license pursuant to Section 8.03 of this Agreement.

                      ARTICLE 17: TAGGING OF FACILITIES AND
                            UNAUTHORIZED ATTACHMENTS

         17.01 Facilities to Be Marked. Applicant shall tag or otherwise mark all of Applicant's facilities placed on or in SWBT's poles, ducts, conduits, and rights-of-way in a manner sufficient to identify the facilities as Applicant's facilities.

         17.02 Removal of Untagged Facilities. Subject to the provisions of subsections (a)-(d) of this section, SWBT may, without notice to any person or entity, remove from SWBT's poles or any part of SWBT's conduit system any untagged or unmarked facilities, including any such facilities owned or used by Applicant, if SWBT determines that such facilities are not the subject of a current license authorizing their continued attachment to SWBT's poles or occupancy of SWBT's conduit system and are not otherwise lawfully present on SWBT's poles or in SWBT's conduit system.

                  (a) Before removing any such untagged or unmarked facilities, SWBT shall first attempt to determine whether the facilities are being used by Applicant or any other firm, are authorized by any license subject to this Agreement, or are otherwise lawfully present on SWBT's poles or in SWBT's conduit system.

                  (b) SWBT shall not remove untagged or unmarked facilities which are thought to be operational without first making reasonable efforts to (1) determine the identity of the owner or other person or entity thought to be responsible for the facilities and (2) give advance written notice to such person or entity.

                  (c) If the facilities appear to be facilities of Applicant described in a current license or application subject to this Agreement, SWBT shall give written notice to Applicant requesting Applicant to tag or mark the facilities within 60 days and Applicant shall either tag the facilities within the 60-day period, advise SWBT in writing of its schedule for tagging the facilities, or notify SWBT in writing that it disclaims ownership of or responsibility for the facilities. If Applicant disclaims ownership of or responsibility for the facilities, Applicant shall disclose to SWBT the identity of the owner or other person or entity, if any, thought by Applicant to be responsible for the facilities.

                  (d) If the facilities appear to be facilities used by Applicant but not subject to a current license granted under this Agreement, the provisions of Sections 17.05-17.12 shall apply.

         17.03 Verification That Presently Attached Facilities Are Subject to Existing Licenses. Applicant warrants and represents that, to the best of its information and belief, all facilities presently owned or used by Applicant and attached to SWBT's poles



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


or occupying space within any part of SWBT's conduit system in this State have been disclosed to SWBT and are subject to current licenses or are otherwise lawfully present on or in SWBT's poles, ducts, and conduits. If Applicant determines that any such facilities are not the subject of current licenses, Applicant shall so advise SWBT and promptly apply for licenses for such facilities or remove the facilities from SWBT's poles or conduits. Nothing contained in this section shall be construed as requiring Applicant to make a field audit of its existing facilities to confirm the licensing status of its facilities as a prerequisite to entering into this Agreement.

         17.04 Updating of Plant Location Records. Applicant shall furnish SWBT, upon request, with such information as may from time to time be necessary for SWBT to correct and update SWBT's pole and conduit maps and records, cable plat maps, and other plant location records recording or logging assignments of pole, duct, and conduit space.

         17.05 Notice to Applicant. If any of Applicant's facilities for which no license is presently in effect are found attached to SWBT's poles or anchors or within any part of SWBT's conduit system, SWBT, without prejudice to other rights or remedies available to SWBT under this Agreement, and without prejudice to any rights or remedies which may exist independent of this Agreement, shall send a written notice to Applicant advising Applicant that no license is presently in effect with respect to the facilities and that Applicant must, within 60 days, respond to the notice as provided in Section 17.06 of this Agreement.

         17.06 Applicant's Response. Within 60 days after receiving a notice under Section 17.05 of this Agreement, Applicant shall acknowledge receipt of the notice and submit to SWBT, in writing, either:

                  (a) a denial or disclaimer of ownership or other interest in the facilities, together with an explanation of the factual and claimed legal basis for such denial or disclaimer;

                  (b) a statement that the facilities are the subject of a current license, together with an explanation of the factual and claimed legal basis for Applicant's assertion that the facilities are currently licensed, or a statement that no license is required, and an explanation of the factual and claimed legal basis for that assertion; or

                  (c) an application for a new or amended license with respect to such facilities, together with a full and complete explanation of the circumstances under which such facilities were attached to, placed within, or allowed to remain on or in SWBT's poles or any part of SWBT's conduit system. Such explanation shall include, at a minimum, the following:

                           (1) the date (or estimated date) when such facilities were attached to SWBT's poles or placed in SWBT's conduit system, and the factual basis supporting Applicant's selection of such date (or estimated date); and

                           (2) the factual basis for Applicant's assertion, if any, that decisions to attach, place or allow the facilities to remain on or in SWBT's poles or conduit system were made in good faith and without intent to circumvent SWBT's pole attachment or conduit occupancy licensing requirements.

         17.07 Denial or Disclaimer of Ownership or Other Interest. Applicant's submission to SWBT of a denial or disclaimer of ownership or other interest in the facilities shall constitute Applicant's waiver of any objection Applicant may have to SWBT's removal of the facilities. Submission of such a denial or disclaimer shall not be construed as an agreement by Applicant to pay any charges associated with removal of the facilities and shall be deemed to be a denial of any such responsibility; provided, however, that nothing contained in this section shall prohibit SWBT from invoking the dispute resolution process or filing suit, in a court of competent jurisdiction, to establish that Applicant is liable to SWBT for the costs of removal notwithstanding its denial or disclaimer.

         17.08 Review by SWBT of Licensing Status. Within 15 business days after receiving Applicant's statement that the facilities are the subject of a current license or that no license is required, SWBT shall review Applicant's explanation of the factual and claimed legal basis for Applicant's assertions and shall advise Applicant, in writing, whether it agrees or disagrees with Applicant's assertions. If SWBT agrees with Applicant's assertions, the parties may amend the applicable license and no further action shall be required of Applicant. If SWBT does not accept Applicant's position, Applicant shall, within 15 business days, apply for a new or amended license as provided by Section 17.06(c) of this Agreement.

         17.09 Approval of License and Retroactive Charges. If SWBT approves Applicant's application for a new or amended license, Applicant shall be liable to SWBT for all fees and charges associated with the unauthorized attachments as specified in Section 17.10 of this Agreement. The issuance of a new or amended license as provided by this article shall not operate retroactively or constitute a waiver by SWBT of any of its rights or privileges under this Agreement or otherwise.

         17.10 Fees and Charges. This section applies to fees and charges with respect to Applicant's facilities placed on or in SWBT pole, duct, or conduit space which has not been assigned to Applicant. Applicant shall be liable to SWBT for all fees and charges associated with any such unauthorized pole attachments or conduit occupancy for which it is responsible. Attachment and occupancy fees and charges shall continue to accrue until the unauthorized facilities are removed from SWBT's poles or conduit system and shall include, but not be limited to, all fees and charges which would have been due and payable if Applicant and its predecessors had continuously complied with all applicable SWBT licensing requirements. Such fees and charges shall be due and payable 30 days after the date of the bill or invoice stating such fees and charges. The parties shall engage in good faith discussions to reach a mutually agreed determination as to the amount due and owing. In some cases, it may be impractical, unduly difficult, or uneconomical to determine the actual amount of fees which would have been due and payable if all licensing requirements had been met. Therefore, if the parties, through good faith discussions fail to reach agreement on the amount due and owing, and if the amount due and owing cannot be determined due to Applicant's inability to provide the information required to determine the correct amount, the amount owing with respect to each unauthorized attachment or occupancy shall be equal to three times the annual attachment and occupancy fees in effect on the date Applicant is notified by SWBT of the unauthorized attachment or occupancy. Payment of such fees shall be deemed liquidated damages and not a penalty. In addition, Applicant shall rearrange or remove its unauthorized facilities at SWBT's request to comply with applicable placement standards, shall remove its facilities from any space occupied by or assigned to SWBT or another joint user, and shall pay SWBT for all costs incurred by SWBT in connection with any facilities rearrangements, modifications, or replacements necessitated as a result of the presence of Applicant's unauthorized facilities.

         17.11 Removal of Unauthorized Attachments. If Applicant does not apply for a new or amended pole attachment license with respect to unauthorized facilities within the specified period of time, or if such application is received and specifically disapproved, SWBT shall by written notice request to Applicant to remove its unauthorized facilities not less than 60 days from the date of notice and Applicant shall remove the facilities within the time specified in the notice; provided, however, that SWBT may request Applicant to remove such facilities at an earlier date if such earlier removal is necessary for reasons beyond SWBT's control. If the facilities have not been removed within the time specified in the notice, SWBT may, at SWBT's option, remove Applicant's facilities at Applicant's expense.

         17.12 No Ratification of Unlicensed Attachments or Unauthorized Use of SWBT's Facilities. No act or failure to act by SWBT with regard to any unlicensed attachment or occupancy or unauthorized use of SWBT's facilities shall be deemed to constitute a ratification by SWBT of the unlicensed attachment or occupancy or unauthorized use, nor shall the payment by Applicant of fees and charges for unauthorized pole attachments or conduit occupancy exonerate Applicant from civil or criminal liability for any deliberate trespass or other illegal or wrongful conduct in connection with the placement or use of such unauthorized facilities.

                  ARTICLE 18: REMOVAL OF APPLICANT'S FACILITIES

         18.01 Responsibility for Removing Facilities. Applicant shall be responsible for and shall bear all expenses arising out of or in connection with the removal of its facilities from SWBT's poles, ducts, conduits, and rights-of-way. Such removals shall be performed in accordance with the provisions of this article.

                  (a) When practicable, Applicant shall give SWBT at least 30 days' advance notice in writing of its intent to remove facilities from any part of SWBT's conduit system and the proposed method of removal. The notice shall include the locations of the facilities to be removed, the name and telephone number of the manager responsible for removal of the facilities, and the estimated dates when removal of the facilities will begin and end.

                  (b) Applicant shall, if requested by SWBT to do so, place a pull mandrel (slug) through all or any specified part of the duct which was occupied by Applicant.

                  (c) Except as otherwise agreed upon in writing by the parties, Applicant must, after removing its facilities, plug all previously occupied ducts at the entrances to SWBT's manholes (if SWBT would itself plug the ducts under the same circumstances) in accordance with the standards set by SWBT for its own operations, provided that such standards have been communicated in writing to Applicant at least 60 days in advance of the removal of Applicant's facilities.

                  (d) Applicant shall be solely responsible for the removal of its own facilities from SWBT's poles, ducts, conduits, and rights-of-way and for (1) paying all persons and entities which provide materials, labor, access to real or personal property, or other goods or services in connection with the removal of Applicant's facilities from SWBT's poles, ducts, conduits, or rights-of-way and (2) directing the activities of all such personnel while they are physically present on, within, or in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way.

                  (e) When Applicant no longer intends to occupy space on a SWBT pole or in a SWBT duct or conduit, Applicant will provide written notification to SWBT that it wishes to terminate the license with respect to such space and will remove its facilities from the space described in the notice. Upon removal of Applicant's facilities, the license shall terminate and the space shall be available for reassignment.

         18.02 Removal of Facilities Not in Active Use. At SWBT's request, Applicant shall remove from SWBT's poles, ducts, conduits, and rights-of-way any of Applicant's facilities which are no longer in active use; provided, however, that Applicant shall not be required to remove such facilities when due cause and justification exists for allowing them to remain in place. Applicant shall not be required to remove retired or inactive (dead) cables that have been overlashed by other facilities which remain in active use


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


unless removal expenses are paid by the person or entity requesting removal of such facilities. Applicant shall not be required to remove cables that would require excavation to remove unless the person or entity requesting removal of such cables bears the expenses of such excavation in a manner analogous to the provisions of Section 10.02(c) of this Agreement. Applicant shall not abandon any of its facilities by leaving them on SWBT's poles, in SWBT's ducts, conduits, or rights-of-way, at any location where they may block or obstruct access to SWBT's poles or any part of SWBT's conduit system, or on any public or private property (other than property owned or controlled by Applicant) in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way.

         18.03 Removal Following Termination of License. Applicant shall remove its facilities from SWBT's poles, ducts, conduits, or rights-of-way within 60 days, or within such other period of time as shall be mutually agreeable to the parties, after termination of the license authorizing the attachment of such facilities to SWBT's poles or the placement of such facilities in SWBT's ducts, conduits, or rights-of-way.

         18.04 Removal Following Replacement of Facilities. Applicant shall remove facilities no longer in service from SWBT's poles or conduit system within 60 days, or within such other period of time as shall be mutually agreeable to the parties, after the date Applicant replaces existing facilities on a pole or in a conduit with substitute facilities on the same pole or in the same conduit; provided, however, that removal of facilities from the maintenance duct shall be governed by Sections 12.04, 13.03, and 15.02 of this Agreement and not by this section.

         18.05 Removal to Avoid Forfeiture. If the presence of Applicant's facilities on SWBT's poles or in SWBT's ducts, conduits, or rights-of-way would cause a forfeiture of the rights of SWBT to occupy the property where such pole, duct, conduit, or right-of-way is located, SWBT will promptly notify Applicant in writing and Applicant shall not, without due cause and justification, refuse to remove its facilities within such time as may be required to prevent such forfeiture. SWBT will give Applicant not less than 60 days from the date of notice to remove Applicant's facilities unless prior removal is required to prevent the forfeiture of SWBT's rights. At Applicant's request, the parties will engage in good faith negotiations with each other, with joint users, and with third-party property owners and cooperatively take such other steps as may be necessary to avoid the unnecessary removal of Applicant's facilities in the face of a threatened forfeiture.

         18.06 Notice of Completion of Removal Activities. Applicant shall give written notice to SWBT stating the date on which the removal of its facilities from SWBT's poles, ducts, conduits, and rights-of-way has been completed. Charges shall continue to accrue with respect to such facilities until Applicant's facilities have been removed, pull mandrels (slugs) have been pulled if required by Section 18.01(b) of this Agreement, Applicant has plugged all previously occupied ducts at the entrances to SWBT's manholes as required by
Section 18.01(c) of this Agreement, and the notice required by this section has been given.


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         18.07 Removal of Facilities by SWBT; Notice of Intent to Remove. If
Applicant fails to remove its facilities from SWBT's poles, ducts, or conduits in accordance with the provisions of Sections 18.01-18.06 of this Agreement, SWBT may remove such facilities and store them at Applicant's expense in a public warehouse or elsewhere without being deemed guilty of trespass or conversion and without becoming liable to Applicant for any injury, loss, or damage resulting from such actions. SWBT shall give Applicant not less than 60 days prior written notice of its intent to remove Applicant's facilities pursuant to this section. The notice shall state:

                  (a) the date when SWBT plans to commence removal of Applicant's facilities, and that Applicant may remove the facilities at Applicant's sole cost and expense at any time before the date specified;

                  (b) SWBT's plans with respect to disposition of the facilities removed; and

                  (c) that Applicant's failure to remove the facilities or make alternative arrangements with SWBT for removal and disposition of the facilities shall constitute an abandonment of the facilities and of any interest therein.

         18.08 Removal of Facilities by SWBT. If SWBT removes any of Applicant's facilities pursuant to this article, Applicant shall reimburse SWBT for SWBT's costs in connection with the removal, storage, delivery, or other disposition of the removed facilities.

         18.09 Reattachment or Subsequent Attachment Following Removal. After Applicant's facilities have been properly removed pursuant to the provisions of this article, neither the removed facilities nor replacement facilities shall be attached to SWBT's poles or placed in SWBT's conduit system until Applicant has first submitted new applications for the facilities and complied with the provisions of this Agreement.

                  ARTICLE 19: RATES, FEES, CHARGES, AND BILLING

         19.01 Rates, Charges and Fees Subject to Applicable Laws, Regulations, Rules, and Commission Orders. All rates, charges and fees set forth in this Agreement, including rates, charges and fees set forth in APPENDIX I (Schedule of Rates, Fees, and Charges), shall be subject to all applicable federal and state laws, rules, regulations, and commission orders, including but not limited to (a) the Pole Attachment Act and rules, regulations, and commission orders issued thereunder and (b) applicable orders of the State Commission in interconnection arbitration proceedings.

         19.02 Schedule of Rates, Fees, and Charges. SWBT's current schedule of rates, fees, and charges is attached to this Agreement as APPENDIX I and incorporated herein as an integral part of this Agreement.


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         19.03 Pole Attachment and Conduit Occupancy Fees. Until such time as the FCC authorizes the charging of different rates to cable television systems and telecommunications carriers, SWBT's annual rates for access to poles, ducts, conduits, and rights-of-way shall be the same for cable television systems and telecommunications carriers. For all attachments to SWBT's poles and occupancy of SWBT's ducts and conduits, Applicant will pay SWBT's semiannual pole attachment and conduit occupancy fees as specified in APPENDIX I. Pole attachment and conduit occupancy fees shall be assessed and billed with respect to (a) occupied space whether or not subject to a current license and (b) assigned space as well as occupied space. Fees for pole attachments shall be based on the number of Applicant's pole attachments as of the date of billing by SWBT and shall be calculated in accordance with applicable FCC rules, regulations, and orders. Fees for conduit occupancy shall be based on the number of duct feet occupied by or assigned to Applicant as of the date of billing by SWBT and shall be calculated in accordance with applicable FCC rules, regulations, and orders.

         19.04 Billing for and Payment of Pole Attachment and Conduit Occupancy Fees. Pole Attachment and conduit occupancy fees under this Agreement and licenses subject to this Agreement shall be payable semiannually in advance.

                  (a) Bills shall be submitted to Applicant for two semiannual billing periods, the first period including charges for the months of January through June and the second including charges for the months of July through December.

                  (b) Charges associated with newly licensed pole attachments and conduit occupancy shall be prorated on a daily basis and billed with the next semiannual bill.

                  (c) Charges shall be adjusted and retroactively prorated on a daily basis following the removal of Applicant's facilities and shall be retroactively adjusted as a credit on the next semiannual bill.

         19.05 Application Fees. SWBT does not currently charge application fees in connection with requests for access to poles, ducts, conduits, and rights-of-way. SWBT does, however, impose charges, on a case-by case basis, for work performed in processing applications for access and preparing SWBT's poles, ducts, conduits, and rights-of-way to accommodate the facilities of parties seeking access.

         19.06 Charges for Pre-license Survey Work. Subject to applicable commission orders, Applicant will pay SWBT's charges for pre-license survey work associated with the processing of Applicant's request for access. SWBT's pre-license survey charges are not set on a fixed fee basis and will vary from case-to-case depending on such factors as the number and location of the poles, ducts, conduits, and rights-of-way subject to Applicant's access request, the completeness and quality of information submitted by the



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Applicant in its application, the nature of the facilities to be placed by
Applicant, and the nature and extent of facilities modification, capacity expansion, and make-ready work proposed by Applicant.

         19.07 Charges for Facilities Modifications, Capacity Expansions, and Make-ready Work. Subject to applicable commission orders, Applicant will pay SWBT's charges for facilities modification, capacity expansion, and make-ready work performed by SWBT, or by persons acting on SWBT's behalf, as provided in other provisions of this Agreement and APPENDIX I.

         19.08 Contract Administration Fee. Subject to applicable commission orders, SWBT may charge Applicant a one-time contract administration as provided in APPENDIX I. This fee, if applicable, shall be assessed for work performed in the initial processing of this Agreement and shall be non-refundable upon acceptance of this Agreement by SWBT.

         19.09 Administrative Record-keeping Fees. Subject to applicable commission orders, SWBT may charge Applicant cost-based administrative record-keeping fees (e.g., fees associated with records and billing changes resulting from the sale, consolidation, or other transfer of Applicant's business or facilities, name changes, and the like) as provided in APPENDIX I.

         19.10 Charges for Work Performed by SWBT Employees. Except as otherwise specifically required by applicable commission orders, SWBT's charges to Applicant for worked performed by SWBT employees pursuant to this Agreement shall be computed by multiplying the fully loaded hourly rates for such employees times the number of hours required to perform the work. Disputes over SWBT's charges for work performed by SWBT employees, including disputes between the parties concerning the number of hours required to perform the work, shall be subject to the dispute resolution procedures of Article 30. Notwithstanding the execution of this Agreement, Applicant shall have the right to challenge the methodology utilized by SWBT to determine hourly rates for SWBT employees at any time in any forum having jurisdiction over the subject matter.

         19.11 Due Date for Payment, Interest on Past Due Invoices, Remedies for Nonpayment, and Procedures for Disputing Charges. For fees and charges other than charges for make-ready work, each bill or invoice submitted by SWBT to Applicant shall state the date that payment is due, which date shall be not less than 60 days after the date of the bill or invoice. Applicant will pay each such bill or invoice on or before the stated due date. For make-ready work, the payment due date shall be not less than 30 days after the date of the bill or invoice.

                  (a) Interest on past due bills and invoices shall accrue at the rate of 12% per annum, or the maximum rate allowed by law, whichever is less.




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                  (b)      Applicant's failure to pay SWBT's fees and charges
                           shall be grounds for terminating this Agreement and licenses subject to this Agreement.

                  (c) If Applicant fails to pay, when due, any fees or charges billed to Applicant under this Agreement, and any portion of such fees or charges remains unpaid more that 15 calendar days after the due date, SWBT may send Applicant a written notice advising Applicant that this Agreement, or specified licenses subject to this Agreement, may be terminated if such fees or charges are not paid within 15 calendar days after the date of the notice. Applicant must remit to SWBT all such unpaid fees or charges, whether disputed or undisputed, within 15 days after the date of the notice. If Applicant pays disputed fees under protest, and it is later determined that such fees or any portion thereof should be refunded, the portion of fees to be refunded shall be refunded with interest at the rate of 12% per annum or the maximum rate allowed by law, whichever is less.

                  (d) Applicant may dispute any fees or charges billed by SWBT to Applicant under this Agreement by invoking the dispute resolution procedures set forth in
                           Article 30 of this Agreement.

                  (e) If Applicant does not dispute such fees or charges and any portion of such undisputed fees or charges remains unpaid 30 calendar days after the date of the notice, SWBT may, to the extent permitted by the Pole Attachment Act and applicable rules, regulations, and commission orders, terminate this Agreement and licenses subject to this Agreement, suspend the processing of pending applications for access to SWBT's poles, ducts, conduits, and rights-of-way located in this State, and refuse to accept further applications for access until such undisputed fees or charges, together with accrued interest thereon, have been paid in full.

         19.12 Modification of Rates, Fees and Charges. Subject to applicable federal and state laws, rules, regulations, and commission orders, SWBT shall have the right to modify all rates, charges and fees set forth in this Agreement, including but not limited to those listed in APPENDIX I, as provided in this section.

                  (a) Upon written notice to Applicant, SWBT may change, on a going-forward basis, the amounts of any rates, fees or charges assessed under this Agreement. Pole attachment and conduit occupancy rates shall not be increased more than once annually.

                           (1) The notice shall state the effective date of the changes, which, in the event of a rate increase, shall be no earlier than the 60th day after the notice is given.



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                           (2)      The changes shall be effective on the
                                    effective date stated in the notice unless stayed or prohibited by a court or agency of competent jurisdiction.

                           (3) The changes shall be reflected on the first semiannual bill issued on or after the effective date specified in the notice.

                  (b) If the rates, fees and charges set forth in the notice are not acceptable to Applicant, Applicant may, notwithstanding any other provisions of this Agreement, at Applicant's option (1) seek the renegotiation of this Agreement, (2) terminate this Agreement, or (3) seek relief through the dispute resolution process or before a court or agency of competent jurisdiction.

         19.13 Disputes Over Charging Methodologies. The parties acknowledge that the Pole Attachment Act grants the FCC regulatory authority over the rates, terms, and conditions of access to poles, ducts, conduits, and rights-of-way. The parties further acknowledge that, as of the date of this Agreement, this State has not elected to assume reverse preemptive regulatory authority over such rates, terms, and conditions by certifying to the FCC that it has made such election. Accordingly, complaints concerning and challenges to SWBT's charging methodologies shall be brought, in the first instance, before the FCC in accordance with FCC procedural rules unless this State elects to preempt FCC regulation of pole attachment rates, terms, and conditions of access; provided, however, that nothing contained in this section shall be construed as affecting the right of either party to seek relief from any court or agency of competent jurisdiction in connection with the negotiation, arbitration, and approval of interconnection agreements under 47 U.S.C. ss. 252.

                    ARTICLE 20: PERFORMANCE AND PAYMENT BONDS

         20.01 Bond May Be Required. SWBT may require Applicant, authorized contractors, and other persons acting on Applicant's behalf to execute performance and payment bonds (or provide other forms of security) in amounts and on terms sufficient to guarantee the performance of their respective obligations arising out of or in connection with this Agreement only as provided in subsections (a)-(b) of this section and Section 20.02. Bonds shall not be required for entities meeting all self-insurance requirements of Section 23.02 of this Agreement.

                  (a) If Applicant elects to perform make-ready or facilities modification work under Section 6.08(c) or Sections 10.02-10.05 of this Agreement, SWBT may require Applicant, authorized contractors, and other persons acting on Applicant's behalf to execute bonds equivalent to those which would be required by SWBT if the work had been performed by contractors, subcontractors, or other persons selected directly by SWBT. No bonds shall be required of Applicant, authorized contractors, or other


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                           persons acting on Applicant's behalf except in those
                           situations where a bond would be required if the work were being performed on SWBT's behalf.

                  (b) No other bond shall be required of Applicant to secure obligations arising under this Agreement in the absence of due cause and justification.

                  (c) If a bond or similar form of assurance is required of Applicant, an authorized contractor, or other person acting on Applicant's behalf, Applicant shall promptly submit to SWBT, upon request, adequate proof that the bond remains in full force and effect and provide certification from the company issuing the bond that the bond will not be cancelled, changed or materially altered without first providing SWBT 60 days written notice.

                  (d) SWBT may communicate directly with the issuer of any bond required by SWBT pursuant to this section to verify the terms of the bond, to confirm that the bond remains in force, and to make demand on the issuer for payment or performance of any obligations secured by the bond.

         20.02 Payment and Performance Bonds in Favor of Contractors and Subcontractors. Applicant shall be responsible for paying all employees, contractors, subcontractors, mechanics, materialmen and other persons or entities performing work or providing materials in connection with (a) the performance of facilities modification, capacity expansion, or make-ready work by Applicant, authorized contractors, or other persons acting on Applicant's behalf under Sections 6.08(c) and 10.02-10.05 of this Agreement or (b) the construction, attachment, use, inspection, maintenance, repair, rearrangement, modification, and removal of any of Applicant's facilities attached or to be attached to SWBT's poles or placed or to be placed within SWBT's ducts, conduits, or rights-of-way. In the event any claim or demand is made on SWBT by any such employee, contractor, subcontractor, mechanic, materialman, or other person or entity providing such materials or performing such work, SWBT may require, in addition to any security provided under Section 20.01 of this Agreement, that Applicant execute payment or performance bonds, or provide such other security, as SWBT may deem reasonable or necessary to protect SWBT from any such claim or demand.

                           ARTICLE 21: INDEMNIFICATION

         21.01 Risks Associated with Outside Plant Operations. The parties acknowledge that SWBT's outside plant facilities include thousands of miles of pole lines, conduits, and rights-of-way located on public and private property throughout SWBT's service area, that SWBT cannot control or continuously monitor activities that occur at these sites, and that the risks associated with outside plant operations and facilities are not




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similar to the risks associated with operations occurring inside SWBT's central offices and other secure SWBT buildings and structures. The parties further acknowledge that the presence of multiple firms on or in poles, ducts, conduits, and rights-of-way owned or controlled by SWBT requires that liability risks be fairly allocated between the parties and that it is the parties' intent to allocate such risks in a just, reasonable, and nondiscriminatory manner which addresses known risks associated with the outside plant environment and activities and conditions at outside plant locations.

         21.02 Control of Premises. Applicant acknowledges that its employees and other persons acting on Applicant's behalf, and employees of joint users and other persons acting on behalf of joint users, will be present, without supervision or control by SWBT, and in many cases without SWBT's knowledge, on, within, and in the vicinity of SWBT's poles, ducts, conduits, and rights-of-way. During those times when Applicant's employees and personnel are present at such sites, Applicant shall be deemed, for the purpose of allocating liabilities between the parties, to be an independent contractor in control of the premises except as otherwise provided in this section. Although SWBT inspectors may be present at the site of work being performed by Applicant or persons acting on Applicant's behalf, such inspectors shall have no authority to direct Applicant or personnel acting on Applicant's behalf concerning the method or manner by which the work is to be performed, and the presence of a SWBT inspector shall not result in SWBT's being deemed to be in control of the premises. When both parties are present and performing work operations at a site subject to this section, SWBT and Applicant shall be deemed to be jointly in control of the premises. When poles, ducts, conduits, or rights-of-way occupy property owned by third parties, neither party shall be deemed to be in control of the premises, except as otherwise provided by law, at times when such party's work operations are not in progress. Work operations shall be considered to be in progress from the time work commences until such work is completed whether or not employees of a party or persons acting on such party's behalf are actually present at the site.

         21.03 INDEMNITY AGAINST AND LIMITATIONS OF LIABILITY WITH RESPECT TO CERTAIN NEGLIGENT ACTS AND OMISSIONS. THIS ARTICLE INCLUDES PROVISIONS INDEMNIFYING EACH PARTY FROM LIABILITIES ARISING OUT OF OR IN CONNECTION WITH CERTAIN NEGLIGENT ACTS AND OMISSIONS OF SUCH PARTY. THIS ARTICLE ALSO INCLUDES PROVISIONS LIMITING THE LIABILITIES OF EACH PARTY ARISING OUT OF OR IN CONNECTION WITH CERTAIN NEGLIGENT ACTS AND OMISSIONS OF SUCH PARTY.

         21.04 Indemnities Excluded. Except as otherwise specifically provided in this article, neither party (as an "indemnifying party") shall be required to indemnify or defend the other party (as an "indemnified party") against, or hold the indemnified party harmless from, any suit, claim, demand, loss, damage, liability, fine, penalty, or expense arising out of:



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                  (a)      any breach by the indemnified party of any provision
                           of this Agreement or any breach by the indemnified party of the parties' interconnection agreement, if any;

                  (b) the violation of any law by any employee of the indemnified party or other person acting on the indemnified party's behalf;

                  (c) willful or intentional misconduct or gross negligence committed by any employee of the indemnified party or by any other person acting on the indemnified party's behalf; or

                  (d) any negligent act or acts committed by any employee of the indemnified party or other person acting on the indemnified party's behalf, if such negligent act or acts are the sole producing cause of the injury, loss, or damage giving rise to the suit, claim, demand, loss, damage, liability, fine, penalty, or expense for which indemnity is requested.

         21.05 Workplace Injuries. The parties acknowledge that injuries may occur at sites where work is being performed by or for either party and that primary responsibility for preventing workplace injuries shall be placed on the party controlling work operations at the site. Workplace injuries may result from any of variety of causes, including but not limited to electrocution associated with contact with electric power lines on poles or use of defective equipment, falls from poles resulting from the negligence of the injured person or co-workers or due to the existence of unsafe conditions on or in the vicinity of the pole, cave-ins and other accidents at excavation sites, explosion of combustible gases within or in the vicinity of a conduit system, exposure to hazardous substances or noxious gases at the site, acts of God, and acts and omissions of third parties over whom neither party has control. Except as expressly provided in this Agreement to the contrary, each party shall indemnify, on request defend, and hold the other party harmless from any and all suits, claims, demands, losses, damages, liabilities, fines, penalties, or expenses of every kind and character, on account of or in connection with any injury, loss, or damage suffered by any person, which arises out of or in connection with the personal injury or death of any employee of the indemnifying party (or other person acting on the indemnifying party's behalf) if such injury or death results, in whole or in part, from any occurrence or condition on, within, or in the vicinity of SWBT's poles, ducts, conduits, and rights-of-way; provided, however, that Applicant's indemnification duties under this section shall arise only if the person injured is present at such site in connection with the performance or anticipated performance of any act required or permitted to be performed by Applicant or by persons acting on Applicant's behalf pursuant to this Agreement. Indemnities provided by this section shall be subject to the exclusions set forth in Section 21.04 and include but are not limited to indemnities arising out of or in connection with claims arising from or in any way connected with any injury, sickness, disease, or death of any employee of the indemnifying party or any person acting on the indemnifying party's behalf attributable or allegedly attributable to occurrences or conditions on, within, or in the vicinity of



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SWBT's poles, ducts, conduits, and rights-of-way. EXCEPT AS PROVIDED ABOVE IN
SUBSECTIONS 21.04(c)-(d), THE INDEMNIFYING PARTY'S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION SHALL ARISE EVEN IF THE INJURY, SICKNESS, DISEASE, OR DEATH WAS ATTRIBUTABLE IN PART TO NEGLIGENT ACTS OR OMISSIONS OF THE INDEMNIFIED PARTY.

         21.06 Other Claims Brought Against Either Party by Employees and Other Persons Acting on the Other Party's Behalf. Nothing contained in this Agreement shall create any contractual liability or other liability on the part of either party to any employee, contractor, or subcontractor of the other party or any other person acting on the other party's behalf. Each party shall indemnify, on request defend, and hold the other party harmless from any and all suits, claims, demands, losses, damages, liabilities, or expenses of every kind and character (other than workplace injury claims subject to Section 21.05 above) made, brought, or sought against the indemnified party by any employee, contractor, or subcontractor of the indemnifying party or by any other person acting on the indemnifying party's behalf; provided, however, that this section shall apply only to suits, claims, demands, losses, damages, liabilities, or expenses related to the subject matter of this Agreement. Indemnities provided by this section shall be subject to the exclusions set forth in Section 21.04 and include but are not limited to indemnities arising out of or in connection with claims arising from or in any way connected with the employment relationship or other claimed relationship between the indemnifying party and the employee, contractor, subcontractor, or other person acting on the indemnifying party's behalf; claims arising out of disputes over payments due or allegedly due to any employee, contractor, subcontractor, or other person acting on the indemnifying party's behalf; and claims arising out of other contract disputes between the indemnifying party and the employee, contractor, subcontractor, or other person acting on the indemnifying party's behalf. EXCEPT AS PROVIDED ABOVE IN SUBSECTIONS 21.04(c)-(d), THE INDEMNIFYING PARTY'S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION SHALL ARISE EVEN IF THE INJURY, LOSS, OR DAMAGE GIVING RISE TO THE INDEMNIFICATION CLAIM WAS ATTRIBUTABLE IN PART TO NEGLIGENT ACTS OR OMISSIONS OF THE INDEMNIFIED PARTY.

         21.07 Claims Brought Against Either Party by Vendors, Suppliers, Customers, and other Persons in Privity of Contract with the Other Party. The parties acknowledge that neither party controls the contractual relationships between the other party and vendors, suppliers, customers, and other persons in privity of contract with the other party and that nothing contained in this Agreement shall create any contractual or other liability of either party to any vendor, supplier, customer, or other person or entity in privity of contract with the other party. Each party shall indemnify, on request defend, and hold the other party harmless from any and all suits, claims, demands, losses, damages, liabilities, or expenses of every kind and character, made, brought, or sought against the indemnified party by any vendor, supplier, or customer of the indemnifying party or by any other person or entity in privity with the indemnifying party; provided, however, that this section shall apply only to suits, claims, demands, losses, damages,



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liabilities, or expenses related to the subject matter of this Agreement or
Applicant's use of SWBT's poles, ducts, conduits, or rights-of-way. The indemnifying party may not, as a defense to any obligations of the indemnifying party under this section, assert that the indemnified party's claims against the indemnifying party are barred by any tariff or contract limitation of liability applicable to the indemnifying party's vendor, supplier, or customer or to such other person in privity of contract with the indemnifying party. Indemnities provided by this section shall be subject to the exclusions set forth in Section
21.04 and include but are not limited to indemnities for claims against either party arising out of or in connection with the failure by the other party to meet its obligations (including but not limited to contract and tariff obligations) to such other party's customers and suppliers. EXCEPT AS PROVIDED ABOVE IN SUBSECTIONS 21.04(c)-(d), THE INDEMNIFYING PARTY'S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION SHALL ARISE EVEN IF THE INJURY, LOSS, OR DAMAGE GIVING RISE TO THE INDEMNIFICATION CLAIM WAS ATTRIBUTABLE IN PART TO NEGLIGENT ACTS OR OMISSIONS OF THE INDEMNIFIED PARTY.

         21.08 Claims Brought Against Either Party by Such Party's Own Employees, Contractors, Subcontractors, or Other Persons Acting on Such Party's Behalf, and Claims Brought Against Either Party by Such Party's Own Vendors, Suppliers, Customers, or Other Persons in Privity of Contract with Such Party. Neither party shall be entitled to indemnity, contribution, or subrogation from or by the other party with respect to any suits, claims, demands, losses, damages, liabilities, or expenses, of any kind or character, made, brought, or sought against such party by any employee, contractor, or subcontractor of such party, by any other person acting on behalf of such party, by any vendor, supplier, or customer of such party, or by any other person or entity in privity of contract with such party, if such suit, claim, demand, loss, damage, liability, or expense arises directly out of or in connection with the subject matter of this Agreement or the use by Applicant of SWBT's poles, ducts, conduits, or rights-of-way. Indemnities excluded by this section include, but are not limited to, indemnities for claims against either party arising out of or in connection with employment-related disputes between either party and its employees; claims against either party by contractors, subcontractors, and suppliers performing work or supplying materials to SWBT sites at the request of such party; and other failures by either party to meet its obligations (including but not limited to contract and tariff obligations) to such party's own customers and suppliers. THE INDEMNIFICATION EXCLUSIONS OF THIS SECTION SHALL APPLY EVEN IF THE INJURY, LOSS, OR DAMAGE GIVING RISE TO THE INDEMNIFICATION CLAIM WAS ATTRIBUTABLE IN PART TO THE NEGLIGENT ACTS OR OMISSIONS OF THE INDEMNIFYING PARTY BUT SHALL NOT APPLY IF THE INJURY, LOSS, OR DAMAGE GIVING RISE TO THE INDEMNIFICATION CLAIM AROSE FROM WILLFUL OR INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE COMMITTED BY ANY EMPLOYEE OF THE INDEMNIFYING PARTY OR ANY OTHER PERSON ACTING ON THE INDEMNIFYING PARTY'S BEHALF OR AROSE FROM ANY NEGLIGENT ACT OR ACTS COMMITTED BY ANY EMPLOYEE OF THE INDEMNIFYING PARTY



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OR OTHER PERSON ACTING ON THE INDEMNIFYING PARTY'S BEHALF, IF SUCH NEGLIGENT ACT
OR ACTS ARE THE SOLE PRODUCING CAUSE OF THE INJURY, LOSS, OR DAMAGE GIVING RISE TO THE SUIT, CLAIM, DEMAND, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, OR EXPENSE FOR WHICH INDEMNITY IS REQUESTED.

         21.09 Injuries to Third Parties and Third-party Property Owners Resulting from the Parties' Conduct. Each party shall indemnify, on request defend, and hold the other party harmless from any and all suits, claims, demands, losses, damages, liabilities, fines, penalties, or expenses, of every kind and character, on account of or in connection with the personal injury or death of any third party or physical damage to real or personal property owned by a third party, arising, in whole or in part, out of or in connection with the conduct of employees of the indemnifying party or other persons acting on the indemnifying party's behalf while such employees or other persons are present on, within, or in the vicinity of any SWBT pole, duct, conduit, or right-of-way in connection with the performance or anticipated performance of any act required or authorized to be performed pursuant to this Agreement. Indemnities provided by this section shall be subject to the exclusions set forth in Section
21.04 and include but are not limited to indemnities arising out of or in connection with personal injury, death, and property damage claims by third parties based on willful or intentional misconduct and negligent acts and omissions of the indemnifying party.

         21.10 Indemnification for Environmental Claims. The parties acknowledge that hazardous substances may be present on, within, or in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way; that employees and other persons acting on the parties' behalf working on, within, or in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way should be familiar with environmental laws and environmental concerns which arise in outside plant contexts; that all such employees and other persons should be prepared to recognize and deal with environmental contingencies existing at specific sites; and that liabilities associated with environmental claims arising out of or in connection with the subject matter of this Agreement shall be allocated between the parties as set forth in this section.

                  (a) Each party shall indemnify, on request defend, and hold the other party harmless from any and all suits, claims, demands, losses, damages, liabilities, fines, penalties, or expenses, of every kind and character, on account of or in connection with any injury, loss, or damage to any person or property, or to the environment, arising out of or in connection with the violation or breach, by any employee of the indemnifying party or other person acting on the indemnifying party's behalf, of (1) any federal, state, or local environmental statute, rule, regulation, ordinance, or other law or (2) any provision or requirement of this Agreement dealing with hazardous substances or protection of the environment.



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                  (b)      Each party shall indemnify, on request defend, and
                           hold the other party harmless from any and all suits, claims, demands, losses, damages, liabilities, fines, penalties, or expenses, of every kind and character, on account of or in connection with any injury, loss, or damage to any person or property, or to the environment, arising out of or in connection with the release or discharge, onto any public or private property, of any hazardous substances, regardless of the source of such hazardous substances, by any employee of the indemnifying party, or by any person acting on the indemnifying party's behalf, while present on, within, or in the vicinity of any SWBT pole, duct, conduit, or right-of-way. Indemnities provided by this subsection include but are not limited to indemnities arising out of or in connection with the release or discharge of water and other substances from SWBT's manholes or other conduit facilities.

                  (c) Each party shall indemnify, on request defend, and hold the other party harmless from any and all suits, claims, demands, losses, damages, liabilities, fines, penalties, or expenses, of every kind and character, on account of or in connection with any injury, loss, or damage to any person or property, or to the environment, arising out of or in connection with the removal or disposal of any hazardous substances by the indemnifying party or by any person acting on the indemnifying party's behalf, or arising out of or in connection with the subsequent storage, processing or other handling of such hazardous substances by any person or entity after they have been removed by the indemnifying party or persons acting on the indemnifying party's behalf from the site of any SWBT pole, duct, conduit, or right-of-way. For the purposes of this subsection, any person or entity removing or disposing of hazardous substances at the request of the indemnifying party or at the request of any person acting on the indemnifying party's behalf, and any person or entity subsequently receiving, storing, processing, or otherwise handling such hazardous substances shall be considered to be a person acting on the indemnifying party's behalf.

                  (d) Except as otherwise specifically provided in this section, neither party shall be required to indemnify or defend the other party against, or hold the other party harmless from any loss, damage, claim, demand, suit, liability, fine, penalty or expense for which the other party may be liable under any federal, state, or local environmental statute, rule, regulation, ordinance, or other law.

         21.11 Miscellaneous Claims. Applicant shall indemnify, on request defend, and hold SWBT harmless from any and all suits, claims, demands, losses, damages, liabilities, fines, penalties, and expenses, of every kind and character, made, brought, or



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sought against SWBT by any person or entity, arising out of or in connection with the subject matter of this Agreement and based on either:

                  (a) claims for taxes, municipal fees, franchise fees, right-to-use fees, and other special charges assessed on SWBT due to the placement or presence of Applicant's facilities on or within SWBT's poles, ducts, conduits, or rights-of-way; or

                  (b) claims based on the violation by Applicant of any third party's intellectual property rights, including but not limited to claims for copyright infringement, patent infringement, or unauthorized use or transmission of television or radio broadcast programs or other program material.

         21.12 Applicant's General Indemnity Obligations to SWBT. This section applies only in those situations not expressly covered by Sections 21.05-21.11 and does not apply to any suit, claim, demand, loss, damage, or expense resulting from Applicant's enforcement of its rights against SWBT pursuant to this Agreement or other provisions in the parties' interconnection agreement, if any. Except as otherwise expressly provided in this Agreement to the contrary, and subject to the exclusions set forth in Section 21.04, Applicant shall indemnify, on request defend, and hold SWBT harmless from any and all suits, claims, demands, losses, damages, liabilities, fines, penalties, and expenses, of every kind and character, on account of or in connection with any injury, loss, or damage to any person or property, or to the environment, arising out of or in connection with Applicant's access to or use of SWBT's poles, ducts, conduits, or rights-of-way, Applicant's performance of any acts authorized under this Agreement, or the presence or activities of Applicant's employees or other personnel acting on Applicant's behalf on, within, or in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way.

         21.13 SWBT's General Indemnity Obligations to Applicant. This section applies only in those situations not expressly covered by Sections 21.05-21.10 and does not apply to any suit, claim, demand, loss, damage, or expense resulting from SWBT's enforcement of its rights against Applicant pursuant to this Agreement or other provisions in the parties' interconnection agreement, if any. Except as otherwise expressly provided in this Agreement to the contrary, SWBT shall indemnify, on request defend, and hold Applicant harmless from any and all suits, claims, demands, losses, damages, liabilities, fines, penalties, and expenses, of every kind and character, on account of or in connection with any injury, loss, or damage to any person or property, or to the environment, arising out of or in connection with SWBT's access to or use of SWBT's poles, ducts, conduits, or rights-of-way, SWBT's performance of any acts authorized under this Agreement, or the presence or activities of SWBT's employees or other personnel acting on SWBT's behalf on, within, or in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way.



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         21.14 No Rights, Claims, Causes of Action, or Remedies for the Benefit
of Third Parties. Nothing contained in this article is intended to create any rights, claims, causes of action, or remedies for the benefit of any third party.

         21.15 Assertion of Limitation of Liability Defenses. Each party shall diligently assert the limitation of liability provisions of any applicable tariff or contract in any case involving injury, loss, or damage to any customer of such party for which the other party is not exempt from indemnification liabilities to the indemnified party under this Agreement.

         21.16 Indemnity Liabilities Not Subject to Article 22 Limitations of Liability. Indemnity liabilities under this article shall not be subject to
Article 22 limitations of liability.

         21.17 Defense of Suits. Upon request by the indemnified party, the indemnifying party shall defend any suit brought against the indemnified party for any injury, loss, or damage subject to indemnification under this Agreement. The indemnified party shall notify the indemnifying party promptly in writing of any written claims, lawsuits, or demands for which the indemnifying party may be responsible under this Agreement. The indemnified party shall cooperate in every reasonable way to facilitate defense or settlement. The indemnifying party shall have the right to control and conduct the defense and settlement of any action or claim subject to consultation of the indemnified party. The indemnifying party shall not be responsible for any settlement unless the indemnifying party approved such settlement in advance and agrees to be bound by the settlement agreement.

              ARTICLE 22: LIABILITIES AND LIMITATIONS OF LIABILITY

         22.01 LIMITATIONS OF LIABILITY WITH RESPECT TO NEGLIGENT ACTS AND OMISSIONS. THIS ARTICLE INCLUDES PROVISIONS LIMITING THE LIABILITIES OF EACH PARTY ARISING OUT OF OR IN CONNECTION WITH CERTAIN NEGLIGENT ACTS AND OMISSIONS OF SUCH PARTY.

         22.02 LIMITATIONS OF LIABILITY IN GENERAL. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTIONS 21.16 AND 22.05, NEITHER PARTY'S LIABILITY TO THE OTHER PARTY FOR DAMAGES ATTRIBUTABLE, IN WHOLE OR IN PART, TO ANY NEGLIGENT ACT OR OMISSION IN THE PERFORMANCE OF THIS AGREEMENT, WHETHER ARISING IN CONTRACT OR TORT, SHALL EXCEED IN THE AGGREGATE FOR ANY CALENDAR YEAR THE GREATER OF $250,000, OR THE TOTAL AMOUNT CHARGED BY SWBT TO APPLICANT UNDER THIS AGREEMENT FOR THE CALENDAR YEARS WHEN THE ACTS OR OMISSIONS GIVING RISE TO LIABILITY OCCURRED. NOTHING CONTAINED IN THIS SECTION SHALL BE CONSTRUED AS LIMITING EITHER PARTY'S LIABILITY FOR ACTS OR OMISSIONS



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CONSTITUTING WILLFUL OR INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE BY SUCH
PARTY.

         22.03 EXCLUSION OF LIABILITY FOR SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS OR REVENUE OR OTHER ECONOMIC LOSS IN CONNECTION WITH OR ARISING FROM ANY ACT OR FAILURE TO ACT PURSUANT TO THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS ADVISED SUCH PARTY OF THE POSSIBILITY OF SUCH DAMAGES. THIS SECTION LIMITS EACH PARTY'S LIABILITY FOR INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH NEGLIGENT (INCLUDING GROSSLY NEGLIGENT) ACTS OR OMISSIONS OF SUCH PARTY BUT DOES NOT LIMIT EITHER PARTY'S LIABILITY FOR INTENTIONAL MISCONDUCT.

         22.04 SWBT Not Liable to Applicant for Acts of Third Parties or Acts of God. By affording Applicant access to poles, ducts, conduits, and rights-of-way owned or controlled by SWBT, SWBT does not warrant, guarantee, or insure the uninterrupted use of such facilities by Applicant. Except as specifically provided in Section 22.05 of this Agreement, Applicant assumes all risks of injury, loss, or damage (and the consequences of any such injury, loss, or damage) to Applicant's facilities attached to SWBT's poles or placed in SWBT's ducts, conduits, or rights-of-way, and SWBT shall not be liable to Applicant for any damages to Applicant's facilities other than as provided in Section 22.05. In no event shall SWBT be liable to Applicant under this Agreement for any injury, loss, or damage resulting from the acts or omissions of (1) any joint user or any person acting on a joint user's behalf, (2) any governmental body or governmental employee, (3) any third-party property owner or persons acting on behalf of such property owner, or (4) any licensee, invitee, trespasser, or other person present at the site or in the vicinity of any SWBT pole, duct, conduit, or right-of-way in any capacity other than as a SWBT employee or person acting on SWBT's behalf. In no event shall SWBT be liable to Applicant under this Agreement for injuries, losses, or damages resulting from acts of God (including but not limited to storms, floods, fires, and earthquakes), wars, civil disturbances, espionage or other criminal acts committed by persons or entities not acting on SWBT's behalf, cable cuts by persons other than SWBT's employees or persons acting on SWBT's behalf, or other causes beyond SWBT's control which occur at sites subject to this Agreement.

         22.05 Damage to Facilities. Except as otherwise specifically provided in this section, neither party shall be liable to the other party for any injury, loss, or damage (or for the direct or indirect consequences of any such injury, loss, or damage) to such other party's facilities attached to SWBT's poles or placed within or in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way.




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                  (a)      Each party (the "responsible party"), and persons
                           acting on behalf of the responsible party, shall exercise due care to avoid damaging the facilities of the other party (the "injured party"). In the event such damage occurs, the responsible party or persons acting on behalf of the responsible party shall immediately report such damages to the injured party, and the injured party shall promptly make such arrangements as may be necessary to restore service to its customers using the facilities affected.

                  (b) The responsible party shall reimburse the injured party for the actual costs incurred by the injured party for repair of facilities damaged by the willful misconduct, grossly negligent acts, grossly negligent omissions, and negligent acts (but not negligent omissions other than grossly negligent omissions) of employees of the responsible party.

                  (c) The responsible party shall reimburse the injured party for the actual costs incurred by the injured party for repair of facilities damaged by the willful misconduct, grossly negligent acts or omissions, and negligent acts (but not negligent omissions other than grossly negligent omissions) of independent contractors acting on the responsible party's behalf; provided, however, that the injured party shall be limited to recovery of those costs which cannot be recovered from the independent contractor causing the damage. The responsible party shall not be liable to the injured party under this section until the injured party's claims against the independent contractor causing the damage have been adjudicated or settled and the amount of the injured party's claim against the responsible party is determinable.

                  (d) NEITHER PARTY SHALL BE REQUIRED BY THIS SECTION TO REIMBURSE THE OTHER PARTY FOR COSTS INCURRED AS A RESULT OF NEGLIGENT OMISSIONS OTHER THAN GROSSLY NEGLIGENT OMISSIONS COVERED BY SUBSECTIONS (c)-(d) OF THIS SECTION.

                  (e) THIS SECTION LIMITS, BUT DOES NOT EXCLUDE, THE RESPONSIBLE PARTY'S LIABILITY TO THE INJURED PARTY FOR DAMAGES CAUSED BY NEGLIGENT (INCLUDING GROSSLY NEGLIGENT) ACTS OF THE RESPONSIBLE PARTY AND PERSONS ACTING ON THE RESPONSIBLE PARTY'S BEHALF.

         22.06 No Limitations of Liability in Contravention of Federal or State Law. Nothing contained in this article shall be construed as exempting either party from any liability, or limiting such party's liability, in contravention of federal law or in contravention of the laws of this State.




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         22.07 Claims Against Third Parties. Nothing contained in this article shall be construed as requiring either party to forego any claims that such party may have against third parties, including but not limited to contractors, subcontractors, or persons (other than the other party's employees) acting on the other party's behalf.

                              ARTICLE 23: INSURANCE

         23.01 Insurance Required. Applicant shall comply with the insurance requirements specified in this section.

                  (a) Unless Applicant has provided proof of self-insurance as permitted in Section 23.02 below, Applicant shall obtain and maintain in full force and effect, for so long as this Agreement remains in effect, insurance policies specified in APPENDIX IV of this Agreement. Each policy shall name SWBT as an additional insured and shall include provisions requiring the insurer to give SWBT notice of any lapse, cancellation, or termination of the policy or any modification to the policy affecting SWBT's rights under the policy, including but not limited to any decrease in coverage or increase in deductibles.

                  (b) Except as provided in this subsection, exclusions from coverage or deductibles, other than those expressly permitted in APPENDIX IV, must be approved in writing by SWBT. For authorized contractors and other contractors performing work on, within, or in the vicinity of SWBT's poles, ducts, conduits, and rights-of-way on Applicant's behalf, exclusions from coverage or deductibles, other than those expressly permitted in APPENDIX IV, must be approved in writing by Applicant.

                  (c) Authorized contractors and other contractors performing work on, within, or in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way on Applicant's behalf shall be required to meet the same insurance requirements applicable to contractors performing similar work on SWBT's behalf. Applicant shall be responsible for securing compliance by its contractors with this requirement and shall be liable to SWBT for any damages resulting from its failure to do so.

                  (d) Self-insurance shall be permitted for persons and entities (including but not limited to Applicant and authorized contractors) meeting the self-insurance requirements set forth in Section 23.02.

         23.02 Proof of Insurance or Self-insurance. Proof of insurance or self-insurance shall be made pursuant to the provisions of this section.





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                  (a)      Applicant shall submit to SWBT adequate proof (as
                           determined by SWBT) that the companies insuring Applicant are providing all coverages required by this Agreement. Applicants insurers shall provide SWBT with certifications that required coverages will not be cancelled, changed or materially altered (e.g., by increasing deductibles or altering exclusions from coverage) except after 30 days written notice to SWBT.

                  (b) SWBT will accept certified proof of a person or entity's qualification as a self-insurer for Workers' Compensation and Employers Liability, where self-insurance is permitted, upon receipt of a current copy of a Certificate of Authority to Self-insure issued by the Workers' Compensation Commission of this State. SWBT will accept self-insurance by a person or entity in lieu of other Commercial General Liability and Automobile Liability Coverage if such person or entity warrants that its net worth, as shown by its most recent audited financial statement with no negative notes, is at least 10 times the minimum liability limits set forth in APPENDIX IV and SWBT is satisfied that such entity will be able to meet its liability obligations under this Agreement.

                  (c) Applicant shall be responsible for determining whether contractors and other persons present on Applicant's behalf on, within, and in the vicinity of SWBT's poles, ducts, conduits, and rights-of-way meet the self-insurance requirements of this subsection. Applicant may accept certified proof of any such person's or entity's qualification as a self-insurer for Workers' Compensation and Employers Liability, where self-insurance is permitted, upon receipt of a current copy of a Certificate of Authority to Self-insure issued by the Workers' Compensation Commission of this State. Applicant may accept proof of self-insurance by a person or entity in lieu of other Commercial General Liability and Automobile Liability Coverage if such person or entity warrants that its net worth, as shown by its most recent audited financial statement with no negative notes, is at least 10 times the minimum liability limits set forth in APPENDIX IV and Applicant is satisfied that such entity will be able to meet its liability obligations with respect to activities performed on, within, and in the vicinity of SWBT's poles, ducts, conduits, and rights-of-way.

         23.03 Licensing Contingent on Proof of Insurance. All insurance required in accordance with APPENDIX IV, or self-insurance as permitted in
Section 23.02, must be in effect before SWBT will issue pole attachment or conduit occupancy licenses under this Agreement and shall remain in force until all of Applicant's facilities have been removed from SWBT's poles, ducts, conduits, and rights-of-way.



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         23.04 Failure to Obtain or Maintain Coverage. Applicant's failure to obtain and maintain the required levels and types of insurance coverage required under this Agreement shall be grounds for termination of this Agreement and licenses subject to this Agreement. If an insurance carrier shall at any time notify Applicant or SWBT that any policy or policies of insurance required under this Agreement will be cancelled or changed in any manner which will result in Applicant's failure to meet the requirements of this Agreement, SWBT may terminate this Agreement and all licenses subject to this Agreement not less than 60 days after giving Applicant written notice of its intention to do so, and such termination shall be effective on the termination date specified in the notice unless Applicant has obtained (or made arrangements satisfactory to SWBT to obtain) the required coverage from another source. In the alternative, SWBT may, in its sole discretion, elect to take such action as may be necessary to keep such policy in effect with the required coverages.

                        ARTICLE 24: ASSIGNMENT OF RIGHTS

         24.01 Assignment Permitted. Neither party may assign or otherwise transfer its rights or obligations under this Agreement except as provided in this section.

                  (a) SWBT may assign its rights, delegate its benefits, and delegate its duties and obligations under this Agreement, without Applicant's consent, to any entity controlling, controlled by, or under common control with SWBT or which acquires or succeeds to ownership of substantially all of SWBT's assets.

                  (b) Applicant may assign its rights, delegate its benefits, and delegate its duties and obligations under this Agreement, without SWBT's consent, to: any telecommunications carrier or cable system operator which (1) is entitled to access to SWBT's poles, ducts, conduits, and rights-of-way under the Pole Attachment Act and (2) controls, is controlled by, or is under common control with Applicant or acquires and succeeds to ownership of substantially all of Applicant's assets; provided, however, that such assignment shall not be effective until Applicant has given SWBT written notice of the assignment pursuant to Section 24.03 and guaranteed the performance of Applicant's assignee or successor. Applicant's assignee or successor shall assume all outstanding obligations of Applicant under this Agreement, including but not limited to all liabilities and contingent liabilities of Applicant arising out of or in connection with this Agreement.

                  (c) Applicant may, ancillary to a bona fide loan transaction between Applicant and any lender, and without SWBT's consent, grant security interests or make collateral assignments in substantially all of Applicant's assets, including Applicant's rights under this Agreement, subject to the express terms of this Agreement. In the event Applicant's



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                           lender, in the bona fide exercise of its rights as a
                           secured lender, forecloses on its security interest or arranges for a third party to acquire Applicant's assets through public or private sale or through an Agreement with Applicant, Applicant's lender or the third party acquiring Applicant's rights under this Agreement shall assume all outstanding obligations of Applicant under the agreement and provide proof satisfactory to SWBT that such lender or third party has complied or will comply with all requirements established under this Agreement. Notwithstanding any provisions of this Agreement to the contrary, such foreclosure by Applicant's lender or acquisition of assets by such third party shall not constitute a breach of this Agreement and, upon such foreclosure or acquisition, Applicant's lender or such third party shall succeed to all rights and remedies of Applicant under this Agreement (other than those rights and remedies, if any, which have not been transferred and, if Applicant is a debtor under the Federal Bankruptcy Code, those rights, if any, which remain a part of the debtor's estate notwithstanding an attempted foreclosure or transfer) and to all duties and obligations of Applicant under the Agreement, including liability to SWBT for any act, omission, default, or obligation that arose or occurred under the Agreement prior to the date on which such lender or third party succeeds to the rights of Applicant under the Agreement, as applicable.

                           (1) In the event Applicant or Applicant's lender requests that SWBT, in connection with a bona fide loan transaction between Applicant and Applicant's lender, sign any additional consents, or make other accommodations to protect such lender's interest, Applicant or Applicant's lender shall reimburse SWBT for all expenses incurred by SWBT in connection with such requests and accommodations, including but not limited to in-house or outside legal expenses incurred by SWBT in processing the request.

                           (2) In the event Applicant or Applicant's lender desires that SWBT provide notices to Applicant's lender or permit Applicant's lender, in the event of a breach, to cure any default or termination event if Applicant fails to do so, Applicant shall notify SWBT's authorized agent, as designated in Article 29 of this Agreement, that such notices may be sent to Applicant's lender as well to Applicant. Nothing contained in this subsection shall be construed as imposing any duty on SWBT in favor of Applicant's lender, and this section shall not be construed to provide Applicant's lender or any other third parties with any rights, claims, causes of action of any kind. Applicant waives any and all claims or causes of action, of every kind and character, past, present, or future, arising out of or in




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                                connection with the giving of any notice to
                                Applicant's lender pursuant to this section or any failure to give such notice.

                  (d) Either party may assign or transfer rights or obligations under this Agreement on such terms and conditions as are mutually acceptable to the other party and with such other party's prior written consent, which consent may be withheld only for due cause and justification.

                  (e) No assignment or transfer by Applicant of rights under this Agreement, licenses subject to this Agreement, or authorizations granted under this Agreement shall be effective until Applicant, its successors, and assigns have complied with the provisions of this article, secured SWBT's prior written consent to the assignment or transfer, if necessary, and given SWBT notice of the assignment or transfer pursuant to Section 24.03.

                  (f) Except as otherwise expressly provided in this article, neither this Agreement, nor any licenses or authorizations subject to this Agreement, shall inure to the benefit of Applicant's successors or assigns without SWBT's prior written consent.

         24.02 Incorporations, Mergers, Acquisitions and Other Changes in Applicant's Legal Identity. When the legal identity or status of Applicant changes, whether by incorporation, reincorporation, merger, acquisition, or otherwise, such change shall be treated as an assignment subject to the provisions of this article.

         24.03 Notice of Assignment. Applicant shall provide SWBT with 60 days advance notice in writing of any assignment.

         24.04 Assignment Shall Not Relieve Applicant of Prior Obligations. Except as otherwise expressly agreed by SWBT in writing, no assignment permitted by SWBT under this Agreement shall relieve Applicant of any obligations arising under or in connection with this Agreement, including but not limited to indemnity obligations under Article 21 of this Agreement or the interconnection agreement, if any.

         24.05 Satisfaction of Existing Obligations and Assumption of Contingent Liabilities. SWBT may condition its approval of any requested assignment or transfer on the assignee's or successor's payment or satisfaction of all outstanding obligations of Applicant under this Agreement and the assignee's or successor's assumption of any liabilities, or contingent liabilities, of Applicant arising out of or in connection with this Agreement.

         24.06 Satisfaction of All Other Licensing Requirements. Applicant's assignee or successor must, within 60 days following the assignment, provide proof satisfactory to SWBT that such assignee or successor has complied or will comply with all licensing requirements established under this Agreement, including but not limited to requirements




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that such assignee or successor verify, to the best of its information and belief, as provided in Section 17.03, that all facilities owned or used by such assignee or successor and presently attached to SWBT's poles or placed within any portion of SWBT's conduit system within this State have been disclosed to SWBT and are subject to existing licenses and that such assignee or successor has complied with the insurance requirements set forth in Article 23 of this Agreement.

         24.07 Additional Post-Assignment Requirements. Applicant's assignee or successor shall, within 60 days following the assignment:

                  (a) sign this Agreement as an assignee or successor expressly agreeing to be bound by all provisions of this Agreement and licenses subject to this Agreement;

                  (b) provide proof, satisfactory to SWBT, of such assignee's assumption of the obligations of this Agreement; and

                  (c) pay a one-time contract administration fee, as provided in APPENDIX I of this Agreement, if no Master Agreement for Access to SWBT's Poles, Ducts, Conduits, or Rights-of-Way between SWBT and such assignee is in effect for this State, or an administrative record-keeping fee as provided in APPENDIX I of this Agreement, if there is a Master Agreement in effect for this State.

         24.08 Sublicenses Prohibited. Nothing contained in this Agreement shall be construed as granting Applicant the right to sublicense any rights under this Agreement or licenses subject to this Agreement to any third party. Except as otherwise expressly permitted in this Agreement, Applicant shall not allow third party to attach or place facilities to or in pole or conduit space occupied by or assigned to Applicant or to utilize such space.

                ARTICLE 25: TERMINATION OF AGREEMENT OR LICENSES;
                              REMEDIES FOR BREACHES

         25.01 Termination Due to Non-Use of Facilities or Loss of Required Authority. Applicant shall, by written notice to SWBT, terminate this Agreement and all licenses subject to this Agreement if Applicant ceases to have authority to do business or ceases to do business in this State, ceases to have authority to provide or ceases to provide cable television services in this State (if Applicant is cable television system having access to SWBT's poles, ducts, conduits or rights-of-way solely to provide cable television service), ceases to have authority to provide or ceases to provide telecommunications services in this State (if Applicant is a telecommunications carrier which does not also have authority to provide cable television service in this State), or ceases to make active use of SWBT's poles, ducts, conduits, and rights-of-way in this State. Applicant shall, by written notice to SWBT, terminate individual licenses subject to this Agreement if (a)



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Applicant ceases to utilize the pole attachment or conduit occupancy space subject to such licenses or (b) Applicant's permission to use or have access to particular poles, ducts, conduits, or rights-of-way has been revoked, denied, or terminated for reasons of safety or any other lawful reason by any federal, state, or local governmental authority or third-party property owner having authority to revoke, deny, or terminate such use or access. Responsibility for terminating this Agreement or individual licenses under the circumstances set forth in this section shall be a contractual obligation imposed on Applicant, and the failure by Applicant to terminate this Agreement or individual licenses pursuant to this section shall be a material breach of this Agreement.

         25.02 Limitation, Termination, or Refusal of Access for Certain Material Breaches. Applicant's access to SWBT's poles, ducts, conduits, and rights-of-way shall not materially interfere with or impair service over any facilities of SWBT or any joint user, cause material damage to SWBT's plant or the plant of any joint user, impair the privacy of communications carried over the facilities of SWBT or any joint user, or create serious hazards to the health or safety of any persons working on, within, or in the vicinity of SWBT's poles, ducts, rights-of-way or to the public. Upon reasonable notice and opportunity to cure, SWBT may limit, terminate or refuse access if Applicant violates this provision; provided, however, that such limitation, termination or refusal will be limited to Applicant's access to poles, ducts, conduits, and rights-of-way located in the SWBT construction district in which the violation occurs, shall be as narrowly limited in time and geographic scope as may be necessary to enable Applicant to adopt suitable controls to prevent further violations, and shall be subject to review, at Applicant's request, pursuant to the dispute resolution procedures set forth in this Agreement (or, if applicable, the parties' interconnection agreement) or, as permitted by law, before any court, agency, or other tribunal having jurisdiction over the subject matter. In the event Applicant invokes dispute resolution procedures or seeks review before a court, agency, or other tribunal having jurisdiction of the subject matter, the limitation, termination, or refusal of access may be stayed or suspended by agreement of the parties or by order of the tribunal having jurisdiction over the parties' dispute.

         25.03 Notice and Opportunity to Cure Breach. In the event of any claimed breach of this Agreement by either party, the aggrieved party may give written notice of such claimed breach as provided in this section.

                  (a)      The notice shall set forth in reasonable detail:

                           (1) the conduct or circumstances complained of, together with the complaining party's legal basis for asserting that a breach has occurred;

                           (2) the action believed necessary to cure the alleged breach; and

                           (3) any other matter the complaining party desires to include in the notice.

                  (b)      Except as provided in Section 25.02 and subsection
                           (c) of this section, the complaining party shall not be entitled to pursue any remedies available under this Agreement or relevant law unless such notice is given and (1) the breaching party fails to cure the breach within 30 days of such notice, if the breach is one which can be cured within 30 days, or (2) the breaching party fails to commence promptly and pursue diligently a cure of the breach, if the required cure is such that more than 30 days will be required to effect such cure; provided, however, that nothing contained in this section shall preclude either party from invoking the dispute resolution procedures set forth in Article 30 of this Agreement, or any complaint or dispute resolution procedures offered by the FCC or State Commission, at any time.

                  (c) Nothing contained in this section shall preclude either party from filing a complaint or bringing suit in any court, agency, or other tribunal of competent jurisdiction to restrain or enjoin any conduct of the other party which threatens the complaining party with irreparable injury, loss or damage without first giving the notice otherwise required by subsection
                           (b).

         25.04 Remedies for Breach. Subject to the provisions of this article and the dispute resolution procedures of Article 30, either party may terminate this Agreement in the event of a material breach by the other party or exercise any other legal or equitable right which such party may have to enforce the provisions of this Agreement. Except as otherwise specifically provided in
Section 30.07, in any action based on an alleged breach of this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred by such party, including but not limited to reasonable attorneys' fees.

                         ARTICLE 26: FAILURE TO ENFORCE

         26.01 No Waiver. The failure by either party to take action to enforce compliance with any of the terms or conditions of this Agreement, to give notice of any breach, or to terminate this Agreement or any license or authorization subject to this Agreement shall not constitute a waiver or relinquishment of any term or condition of this Agreement, a waiver or relinquishment of the right to give notice of breach, or waiver or relinquishment of any right to terminate this Agreement. Notwithstanding any such failure, all terms and conditions of this Agreement and all rights of either party hereunder shall be and remain at all times in full force and effect.

           ARTICLE 27: EFFECTIVE DATE, TERM, AND ELECTIVE TERMINATION

         27.01 Effective Date. This Agreement shall be effective as of the 30th day of June, 1997, or, if this Agreement has been entered into as an appendix, attachment, or exhibit to an interconnection agreement between the parties, the date of



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approval by the State Commission of the interconnection agreement, whichever date first occurs.

         27.02 Initial Term. Unless sooner terminated as herein provided, the initial term of this Agreement shall run from the effective date until the end of the calendar year which includes the effective date.

         27.03 Automatic Renewal. Unless sooner terminated as herein provided, this Agreement shall be automatically renewed for successive one-year terms beginning on the first day of each calendar year after the effective date.

         27.04 Elective Termination. Either party may terminate this Agreement by giving the other party at least six months prior written notice as provided in this section.

                  (a) Applicant may terminate this Agreement with or without cause.

                  (b) The parties acknowledge that the Pole Attachment Act, 47 U.S.C. s.224(e), as added by the Telecommunications Act of 1996, expressly directs the FCC to promulgate new regulations governing charges to telecommunications carriers for access to poles, ducts, conduits, and rights-of-way and that such new regulations are to take effect five years after the date of enactment of the Telecommunications Act of 1996 (that is, February 8, 2001). The parties further acknowledge that due to nondiscrimination requirements, it is desirable that formal attachment agreements establishing rates, terms, and conditions of access be revised simultaneously, to the extent possible. Accordingly, the parties agree that SWBT may terminate this Agreement only for cause during the period beginning with the effective date of this Agreement through February 8, 2001. Thereafter, SWBT may terminate this Agreement with or without cause, subject to the provisions of subsection (d) and
                           Section 27.05 below.

                  (c) The notice of termination shall state the effective date of termination, which date shall be no earlier than the last to occur of the following dates: the last day of the current term of this Agreement or six months after the date the notice is given.

                  (d) The elective termination of this Agreement by SWBT under this section shall not require immediate removal of Applicant's facilities from poles, ducts, conduits, and rights-of-way owned or controlled by SWBT and shall be subject to the provisions of
                           Section 27.05 below; provided, however, that Applicant shall, within 60 days after the effective date of the termination, either initiate negotiations for continued access to SWBT's poles, ducts, conduits, and rights-of-way or remove its



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                           facilities in accordance with the provisions of
                           Article 18 of this Agreement.

         27.05 Effect of Elective Termination. Elective termination of this Agreement by Applicant, as permitted under Section 27.04 of this Agreement, shall not affect Applicant's liabilities and obligations incurred under this Agreement prior to the effective date of termination and shall not entitle Applicant to the refund of any advance payment made to SWBT under this Agreement. Elective termination of this Agreement by SWBT shall not affect SWBT's obligations to afford access to SWBT's poles, ducts, conduits, and rights-of-way owned or controlled by SWBT as required by the Pole Attachment Act, the Telecommunications Act of 1996, and other applicable laws, regulations, and commission orders.

                   ARTICLE 28: CONFIDENTIALITY OF INFORMATION

         28.01 Information Provided by Applicant to SWBT. Except as otherwise specifically provided in this Agreement, all company-specific and customer-specific information submitted by Applicant to SWBT in connection with this Agreement (including but not limited to information submitted in connection with Applicant's applications for the assignment of pole attachment and occupancy space and for pole attachment and conduit occupancy licenses) shall be deemed to be "confidential" or "proprietary" information of Applicant and shall be subject to the terms set forth in this article. Confidential or proprietary information specifically includes information or knowledge related to Applicant's review of records regarding a particular market area, or relating to assignment of space to Applicant in a particular market area, and further includes knowledge or information about the timing of Applicant's request for or review of records or its inquiry about SWBT facilities. This article does not limit the use by SWBT of aggregate information relating to the occupancy and use of SWBT's poles, ducts, conduits, and rights-of-way by firms other than SWBT (that is, information submitted by Applicant and aggregated by SWBT in a manner that does not directly or indirectly identify Applicant).

         28.02 Access Limited to Persons with a Need to Know. Confidential or proprietary information provided by Applicant to SWBT in connection with this Agreement shall not be disclosed to, shared with, or accessed by any person or persons (including but not limited to personnel involved in sales, marketing, competitive intelligence, competitive analysis, strategic planning, and similar activities) other than those who have a need to know such information for the limited purposes set forth in Sections 28.03-28.06.

         28.03 Permitted Uses of Applicant's Confidential Information. Notwithstanding the provisions of Sections 28.01 and 28.02 above, SWBT and persons acting on SWBT's behalf may utilize Applicant's confidential or proprietary information for the following purposes: (a) posting information, as necessary, to SWBT's outside plant records; (b) placing, constructing, installing, operating, utilizing, maintaining, monitoring, inspecting,


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repairing, relocating, transferring, conveying, removing, or managing SWBT's poles, ducts, conduits, and rights-of-way and any SWBT facilities located on, within, or in the vicinity of such poles, ducts, conduits, and rights-of-way;
(c) performing SWBT's obligations under this Agreement and similar agreements with third partis; (d) performing SWBT's general obligations to afford nondiscriminatory access to telecommunications carriers and cable television systems under the Pole Attachment Act; (e) determining which of SWBT's poles, ducts, conduits, and rights-of-way are (or may in the future be) available for SWBT's own use, and making planning, engineering, construction, and budgeting decisions relating to SWBT's poles, ducts, conduits, and rights-of-way; (f) preparing cost studies; (g) responding to regulatory requests for information;
(h) maintaining SWBT's financial accounting records; and (i) complying with other legal requirements relating to poles, ducts, conduits, and rights-of-way.

         28.04 Access by Third Parties. Information reflecting the assignment of pole attachment and conduit occupancy space to Applicant may be made available to personnel of third parties seeking access to SWBT's records under provisions, and subject to protections, equivalent to those contained and required by
Section 7.03 of this Agreement.

         28.05 Defense of Claims. In the event of a dispute between SWBT and any person or entity, including Applicant, concerning SWBT's performance of this Agreement, satisfaction of obligations under similar agreements with third parties, compliance with the Pole Attachment Act, compliance with the Telecommunications Act of 1996, or compliance with other federal, state, or local laws, regulations, commission orders, and the like, SWBT may utilize confidential or proprietary information submitted by Applicant in connection with this Agreement as may be reasonable or necessary to demonstrate compliance, protect itself from allegations of wrongdoing, or comply with subpoenas, court orders, or reasonable discovery requests; provided, however, that SWBT shall not disclose Applicant's proprietary or confidential information without first, at SWBT's option: (a) obtaining an agreed protective order or nondisclosure agreement that preserves the confidential and proprietary nature of Applicant's information; (b) seeking such a protective order as provided by law if no agreed protective order or nondisclosure agreement can be obtained; or (c) providing Applicant notice of the subpoena, demand, or order and an opportunity to take affirmative steps of its own to protect such proprietary or confidential information.

         28.06 Response to Subpoenas, Court Orders, and Agency Orders. Nothing contained in this article shall be construed as precluding SWBT from complying with any subpoena, civil or criminal investigative demand, or other order issued or entered by a court or agency of competent jurisdiction; provided, however, that SWBT shall not disclose Applicant's proprietary or confidential information without first, at SWBT's option: (a) obtaining an agreed protective order or nondisclosure agreement that preserves the confidential and proprietary nature of Applicant's information; (b) seeking such a protective order as provided by law if no agreed protective order or nondisclosure agreement can be obtained; or
(c) providing Applicant notice of the subpoena, demand,



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or order and an opportunity to take affirmative steps of its own to protect such proprietary or confidential information.

         28.07 Other Uses of Confidential Information. No other uses of confidential information received from Applicant pursuant to this Agreement are authorized or permitted without Applicant's express written consent.

                               ARTICLE 29: NOTICES

         29.01 Notices to Applicant. Except as otherwise provided in APPENDIX VI ("Notices to Applicant"), all written notices required to be given to Applicant shall be delivered or mailed to Applicant's duly authorized agent or attorney, as designated in this section.

                  (a) Such notice may be delivered to Applicant's duly authorized agent or attorney in person or by agent or courier receipted delivery.

                  (b) Such notice may be mailed to Applicant's duly authorized agent or attorney by registered or certified mail, return receipt requested. When notice is given by mail, such notice shall be complete upon deposit of the notice, enclosed in a postpaid, properly addressed wrapper, in a post office or official depository under the care and control of the United States Postal Service and shall be deemed to have been given three days after the date of deposit.

                  (c) Applicant may authorize delivery of the notice by telephonic document transfer to the Applicant's duly authorized agent or attorney. Notice by telephonic document transfer after 5:00 p.m. local time of the recipient shall be deemed given on the following day.

                  (d) Notices to Applicant shall be sent to the authorized agent or attorney designated below:

                           Name: RICHARD D. WEINSTEIN
                                 ------------------------------

                           Title: PRESIDENT
                                  -----------------------------

                           Firm: DIGITAL TELEPORT, INC.
                                 ------------------------------

                           Address: 11111 DORSETT ROAD
                                    ---------------------------

                           City/State/Zip: ST. LOUIS, MO 63043
                                           --------------------

         29.02 Notices to SWBT. Except as otherwise provided in APPENDIX VII ("Notices to SWBT"), all written notices required to be given to SWBT shall be



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delivered or mailed to SWBT's duly authorized agent or attorney, as designated in this section.

                  (a) Such notice may be delivered to SWBT's duly authorized agent or attorney in person or by agent or courier receipted delivery.

                  (b) Such notice may be mailed to SWBT's duly authorized agent or attorney by registered or certified mail, return receipt requested. When notice is given by mail, such notice shall be complete upon deposit of the notice, enclosed in a postpaid, properly addressed wrapper, in a post office or official depository under the care and control of the United States Postal Service and shall be deemed to have been given three days after the date of deposit.

                  (c) SWBT may authorize delivery of the notice by telephonic document transfer to SWBT's duly authorized agent or attorney. Notice by telephonic document transfer after 5:00 p.m. local time of the recipient shall be deemed given on the following day.

                  (d) On the effective date of this Agreement, and until further notice to Applicant, SWBT's duly authorized agent shall be the Utility Liaison Supervisor ("ULS") designated in APPENDIX VIII.

         29.03 Changes in Notice Requirements. Either party may, from time to time, change notice addressees and addresses by giving written notice of such change to the other party. Such notice shall state, at a minimum, the name, title, firm, and full address of the new addressee.

                         ARTICLE 30: DISPUTE RESOLUTION

         30.01 Purpose. The provisions of this article are intended to minimize litigation between the parties with respect to disputes arising in connection with this Agreement and shall be construed accordingly. Any dispute between the parties arising under this Agreement may be submitted by either party for resolution under this article.

         30.02 Exclusive Remedy for Monetary Claims under $25.000. Except for actions seeking injunctive relief related to the purposes of this Agreement or suits to compel compliance with the dispute resolution processes set forth in this article, the parties agree to use the dispute resolution processes set forth in this Agreement as their sole remedy with respect to any monetary claim of $25,000 or less which arises out of or in connection with this Agreement.

         30.03 Prerequisite to Litigation. The provisions of this article shall also apply to all disputes, without regard to the amount in controversy, in which Applicant contests charges billed by SWBT to Applicant under the terms of this Agreement. No suit, except



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for actions seeking injunctive relief related to the purposes of this Agreement or suits to compel compliance with the dispute resolution processes set forth in this article, shall be filed by either party against the other with respect to such contested charges until the parties have engaged in good faith negotiations as provided in Section 30.04, and, if the parties agree, in mediation under
Section 30.05.

         30.04 Good Faith Negotiation. Good faith negotiation as provided in this section shall be the first step in the dispute resolution process.

                  (a) With respect to any dispute subject to the provisions of this article, either party may initiate negotiation proceedings by writing a certified or registered letter to the other party setting forth the particulars of the dispute, the terms of the Agreement that are involved, and a suggested resolution of the problem.

                  (b) The recipient of the letter shall respond within 21 days to the proposed solution. The recipient shall either agree to the proposed solution or explain its disagreement.

                  (c) If the correspondence does not resolve the dispute, each party, at the request of either party, will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve the dispute. The location, form, frequency, duration, and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations.

                  (d) Discussions and correspondence among the representatives as provided by this section are for purposes of settlement, are exempt from discovery and production, and shall not be admissible in arbitration, judicial, regulatory, or other proceedings in any forum.

         30.05 Mediation. If the parties agree to mediation, the mediation may be conducted as provided in this section or in such other manner as may be mutually agreeable to the parties.

                  (a) If agreed to by the parties, the dispute shall be referred to the nearest office of the American Arbitration Association, or such other mediator as may be selected by agreement of the parties, for mediation, that is, an informal, non-binding conference or conferences between the parties in which a mediator will seek to guide the parties to a resolution of the dispute.

                  (b) If the dispute is referred to the American Arbitration Association, the parties are free to select any mutually acceptable panel member from the




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                           list of mediators at the American Arbitration
                           Association. If the parties cannot agree or have no particular choice of a mediator and simply request that the American Arbitration Association assign a mediator to the dispute, then a list and resumes of available mediators, numbering one more than there are parties, will be sent to the parties, each of whom may strike one name leaving the remaining name as the mediator. If more than one name remains, the designated mediator shall be selected by the Administrator of the American Arbitration Association from the remaining names.

                  (c)      Mediation sessions shall be private.

                  (d) All records, reports or other documents considered by the mediator shall be confidential.

                  (e) The parties agree that the mediator shall not be compelled to divulge confidential materials or to testify about the mediation in arbitration, regulatory, judicial, or other proceedings in any forum.

                  (f) The parties agree to maintain the confidentiality of the mediation and shall not rely on, or introduce as evidence in any arbitration, judicial, or other proceeding:

                           (1) views expressed or suggestions made by the other party with respect to a possible settlement of the dispute;

                           (2) admissions made by the other party during the mediation proceedings;

                           (3) proposals made or views expressed by the mediator; or

                           (4) the fact that the other party had or had not indicated willingness to accept a proposal for settlement made by the mediator.

                  (g) Subsections (e) and (f) of this section shall apply to anything said, done or occurring in the course of the mediation, including any private caucus or discussions between the mediator and any party or counsel before or after the joint mediation session. There shall be no stenographic record of the mediation process, except to memorialize a settlement record.

                  (h) The mediation process shall be considered settlement negotiation for the purpose of all state and federal rules protecting disclosures made during such conferences from later discovery or use in evidence. All conduct, statements, promises, offers, views, and opinions, oral or written, made during the mediation by any party or a party's agent, employee, or



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                           attorney are confidential and, where appropriate, are
                           to be considered work product and privileged. Such conduct, statements, promises, offers, views, and opinions shall not be subject to discovery or admissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties; provided, however, that evidence otherwise subject to discovery or admissible is not excluded from discovery or admission in evidence simply as a result of its having been used in connection with this settlement process.

         30.06 Arbitration. If negotiations and mediations do not resolve the dispute within 90 days after the initiation of dispute resolution proceedings as provided in subsection (a) of Section 30.04 of this Agreement, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association if the dispute involves any monetary claim of $25,000 or less which arises out of or in connection with this Agreement. The parties may voluntarily elect to arbitrate disputes in which the amount in controversy exceeds $25,000, but they shall not be required by this Agreement to do so.

                  (a) Either party may demand such arbitration in accordance with the procedures set out in the Commercial Arbitration Rules.

                  (b) Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this subsection.

                           (1) Each party may submit in writing to any other party, and such other party shall so respond, to a maximum of any combination of 35 of the following: interrogatories, document production requests, and requests for admissions. The interrogatories, document production requests, and requests for admissions shall not have subparts.

                           (2) Additional discovery may be permitted upon mutual agreement of the parties or upon order of the arbitrator on a showing of good cause.

                  (c) The arbitrator shall control the scheduling so as to process the matter expeditiously. The times set forth in this subsection shall apply unless extended upon mutual agreement of the parties or by the arbitrator on a showing of good cause.

                           (1) The arbitration hearing shall commence within 60 days of the demand for arbitration and shall be held, in the absence of agreement by the parties to a different venue, in St. Louis, Missouri.

                           (2) The parties shall submit written briefs five days
                               before the hearing.



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                           (3)      The arbitrator shall rule on the dispute by
                                    issuing a written opinion within 30 days after the close of hearings.

                           (4) The arbitrator shall have no authority to order punitive or consequential damages.

                           (5) Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

         30.07 Costs. Except as specifically provided in this section, each party shall bear its own costs of all dispute resolution procedures under this article.

                  (a) A party seeking discovery shall reimburse the
                      responding party for the costs incurred by the responding party in producing documents.

                  (b) The parties shall equally split the fees of the
                      arbitration and the arbitrator.

         30.08 No Abridgment of Rights under the Communications Act of 1934 or the Pole Attachment Act. Nothing contained in this article shall abridge the rights of either party to seek relief from the FCC with respect to any dispute subject to the jurisdiction of the FCC under the Communications Act of 1934 or the Pole Attachment Act, or from the State Commission with respect to any dispute subject to its jurisdiction, except that the parties may not seek relief from the FCC or the State Commission with respect to any dispute that has already been resolved by mediation under Section 30.05 or by binding arbitration under Section 30.06.

                        ARTICLE 31: ACCESS TO APPLICANT'S
                    POLES, DUCTS, CONDUITS, AND RIGHTS-OF-WAY

         31.01 No Reciprocal Access to Applicant's Facilities. This Agreement does not include provisions for reciprocal access by SWBT to Applicant's poles, ducts, conduits, and rights-of-way.

                         ARTICLE 32: GENERAL PROVISIONS

         32.01 Entire Agreement. This Agreement, together with the interconnection agreement, if any, to which this Agreement is an appendix, attachment, or exhibit, sets forth the entire understanding and agreement of the parties.

         32.02 Prior Agreements Superseded. This Agreement supersedes all prior agreements and understandings, whether written or oral, between Applicant and SWBT relating to the placement and maintenance of Applicant's facilities on and within SWBT's poles, ducts, and conduits within this State.

         32.03 Amendments Shall Be in Writing. Except as otherwise specifically provided to the contrary by other provisions of this Agreement, the terms and conditions of this Agreement shall not be amended, changed or altered except in writing and with approval by authorized representatives of both parties.

         32.04 Survival of Obligations. Any liabilities or obligations of either party for acts or omissions prior to the termination of this Agreement, any obligations of either party under provisions of this Agreement relating to confidential and proprietary information, indemnification, limitations of liability, and any other provisions of this Agreement which, by their terms, are contemplated to survive (or be performed after) termination of this Agreement, will survive the termination of this Agreement.

         32.05 Multiple Counterparts. This Agreement may be executed in multiple counterparts.

         32.06 Effect on Licenses Issued Under Prior Agreements. All currently effective pole attachment and conduit occupancy licenses granted to Applicant shall, on the effective date of this Agreement, be subject to the rates, terms, conditions, and procedures set forth in this Agreement.

         32.07 Force Majeure. Except as otherwise specifically provided in this Agreement, neither party will be liable for any delay or failure in performance of any part of this Agreement caused by a Force Majeure condition, including acts of the United States of America or any state, territory, or political subdivision thereof, acts of God or a public enemy, fires, floods, disputes, freight embargoes, earthquakes, volcanic actions, wars, civil disturbances, cable cuts, or other causes beyond the reasonable control of the party claiming excusable delay or other failure to perform; provided, however, that Force Majeure will not include acts of any governmental authority relating to environmental, health, or safety conditions at work locations. If any Force Majeure condition occurs, the party whose performance fails or is delayed because of such Force Majeure condition will give prompt notice to the other party, and, upon cessation of such Force Majeure condition, will give like notice and commence performance hereunder as promptly as reasonably practicable.

         32.08 Severability. If any article, section, subsection, or other provision or portion of this Agreement is or becomes invalid under any applicable statute or rule of law, and such invalidity does not materially alter the essence of this Agreement as to either party, the invalidity of such provision shall not render this entire Agreement unenforceable and this Agreement shall be administered as if it did not contain the invalid provision.

         32.09 Choice of Law. Except to the extent that federal law controls any aspect of this Agreement, the validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties will be governed by the laws of this State, applied without regard to the provisions of this State's laws relating to conflicts-of-laws.

         32.10 Changes in the Law. Because the primary purpose of this Agreement is to provide access to poles, ducts, conduits, and rights-of-way in accordance with the Pole Attachment Act, as amended by the Telecommunications Act of 1996 and subsequent amendments, the parties contemplate that changes in this Agreement may from time to time be necessary or desirable to conform to changes in the Pole Attachment Act as that Act is amended, interpreted, and applied. This Agreement is based in large part on regulatory decisions by the FCC, which has jurisdiction over the rates, terms, and conditions of access to poles, ducts, conduits, and rights-of-way (except to the extent that such jurisdiction has been pre-empted by individual states) and decisions by the State Commission. More specifically, this Agreement is based in large part on the FCC's First Interconnection Order in CC Docket No. 96-98, on FCC rules announced with the First Interconnection Order, and on Arbitration Orders by the State Commission.

                  [X] Applicant desires to have access to SWBT's poles, ducts, conduits, and rights-of-way on terms that are not less favorable than those obtained by firms participating in interconnection arbitration proceedings before the State Commission. Applicant also desires to have access to SWBT's poles, ducts, conduits, and rights-of-way to the full extent permitted under the FCC's First Interconnection Order in CC Docket No. 96-98. SWBT is entering into this Agreement for the purpose of providing nondiscriminatory access in compliance with the Pole Attachment Act and regulatory decisions thereunder, including decisions by the State Commission in interconnection arbitration proceedings in which Applicant is not a party. Each party is entering into this Agreement based on current interpretations of the law by the FCC and State Commission. In the event of any changes in the Pole Attachment Act, changes in applicable FCC or State Commission rulings, or judicial determinations that such rulings are erroneous or invalid, each party shall, at the request of the other, engage in good faith negotiations to supplement, amend or replace any provisions of this Agreement affected by such changes or determinations and to conform this Agreement to changes in the underlying laws on which the Agreement is based.

                  [  ]     This Agreement has been entered into as a result of
                           private negotiation between the parties and arbitration by the State Commission, acting pursuant to the Telecommunications Act of 1996. If the actions of any legislative bodies, courts, or regulatory agencies of competent jurisdiction invalidate, modify, or stay the enforcement of laws, rules, regulations, or commission orders that were the basis for a provision of this Agreement (including but not limited to any provision of this Agreement required by any arbitration award approved by the State Commission), the affected provision shall be invalidated, modified, or stayed as required by action of the legislative body, court, or regulatory agency. In the event of such a change in the law, each party shall expend diligent efforts to arrive at an agreement respecting the modifications to the Agreement required by the law or requested in good faith by the other party. If negotiations fail, disputes between the parties concerning interpretation of the actions required or provisions affected by such governmental actions shall be resolved pursuant to the dispute resolution process provided for in the interconnection agreement or this Agreement; provided, however, that this section shall not be construed as precluding either party from seeking appropriate relief from the FCC in connection with the parties' rights and obligations under the Pole Attachment Act. In the event of any material change in the law, each party agrees to enter into good faith negotiations to conform this Agreement to the changes in the law.

THIS AGREEMENT IS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

SOUTHWESTERN BELL TELEPHONE COMPANY

By: /s/  Daniel Goodwin
    -------------------------------------------------------------
    Signature of SWBT's Authorized Officer/Employee

    Daniel Goodwin
    -------------------------------------------------------------
    Name of SWBT's Authorized Officer/Employee (Printed or Typed)

    Utilities Liasion Supervisor
    -------------------------------------------------------------
    Position/Title of SWBT's Authorized Officer/Employee

    7-2-97
    -------------------------------------------------------------
    Date

    St. Louis, MO 63101
    -------------------------------------------------------------
    City and State of Execution by SWBT



DIGITAL TELEPORT. INC.
----------------------------------------------------------------
Applicant's Name (Printed or Typed)

By: /s/  Richard D. Weinstein
    -------------------------------------------------------------
    Signature of Applicant's Authorized Officer/Employee

    RICHARD D. WEINSTEIN
    -------------------------------------------------------------
    Name of Authorized Officer/Employee (Printed or Typed)

    PRESIDENT
    -------------------------------------------------------------
    Position/Title of Authorized Officer/Employee

    6/30/97
    -------------------------------------------------------------
    Date

    St. Louis, MO
    -------------------------------------------------------------
    City and State of Execution by Applicant

                                          Agreement No.________________________

                                   APPENDIX I
           SCHEDULE OF RATES, FEES AND CHARGES (MISSOURI)--PAGE 1 OF 5

         This Appendix is an integral part of the Master Agreement for Access to Poles, Ducts, Conduits, and Rights-of-Way to which it is attached and sets forth the rates, fees and charges to be paid by Applicant to SWBT pursuant to the Master Agreement and licenses subject to the Master Agreement. The rates, fees, and charges set forth in this Appendix shall be subject to all applicable laws, rules, regulations, and commission orders as provided in Section 19.01 of the Master Agreement and shall be subject to revision as provided in Section 19.12 of the Master Agreement.

A)       Pole Attachment Fees

         1)       General

                  a) For billing purposes, pole attachments shall be considered i) to have commenced on the first to occur of the following dates: the date of assignment (or provisional assignment) of pole attachment space, the date a license for such pole attachment is issued, or the date of actual attachment and ii) to have ended on the last to occur of the following dates: the date Applicant's assignment lapses or is relinquished, the date of actual removal of the attached facilities from SWBT's pole, or the date of termination of Applicant's license.

                  b) Fees shall be payable semiannually in advance on the first days of January and July and shall be prorated on a daily basis as provided in Section 19.04. Fees for pole attachments shall be based on the number of pole attachments as of the date of billing. If Applicant occupies more than one usable space on a pole, separate attachment fees shall apply to each space occupied. For billing purposes, a single pole attachment includes the point of attachment and all facilities located in the usable space on the pole in the space assigned to Applicant (typically six inches above and six inches below the point of attachment), together with routine ancillary apparatus such as anchors, anchor/guy strands, drive rings, J-hooks, dead-end clamps, and other apparatus which does not interfere with the ability of SWBT to occupy or assign usable space on the pole other than the usable space licensed to Applicant. Fees for pole space assignments and unauthorized pole attachments shall be billed in the same manner as if a license had been issued.


         2)       Fees (1997 Rates)




                  Semiannual Pole Attachment Fees                      Annual           Semiannual
                  -------------------------------                      ------           ----------
                  Per pole attachment (cable service only)             $ 2.35           $1.175
                                                                       ------           ------
                  Per pole attachment (telecommunications carriers)    $ 2.35           $1.175
                                                                       ------           ------
                  Per pole attachment (other)                          $  N/A           $  N/A
                                                                       ------           ------

                                   APPENDIX I
             SCHEDULE OF FEES AND CHARGES (MISSOURI) - PAGE 2 OF 5



B)       Conduit Occupancy Fees

         (1)      General

                  a) For billing purposes, conduit occupancy shall be considered to have i) begun on the first to occur of the following dates: the date of assignment (or provisional assignment) of conduit occupancy space, the date a license for such conduit occupancy is issued, or the date of actual occupancy; and ii) ended on the last to occur of the following dates: the date Applicant's assignment lapses or is relinquished, the date of actual removal of the attached facilities from SWBT's conduit, or the date of termination of Applicant's license. Occupancy ends when facilities have been removed from SWBT's conduit system and required post-removal procedures (e.g., plugging ducts) have been completed. Fees for conduit space assignments and unauthorized conduit occupancy shall be billed in the same manner as if a license had been issued.

                  b) Fees shall be payable semiannually in advance on the first days of January and July.

         (2)      Fees (1997 Rates)



                  Semiannual Per Foot Conduit Occupancy Fees             Annual         Semiannual
                  ------------------------------------------             ------         ----------
                  Full duct/duct foot (cable service only)             $ 0.40/ft        $ 0.20/ft
                                                                       ---------        ---------
                  Full duct/duct foot (telecommunications carriers)    $ 0.40/ft        $ 0.20/ft
                                                                       ---------        ---------
                  Full duct/duct foot (other)                          $     N/A        $     N/A
                                                                       ---------        ---------

                  Half duct/duct foot(cable service only)*             $ 0.20/ft        $ 0.10/ft
                                                                       ---------        ---------
                  Half duct/duct foot (telecommunications carriers)*   $ 0.20/ft        $ 0.10/ft
                                                                       ---------        ---------
                  Half duct/duct foot (other)*                         $     N/A        $     N/A
                                                                       ---------        ---------


                           *Each inner duct is billed at the half duct rate.


                  a) Facility footage shall be measured i) from the center of one manhole to the center of an adjacent manhole if the facility runs between two manholes, ii) from the center of a manhole to the end of a duct not terminated in a manhole, or iii) from the center of a manhole to the property line if the duct is connected at the property line to a duct owned and controlled by a third-party property owner.

                  b) Semiannual full duct conduit occupancy fees will apply to the first facility placed in a previously unoccupied duct except as provided in c)-d) below.

                                   APPENDIX I
              SCHEDULE OF FEES AND CHARGES (MISSOURI) - PAGE 3 OF 5


                  c) If two or more facilities occupy a duct that has not been subdivided by inner duct, a semiannual half duct conduit occupancy fee will be charged for each facility placed in the duct.

                  d) A semiannual half duct occupancy fee will apply to the first facility placed by Applicant in a previously unoccupied duct that has not been subdivided by inner duct if and only if the presence of Applicant's facility does not render the other half of the duct unusable by others.

                  e) When Applicant's facilities are installed within inner duct, a single semiannual one-half duct conduit occupancy fee will apply to each inner duct occupied.

C) Application Fees. No application fees shall be charged for the submission of access applications or provisional space assignments.

D) Pre-license Survey Work. Charges for pre-license survey work are not set on a fixed fee basis and will be determined on a case-by-case. If pre-license survey work is performed by SWBT's contractors, Applicant shall reimburse SWBT for the actual out-of-pocket costs incurred by SWBT for such work. If pre-license survey work is performed by SWBT employees, pre-license survey charges shall be computed by multiplying the applicable hourly rates times the number of hours reasonably spent by SWBT's employees on pre-license survey work.

E) Facilities Modification, Capacity Expansion, and Make-ready Work. Charges for facilities modification, capacity expansion, and make-ready work are not set on a fixed fee basis and will be determined in a case-by-case basis. In all cases, except as otherwise specifically provided to the contrary in the Master Agreement, such charges shall include the costs of materials required to perform the work. If such work is performed by SWBT's contractors, Applicant shall reimburse SWBT for the actual out-of-pocket costs incurred by SWBT for such work. If such work is performed by SWBT employees, charges for such work shall be computed by multiplying the applicable hourly rates times the number of hours reasonably spent by SWBT's employees on the work. No later than 45 days after receipt by SWBT of Applicant's completed application, or within such other period as may be mutually agreed upon in writing by the parties, SWBT will furnish Applicant an estimate of the charges for facilities modification, capacity expansion, and make-ready work. Except as otherwise specifically provided in other parts of this Agreement, Applicant will pay half of SWBT's estimated charges at 50 percent job completion and the remainder at 100 percent completion. SWBT may, at its election, require Applicant to pay SWBT's out-of-pocket costs for materials as those costs are incurred and may require Applicant to pay outside contractor costs on the same schedule SWBT pays such outside contractors. Bills and invoices submitted by SWBT to Applicant for make-ready charges shall be due and payable 30 days after the date of the bill or invoice.

                                   APPENDIX I
              SCHEDULE OF FEES AND CHARGES (MISSOURI)--PAGE 4 OF 5



F) Construction Inspectors. Subject to all applicable commission orders, where work is being performed on Applicant's behalf in SWBT's manholes or other portions of SWBT's conduit system, Applicant and SWBT shall equally share the costs attributable to having a construction inspector present when SWBT considers it necessary to have such an inspector present. SWBT shall not charge Applicant for more than one such construction inspector per site at any given time. If the construction inspector is a SWBT contractor, Applicant shall reimburse SWBT for one-half the actual out-of-pocket costs incurred by SWBT in connection with the presence of such inspector. If the construction inspector is a SWBT employee, charges for the construction inspector shall be computed by multiplying the applicable hourly rate times the number of hours reasonably spent by the employee as a construction inspector in connection with the project.

G) Other Work Performed Pursuant to the Master Agreement. For all other work performed by SWBT's contractors pursuant to this Agreement, including but not limited to work performed in opening manholes and participating in work operations at Applicant's request, Applicant shall reimburse SWBT for the actual out-of-pocket costs incurred by SWBT in connection with the performance of such work. For all other work performed by SWBT's employees pursuant to this Agreement, including but not limited to work performed in opening manholes, providing access to and copies of records, and participating in work operations at Applicant's request, SWBT's charges shall be computed by multiplying the applicable hourly rates times the number of hours reasonably spent by SWBT's employees on such work.

H) Contract Administration Fee and Administrative Record-keeping Fees. Subject to applicable commission orders, and pending the establishment of permanent cost-based rates, a one-time contract administration fee of $250.00 shall be due and payable at the time of the execution of the Master Agreement. Subject to applicable commission orders, SWBT may charge administrative record-keeping fees not exceeding $125.00 in connection with records and billing changes resulting from the sale, consolidation, or other transfer of Applicant's business or facilities, name changes, and the like. SWBT shall provide Applicant, on Applicant's request, a statement of the basis for the fees.

I) Other Administrative and Ancillary Fees. No other administrative or ancillary fees are charged by SWBT on a fixed fee basis.

J) Hourly Rates. Except as otherwise provided by any applicable law, rule, regulation, or commission order, hourly rates charged for SWBT employees shall be such employees' fully loaded hourly rates.

K) Payment Date. For fees and charges other than charges for make-ready work, each bill or invoice submitted by SWBT to Applicant shall state the date that payment is due, which

                                   APPENDIX I
              SCHEDULE OF FEES AND CHARGES (MISSOURI)--PAGE 5 OF 5


         date shall be not less than 60 days after the date of the bill or invoice. For make-ready work, the payment due date shall be not less than 30 days after the date of the bill or invoice. Interest on past due charges shall accrue as provided in Section 19.11(a) of the Master Agreement.

                                       Agreement No.____________________________


                                   APPENDIX II
                     IDENTIFICATION OF APPLICANT (MISSOURI)


         This Appendix is an integral part of the Master Agreement for Access to Poles, Ducts, Conduits, and Rights-of-Way to which it is attached.

Applicant's legal name is:  Digital Teleport Inc.



Applicant's principal place of business is located in the State of MISSOURI

Applicant does business under the following assumed names:    NONE




Applicant is:

         [ ] a corporation organized under the laws of the State of _______ charter no. ________________________;

         [ ]      a partnership organized under the laws of the State of ______;
                  or

         [ ]      another entity, as follows:__________________________________


Applicant represents that Applicant is:

         [ ]      (1)    a cable system (as defined in 47 U.S.C. s. 153(37)
                         and 522(7)) seeking a pole attachment or conduit occupancy license solely to provide cable service (as defined in 47 U.S.C. s. 522(6);

         [X]      (2)    a telecommunications carrier, as defined in 47 U.S.C.
                         s. 153(49), as modified by 47 U.S.C. s. 224; or

         [ ]      (3)    a person or entity which is neither (1) nor (2) above,
                         as follows:

                                        Agreement No.
                                                      -------------------------



                                   APPENDIX II
                     IDENTIFICATION OF APPLICANT (MISSOURI)




--------------------------------------------------------------------------------

                                        Agreement No.
                                                      -------------------------


                                  APPENDIX III
                   ADMINISTRATIVE FORMS AND NOTICES (MISSOURI)


         This Appendix is an integral part of the Master Agreement for Access to Poles, Ducts, Conduits, and Rights-of-Way to which it is attached and contains administrative forms referred to in the Master Agreement or used in connection with the provision of access to SWBT's poles, ducts, conduits, and rights-of-way. The forms are forms presently in use and have not been conformed to the Master Agreement. The forms may be further revised by SWBT to conform to the Master Agreement and revised from time to time to reflect changes in the applicable law, changes in the Master Agreement, and changes in the procedures through which access to poles, ducts, conduits, and rights-of-way is afforded by SWBT to Applicant and others.

         SW-9433:         Pole Attachments

         SW-9434:         Access Application and Make-Ready Authorization

         SW-9435:         Conduit Occupancy

         SW-9436A:        Notification of Surrender or Modification of Pole
                          Attachment License by Licensee

         SW-9436B:        Notification of Surrender or Modification of Conduit
                          Occupancy License by Applicant

         SW-9436C:        Notification of Unauthorized Attachments by Applicant

[LOGO]

Southwestern Bell Telephone
Retention Period:  Active, Plus Five Years                        Pole Attachments                 PAGE ___ OF ____
FIRM'S NAME:_____________________________          [  ]  Provisional, Records Based Assignment     TYPE:__________
AGREEMENT No.___________________________                      [ ] Pre-Occupancy Survey
APPLICATION No:__________________________                                                                    (CATV, Telecom, Other)
                                                                                                   Make Ready             Pole Mind
                                                                                                  Description             Apparatus
                                                                                                                          Height


Item     Record      Pole       Ownership             Street              Proposed     Guy         Make Ready
   #         #          #        SWBT or              Address            Attachment    Rq'd           Work
                                  Power                                    Height      Y or N        Y or N
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
         TOTAL


                     Number of Cables_____________________                             Other Notes:_________________________________
                     Weight/per ft. and Size/O.D. ____________                         _____________________________________________
                     Number and Types of Strands____________                           _____________________________________________





























                                                              Date:_____________
                                                              Time:_____________
         SIGNED:____________________________________                                   SIGNED:____________________________________
                  SWBT Representative                                                                   Applicant's Representative
                                                           /   / Official File Copy, If Checked in Red

                                     SW9433
                                POLE ATTACHMENTS
                                FORM INSTRUCTIONS

From SW9433 may be used for the following two purposes, Provisional, Records Based Assignment or as the Pre-Occupancy Survey. The applicant may complete the SW9433 and submit this to SWBT while reviewing the records and make a Provisional, Records Based Assignment. The applicant will also use this form when making the Pre-Occupancy Survey as a reference sheet of information required for acquiring pole attachment space

REQUIRED INFORMATION FOR PROVISIONAL, RECORDS BASED ASSIGNMENT

FIRM'S NAME: Name of firm requesting pole attachment space.

AGREEMENT No.:  Number obtained from the Master Agreement Number.

APPLICATION No.: Will be provided by applicant in sequential ascending order.

[ ] Provisional, Records Based Assignment: Applicable when an applicant elects to a Provisional, Records Based Assignment. The form will be signed and dated at the bottom by both the applicant and the SWBT representative. A copy will be provided to the applicant and the original will be maintained by SWBT.

Type: The applicant states that they are a CATV, a Telecommunications Carrier or a firm other than the aforementioned two.

Record #: The SWBT paper record or the SWBT mechanized record number.

Pole #: Applicant will supply the pole number either from the SWBT Records or from a field visit.

Ownership: Applicant will determine and post the ownership of the pole by marking S for SWBT or P for Power Company based on SWBT's records.

Street Address: Applicant will provide street address or geographical reference point of the pole.

Proposed Attachment Height: Applicant will provide the proposed attachment height in feet and inches on the pole.

Guy Rq'd:  Not required for Provisional, Records Based assignment.

Make Ready Work:  Not required for Provisional, Records Based assignment.

Make Ready Description:  Not required for Provisional, Records Based assignment.

Pole Mntd Apparatus Height: Not required for Provisional, Records Based assignment.

Weight/per ft. and Size/O.D.:  Applicant will provide.

Number and Types of Strands: Applicant will provide the number and types of strands.

Other Notes: Any other notes relevant to the request including any infrequent construction techniques.

Date:  The date the Provisional, Records Based Assignment was made.

Time:  The time the Provisional, Records Based Assignment was made.

Signed (Applicant's Representative): Applicant's Representative signs that the Provisional, Records Based Assignment was made.

Signed (SWBT Representative): SWBT's Representative signs that the Provisional, Records Based Assignment was made.

REQUIRED INFORMATION FOR PRE-OCCUPANCY SURVEY

FIRM'S NAME: Name of firm requesting pole attachment space.

AGREEMENT No.:  Number obtained from the Master Agreement Number.

APPLICATION No.:  Will be provided by SWBT.

[ ] Pre-Occupancy Survey: This would be checked when this form is being used as a Pre-Occupancy Survey. The form would be completed in its entirety and signed by the applicant and submitted to SWBT for review in obtaining pole attachment space.

Type: The applicant states that they are a CATV, a Telecommunications Carrier or a firm other than the aforementioned two.

Record #: The SWBT paper record or mechanized record number.

Pole #: Applicant will supply the pole number either from the SWBT Records or from a field visit.

Ownership: Applicant will determine and post the ownership of the pole by marking S for SWBT or P for Power Company.

Street Address: Applicant will provide street address or geographical reference point of the pole.

Proposed Attachment Height: Applicant will provide the proposed attachment height in feet and inches on the pole.

Guy Rq'd:  Applicant will state if a guy is required. (Yes or No).

Make Ready Work: Applicant will state if make ready work is required. (Yes or No).

Make Ready Description: Applicant will give description of make ready work required.

Pole Mntd Apparatus Height: Applicant will state any proposed apparatus that would be placed on the pole. (Terminal, etc.)

Number of Cables: Applicant will state the number of cables that will be placed on the pole.

Weight/per ft. and Size/O.D.: Applicant will provide.

Number and Types of Strands: Applicant will provide the number and types of strands.

Other Notes: Any other notes relevant to the request including any infrequent construction techniques.

Date:  The date the Pre-Occupancy Survey was submitted to SWBT.

Time:  The time the Pre-Occupancy Survey was submitted to SWBT.

Signed (Applicant's Representative): Applicant's Representative signs when Pre-Occupancy Survey was submitted to SWBT.

Signed (SWBT Representative): SWBT's Representative signs when Pre-Occupancy Survey was submitted to SWBT.



         Southwestern Bell Telephone                     Access Application and Make-Ready Authorization

Retention Period, Active , plus 5 years                  (Request for Access to Poles, Ducts, Conduit)
Name of Applicant______________________________________________________________
Agreement No._________________________________________________________________
Application No.________________________________________________________________


                             Provisional Assignment

As specified in the attached documents, and in accordance with the terms and conditions of the Master Agreement between SWBT and Applicant, application is hereby made for a provisional assignment of space in anticipation of a nonexclusive license of communication facilities to access the quantity of SWBT facilities indicated below:

     ______  SWBT poles                _____  Feet SWBT Whole Duct         _______  Feet SWBT Innerduct

Applicant desires immediate assignment of space and acknowledges that the effective date is ____________________. Applicant agrees to provide an application for assignment/access/occupancy of the assigned space within 30 days from the date of the assignment, or forfeit the assignment.
         Expiration Date:___________________



                           Assignment/Access/Occupancy


As specified in the attached documents, and in accordance with the terms and conditions of the Master Agreement between SWBT and Applicant, application is hereby made for occupancy of space through a nonexclusive license of communication facilities to access the quantity of SWBT facilities indicated below:


     ______  SWBT poles                ______  Feet SWBT Whole Duct           _______  Feet SWBT Innerduct

Application authorizes SWBT to perform the required pre-licensing survey including any field inspections required to evaluate capacity, safety, reliability, and engineering standards; and to determine the cost, if any, of required modifications or make-ready work.
         Expiration Date:_____________________


Applicant's Estimated Construction Start Date:________________________
Applicant's Estimated Construction Completion Date:___________________
                           Authorized by Applicant:________________________________________
                                                     Signature                           Title
                                                     Date:____________________________

                                                  Make-Ready Work
         Estimated Costs                                      Hours                   Rate              Total
                  Constr. Labor                                ____        x     $                $
                  Material                                     XXX         x     $  XXX           $
                                                               ---
                  Engr. Design                                 ____        x     $                $
                                    Total                                                         $
Estimated SWBT Completion Date

/  /    No Make-Ready Work Required                      /  /  No Make-Ready Work Required under 8.03(a)

/  /    Make-Ready Work will be completed by applicant's authorized contractor.
/  /    I authorize SWBT to complete the required make-ready work.  Payments due upon 50% completion and 100%
        completion.  Costs will be based upon actual costs incurred by SWBT.  (This may vary depending on state)
___________________________________________________                              Date:_____________________________
Applicant's Signature                           Title

License No.                                              Authorized by SWBT:_____________________________
Date:_________________________                                                  Signature              Title
                                                     /  /    Official File Copy, If Checked In Red

                                     SW-9434
                 ACCESS APPLICATION AND MAKE-READY AUTHORIZATION
                                FORM INSTRUCTIONS
                                     5/5/97

Form SW-9434 is used to request access to poles, ducts, and conduit; to transmit notice of Provisional Assignments; and to provide other information required in the access process.

REQUIRED INFORMATION

NAME OF APPLICANT. Name of firm requesting space on poles or in conduit.

AGREEMENT NO.  Number obtained from the Master Agreement Number.

APPLICATION NO.  Will be provided by applicant in sequential ascending order.

PROVISIONAL ASSIGNMENT BOX DATA

         "ATTACHED DOCUMENTS" Copies of the Assignment Of Space Logs showing the applicant's entries for the requested space or completed Forms SW-9433 or SW-9435 if appropriate. Assignment is not official until the required data is entered in the Assignment Of Space Log.

                _____ SWBT POLES The number of poles for which space is
                      requested.

                _____ FEET SWBT WHOLE DUCT The accumulated Center-to-Center measurements for the Whole Duct to be occupied. To be used ONLY FOR CABLES TOO LARGE IN DIAMETER (Typically copper conductor cables.) to fit in SWBT standard innerduct

                _____ FEET SWBT INNERDUCT The accumulated Center-to-Center measurements for the innerduct to be occupied.

         EFFECTIVE DATE IS date entered in Assignment Of Space Log

         PROVISIONAL ASSIGNMENT EXPIRATION DATE: 30 calendar days from the date entered in the Assignment of Space Log (i.e., Date Application must be submitted to hold the assignment of space.)

ASSIGNMENT/ACCESS/OCCUPANCY BOX DATA

         "ATTACHED DOCUMENTS"  Completed Forms SW-9433 and/or SW-9435.

                _____ SWBT POLES The number of poles to be accessed.

                _____ FEET SWBT WHOLE DUCT The accumulated Center-to-Center measurements for the Whole Duct to be occupied. To be used ONLY FOR CABLES TOO LARGE IN DIAMETER (Typically copper conductor cables.) to fit in SWBT standard innerduct

                _____ FEET SWBT INNERDUCT The accumulated Center-to-Center measurements for the innerduct to be occupied.

         EFFECTIVE DATE IS date entered in Assignment Of Space Log

         ASSIGNMENT EXPIRATION DATE: 12 Months from the date entered in Assignment Of Space Log (Date facilities must be placed to avoid forfeiture of assigned space.)

                                     SW-9434
                   ACCESS APPLICATION AND MAKE-READY AUTHORIZATION
                                FORM INSTRUCTIONS
                                     5/5/97

APPLICANT'S ESTIMATED CONSTRUCTION START DATE: Current "best estimate" of the date project construction will begin. "ASAP" IS NOT AN ACCEPTABLE DATE.

APPLICANT'S ESTIMATED CONSTRUCTION COMPLETION DATE: Current "best estimate" of the date placements and splicing will be completed. "ASAP" IS NOT AN ACCEPTABLE DATE.

AUTHORIZED BY APPLICANT: Signature and Title of the Applicant's representative authorizing the request for access and payment (if any) of related SWBT engineering charges in connection with such access.

DATE:    Date of authorization by Applicant's representative.

MAKE-READY WORK BOX DATA

         ESTIMATED COSTS: SWBT will calculate data for Construction Labor, Material, and Engineering Design hours and summarize the TOTAL estimated SWBT Make-Ready Costs.

         ESTIMATED SWBT COMPLETION DATE: SWBT Engineering will provide the estimated completion date of SWBT Make-Ready Work based upon current scheduling loads.

         [ ] NO MAKE-READY WORK REQUIRED. Applicant should check this box if it has determined that fully code/specifications-compliant access can be granted without any work or modifications by SWBT or other parties. If inner duct must be placed, box should not be checked.

         [ ] MAKE-READY WORK WILL BE COMPLETED BY APPLICANT'S AUTHORIZED CONTRACTOR. If Applicant plans to utilize a mutually approved authorized contractor to perform ALL the Make-Ready work, this box only should be checked.

         [ ] I AUTHORIZE SWBT TO COMPLETE THE REQUIRED MAKE-READY WORK.... If
         Applicant wants SWBT to perform all the Make-Ready Work, this box only should be checked.

         IF SOME MAKE-READY WORK MUST BE DONE BY SWBT AND SOME WILL BE DONE BY THE APPLICANT'S AUTHORIZED CONTRACTOR, THE LAST TWO BOXES SHOULD BE CHECKED. A DETAILED DESCRIPTION OF THE WORK TO BE DONE BY SWBT MUST BE INCLUDED.

         APPLICANT'S SIGNATURE, TITLE AND DATE:

                  If the No Make-Ready Work Required box is checked by Applicant, Applicant's Signature confirms the accuracy of the current Applicant construction schedule. If the Not Make-Ready Work Required under 8.03(a) box is checked, Applicant confirms conditions under 8.03 Immediate Occupancy apply.

                  If Make-Ready Work will be completed by Applicant's Authorized contractor is checked, Applicant's signature concurs with any changes in proposed Make-Ready work identified by SWBT and confirms the accuracy of the current schedule.

                  If SWBT will perform any Make-Ready Work, Applicant's signature authorizes payment to SWBT of actual cost to perform the required make-ready work.

LICENSE NO. ______ AUTHORIZED BY SWBT: The SWBT State ULS will authorize, date, and issue the License No. on the SW-9434 which becomes the Applicant's License For Access.

[LOGO]
Southwestern Bell Telephone
Retention Period:  Active, Plus 5 Years                                   Conduit Occupancy                      PAGE ___ OF ____
FIRM'S NAME:____________________________                      [ ] Provisional, Records Based Assignment
AGREEMENT NO.___________________________                                [ ] Pre-Occupancy Survey                 TYPE:__________
APPLICATION NO:_________________________
                                                                                                              (CATV, Telecom, Other)
ITEM OPER. RECORD MANHOLE     STREET        DISTANCE TO   PROPOSED    MAKE READY        MAKE READY
 #    #       #     #         ADDRESS       NEXT MANHOLE   DUCT OR      WORK            DESCRIPTION
 1                                          (CTR TO CTR)  INNERDUCT    Y OR N
 2
 3
 4
 5
 6
 7
 8
 9
10
11
12
13
14
15
16
17
18
19
20
TOTAL
         NUMBER OF CABLES___________________            SPLICE INFORMATION MANHOLE  # ___________________, DETAILS ________________

         SIZE OF CABLE (O.D. INCHES)______________      SPLICE INFORMATION MANHOLE  # ____________________, DETAILS ________________

                                                        SLACK LOOP INFO. MANHOLE  # ____________________, DETAILS ________________

                                                        SLACK LOOP INFO. MANHOLE  # ____________________, DETAILS ________________

                                                     Date:_____________

                                                     Time:_____________
SIGNED:____________________________________                                 SIGNED:_________________________________
              SWBT Representative                                                      Applicant's Representative

                                            / / Official File Copy, If Checked in Red

                                                                                                                          SW-9435

                                    SW9435
                              CONDUIT OCCUPANCY
                              FORM INSTRUCTIONS

Form SW9435 may be used for the following two purposes, Provisional, Records Based Assignment or as the Pre-Occupancy Survey. The applicant may complete the SW9435 and submit this to SWBT while reviewing the records and make a Provisional, Records Based Assignment. The applicant will also use this form when making the Pre-Occupancy Survey as a reference sheet of information required for acquiring duct and/or inner duct space.

REQUIRED INFORMATION FOR PROVISIONAL, RECORDS BASED ASSIGNMENT

FIRM'S NAME:  Name of firm requesting conduit space.

AGREEMENT No.:  Number obtained from the Master Agreement Number.

APPLICATION No. Will be provided by applicant in sequential ascending order.

[ ] Provisional, Records Based Assignment: Applicable when an applicant would make a Provisional, Records Based Assignment. The form will be signed and dated at the bottom by both the applicant and the SWBT representative. A copy will be provided to the applicant and the original will be maintained by SWBT.

Type: Applicant indicates that they are a CATV, a Telecommunications Carrier or a firm other than the aforementioned two.

Record #: This would refer to either the SWBT paper record or the SWBT mechanized record number.

Manhole #: Applicant will supply each manhole number.

Street Address: Applicant will provide street address of the manhole, if applicable.

Proposed Duct or Inner duct: Applicant will state the number of ducts and/or inner ducts.

Make Ready Work:  Not required for Provisional, Records Based assignment.

Make Ready Description:  Not required for Provisional, Records Based assignment.

Number of Cables:  Applicant will enter the number of cables.

Size of Cable (O.D. Inches): Applicant will enter size of cable.

Splice Information Manhole #: Not required for Provisional, Records Based assignment. Details: Not required for Provisional, Records Based assignment.

Slack Loop Info. Manhole #: Not required for Provisional, Records Based assignment.

Details:  Not required for Provisional, Records Based assignment.

Date:  The date the Provisional, Records Based Assignment was made.

Time:  The time the Provisional, Records Based Assignment was made.

Signed (Applicant's Representative): Applicant's Representative signs that the Provisional, Records Based Assignment was made.

Signed (SWBT Representative): SWBT's Representative signs that the Provisional, Records Based Assignment was made.

REQUIRED INFORMATION FOR PRE-OCCUPANCY SURVEY

FIRM'S NAME:  Name of firm requesting conduit space.

AGREEMENT No.:  Number obtained from the Master Agreement Number.

APPLICATION No.: Will be provided by applicant in sequential ascending order.

[ ] Pre-Occupancy Survey: Applicable when this form is used as a Pre-Occupancy Survey. The form would be completed in its entirety by the applicant and submitted to SWBT for review in obtaining conduit space.

Type: Applicant indicates that they are a CATV, a Telecommunications Carrier or a firm other than the aforementioned two.

Oper. #: Applicant will provide the operation number when required. The same operation number may very well be referenced on an attached map.

Record #: This would refer to either the SWBT paper record or the SWBT mechanized record number.

Manhole #: Applicant will supply each manhole number.

Street Address: Applicant will provide street address of the manhole, if applicable.

Distance to Manhole: Applicant will state the distance from manhole to manhole in feet.

Proposed Duct or Inner duct: Applicant will state the number of ducts and/or inner ducts.

Make Ready Work: Applicant will state if make ready work is required.
(Yes or No)

Make Ready Description: Applicant will give description of make ready work required.

Number of Cables:  Applicant will indicate the number of cables.

Size of Cable (O.D. Inches): Applicant will indicate size of cable.

Splice Information Manhole #: Applicant will enter any relevant splice information.

Details: Applicant will provide any relevant details regarding splice information.

Slack Loop Info. Manhole #:  Applicant will provide.

Details:  Applicant will provide any relevant Slack Loop Information.

Date:  The date the Pre-Occupancy Survey was submitted to SWBT.

Time:  The time the Pre-Occupancy Survey was submitted to SWBT.

Signed (Applicant's Representative): Applicant's Representative signs when Pre-Occupancy Survey was submitted to SWBT.

Signed (SWBT Representative): SWBT's Representative signs when Pre-Occupancy Survey was submitted to SWBT.

[LOGO]
SOUTHWESTERN BELL                                                       SW-9436A
TELEPHONE                                                            (Rev. 5-89)
                                                             Ref:  002-011-900SW

                    NOTIFICATION OF SURRENDER OR MODIFICATION
                     OF POLE ATTACHMENT LICENSE BY LICENSEE

                                                              Page ____ of _____

                                          Agreement Number _____________________

                                           _____________________________________
                                          (Licensee)
                                           _____________________________________
                                          (Address)
                                           _____________________________________


SOUTHWESTERN BELL TELEPHONE COMPANY:

In accordance with the terms and conditions of the License Agreement between us, dated ________, 19__, notice is hereby given that the licenses covering attachments to the following poles and/or anchors and/or utilization of anchor/guy strand is surrendered (or modified as indicated in Licensee's prior notification to Licensor, dated ___________________, 19___,) effective
_______________________.


                                                                                                                         DATE FAC.
                               ANCHOR A/GS                                                                               RMVD. OR
        POLE NO.            (ASSOC. POLE NO.)        LIC. NO. & DATE          SURRENDEER OR MODIFICATION                 MODIFIED
 1
 2
 3
 4
 5
 6
 7
 8
 9
10
11
12
13
14
15

Date Notification Received _____________________
                                                                              _____________________________________________________
Date Modification Accepted _____________________                                                    Name of Licensee
By _____________________________________________
Discontinued:                                                                 By   ________________________________________________
                           Poles _______________                              Title _______________________________________________
                  Anchors_______________________
         Anchor/Guy Strands_____________________

REF: SW002-011-900

[LOGO]
SOUTHWESTERN BELL
Telephone

                                       NOTIFICATION OF SURRENDER OR MODIFICATION
                                       OF CONDUIT OCCUPANCY LICENSE BY APPLICANT

                                                              Page ____ of _____

License Agreement #
                                       _________________________________________
                                      (Applicant)
                                       _________________________________________
                                      (Address)
                                       _________________________________________


SOUTHWESTERN BELL TELEPHONE COMPANY:

In accordance with the terms and conditions of the Licensing Agreement between us, dated ________, 19__, notice is hereby given that the licenses covering occupancy of the following conduit are surrendered (or modified as indicated in Applicant's prior notification to SWBT, dated ___________________, 19___,) effective _________.

                                                                                                                     DATE
                                                                                                                 FAC. RMVD. OR
        CONDUIT LOCATION                 LIC. NO. & DATE                SURRENDER OR MODIFICATION                 MODIFIED
 1
 2
 3
 4
 5
 6
 7
 8
 9
10
11
12
13
14
15

                 Date Notification Received _____________________                      ______________________________________
       S         Date Modification Accepted _____________________                                (Applicant)
       W         By _____________________________________________
       B         Discontinued: __________________________________                     By  ___________________________________
       T                                                                                     (Name of Authorized Agent)

                                   Total duct footage ___________                       Title  _____________________________
                                                                                             (Title of Authorized Agent)

Ref: SW002-011-900SW                                                   SW-9436B
                                                                     (Rev. 6-96)

[LOGO]
SOUTHWESTERN BELL
Telephone

                                                    NOTIFICATION OF UNAUTHORIZED
                                                        ATTACHMENTS BY APPLICANT

Applicant Name ________________________________

In accordance with the terms and conditions of the License Agreement between us, dated _____, 19__, notice is hereby given that the license covering attachments to the following is unauthorized (as indicated in Applicant's prior agreement to SWBT, dated ______________________, 19___,) effective
____________________.


                                                     SOUTHWESTERN BELL TELEPHONE

                                                     By: _______________________

                                                     Title: ____________________


   POLE NO.          LOCATION                                                        DATE FAC.
     OR          (ASSOC. POLE NO.)                                                   RMVD. OR
   CONDUIT #      MANHOLES involved   LIC. NO. & DATE    UNAUTHORIZED ATTACHMENT     MODIFIED
 1
 2
 3
 4
 5
 6
 7
 8
 9
10
11
12
13
14
15

                                               _________________________________
SKETCH OF                                               NAME OF APPLICANT
UNAUTHORIZED
ATTACHMENTS      / /                           BY  _____________________________
ATTACHED

DATE NOTIFICATION                              TITLE  __________________________
SENT ____________________

REF: SW002-011-900                                                     SW-9436C
                                                                     (Rev. 6-96)

                                                Agreement No. _________________

                                   APPENDIX IV
                INSURANCE REQUIREMENTS (MISSOURI) -- PAGE 1 OF 4


         This Appendix IV is an integral part of the Master Agreement for Access to Poles, Ducts, Conduits, and Rights-of-Way to which it is attached.

         l) Premises. As used in this Appendix, the term "premises" refers to any site located on, within, or in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way and any location where Applicant or any person acting on Applicant's behalf may be physically present while traveling to or departing from any such site.

         2) Requirements Applicable to Applicant and All Persons and Entities Acting on Applicant's Behalf. Applicant shall maintain, at all times during the term of this Master Agreement, all insurance and coverages set forth below. Such insurance and coverages shall not only cover Applicant but all contractors, subcontractors, and other persons or entities acting on Applicant's behalf at the premises described in 1) above. Applicant should require that all contractors, subcontractors, and other persons or entities acting on Applicant's behalf at premises described in 1) above obtain the same insurance and coverages.

         3) Workers' Compensation Insurance. Applicant shall maintain, at all times during the term of this Agreement, Workers' Compensation Insurance and Employer's Liability Insurance with minimum limits of $100,000 for bodily injury-each accident, $100,000 for bodily injury by disease-each employee, and $500,000 for bodily injury by disease-policy limits, for all employees performing work or otherwise present on the premises described in 1) above. Such insurance must comply with the Workers' Compensation laws of this State and shall provide coverage, at a minimum, for all benefits required by such Worker's Compensation laws. Applicant shall require any contractor, subcontractor, or other person or entity acting on Applicant's behalf to provide Workers' Compensation Insurance and Employer's Liability Insurance for their respective employees unless such employees are covered by the protection afforded by Applicant.

         4) General Liability Insurance. To protect SWBT and any joint user from any liability for bodily injury or property damage, Applicant shall maintain, at all times during the term of this Agreement, General Liability insurance satisfactory to SWBT. SWBT shall be added as an additional insured in the standard policy or an endorsement thereto. Applicant shall also require any contractor, subcontractor, or other person or entity acting on Applicant's behalf to provide General Liability coverage with the same limits and with SWBT added as an additional insured unless such contractor, subcontractor, or other person or entity is covered by the General Liability protection afforded by Applicant.


                       a) The following coverages must be included in (and may not be excluded from) the policy or policies obtained to satisfy the General Liability insurance requirements of Applicant and any contractor, subcontractor, or other person or entity acting on Applicant's behalf. The coverages may be provided by the

                                  APPENDIX IV
                INSURANCE REQUIREMENTS (MISSOURI) -- PAGE 2 OF 4

                           standard policy or endorsements thereto. Exclusion endorsements deleting these coverages will not be accepted.

                           1) Personal Injury and Advertising Injury coverage.

                           2) Premises/Operations coverage, including also
                              coverage for any newly acquired ownership or controlled premises or operations.

                           3) Independent Contractors coverage to provide
                              protection for Applicant's contractors,
                              subcontractors, and other persons or entities acting on Applicant's behalf.

                           4) Explosion, Collapse, and Underground Hazard (XCU)
                              coverage.

                           5) Completed Operations coverage providing for
                              bodily injury and property damage liabilities which may occur once the operations have been completed or abandoned.

                           6) Contractual Liability coverage to provide
                              financial responsibility for the Applicant to meet its indemnification obligations.

                           7) Broad Form Property Damage (BFPD) coverage for
                              damage to property in the care or custody of Applicant and damage to work performed by or on behalf of the Applicant.

                        b) Minimum policy limits shall be as follows:

                           General Aggregate Limit:  $1,000,000.

                           Sublimit for all bodily injury, property damages, or medical expenses incurred in any one occurrence:
                           $1,000,000.

                           Sublimit for personal injury and advertising:
                           $1,000,000.

                           Products/Operations Aggregate Limit:  $1,000,000.

                           Each occurrence sublimit for Products/Operations:
                           $1,000,000.

                        c) No coverage shall be deleted from the standard policy
                           without notification of individual exclusions being attached for review and acceptance.

                                   APPENDIX IV
                INSURANCE REQUIREMENTS (MISSOURI) -- PAGE 3 OF 4



                       d) Policy language or endorsements adding SWBT as an additional insured shall not include exclusions or exceptions which defeat the purpose of protecting SWBT

                                   APPENDIX IV
                INSURANCE REQUIREMENTS (MISSOURI) -- PAGE 4 OF 4

                  from any liability for bodily injury or property damage arising out of Applicant's operations.

         5) Automobile Liability insurance. The parties contemplate that Applicant and personnel acting on Applicant's behalf will utilize automobiles, trucks, and other motor vehicles on public and private property, including public rights of way, in the vicinity of SWBT's poles, ducts, conduits, and rights-of-way. Accordingly, Applicant shall maintain, at all times during the term of this Agreement, Automobile Liability insurance with minimum limits of $1,000,000 combined single limits per occurrence for bodily injury and property damage which may arise out of the operation or use of motor vehicles of any type. Coverage shall extend to "any auto" -- that is, coverage shall be extended to all owned, non-owned, and hired vehicles used by Applicant or by any person or entity acting on Applicant's behalf in connection with any work performed, or to be performed, on, within, or in the vicinity of SWBT's poles, ducts, conduits, or rights-of-way.

         6) Layering of General Liability and Automobile Liability coverages. Applicant's insurance may be written via a primary policy with either an excess or umbrella form over the primary policy. If coverage is written in this manner, the total of the combined policy limits must meet or exceed the minimum limits specified in this Agreement.

         7) Deductibles. No deductibles shall be allowed without the express written consent of SWBT.

         8) Claims Made Policies. Claims Made Policies will not be accepted.

         9) Proof of Insurance. Certificates of Insurance stating the types of insurance and policy limits provided the insured, or other proof of insurance satisfactory to SWBT, must be received by SWBT prior to the issuance of any licenses pursuant to this Agreement and before Applicant or any person acting on Applicant's behalf performs any work on the premises described in 1) above.

                  a) Certificates of Insurance using the insurance industry standard ACORD form are preferred.

                  b) Certificates provided with respect to General Liability policies and certificates provided with respect to Automobile Liability policies shall indicate SWBT as an Additional Insured.

                  c) Deductibles, if permitted, shall be listed on the Certificate of Insurance.

                  d) The cancellation clause on the certificate of insurance shall be amended to read

                                   APPENDIX IV
                 INSURANCE REQUIREMENTS (MISSOURI)--PAGE 5 OF 4

                           as follows:

                                   "SHOULD ANY OF THE ABOVE DESCRIBED POLICIES
                                   BE CANCELLED OR MATERIALLY CHANGED BEFORE THE EXPIRATION DATE, THE ISSUING COMPANY WILL MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT."

                           A certificate which does not include the phrase "or materially changed" does not meet SWBT's requirements. A certificate reciting that the issuing company will "endeavor to" mail 30 days written notice to the certificate holder does not meet SWBT's requirements. The language "but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents, or representatives" or similar language must be deleted from the certificate.

                  e)       The certificate holder shall be:

                           Southwestern Bell Telephone Company
                           12930 Olive Street Road, Floor 2
                           Creve Couer, Missouri 63141
                                    ATTENTION:  Utility Liaison Supervisor

                  f) Failure to object to any coverage described in a certificate shall not constitute written permission from SWBT to any variance from or alteration of any requirement set forth in this Appendix and shall not be construed as a waiver by SWBT of any rights under this Agreement.

         10) Rating of Insurers. SWBT requires that companies affording insurance coverage have a B+VII or better rating, as rated in the current A.M. Best Key Rating Guide for Property and Casualty Insurance Companies.

         11) Self-insurance. If authorized in the Master Agreement, self-insurance shall be allowed in lieu of the above requirements upon Applicant's submission of proof that it has met the self-insurance requirements stated in the Master Agreement.

                                            Agreement No. ______________________



                                   APPENDIX V
                NONDISCLOSURE AGREEMENT (MISSOURI) -- PAGE 1 OF 4

         Nondisclosure Agreement (SWBT Pole, Duct, Conduit, and Right-of-Way)

         This Nondisclosure Agreement, effective as of the ____ day of _______________, 19___, has been entered into by and between Southwestern Bell Telephone Company ("SWBT"), a Missouri corporation, and the undersigned person or firm ("Recipient") as a condition of access to certain records and information maintained by SWBT. The parties stipulate and agree as follows:

         1) SWBT maintains records and information, including but not limited to outside plant engineering and construction records, which relate to poles, ducts, conduits, and rights-of-way which SWBT owns or controls. SWBT represents that such records and information are not made generally available for inspection or copying by the public and include business, economic, and engineering information (including but not limited to plans, designs, maps, diagrams, cable counts and cable-specific information, circuit records, and other competitively sensitive information) which SWBT intends to keep secret and which has economic value by virtue of not being generally known to or readily ascertainable by the public, including SWBT's competitors.

         2) SWBT has agreed to make certain of its records and information relating to poles, ducts, conduits, and rights-of-way available to cable television systems and telecommunications carriers who are presently entitled under federal law to have access to the poles, ducts, conduits, and rights-of-way owned or controlled by SWBT.

         3) Recipient represents that Recipient is a cable television system or telecommunications carrier entitled under federal law to access to poles, ducts, conduits, and rights-of-way owned or controlled by SWBT, or, if an individual, that he or she is acting on behalf of _______________________________________, which is such a cable television system or telecommunications carrier.
Recipient further represents that Recipient is seeking access to SWBT's records and information relating to poles, ducts, conduits, and rights-of-way for the limited purpose of enabling engineering and construction personnel employed by or acting on behalf of such cable television system or telecommunications carrier to make engineering and construction decisions necessary to utilize SWBT's poles, ducts, conduits, and rights-of-way.

         4) SWBT agrees that permitted uses of records and information concerning SWBT's poles, ducts, conduits, and rights-of-way are (a) determining which poles, ducts, conduits, and rights-of-way owned or controlled by SWBT are available for use by such cable television systems or telecommunications carriers as permitted by federal law, (b) designing, engineering, constructing, installing, maintaining, and removing equipment which is to be attached to or placed within such poles, ducts, conduits, and rights-of-way, and (c) contesting decisions, if any, by SWBT not to provide access to such poles, ducts, conduits, and rights-of-

                                   APPENDIX V
                NONDISCLOSURE AGREEMENT (MISSOURI) -- PAGE 2 OF 4

way as requested. No other uses of such records or information are authorized or permitted under this Agreement.

         5) Recipient agrees that Recipient will not use, or permit any other person or entity to use or have access to SWBT's records and information relating to poles, ducts, conduits, or rights-of-way or information for any purpose other than the limited purposes stated in 4) above and that such records and information shall not be disclosed or shared with any person or persons other than those who have a need to know such information for such limited purposes. Recipient specifically agrees that such records and information shall not be used or accessed by any person involved in sales, marketing, competitive intelligence, competitive analysis, strategic planning, and similar activities. Recipient further agrees that Recipient shall not furnish copies of such records or disclose information contained in such records to any person or entity which has not executed and delivered to SWBT a counterpart of this Agreement prior to receipt of such copies or information.

         6) Recipient agrees that Recipient will not without SWBT's express written authorization copy, duplicate, sketch, draw, photograph, download, photocopy, scan, replicate, transmit, deliver, send, mail, communicate, or convey any of SWBT's records relating to poles, ducts, conduits, or rights-of-way. Recipient further agrees that Recipient will not conceal, alter, or destroy any SWBT records furnished to Recipient pursuant to this Agreement.

         7) Notwithstanding the provisions of 6) above, and except as provided in 8) below, Recipient may copy, take notes from, make, and use (for the limited purposes specified herein) drawings with reference to the following records provided by SWBT to Recipient for inspection: pole and conduit route maps, cable plat maps, and plant location records reflecting approximate locations of SWBT's existing poles, ducts, conduits, and rights-of-way. All such copies, notes, and drawings (whether in hardcopy or electronic form) shall be marked with the legend: "PROPRIETARY INFORMATION: NOT FOR USE BY OR DISCLOSURE TO ANY PERSON WHO HAS NOT EXECUTED A NONDISCLOSURE AGREEMENT (SWBT POLE, DUCT, CONDUIT, AND RIGHT-OF-WAY)."

         8) No references to cable counts, cable designations or cable-specific information, circuit information, or customer-specific information of any kind may be included in any copies, notes, or drawings made pursuant to 7) above; provided, however, that Recipient may make estimates regarding the physical characteristics (such as size and weight) of the cables being surveyed when necessary to make engineering determinations regarding the capacity, safety, reliability, or suitability of SWBT's poles, ducts, conduits, or rights-of-way for Recipient/Applicant's intended uses.

                  9) All records and information relating to poles, ducts, conduits, and rights-of-way provided to Recipient/Applicant by SWBT (whether in writing, orally, or in electronic or other formats) shall be deemed to be proprietary information subject to this Agreement without regard to whether such information, at the time of disclosure, has been marked with restrictive notations such as "Proprietary," "Restricted Proprietary," "Confidential," "Not to Be Copied or Reproduced," or the like.

                           10) This Agreement applies only to records and
information provided to Recipient by SWBT and does not apply to records and information obtained by Recipient from other lawful sources.

                           11) This Agreement does not prohibit the disclosure
of records or information in response to subpoenas and/or orders of a governmental agency or court of competent jurisdiction. In the event Recipient receives an agency or court subpoena requiring such disclosure, Recipient shall immediately, and in no event later than five calendar days after receipt, notify SWBT in writing.

                           12) The Parties agree that, in the event of a breach
or threatened breach of this Agreement, SWBT may seek any and all relief available in law or in equity as a remedy for such breach, including but not limited to monetary damages, specific performance, and injunctive relief. The Parties acknowledge that SWBT's records and information relating to poles, ducts, conduits, and rights-of-way include valuable and unique information and that disclosure of such information (including circuit information) will result in irreparable injury to SWBT. In the event of any breach of this Agreement for which legal or equitable relief is sought, SWBT shall be entitled to recover from Recipient all reasonable attorney's fees and other reasonable costs (including but not limited to fees of expert witnesses) incurred by SWBT in connection with the prosecution of its claims against Recipient.

                           13) This Agreement shall be effective on the
effective date shown above and shall remain in full force and effect until terminated by either party as provided herein. Either party may, at any time, with or without cause, terminate this Agreement by giving the other party 60 days' advance written notice of its decision to terminate. The parties further agree that termination of this Agreement shall have no effect on the duty of any person or entity, including Recipient, to abide by all terms of this Agreement with respect to records and information received by Recipient while this Agreement is in effect.

                           14) This Agreement shall benefit and be binding on
the parties below and their respective heirs, successors, and assigns.

                           15) This Agreement will be governed by the laws of
the State of Missouri.

                                  APPENDIX V
                NONDISCLOSURE AGREEMENT (MISSOURI) -- PAGE 4 OF 4

         16) This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof, and none of the terms of this Agreement may be amended or modified except by written instrument signed by both parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, in duplicate, as of the dates set forth below.

___________________________________          Southwestern Bell Telephone Company
Recipient  (Print or Type Name)


By ________________________________          By _______________________________
       Signature of Recipient                   Signature
           or Representative

___________________________________          ___________________________________
Name  (Printed or Typed)                     Name  (Printed or Typed)

___________________________________          ___________________________________
Address                                      Address

___________________________________          ___________________________________
City, State and Zip Code                     City, State and Zip Code

___________________________________          ___________________________________
Phone                                        Phone

___________________________________          ___________________________________
Date                                         Date

                                        Agreement No. __________________________


                                   APPENDIX VI
                         NOTICES TO APPLICANT (MISSOURI)

         This Appendix is an integral part of the Master Agreement for Access to Poles, Ducts, Conduits, and Rights-of-Way to which it is attached.

         Notices in general. Except as otherwise stated in this Appendix, all notices to Applicant shall be given to Applicant's duly authorized agent or attorney as specified in Section 29.01 of the Master Agreement.

         Changes in notice requirements. Changes in the notice requirements set forth in this Appendix may be made by Applicant from time to time in accordance with the provisions of Section 29.03 of the Master Agreement.

         Special notice provisions. The following special notice provisions, if any, shall apply:

                                            Agreement No. ______________________



                                  APPENDIX VII
                    NOTICES TO SWBT (MISSOURI) -- PAGE 1 OF 3

         This Appendix is an integral part of the Master Agreement for Access to Poles, Ducts, Conduits, and Rights-of-Way to which it is attached.

         Utility Liaison Supervisor (ULS). Except as otherwise stated in this Appendix, all notices to SWBT shall be given to the Utility Liaison Supervisor
(ULS) designated in APPENDIX VIII of the Master Agreement. The Utility Liaison Supervisor is generally responsible for coordinating applications for access to SWBT's poles, ducts, conduits, and rights-of-way and serving as Applicant's initial point of contact for matters arising out of or in connection with the administration of the Master Agreement. Notices to the ULS shall be given in writing in the manner prescribed in Section 29.02. Notices to be sent to the ULS include, but are not limited to, notices under the following provisions of the Master Agreement.

         7.01      Notification of Designation of Primary Point of Contact

         7.03(a)   Notification of intent to review records

         8.XX      All Notifications in Article 8

         9.XX      All Notifications in Article 9

         10.04(e)  Notification Regarding Make-Ready Work

         12.03(d)  Notification of placing J-hook on non-licensed pole

         12.04 Notification of occupation of maintenance duct for short-term use

         12.06     Notification of Applicant's maintenance contact

         13.01     Notification of planned modifications

         14.02(c) Notification of Applicant's desire to add to or modify its existing attachment

         15.02(b) Notification of occupation of maintenance duct for short-term emergency use

         15.03     Notification of emergency repair coordinators

         16.01 Notification that facilities have been brought into compliance

         17.02(c) Disclaimer of ownership or responsibility for untagged facilities

                                  APPENDIX VII
                    NOTICES TO SWBT (MISSOURI) -- PAGE 2 OF 3

         17.06 Notification of Applicant's response to ownership of facilities in question

         18.01(a)  Notice of intent to remove facilities

         18.01(e)  Notice of intent to terminate license

         18.06     Notification of completion of removal of facilities

         20.01(c)  Notification of change of bond

         21.17     Notification of claims

         23.XX     All notifications of insurance coverage in Article 23

         24.03     Notification of assignment

         25.01     Notification of termination

         25.03     Notification of cure of breach

         27.04     Notice of elective termination

         29.03     Notification of change in notice requirements

         Other notices. The following notices may be given orally or in writing (including fax) and shall be given to SWBT's Local Service Provider Center
(LSPC) at 1-800-486-5598 instead of the ULS.

         6.05(a)   Notifications relating to electrical interference

         6.09(d)   Notifications of unsafe conditions

         6.11(a)   Notification of manhole entry

         6.13(c)   Notification of environmental contaminants

         10.02(b) Notification of materials required for self-provisioning of inner duct

         15.04     Notification of conditions requiring emergency repair

                                  APPENDIX VII
                    NOTICES TO SWBT (MISSOURI) -- PAGE 3 OF 3

         15.06(a) Notification of performing corrective work on emergency repair. (advanced notice)